Use these links to rapidly review the document

MISCELLANEOUS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Press Ganey Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

401 Edgewater Place, Suite 500
Wakefield, MA 01880

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

September 20, 2016

Dear Stockholder:

        You are cordially invited to attend a special meeting of stockholders, which we refer to as the special meeting, of Press Ganey Holdings, Inc., which we refer to as Press Ganey, to be held on October 19, 2016 at the Sheraton Wakefield Boston Hotel & Conference Center, 1 Audubon Road, Wakefield, Massachusetts, 01880, at 9:00 a.m., Eastern Time.

        At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated August 9, 2016 (as it may be amended from time to time), which we refer to as the merger agreement, by and among Press Ganey, Emerald TopCo, Inc., a Delaware corporation, which we refer to as Parent, and Emerald BidCo, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Parent, which we refer to as Merger Sub. Parent and Merger Sub are subsidiaries of investment funds advised by EQT Partners Inc., which we refer to as EQT. Pursuant to the terms of the merger agreement, Merger Sub will merge with and into Press Ganey, with Press Ganey continuing as the surviving corporation in the merger and an indirect, wholly owned subsidiary of Parent, which we refer to as the merger. You will also be asked to consider and vote on: (i) a proposal to adjourn the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (ii) a proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to Press Ganey's named executive officers in connection with the merger.

        If the merger is consummated, you will be entitled to receive $40.50 in cash, without interest and subject to all applicable withholding taxes, for each share of our common stock, which we refer to as Press Ganey common stock or our common stock, you own (unless you have properly demanded appraisal for your shares of Press Ganey common stock in accordance with, and have complied in all respects with, Section 262 of the General Corporation Law of the State of Delaware), which represents a premium of approximately 20% over the year to date volume weighted average closing price of our common stock ending as of August 8, 2016, the last trading day before the merger agreement was announced, and a premium of approximately 62% over the May 2015 initial public offering price of our common stock.

        After reviewing and considering the terms and conditions of the merger and the factors more fully described in the enclosed proxy statement, our board of directors unanimously (i) approved the execution, delivery and performance by Press Ganey of the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, (ii) determined that the terms of the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to, and in the best interests of, Press Ganey and its stockholders, (iii) directed that the merger agreement be submitted to the stockholders of Press Ganey for adoption and (iv) declared that the merger agreement is advisable. Our board of directors unanimously recommends that you vote (1) "FOR" the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, which we refer to as the merger proposal; (2) "FOR" the proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) "FOR" the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to Press Ganey's named executive officers in connection with the merger.

        The board of directors of Press Ganey is soliciting your proxy to assure that a quorum is present and that your shares of Press Ganey common stock are represented and voted at the special meeting and any adjournment or postponement thereof.

        The enclosed proxy statement contains detailed information about Press Ganey, the special meeting, the merger agreement, the merger and the merger-related named executive officer compensation proposal. A copy of the merger agreement is attached as Appendix A to the enclosed proxy statement and incorporated therein by reference. We encourage you to read the enclosed proxy statement and its appendices, including the merger agreement, carefully and in their entirety. You may also obtain more information about Press Ganey from documents we file with the Securities and Exchange Commission, which we refer to as the SEC, from time to time.

        Your vote is very important, regardless of the number of shares of Press Ganey common stock that you own. We cannot consummate the merger unless the merger proposal is approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. The failure of any stockholder to vote in person by ballot at the special meeting, to submit a signed proxy card or to grant a proxy electronically over the Internet or by telephone will have the same effect as a vote "AGAINST" the merger proposal. If you hold your shares of Press Ganey common stock in "street name," the failure to instruct your broker, bank or other nominee on how to vote your shares of Press Ganey common stock will have the same effect as a vote "AGAINST" the merger proposal.

        We hope that you will be able to attend the special meeting. However, whether or not you plan to attend in person, please complete, sign, date and return the enclosed proxy card in the accompanying postage prepaid envelope as promptly as possible. You also may grant your proxy by using the toll-free telephone number, or by accessing the Internet website, specified on your proxy card. If you attend the special meeting and wish to vote in person, your vote by ballot will revoke any proxy previously submitted. If you have any questions or need assistance voting your shares of our common stock, please contact MacKenzie Partners, Inc., by calling (800) 322-2885 toll-free or (212) 929-5500 collect.

        On behalf of the board of directors and management of Press Ganey, I extend our appreciation for your continued support and your consideration of this matter.

Sincerely,

Norman W. Alpert Chairman of the Board

        Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

        This proxy statement is dated September 20, 2016, and is first being mailed to stockholders of Press Ganey Holdings, Inc. on or about September 20, 2016.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 19, 2016

        Notice is hereby given that a special meeting of stockholders, which we refer to as the special meeting, of Press Ganey Holdings, Inc., a Delaware corporation, which we refer to as Press Ganey, will be held on October 19, 2016 at the Sheraton Wakefield Boston Hotel & Conference Center, 1 Audubon Road, Wakefield, Massachusetts, 01880, at 9:00 a.m., Eastern Time, for the following purposes:

  1.
  Adoption of the Merger Agreement.    To consider and vote on the proposal, which we refer to as the merger proposal, to adopt the Agreement and Plan of Merger, dated August 9, 2016 (as it may be amended from time to time), which we refer to as the merger agreement, by and among Press Ganey, Emerald TopCo, Inc., a Delaware corporation, which we refer to as Parent, and Emerald BidCo, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Parent, which we refer to as Merger Sub;

  2.
  Adjournment of the Special Meeting.    To consider and vote on the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, which we refer to as the adjournment proposal;

  3.
  Advisory Vote Regarding Merger-Related Named Executive Officer Compensation.    To consider and vote on the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to Press Ganey's named executive officers in connection with the merger, which we refer to as the merger-related named executive officer compensation proposal; and

  4.
  Other Business.    To transact such other business as may properly be brought before the special meeting, or any adjournments or postponements of the special meeting.

        Only stockholders of record as of the close of business on September 16, 2016 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof.

        Our board of directors unanimously recommends that you vote (i) "FOR" the merger proposal and thereby approve the transactions contemplated by the merger agreement, including the merger; (ii) "FOR" the adjournment proposal; and (iii) "FOR" the merger-related named executive officer compensation proposal.

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is required to approve the merger proposal. The affirmative vote of a majority of the shares of our common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon, whether or not a quorum is present, is required to approve the adjournment proposal. The affirmative vote of a majority of the shares of our common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon, is required to approve the merger-related named executive officer compensation proposal.

        Your vote is very important, regardless of the number of shares of Press Ganey common stock that you own. The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote "AGAINST" the merger proposal, but will not have any effect on the adjournment proposal or the merger-related named executive officer compensation proposal. If you hold your shares of Press Ganey common stock in "street name," the failure to instruct your broker, bank or other nominee on how to vote your shares of Press Ganey common stock on any of the proposals before the meeting will have the same effect as a vote "AGAINST" the merger proposal, but will not have any effect on the adjournment proposal or the merger-related named executive officer compensation proposal. If you provide your broker with voting instructions on one but not all of the proposals, your shares of Press Ganey common stock will be broker non-votes as to the proposals upon which you do not provide instructions. Broker-non votes with respect to the merger proposal will have the same effect as a vote "AGAINST" the merger proposal. Broker non-votes with respect to the adjournment proposal and the merger-related named executive officer compensation proposal will not have any effect on such proposals. Abstentions will have the same effect as a vote "AGAINST" the merger proposal, the adjournment proposal and the merger-related named executive officer compensation proposal.

        The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the meeting. Abstentions will be counted as present for purposes of determining the existence of a quorum. Shares of our common stock held in "street name" for which the applicable broker receives no instructions regarding how to vote on any of the proposals before the meeting will not be present at the meeting for quorum purposes. Shares of our common stock held in "street name" for which the applicable broker receives instructions regarding how to vote on one or more but not all of the proposals before the meeting will be present at the meeting for quorum purposes.

        Stockholders who do not vote in favor of the merger proposal will have the right to seek appraisal of the fair value of their shares of our common stock, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL. In addition to not voting in favor of the merger proposal, any stockholder wishing to exercise their appraisal rights must deliver a written demand for appraisal to Press Ganey before the vote is taken on the merger proposal and comply with all the requirements of Section 262 of the DGCL, the text of which is reproduced in its entirety in Appendix B to the accompanying proxy statement and is incorporated therein by reference.

By Order of the Board of Directors,

Norman W. Alpert
Chairman of the Board

Wakefield, Massachusetts
September 20, 2016

YOUR VOTE IS IMPORTANT

        Ensure that your shares of Press Ganey common stock are voted at the special meeting by submitting your proxy or, if your shares of Press Ganey common stock are held in street name through a broker, bank or other nominee, contacting your broker, bank or other nominee. If you do not submit a proxy or vote in person at the special meeting or you do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting "AGAINST" the merger proposal but will have no effect on the outcome of any vote on the adjournment proposal or the merger-related named executive officer compensation proposal.

        If your shares of Press Ganey common stock are registered directly in your name:    If you are a stockholder of record, you may grant a proxy to vote your shares of Press Ganey common stock through the Internet, by telephone or by mail. Please simply follow the instructions on the enclosed form of proxy. Please help us save time and postage costs by granting a proxy to vote through the Internet or by telephone. Each method is generally available 24 hours a day and will ensure that your proxy to vote is confirmed and posted immediately.

        If your shares of Press Ganey common stock are held in the name of a broker, bank or other nominee:    You will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares of Press Ganey common stock. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares of Press Ganey common stock in your account. Your broker, bank or other nominee cannot vote on any of the proposals, including the merger proposal, without your instructions.

        If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or vote by ballot in person at the special meeting, your shares of Press Ganey common stock will not be counted for purposes of determining whether a quorum is present at the special meeting. If you hold your shares of Press Ganey common stock through a broker, bank or other nominee, you must obtain from the record holder a valid proxy issued in your name in order to vote in person at the special meeting. A stockholder providing a proxy may revoke it at any time before it is exercised by providing written notice of revocation to our Secretary, by voting in person at the special meeting, or by providing a proxy of a later date.

        We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its appendices carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Press Ganey common stock, please contact our proxy solicitor:

105 Madison Avenue
New York, New York 10016
United States
Toll-Free: (800) 322-2885
Call collect: (212) 929-5500
Email: proxy@mackenziepartners.com

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE SUBMIT A PROXY TO VOTE YOUR SHARES OF PRESS GANEY COMMON STOCK OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE.

i

 APPENDICES

ii

SUMMARY

        This summary highlights selected information from this proxy statement related to the merger of Emerald BidCo, Inc. with and into Press Ganey Holdings, Inc., with Press Ganey Holdings, Inc. surviving as an indirect, wholly owned subsidiary of Emerald TopCo, Inc., a subsidiary of an investment fund advised by EQT Partners Inc., which we refer to as EQT, which transaction we refer to as the merger, and may not contain all of the information that is important to you. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the appendices to this proxy statement, including the merger agreement, and the documents we incorporate by reference in this proxy statement. We have included page references in this summary to direct you to a more complete description of the topics presented below. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page 140. The merger agreement is attached as Appendix A to this proxy statement. Except as otherwise specifically noted in this proxy statement or as context otherwise requires, "Press Ganey," "Company," "we," "our," "us" and similar words in this proxy statement refer to Press Ganey Holdings, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement we refer to Emerald TopCo, Inc. as Parent and Emerald BidCo, Inc. as Merger Sub. In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated August 9, 2016, as it may be amended from time to time, by and among Parent, Merger Sub and Press Ganey, as the merger agreement.

Parties Involved in the Merger (page 38)

Press Ganey Holdings, Inc.
401 Edgewater Place, Suite 500
Wakefield, MA 01880
(781) 295-5000

        Press Ganey Holdings, Inc., a Delaware corporation, is a leading provider of patient experience and caregiver measurement, performance analytics and strategic advisory solutions for healthcare organizations across the continuum of care. With over 30 years of experience, Press Ganey is recognized as a pioneer and thought leader in patient experience measurement and performance improvement solutions. Our mission is to help health care organizations reduce patient suffering and improve clinical quality, safety and the patient experience. As of January 1, 2016, Press Ganey served more than 26,000 health care facilities.

        Press Ganey common stock is listed on the "New York Stock Exchange" under the symbol "PGND."

        Press Ganey's principal executive offices are located at 401 Edgewater Place, Suite 500, Wakefield, MA 01880, and its telephone number is (781) 295-5000. For more information about Press Ganey, please visit our website at www.pressganey.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the Securities and Exchange Commission, which we refer to as the SEC. See also "Where You Can Find More Information" beginning on page 140.

Emerald TopCo, Inc.
c/o EQT Partners Inc.
1114 Avenue of the Americas, 45th Floor
New York, NY 10036
(917) 281-0845

        Emerald TopCo, Inc., or Parent, is a Delaware corporation that was formed by affiliates of EQT solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement and the related financing transactions. Parent has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. Parent is currently controlled by investment funds affiliated with EQT. Upon completion of the merger, Press Ganey will be an indirect, wholly owned subsidiary of Parent.

        EQT is a leading global private equity group with approximately EUR 30 billion in raised capital. EQT has portfolio companies in Europe, Asia and the US with total sales of more than EUR 15 billion and circa 100,000 employees. EQT works with portfolio companies to achieve sustainable growth, operational excellence and market leadership. For more information, please visit www.eqt.se.

Emerald BidCo, Inc.
c/o EQT Partners Inc.
1114 Avenue of the Americas, 45th Floor
New York, NY 10036
(917) 281-0845

        Emerald BidCo, Inc., or Merger Sub, is a Delaware corporation that was formed solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement and the related financing transactions. Merger Sub is an indirect, wholly owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement and the related financing transactions. Upon the completion of the merger, Merger Sub will cease to exist and Press Ganey will continue as the surviving corporation, which we refer to as the surviving corporation.

The Special Meeting (page 30)

Date, Time and Place (page 30)

        A special meeting of our stockholders will be held on October 19, 2016, at 9:00 a.m. Eastern Time, at the Sheraton Wakefield Boston Hotel & Conference Center, 1 Audubon Road, Wakefield, Massachusetts, 01880.

Record Date; Shares Entitled to Vote (page 30)

        You are entitled to vote at the special meeting if you owned shares of our common stock as of the close of business on September 16, 2016, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned as of the close of business on the record date.

Purpose of the Special Meeting (page 30)

        At the special meeting, we will ask our stockholders of record as of the record date to vote on proposals (i) to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, which we refer to as the merger proposal; (ii) to approve one or more adjournments of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, which we refer to as the adjournment proposal; and (iii) to approve, by non-binding, advisory vote, certain compensation that will or may become payable to Press Ganey's named executive officers in connection with the merger, which we refer to as the merger-related named executive officer compensation proposal. Stockholders may also be asked to transact such other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting.

Quorum (page 30)

        As of the record date, there were 55,497,810 shares of our common stock outstanding and entitled to be voted at the special meeting. A quorum of stockholders is necessary to hold a special meeting. The holders of a majority of the shares of our common stock issued and outstanding as of the close of business on the record date and entitled to vote at the special meeting, either present in person or represented by proxy, will constitute a quorum at the special meeting. As a result, 27,748,906 shares of our common stock must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject us to additional expense.

Vote Required (page 31)

        The adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of our common stock issued and outstanding as of the close of business on the record date and entitled to vote at the special meeting. Approval of the adjournment proposal, whether or not a quorum is present, requires the affirmative vote of a majority the shares of our common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon. Approval of the merger-related named executive officer compensation proposal requires the affirmative vote of a majority of the shares of our common stock represented at the special meeting, in person or by proxy, and entitled to vote thereon.

Stock Ownership and Interests of Certain Persons (page 31)

        As of September 16, 2016, the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 2,181,399 shares of our common stock (excluding any shares of our common stock that would be delivered upon exercise or conversion of stock options), representing approximately 3.9% of the outstanding shares of our common stock.

        Additionally, our directors and executive officers have informed us that they currently intend to vote all of their shares of Press Ganey common stock (i) "FOR" the merger proposal; (ii) "FOR" the adjournment proposal; and (iii) "FOR" the merger-related named executive officer compensation proposal.

Voting of Proxies (page 32)

        Any Press Ganey stockholder of record entitled to vote at the special meeting may submit a proxy by returning a signed proxy card by mail or granting a proxy electronically over the Internet or by telephone, or may attend the special meeting and vote in person. If you are a beneficial owner and hold your shares of our common stock in "street name" through a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how you wish to vote your shares of our common stock using the instructions provided by your broker, bank or other nominee. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares of our common stock on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares of our common stock with respect to such matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions, resulting in what we refer to as a broker non-vote. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares of our common stock or that you obtain from such broker, bank or nominee a valid proxy issued in your name and vote in person at the special meeting.

        If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy, by signing another proxy card with a later date and returning it to us prior to the special meeting, by providing written notice of revocation to our Secretary before your proxy is exercised or by attending the special meeting and voting in person. If you hold your shares of Press Ganey common stock in "street name," you should contact your broker, bank or other nominee for instructions regarding how to change your vote.

        The failure of any stockholder of record to either submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote "AGAINST" the merger proposal, but will not have any effect on the adjournment proposal or the merger-related named executive officer compensation proposal. If you hold your shares of our common stock in "street name," the failure to instruct your broker, bank or other nominee on how to vote your shares of our common stock on any of the proposals will have the same effect as a vote "AGAINST" the merger proposal, but will have no effect on the adjournment proposal or the merger-related named executive officer compensation proposal. If you provide your broker, bank or other nominee with instructions on how to vote on one or more but less than all proposals then your shares of our common stock will result in a broker non-vote with respect to any proposal where no instructions are provided. Broker non-votes with respect to the merger proposal will have the same effect as a vote "AGAINST" the merger proposal. Broker non-votes with respect to the adjournment proposal and the merger-related named executive officer compensation proposal will not have any effect on such proposals. Abstentions will be counted as present for purposes of determining whether a quorum exists but will have the same effect as a vote "AGAINST" the merger proposal, the adjournment proposal and the merger-related named executive officer compensation proposal.

        Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

The Merger (page 38)

Certain Effects of the Merger on Press Ganey (page 39)

        Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into Press Ganey, with Press Ganey continuing as the surviving corporation and an indirect, wholly owned subsidiary of Parent. As a result of the merger, Press Ganey will cease to be a publicly traded company. Throughout this proxy statement, we use the term surviving corporation to refer to Press Ganey as the surviving corporation following the merger. If the merger is consummated, you will not own any shares of the capital stock of the surviving corporation, and instead will only be entitled to receive the merger consideration described in "The Merger—Merger Consideration" beginning on page 40 (unless you have properly demanded appraisal for your shares of Press Ganey common stock in accordance with, and have complied in all respects with, Section 262 of the General Corporation Law of the State of Delaware, as amended, which we refer to as the DGCL, in which case you will be entitled only to those rights granted under Section 262 of the DGCL as described below under "The Merger—Appraisal Rights" beginning on page 91).

        The time at which the merger will become effective, which we refer to as the effective time of the merger, will occur upon the filing of the certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Parent may agree and specify in the certificate of merger).

Effect on Press Ganey if the Merger is Not Completed (page 39)

        If the merger agreement is not adopted by Press Ganey stockholders or if the merger is not completed for any other reason, Press Ganey stockholders will not receive any payment for their shares of our common stock. Instead, Press Ganey will remain a public company, our common stock will continue to be listed and traded on the New York Stock Exchange, which we refer to as the NYSE, and registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, Press Ganey may be required to pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the merger agreement, as described under "The Merger Agreement—Termination Fees" beginning on page 129.

Merger Consideration (page 40)

        At the effective time of the merger, each outstanding share of our common stock (other than (i) shares held by Press Ganey as treasury stock, held by any direct or indirect wholly owned subsidiary of Press Ganey or of Parent (other than Merger Sub) or held directly by Parent or Merger Sub, which we refer to as cancelled shares; (ii) shares of restricted stock subject to performance-based vesting conditions that do not vest in the merger and (iii) shares of Press Ganey common stock held by stockholders who have not voted in favor of the merger and who are entitled to demand and have properly demanded appraisal with respect to such shares, in accordance with and who comply in all respects with Delaware law, which we refer to as dissenting shares) will be converted automatically into the right to receive $40.50 in cash, without interest and less any applicable withholding taxes, which amount we refer to as the per-share merger consideration. All shares of our common stock converted into the right to receive the per-share merger consideration will automatically be cancelled and cease to exist at the effective time of the merger, and each certificate formerly representing such shares of our common stock will thereafter represent only the right to receive the per-share merger consideration.

        As described further in "The Merger Agreement—Exchange and Payment Procedures" beginning on page 108, at or prior to the effective time of the merger, Parent will deposit or cause to be deposited cash sufficient to pay the aggregate per-share merger consideration (except with respect to the Vestar deferred payment, as defined below) with a designated paying agent. Following completion of the merger, after a stockholder has provided the paying agent with such stockholder's stock certificates and the other items specified by the paying agent, including a letter of transmittal, the paying agent will promptly pay the stockholder the per-share merger consideration to which such holder is entitled. Stockholders who hold shares of Press Ganey common stock in book-entry form will not be required to deliver stock certificates to the paying agent and holders of shares of Press Ganey common stock in book-entry form who hold their shares of Press Ganey common stock through The Depository Trust Company will not be required to deliver an executed letter of transmittal to receive the per-share merger consideration to which they are entitled. Certain affiliates of Vestar Capital Partners, which we refer to as the Vestar Holders, who entered into the voting agreement (as described further in "The Merger—Voting Agreement" beginning on page 103), have agreed to receive on a deferred basis, without interest, an aggregate amount of $50 million of the aggregate amount of merger consideration that would be otherwise paid to the Vestar Holders in connection with the merger, which we refer to as the Vestar deferred payment.

        After the merger is completed, under the terms of the merger agreement, you will have the right to receive the per-share merger consideration, but you will no longer have any rights as a Press Ganey stockholder as a result of the merger (except that stockholders who hold dissenting shares will not have the right to receive the per-share merger consideration but will have the right to receive instead a payment for the "fair value" of their dissenting shares as determined by the Delaware Court of Chancery pursuant to an appraisal proceeding as contemplated by Delaware law, as described below under "The Merger—Appraisal Rights" beginning on page 91).

Treatment of Equity and Equity-Based Awards (page 84)

        The merger agreement provides for the following treatment of equity and equity-based awards relating to Press Ganey common stock:

Stock Options

        At the effective time of the merger, each option to purchase shares of Press Ganey common stock (whether vested or unvested) that is outstanding immediately prior to the effective time of the merger, which we refer to as an option, unless otherwise agreed between the option holder and Parent, will automatically and without any required action on the part of the holder thereof, vest and be cancelled and entitle the option holder to receive an amount in cash equal to the product of (i) the total number of shares of Press Ganey common stock subject to the option and (ii) the amount, if any, by which the per-share merger consideration exceeds the per-share exercise price of Press Ganey common stock underlying the option (less any applicable withholding taxes). As soon as practicable, but not more than five business days following the closing of the merger, the surviving corporation will make the option payments, if any, due to each holder of such Press Ganey options.

Restricted Stock

        At the effective time of the merger, each share of Press Ganey common stock granted as restricted stock, which we refer to as restricted stock, that is outstanding and unvested immediately prior to the effective time of the merger will, unless otherwise agreed between the holder of restricted stock and Parent, (i) if subject solely to time-based vesting conditions, vest and entitle the holder of such restricted stock to receive the per-share merger consideration and (ii) if subject to performance-based vesting conditions vest as to the target number of restricted shares (within the meaning of the applicable restricted stock award), and entitle the holder thereof to receive the per-share merger consideration, in respect of each vested share subject to the award, in each case less any applicable withholding taxes and in accordance with the same terms and conditions applied to holders of Press Ganey common stock generally. As soon as practicable, but not more than five business days following the closing of the merger, the surviving corporation will make the restricted stock payments, if any, due to each holder of such Press Ganey restricted stock.

Recommendation of Our Board of Directors and Reasons for the Merger (page 57)

        Our board of directors, which we refer to as the Board, after consulting with its outside legal counsel Latham & Watkins LLP, which we refer to as Latham & Watkins, and Barclays Capital Inc. and Goldman, Sachs & Co., which we refer to as Barclays and Goldman Sachs respectively, and collectively as the financial advisors, and after review and consideration of various factors, unanimously (i) approved the execution, delivery and performance by Press Ganey of the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, (ii) determined that the terms of the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to, and in the best interests of, Press Ganey and its stockholders, (iii) directed that the merger agreement be submitted to the stockholders of Press Ganey for adoption and (iv) declared that the merger agreement is advisable.

        The Board unanimously recommends that you vote (i) "FOR" the merger proposal and thereby approve the transactions contemplated by the merger agreement, including the merger; (ii) "FOR" the adjournment proposal; and (iii) "FOR" the merger-related named executive officer compensation proposal.

Opinions of Financial Advisors (page 62)

        Press Ganey engaged Barclays and Goldman Sachs to act as its financial advisors with respect to pursuing strategic alternatives for Press Ganey, including a possible sale of Press Ganey. On August 9, 2016, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the per-share merger consideration to be received by the stockholders of Press Ganey is fair, from a financial point of view, to such stockholders. Goldman Sachs delivered its opinion to the Board that, as of August 9, 2016 and based upon and subject to the factors and assumptions set forth therein, the $40.50 in cash per share of Press Ganey common stock to be paid to the holders (other than Parent and its affiliates) of Press Ganey common stock pursuant to the merger agreement, was fair from a financial point of view to such holders.

        The full text of Barclays' written opinion, dated as of August 9, 2016, is attached as Appendix C to this proxy statement. Barclays' written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. Barclays provided its opinion for the information and assistance of the Board in connection with its consideration of the merger. The Barclays opinion is not a recommendation as to how any holder of Press Ganey common stock should vote with respect to the merger or any other matter. Pursuant to an engagement letter between Press Ganey and Barclays, Press Ganey has agreed to pay Barclays a fee of $1 million upon the delivery of the Barclays opinion, and a transaction fee (calculated as a percentage of the aggregate consideration of a consummated sale transaction) that is estimated, based on the information available as of the date of announcement, at approximately $10.5 million, towards which the $1 million opinion fee will be credited, payable upon consummation of the merger.

        The full text of the written opinion of Goldman Sachs, dated August 9, 2016, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix D. Goldman Sachs provided its opinion for the information and assistance of the Board in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of Press Ganey common stock should vote with respect to the merger or any other matter. Pursuant to an engagement letter between Press Ganey and Goldman Sachs, Press Ganey has agreed to pay Goldman Sachs a transaction fee (calculated as a percentage of the aggregate consideration of a consummated sale transaction) that is estimated, based on the information available as of the date of announcement, at approximately $10.5 million, all of which is payable upon consummation of the merger.

Interests of the Directors and Executive Officers of Press Ganey in the Merger (page 80)

        When considering the recommendation of the Board that you vote "FOR" the merger proposal, you should be aware that certain of our directors and executive officers may have interests in the merger that may be different from, or in addition to, your interests as a stockholder. The Board was also aware of these interests in, among other matters, approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of Press Ganey. These interests include the following:

  •
  Severance Arrangements.  The entitlement of Press Ganey's executive officers to receive certain severance payments and other separation benefits upon a qualifying termination of employment under their respective employment agreements with Press Ganey, although no such terminations of employment are currently expected to occur in connection with the merger;

  •
  Management Term Sheet.  Certain members of Press Ganey's management and Merger Sub have negotiated a management term sheet, which we refer to as the management term sheet, pursuant to which Parent or its affiliates will pursue agreements and/or arrangements with employees of the Company at the senior vice president level and above, which we refer to collectively as the managers, including the requirement to invest in shares of common stock of Parent. Pursuant to the management term sheet, each of our executive officers will subscribe for shares of common stock of Parent, and will be eligible to receive retention bonus payments and participate in an equity incentive plan to be established by Parent following the closing of the merger;

  •
  Accelerated Equity Award Vesting.  The treatment of outstanding equity awards described in the section entitled "—Treatment of Equity and Equity-Based Awards" beginning on page 84; and

  •
  Indemnification Rights.  Continued indemnification pursuant to the merger agreement and Press Ganey's organizational documents and under certain indemnification agreements and directors' and officers' liability insurance to be provided by the surviving corporation.

        If the merger proposal is approved by our stockholders and the merger closes, any vested shares of Press Ganey common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of Press Ganey common stock held by all other Press Ganey stockholders entitled to receive the per-share merger consideration.

Financing of the Merger (page 88)

        Parent estimates that the total amount required to complete the merger and the related transactions and to pay related fees and expenses will be approximately $2.44 billion. Parent expects this amount to be funded through a combination of the following:

  •
  Debt Financing.  Debt financing in an aggregate principal amount of $1.028 billion of senior secured term loans as well as a committed $70 million senior secured revolving facility, a portion of which will be available at closing. Parent has received firm commitments from a consortium of financial institutions to provide the debt financing and revolving credit facility. See the section entitled "The Merger—Financing of the Merger—Debt Financing" beginning on page 88;

  •
  Equity Financing.  Equity financing to be provided by the EQT VII (No. 1) Limited Partnership and EQT VII (No. 2) Limited Partnership, which we refer to as the EQT Funds, in an aggregate amount of up to $1.358 billion to be funded at the closing. See the section entitled "The Merger—Financing of the Merger—Equity Financing" beginning on page 88; and

  •
  Cash. Approximately $70.6 million of cash is expected to be on hand in Press Ganey and available at the closing.

        The consummation of the merger is not subject to a financing condition (although the funding of the equity financing and the debt financing is subject to the satisfaction of the conditions set forth in the applicable commitment letter under which such financing will be provided).

Termination Equity Commitment Letter (page 90)

        Pursuant to the termination equity commitment letter, dated August 9, 2016, which we refer to as the termination equity commitment letter, the EQT Funds have committed to provide funds to Parent for the purpose of paying a reverse termination fee of $124 million in the event the merger agreement is terminated by the Company under specified circumstances (see the section entitled "The Merger Agreement—Termination Fees" beginning on page 129).

        The EQT Funds' obligation under the termination equity commitment letter with respect to the reverse termination fee is subject to an aggregate cap equal to the amount of $124 million.

Appraisal Rights (page 91)

        If the merger agreement is adopted and the merger becomes effective, holders of our common stock who do not vote their shares in favor of the merger will be entitled to statutory appraisal rights if they strictly comply with Section 262 of the DGCL. This means that such stockholders are entitled to seek appraisal of his, her or its shares of our common stock and to receive payment in cash for the "fair value" of his, her or its shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The ultimate amount holders receive in an appraisal proceeding may be less than, equal to or more than the amount a holder would have received under the merger agreement. For a description of the rights of such holders and of the procedures to be followed in order to assert such rights and obtain payment of the fair value of their shares of Press Ganey common stock, see "The Merger—Appraisal Rights" beginning on page 91 and the text of Section 262 of the DGCL, which is reproduced in its entirety as Appendix B, as well as the information set forth below.

        IN ORDER TO PROPERLY EXERCISE YOUR APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER, YOU MUST DELIVER A WRITTEN DEMAND FOR APPRAISAL TO PRESS GANEY BEFORE THE VOTE IS TAKEN ON THE ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING, MUST NOT VOTE, IN PERSON OR BY PROXY, IN FAVOR OF THE MERGER PROPOSAL AND MUST CONTINUE TO HOLD THE SHARES OF PRESS GANEY COMMON STOCK OF RECORD FROM THE DATE OF MAKING THE DEMAND FOR APPRAISAL THROUGH THE EFFECTIVE TIME. AS SUCH, MERELY VOTING AGAINST, OR ABSTAINING OR FAILING TO VOTE ON THE MERGER PROPOSAL WILL NOT PRESERVE YOUR RIGHT TO APPRAISAL UNDER THE DGCL. BECAUSE A PROXY THAT IS SIGNED AND SUBMITTED BUT DOES NOT OTHERWISE CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED IN FAVOR OF THE MERGER PROPOSAL, IF YOU SUBMIT A PROXY AND WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU MUST INCLUDE VOTING INSTRUCTIONS TO VOTE YOUR SHARES OF PRESS GANEY COMMON STOCK AGAINST OR ABSTAIN WITH RESPECT TO THE MERGER PROPOSAL. NEITHER VOTING AGAINST THE MERGER PROPOSAL, NOR ABSTAINING FROM VOTING OR FAILING TO VOTE ON THE MERGER PROPOSAL, WILL IN AND OF ITSELF CONSTITUTE A WRITTEN DEMAND FOR APPRAISAL SATISFYING THE REQUIREMENTS OF SECTION 262 OF THE DGCL. THE WRITTEN DEMAND FOR APPRAISAL MUST BE IN ADDITION TO AND SEPARATE FROM ANY PROXY OR VOTE ON THE MERGER PROPOSAL. IF YOU HOLD YOUR SHARES OF PRESS GANEY COMMON STOCK THROUGH A BANK, BROKERAGE FIRM OR OTHER NOMINEE AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY SUCH BANK, BROKERAGE FIRM OR NOMINEE. IN VIEW OF THE COMPLEXITY OF THE DGCL, STOCKHOLDERS WHO MAY WISH TO PURSUE APPRAISAL RIGHTS SHOULD CONSULT THEIR LEGAL AND FINANCIAL ADVISORS PROMPTLY.

U.S. Federal Income Tax Consequences of the Merger (page 97)

        The receipt of cash in exchange for shares of Press Ganey common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. holder (as defined under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 97) in exchange for such U.S. holder's shares of Press Ganey common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference between the cash such U.S. holder receives in the merger and such U.S. holder's adjusted tax basis in the shares of Press Ganey common stock surrendered in the merger. Gain or loss will be determined separately for each block of shares of Press Ganey common stock (that is, shares of Press Ganey common stock acquired for the same cost in a single transaction). A non-U.S. holder (as defined under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 97) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such non-U.S. holder has certain connections to the United States or Press Ganey is, or was during the relevant period, a United States real property holding corporation. Stockholders should refer to the discussion in the section entitled "The Merger—U.S. Federal Income Tax Consequences of the Merger," beginning on page 97, and consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Regulatory Approvals Required for the Merger (page 101)

        Under the merger agreement, the merger cannot be completed until the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, has expired or been terminated. Press Ganey and Parent filed their respective HSR Act premerger notifications on August 22, 2016 with the Federal Trade Commission, or the FTC, and the Antitrust Division of the Department of Justice, or the DOJ, under the HSR Act. On August 26, 2016, the FTC granted early termination of the waiting period under the HSR Act.

        While the HSR Act review has been completed in a timely manner, there is no certainty that a regulatory challenge to the merger will not subsequently be made.

Voting Agreement (page 103)

        On August 9, 2016, in connection with the execution of the merger agreement, the Vestar Holders entered into a voting agreement with Parent, which we refer to as the voting agreement, pursuant to which they agreed to, among other things, vote their shares of Press Ganey common stock (a) in favor of (i) the adoption of the merger agreement and approval of the merger, (ii) each of the actions contemplated by the merger agreement in respect of which approval of Press Ganey's stockholders is requested, and (iii) any proposal or action in respect of which approval of the Company's stockholders is requested that could reasonably be expected to facilitate the merger and the other transactions contemplated by the merger agreement and (b) against (i) any proposal or action that would constitute a breach of any covenant, representation or warranty or any other obligation or agreement of Press Ganey under the merger agreement or of such stockholder under the voting agreement or that reasonably would be expected to prevent, impede, frustrate, interfere with, materially delay or adversely affect the merger or any of the other transactions contemplated by the merger agreement, (ii) any acquisition proposal or any proposal relating to an acquisition proposal, (iii) any stock purchase agreement or other agreement relating to a merger, consolidation, combination, sale, lease or transfer of a material amount of assets of Press Ganey or any of its subsidiaries, reorganization, recapitalization, dissolution, liquidation or winding up of or by Press Ganey or any of its subsidiaries (other than the merger agreement), and (iv) any change in the present capitalization or dividend policy of Press Ganey or any amendment or other change to the charter or bylaws of Press Ganey.

        The voting agreement will terminate upon the earlier of (w) the effective time of the merger; (x) the date on which the merger agreement is terminated in accordance with its terms; (y) the date of any change to the terms of the merger agreement that reduces the amount or value of, or changes the type of consideration payable to, the Vestar Holders; and (z) the date on which the parties to the voting agreement terminate the voting agreement by mutual agreement. In the event the Board makes a change of recommendation with respect to an intervening event (as described in the section entitled "The Merger Agreement—No Solicitation of Other Offers; Change of Recommendation" beginning on page 115), the Vestar Holders are required to vote their shares of our common stock proportionately with the other Press Ganey stockholders voting on such matter. The Vestar Holders may not enter into any other agreement or arrangement with respect to voting their shares of our common stock and may not transfer their shares of our common stock to any person other than to an affiliate who agrees to be bound by and vote such shares in accordance with the voting agreement. The voting agreement is attached as Appendix E to this proxy statement and incorporated into this proxy statement by reference.

        As of September 16, 2016, the record date for the special meeting, the Vestar Holders owned 30,344,467 shares of Press Ganey common stock, which represented approximately 54.7% of the total outstanding common stock on such date.

The Merger Agreement (page 104)

Go-Shop Period (page 114)

        During the period, which we refer to as the go-shop period, beginning August 9, 2016 until 11:59 p.m. (New York City time) on September 18, 2016, which we refer to as the solicitation period end date, Press Ganey and its subsidiaries, directors, officers, employees and other representatives shall have the right to, directly or indirectly:

  •
  solicit, initiate, facilitate and encourage any acquisition proposals (as defined below) or the making thereof, or any inquiry, expression of interest, proposal, offer or request for information, with respect to, or that could reasonably be expected to result in an acquisition proposal, as defined below, including by way of furnishing non-public information to any third party pursuant to (but only pursuant to) one or more acceptable confidentiality agreements. However, any non-public information related to Press Ganey or its subsidiaries that is to be provided to third parties shall be provided or made available to Parent or Merger Sub (to the extent it has not been provided already), substantially concurrent with the time it is provided to a third party; and

  •
  enter into, continue or otherwise participate in any discussions or negotiations with respect to any acquisition proposal or any inquiry, expression of interest, proposal, offer or request for information, with respect to, or that could reasonably be expected to result in an acquisition proposal, or otherwise cooperate with or assist or participate in or facilitate any such discussions or negotiations or any effort or attempt to make any acquisition proposal.

        No later than two business days following the solicitation period end date, Press Ganey has agreed to notify Parent in writing of the identity of each person that submits an adequate acquisition proposal during the go-shop period, which we refer to as an exempted person (as described below under "The Merger Agreement—No Solicitation of Other Offers; Change of Recommendation" beginning on page 115), together with (i) an unredacted copy of the most recent acquisition proposal made by such exempted person, if in writing, incorporating any material modifications thereto or (ii) a written summary of the material terms of such acquisition proposal, if oral, incorporating any material modifications thereto.

No Solicitation of Other Offers; Change of Recommendation (page 115)

        Except as to any exempted person, Press Ganey has agreed in the merger agreement that after the solicitation period end date it will immediately cease and cause to be terminated any discussion or negotiation with any third party that may be ongoing with respect to any acquisition proposal, promptly (and in no event later than two business days thereafter) deliver a written notice to each such person to the effect that Press Ganey is ending all such communications with such person pursuant to the merger agreement and immediately terminate any electronic data room access (or other diligence access) of any such third party.

        Under the merger agreement, subject to certain exceptions, from and after the solicitation period end date, and except as to any exempted person (as described in "The Merger Agreement—No Solicitation of Other Offers; Change of Recommendation" beginning on page 115), Press Ganey has agreed that it will not, directly or indirectly, among other things:

  •
  Initiate, solicit or knowingly facilitate or knowingly encourage an acquisition proposal or the making of an inquiry that could reasonably be expected to lead to an acquisition proposal;

  •
  Enter into, continue or otherwise participate or engage in, knowingly facilitate or knowingly encourage any discussions or negotiations regarding an acquisition proposal;

  •
  Provide access to its properties, books and records or any non-public information to any third party with respect to an acquisition proposal;

  •
  Execute or enter into any merger agreement, acquisition agreement, transaction agreement, letter of intent or other similar agreement for any acquisition proposal;

  •
  Knowingly take any action to make the provision of any "control share acquisition," "fair price," "business combination" or other similar anti-takeover law inapplicable to any transactions contemplated by an acquisition proposal; or

  •
  Authorize any of, or commit or agree to do any of, the foregoing.

        Notwithstanding these restrictions, which we refer to as the no shop restrictions, if at any time prior to receiving stockholder approval (as defined below), Press Ganey receives a bona fide acquisition proposal from a third party and Press Ganey has not breached the no shop restrictions described above in any material respect with respect to such acquisition proposal, then Press Ganey may, among other things, and at any time prior to receiving stockholder approval, enter into and maintain discussions or negotiations with any person with respect to such acquisition proposal, and pursuant to the prior execution of an acceptable confidentiality agreement, furnish any information and afford access to Press Ganey and its subsidiaries' business, employees and properties, to any person in response to such acquisition proposal, subject to the Board (or any duly authorized committee thereof) first determining in good faith (after consultation with Press Ganey's financial advisors and outside legal counsel) that (i) the failure to take such action would reasonably be expected to be inconsistent with the directors' exercise of their fiduciary duties under applicable law and (ii) such proposal either constitutes, or would reasonably be expected to lead to, a superior proposal (as described below under "The Merger Agreement—No Solicitation of Other Offers; Change of Recommendation" beginning on page 115). Any non-public information related to Press Ganey or its subsidiaries that is to be provided to third parties shall be provided or made available to Parent or Merger Sub (to the extent it has not been provided already), substantially concurrent with the time it is provided to a third party.

        Except as expressly permitted by the merger agreement (as described in "The Merger Agreement—No Solicitation of Other Offers; Change of Recommendation" beginning on page 115), neither the Board nor any duly authorized committee thereof will:

  •
  approve, endorse, recommend or publicly propose to approve, endorse or recommend any acquisition proposal;

  •
  withdraw, change or qualify, in a manner adverse to Parent or Merger Sub, the Board's recommendation with respect to the merger (which we refer to as the Board recommendation);

  •
  approve or cause Press Ganey to enter into any merger agreement or other similar agreement relating to any acquisition (other than an acceptable confidentiality agreement); or

  •
  resolve or agree to do any of the foregoing.

        The Board (or any duly authorized committee thereof) is permitted to (i) make a change of recommendation with respect to the merger proposal in the event of an intervening event (as described below under "The Merger Agreement—No Solicitation of Other Offers; Change of Recommendation" beginning on page 115) or in the case of a superior proposal if such superior proposal does not result from a material breach of the no shop restrictions, and/or (ii) terminate the merger agreement to enter into a definitive written agreement providing for a superior proposal if such superior proposal does not result from a material breach of the no shop restrictions if, in each case, the Board determines in good faith (after consultation with its financial advisors and legal counsel) that the failure to take such action would be reasonably expected to be inconsistent with the directors' fiduciary duties under applicable law subject further to Press Ganey's compliance with certain notice and other requirements as set forth in the merger agreement. In addition, the Board (or any duly authorized committee thereof) shall not be permitted to terminate the merger agreement for a superior proposal unless Press Ganey pays the company termination fee (as described below under "The Merger Agreement—Termination Fees" beginning on page 129) and, at the election of Parent, is available to engage in good faith negotiations with Parent during a specified period.

        For a further discussion of the limitations on solicitation of acquisition proposals from third parties and the Board's ability to make a change of recommendation with respect to the merger proposal, see "The Merger Agreement—No Solicitation of Other Offers; Change of Recommendation" beginning on page 115.

Conditions to the Closing of the Merger (page 125)

        The parties expect to complete the merger after the marketing period (as described in the section entitled "The Merger Agreement—Closing and Effective Time of the Merger; Marketing Period" beginning on page 105) has ended and all of the conditions to the merger in the merger agreement are satisfied or waived. The parties currently expect to complete the merger in the fourth quarter of 2016. However, it is possible that factors outside of each party's control could require them to complete the merger at a later time or not to complete it at all. The following are some of the conditions that must be satisfied or, where permitted by law, waived before the merger may be consummated:

  •
  The approval of the merger proposal by holders of a majority of the outstanding shares of our common stock;

  •
  The expiration or termination of the applicable waiting period under the HSR Act;

  •
  The consummation of the merger not being restrained, enjoined, or prohibited by any order of a court of competent jurisdiction or any other governmental entity and there shall not be in effect any law enacted or promulgated by any governmental entity that prevents the consummation of the merger;

  •
  The accuracy of the representations and warranties of Press Ganey, Parent and Merger Sub in the merger agreement, subject in some instances to materiality or "material adverse effect" qualifiers, at and as of the date of the merger agreement and the closing date of the merger;

  •
  The performance in all material respects by Press Ganey, on the one hand, and Parent and Merger Sub, on the other hand, of their respective obligations required to be performed by them under the merger agreement on or before the closing date of the merger;

  •
  The delivery of a certificate by Parent, signed by an executive officer of Parent, certifying to the effect that the conditions with respect to the accuracy of the representations and warranties of Parent and Merger Sub and the performance of the obligations of Parent and Merger Sub have been satisfied;

  •
  Since the date of the merger agreement, there not having occurred a company material adverse effect (as described in "The Merger Agreement—Representations and Warranties" beginning on page 109);

  •
  The delivery of a certificate by Press Ganey, signed by an executive officer of Press Ganey, certifying to the effect that the conditions with respect to the accuracy of the representations and warranties of Press Ganey and the performance of the obligations of Press Ganey and there not having occurred a company material adverse effect have been satisfied; and

  •
  The delivery of a statement in accordance with Treasury Regulations Sections 1.897-2(h) for purposes of satisfying the requirements of Treasury Regulations Section 1.1445-2(c)(3).

        The "marketing period" refers to the first period of 17 consecutive business days throughout which Parent and its financing sources have certain financial information and throughout which certain conditions are satisfied. The financing information is deemed to have been provided as of the date of the merger agreement and the provision of new financing information during the marketing period shall not cause the marketing period to recommence. If the financing information has been provided and certain conditions have been satisfied, the marketing period shall begin prior to the stockholder meeting but in no event shall such period end prior to the third business day prior to the stockholder meeting. In addition, the marketing period may not commence prior to September 6, 2016 and is subject to certain other timing restrictions and conditions described in further detail in the section entitled "The Merger Agreement—Closing and Effective Time of the Merger; Marketing Period" beginning on page 105.

Termination of the Merger Agreement (page 127)

        In general, the merger agreement may be terminated at any time prior to the effective time of the merger, whether before or, subject to the terms of the merger agreement, after approval of the merger proposal by the stockholders of Press Ganey, in the following ways:

  •
  By mutual written consent of Parent and Press Ganey;

  •
  By either Parent or Press Ganey:

  •
  If the effective time of the merger has not occurred before February 9, 2017, which date we refer to as the outside date;

  •
  If any court of competent jurisdiction or governmental entity has issued an order or taken any other action that permanently restrains, enjoins or otherwise prohibits the consummation of the merger, and the order or other action has become final and non-appealable;

  •
  If Press Ganey's stockholders fail to approve the merger proposal at the special meeting of stockholders, or any adjournment or postponement thereof, at which a vote on such proposal is taken; or

  •
  By Press Ganey:

  •
  Prior to receiving stockholder approval, if the Board determines to enter into a definitive agreement with respect to a superior proposal and prior to or concurrently with such termination pays the company termination fee (as described below under "The Merger Agreement—Closing and Effective Time of the Merger; Marketing Period" beginning on page 105);

  •
  If Parent or Merger Sub has breached any of its respective representations, warranties, covenants or other agreements in the merger agreement, which (i) would result in the failure of a related closing condition and (ii) is not capable of being cured, or is not cured, before the date that is at least three business days prior to the outside date or at least 30 days have elapsed since the date of delivery of written notice of such breach to Parent by Press Ganey;

    •
    If the marketing period has ended (as described in the section entitled "The Merger Agreement—Closing and Effective Time of the Merger; Marketing Period" beginning on page 105) and (i) all of the conditions to Press Ganey's, Parent's and Merger Sub's obligation to consummate the merger are satisfied (other than those conditions that by their terms or their nature are to be satisfied at the closing, but subject to such conditions being satisfied assuming a closing would occur), (ii) Parent fails to complete the closing by the required date, (iii) Press Ganey has irrevocably confirmed to Parent in writing that if the financing is funded, that it is prepared to consummate the closing, and (iv) Parent fails to consummate the closing within three business days following delivery of such written confirmation; or

  •
  By Parent:

  •
  If at any time before receiving the stockholder approval (i) the Board makes a change of recommendation, or Press Ganey has failed to include the Board recommendation in the proxy statement; (ii) the Board approves or recommends Press Ganey or any of its subsidiaries enter into a merger agreement or other similar agreement relating to an acquisition proposal or such agreement is entered into; (iii) an acquisition proposal has been publicly announced and the Board fails to reaffirm its recommendation within 10 days of Parent making such request; (iv) the Board fails to announce that it recommends against any announced acquisition proposal within 10 days of Parent making such request; or (v) Press Ganey or any of its subsidiaries shall have taken any action that constitutes a willful and material breach of the no solicitation provisions (as described in the section entitled "The Merger Agreement—No Solicitation of Other Offers; Change of Recommendation" beginning on page 115; or

  •
  If Press Ganey has breached any of its representations, warranties, covenants or other agreements in the merger agreement such that specified conditions in the merger agreement, which (i) would result in the failure of a related closing condition and (ii) is not capable of being cured, or is not cured, before date that is at least three business days prior to the outside date or at least 30 days have elapsed since the date of delivery of written notice of such breach to Press Ganey by Parent.

Termination Fees (page 129)

        Under the merger agreement, Press Ganey may be required to pay to Parent a termination fee of $84.5 million if the merger agreement is terminated under specified circumstances. However, if the merger agreement is terminated in order to enter into a definitive agreement with respect to a superior proposal prior to the solicitation period end date or otherwise with respect to an exempted person, Press Ganey may only be required to pay to Parent a termination fee of $28 million.

        Under the merger agreement, Parent may be required to pay to Press Ganey a reverse termination fee of $124 million if the merger agreement is terminated under specified circumstances. In no event will either Press Ganey or Parent be required to pay a termination fee more than once. See "The Merger Agreement—Termination Fees" beginning on page 129 for a discussion of the circumstances under which either party will be required to pay a termination fee.

Specific Performance (page 130)

        The parties shall be entitled to seek an injunction or injunctions to prevent breaches of the merger agreement and to seek specific performance as to its terms (without any requirement for the securing or posting of any bond in connection) and the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at law. Press Ganey's or Parent's pursuit of specific performance shall not preclude the party from the right to pursue any other right or remedy to which such party may be entitled. In no event shall Press Ganey nor any of the other company related parties (as defined in the merger agreement) have the right to seek or obtain money damages or expense reimbursement from Parent, Merger Sub or any of the other parent related parties (as defined in the merger agreement) other than the right of Press Ganey to seek payment of the parent termination fee (as described in the section entitled "The Merger Agreement—Termination Fees" beginning on page 129).

        Notwithstanding the foregoing, Press Ganey shall be entitled to seek specific performance of Parent's obligations to cause the equity financing to be funded in accordance with the terms of an equity commitment letter, dated as of August 9, 2016, received by Parent from the EQT Funds, which we refer to as the equity commitment letter, in order to fund and consummate the transactions contemplated by the merger agreement, solely if, following the marketing period, (i) satisfaction of all of Parent's and Merger Sub's conditions to closing (other than those conditions that by their terms or their nature are to be satisfied at the closing, but subject to such conditions being satisfied assuming a closing would occur), (ii) Parent fails to complete the closing by the date the closing is required to have occurred, (iii) the debt financing has been funded or the financing sources have confirmed in writing to Parent or Press Ganey that the debt financing will be funded at the closing if the equity financing is funded at the closing, and (iv) Press Ganey has delivered an irrevocable written notice to Parent stating that, if Parent performs its obligations under the merger agreement and the equity financing and debt financing are funded, then the closing will occur.

Fees and Expenses (page 131)

        Except in specified circumstances, whether or not the merger is consummated, Press Ganey and Parent are each responsible for all of their respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement.

Delisting and Deregistration of Our Common Stock (page 125)

        As promptly as practicable following the completion of the merger, Press Ganey common stock will be delisted from the NYSE and deregistered under the Exchange Act and we will no longer be required to file periodic reports with the SEC on account of our common stock.

Market Prices and Dividend Data (page 136)

        Our common stock is listed on the NYSE under the symbol "PGND." On August 8, 2016, the last trading day prior to the public announcement of the execution of the merger agreement, the closing price of our common stock on the NYSE was $40.33 per share. On September 19, 2016, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on the NYSE was $40.23 per share. You are encouraged to obtain current market prices of Press Ganey common stock in connection with voting your shares of Press Ganey common stock.

        Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, we may not declare or pay dividends to our common stockholders without Parent's written consent. Under our current dividend policy, we have never declared or paid any cash dividends on our common stock and have retained any future earnings to support operations and to finance the growth and development of our business.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder of Press Ganey. Please refer to the "Summary" and the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents incorporated by reference or referred to in this proxy statement, which you should read carefully and in their entirety.

Q:
Why am I receiving these materials?

A:
On August 9, 2016, Press Ganey entered into a merger agreement pursuant to which, among other things, Merger Sub will merge with and into Press Ganey, with Press Ganey continuing as the surviving corporation in the merger and an indirect, wholly owned subsidiary of Parent. A copy of the merger agreement is attached to this proxy statement as Appendix A and is incorporated herein by reference. The Board is furnishing this proxy statement and form of proxy card to the holders of Press Ganey common stock in connection with the solicitation of proxies in favor of the proposal to adopt the merger agreement and the other matters to be voted on at a special meeting of stockholders or at any adjournments or postponements of the special meeting.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement and the special meeting of our stockholders and the matters to be voted on thereat. The enclosed materials allow you to submit a proxy to vote your shares of our common stock without attending the special meeting and to ensure that your shares of our common stock are represented and voted at the special meeting.

Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible.

Q:
When and where is the special meeting?

A:
The special meeting will take place on October 19, 2016 at the Sheraton Wakefield Boston Hotel & Conference Center, 1 Audubon Road, Wakefield, Massachusetts, 01880, at 9:00 a.m. Eastern Time.

Q:
Who is entitled to vote at the special meeting?

A:
All Press Ganey stockholders of record as of the close of business on September 16, 2016, the record date, are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. Each holder of Press Ganey common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Press Ganey common stock that such holder owned as of the record date. As of the record date, there were 55,497,810 shares of our common stock outstanding and entitled to be voted at the special meeting.

Q:
May I attend the special meeting and vote in person?

A:
Yes. All stockholders of record as of the record date may attend the special meeting and vote in person. Stockholders will need to present proof of ownership of Press Ganey common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

Even if you plan to attend the special meeting in person, we encourage you to complete, sign, date and return the enclosed proxy or to submit a proxy to vote electronically over the Internet or via telephone to ensure that your shares of our common stock will be represented at the special meeting. If you attend the special meeting and wish to vote in person, your vote by ballot will revoke any proxy previously submitted.

  If you are a beneficial owner and hold your shares of our common stock in "street name" through a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how you wish to vote your shares of our common stock using the instructions provided by your broker, bank or other nominee. Your broker, bank or other nominee cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions. If you hold your shares of our common stock in "street name," because you are not the stockholder of record, you may not vote your shares of our common stock in person at the special meeting unless you request and obtain a valid proxy in your name from your broker, bank or other nominee.

Q:
What am I being asked to vote on at the special meeting?

A:
You are being asked to consider and vote on the following proposals:

•
To adopt the merger agreement, pursuant to which Merger Sub will merge with and into Press Ganey, with Press Ganey continuing as the surviving corporation in the merger and an indirect, wholly owned subsidiary of Parent;

•
To approve one or more adjournments of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and

•
To approve, by non-binding, advisory vote, certain compensation that will or may become payable to Press Ganey's named executive officers in connection with the merger.

Q:
What is the proposed merger and what effects will it have on Press Ganey?

A:
The proposed merger is the acquisition of Press Ganey by Parent pursuant to the merger agreement. If the merger proposal is approved by the holders of Press Ganey common stock and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into Press Ganey, with Press Ganey continuing as the surviving corporation. As a result of the merger, Press Ganey will become an indirect, wholly owned subsidiary of Parent. Press Ganey will cooperate with Parent to de-list our common stock from the NYSE and de-register under the Exchange Act as promptly as practicable following the effective time of the merger, and at such time, we will no longer be a publicly traded company and will no longer file periodic reports with the SEC. If the merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

Q:
What will I receive if the merger is completed?

A:
Upon completion of the merger, you will be entitled to receive the per-share merger consideration of $40.50 in cash, without interest and less any applicable withholding taxes, for each share of Press Ganey common stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under Section 262 of the DGCL with respect to such shares of our common stock. For example, if you own 100 shares of our common stock, you will receive $4,050.00 in cash in exchange for your shares of our common stock, less any applicable withholding taxes. In either case, as a result of the merger, your shares of our common stock will be cancelled and you will not own shares in the surviving corporation.

Q:
How does the per-share merger consideration compare to the market price of Press Ganey common stock prior to the public announcement of the merger agreement?

A:
The per-share merger consideration represents a premium of approximately 20% over the year to date volume weighted average closing price of Press Ganey common stock ending as of August 8, 2016, the last trading day before the merger agreement was announced, and a premium of approximately 62% over the May 2015 initial public offering price of Press Ganey common stock.

Q:
What do I need to do now? If I am going to attend the special meeting, should I still submit a proxy?

A:
We encourage you to read this proxy statement, the appendices to this proxy statement, including the merger agreement, and the documents we refer to in this proxy statement carefully and consider how the merger affects you. Whether or not you expect to attend the special meeting in person, we encourage you to complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone, so that your shares of Press Ganey common stock may be represented and can be voted at the special meeting. If you hold your shares of Press Ganey common stock in "street name," please refer to the voting instruction forms provided by your broker, bank or other nominee to vote your shares of Press Ganey common stock.

Q:
Should I send in my stock certificates now?

A:
No. If the proposal to adopt the merger agreement is approved, shortly after the merger is completed, under the terms of the merger agreement, you will receive a letter of transmittal containing instructions for how to send your stock certificates or surrender your book-entry shares to paying agent in order to receive the cash payment of the per-share merger consideration for each share of our common stock represented by the stock certificates or book-entry shares. You should use the letter of transmittal to exchange your stock certificates or book-entry shares for the cash payment to which you are entitled upon completion of the merger. If your shares of our common stock are held in "street name" through a bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your "street name" shares of our common stock in exchange for the per share merger consideration. Please do not send in your stock certificates now.

Q:
What happens if I sell or otherwise transfer my shares of Press Ganey common stock after the record date but before the special meeting? What happens if I sell or otherwise transfer my shares of Press Ganey common stock after the special meeting but before the effective time of the merger?

A:
The record date for the special meeting is earlier than the date of the special meeting and earlier than the date the merger is expected to be completed. If you sell or transfer your shares of our common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares of our common stock and each of you notifies Press Ganey in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the per-share merger consideration if the merger is completed to the person to whom you transfer your shares of our common stock.

If you sell or transfer your shares of our common stock after the special meeting, but before the effective time, you will transfer the right to receive the per-share merger consideration if the merger is completed. In order to receive the per-share merger consideration, you must hold your shares of Press Ganey common stock through the completion of the merger.

  Even if you sell or otherwise transfer your shares of our common stock after the record date, we encourage you to sign, date and return the enclosed proxy or submit your proxy to vote via the Internet or by telephone.

Q:
What is the position of Press Ganey's Board of Directors regarding the merger?

A:
After consulting with its outside legal counsel and financial advisors and after review and consideration of various reasons to approve the merger agreement, as well as certain countervailing factors, our Board unanimously (i) approved the execution, delivery and performance by Press Ganey of the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, (ii) determined that the terms of the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to, and in the best interests of, Press Ganey and its stockholders, (iii) directed that the merger agreement be submitted to the stockholders of Press Ganey for adoption, and (iv) declared that the merger agreement is advisable.

Q:
How does Press Ganey's Board of Directors recommend that I vote?

A:
The Board unanimously recommends that you vote:

•
"FOR" the merger proposal;

•
"FOR" the adjournment proposal; and

•
"FOR" the merger-related named executive officer compensation proposal.

Q:
How will our directors and executive officers vote on the proposal to adopt the merger agreement?

A.
We currently expect that our directors and current executive officers will vote all of their shares of Press Ganey common stock in favor of the adoption of the merger agreement, although no director or executive officer has entered into any agreement containing an obligation to do so. As of September 16, 2016, the record date for the special meeting, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 2,181,399 shares of our common stock outstanding on the record date (excluding any shares of our common stock that would be delivered upon exercise or conversion of stock options), representing approximately 3.9% of the outstanding shares of our common stock.

Q:
Are there any voting agreements with existing stockholders?

A.
In connection with the merger agreement, Parent and the Vestar Holders entered into the voting agreement, pursuant to which the Vestar Holders agreed to, among other things, vote their shares of Press Ganey common stock in favor of the merger proposal and against any proposal made in opposition to or in competition with the merger or the merger agreement that is not approved by the Board. In the event of the Board makes a change of recommendation with respect to an intervening event (as described in the section entitled "The Merger Agreement—No Solicitation of Other Offers; Change of Recommendation" beginning on page 115), the Vestar Holders are required to vote their shares of Press Ganey common stock proportionately with the other Press Ganey stockholders voting on such matter. As of September 16, 2016, the record date for the special meeting, the Vestar Holders owned 30,344,467 shares of Press Ganey common stock, which represented approximately 54.7 percent of the total outstanding Press Ganey common stock on such date.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not adopted by Press Ganey stockholders or if the merger is not consummated for any other reason, Press Ganey stockholders will not receive any payment for their shares of Press Ganey common stock. Instead, Press Ganey will remain a public company, our common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

Under specified circumstances, Press Ganey may be required to pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the merger agreement, as described under "The Merger Agreement—Termination Fees" beginning on page 129.

Q:
Do any of Press Ganey's directors or officers have interests in the merger that may differ from those of Press Ganey stockholders generally?

A:
In considering the recommendation of the Board with respect to the merger proposal, you should be aware that certain of our directors and executive officers may have interests in the merger that may be different from, or in addition to, your interests as a stockholder generally. The Board was aware of these interests in evaluating and negotiating the merger agreement, unanimously approving the merger agreement and the merger and unanimously recommending that the merger agreement be adopted by the stockholders of Press Ganey. For a description of the interests of our directors and executive officers in the merger, see "The Merger—Interests of the Directors and Executive Officers of Press Ganey in the Merger" beginning on page 80.

Q:
What vote is required to adopt the merger agreement?

A:
The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding as of the record date and entitled to vote at the special meeting is required to approve the merger proposal.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote "AGAINST" the merger proposal. Broker non-votes and abstentions will have the same effect as a vote "AGAINST" the merger proposal.

As of September 16, 2016, the record date for determining who is entitled to vote at the special meeting, there were 55,497,810 shares of Press Ganey common stock issued and outstanding. Each holder of Press Ganey common stock is entitled to one vote per share of stock owned by such holder as of the record date.

Q:
What vote is required to approve the adjournment proposal and the merger-related named executive officer compensation proposal?

A:
Whether or not a quorum is present, approval of the adjournment proposal requires the affirmative vote of a majority of the shares of our common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon.

Assuming a quorum is present, approval of the merger-related named executive officer compensation proposal requires the affirmative vote of a majority of the shares of our common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will not have any effect on the adjournment proposal or the merger-related named executive officer compensation proposal. Broker non-votes with respect to the adjournment proposal and the merger-related named executive officer compensation proposal will not have any effect on such proposals. Abstentions will have the same effect as a vote "AGAINST" the adjournment proposal and the merger-related named executive officer compensation proposal.

Q:
What is "merger-related compensation"?

A:
"Merger-related compensation" is certain compensation that is tied to or based on the completion of the merger and may be payable to Press Ganey's named executive officers under our existing plans or agreements, which is the subject of the merger-related named executive officer compensation proposal. See "Proposal 3: Advisory Vote on Merger-Related Named Executive Officer Compensation" beginning on page 135.

Q:
Why am I being asked to cast a non-binding, advisory vote to approve "merger-related compensation" payable to Press Ganey's named executive officers under its plans or agreements?

A:
In accordance with the rules promulgated by the SEC under Section 14A of the Exchange Act, Press Ganey is required to seek from its stockholders a non-binding, advisory vote on certain compensation that will or may become payable to our named executive officers in connection with the merger.

Q:
What will happen if the stockholders do not approve the "merger-related compensation" in the merger-related named executive officer compensation proposal at the special meeting?

A:
Approval of the merger-related named executive officer compensation proposal is not a condition to the completion of the merger. The vote with respect to the merger-related named executive officer compensation proposal is an advisory vote and will not be binding on Press Ganey or Parent. Further, the underlying compensation plans and agreements are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, payment of the "merger-related compensation" is not contingent on stockholder approval of the merger-related named executive officer compensation proposal. Therefore, if the merger agreement is adopted by Press Ganey stockholders and the merger is completed, this compensation will or may become payable regardless of the outcome of the vote on the merger-related named executive officer compensation proposal.

Q.    Who will pay for the cost of this proxy solicitation?

A.
The Board is soliciting your proxy, and Press Ganey will bear the cost of soliciting proxies. Press Ganey has engaged the services of MacKenzie Partners to solicit proxies for the special meeting. In connection with its retention by Press Ganey, MacKenzie Partners has agreed to provide consulting, analytic and proxy solicitation services in connection with the special meeting. Press Ganey has agreed to pay MacKenzie Partners a fee of approximately $25,000, plus reasonable out-of-pocket expenses for its services, and Press Ganey will indemnify MacKenzie Partners for certain losses arising out of its proxy solicitation services. In addition to the solicitation of proxies by mail, proxies may be solicited by our directors, officers and employees, or representatives of MacKenzie Partners, in person or by telephone, email, fax or other means of communication and we may pay persons holding shares of Press Ganey common stock for others their expenses for sending proxy materials to their principals. No additional compensation will be paid to our directors, officers or employees for their services.

Q:
What is a quorum?

A:
At any meeting of stockholders, the holders of a majority of Press Ganey common stock as of the close of business on the record date and entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present. Abstentions are counted as present for the purpose of determining the presence of a quorum. If you hold your shares of Press Ganey common stock in "street name" and you fail to provide your broker with instructions on how to vote on any of the proposals before the meeting, your shares of Press Ganey common stock will not be present at the meeting for quorum purposes. If you provide your broker with instructions on how to vote on one or more but not all of the proposals before the meeting, your shares of Press Ganey common stock will be counted as present at the meeting for quorum purposes.

Q:
What is the difference between holding shares of Press Ganey common stock as a stockholder of record and as a beneficial owner?

A:
Most of our stockholders hold their shares of Press Ganey common stock through a broker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares of Press Ganey common stock held of record and those owned beneficially.

•
Stockholder of Record.  If your shares of Press Ganey common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares of Press Ganey common stock, to be the "stockholder of record." In this case, this proxy statement and your proxy card have been sent directly to you by Press Ganey. As the stockholder of record, you have the right to vote in person at the special meeting or to grant your proxy to vote your shares of common stock directly to the individuals named on the enclosed proxy card.

•
Beneficial Owner.  If your shares of Press Ganey common stock are held through a broker, bank or other nominee, you are considered the "beneficial owner" of the shares of Press Ganey common stock held in "street name." In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares of Press Ganey common stock, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares of Press Ganey common stock by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares of Press Ganey common stock in person at the special meeting unless you request and obtain a valid proxy from your broker, bank or other nominee giving you the right to vote the shares of Press Ganey common stock at the special meeting.

Q:
How may I vote?

A:
If you are a stockholder of record (that is, if your shares of Press Ganey common stock are registered in your name with American Stock Transfer & Trust Company, our transfer agent), there are four ways to vote or submit a proxy:

•
At the Special Meeting:  You can attend the special meeting and vote in person by a ballot we will give you at the meeting.

•
By Internet:  You can submit a proxy over the Internet at www.proxyvote.com by following the instructions on your proxy card or on the secured website. Please have your proxy card available for reference because you need the validation details that are located on your proxy card in order to submit your proxy over the Internet.

  •
  By Telephone:  You can submit a proxy using a touchtone telephone by calling toll-free (within the U.S. or Canada) 1-800-690-6903. Please have your proxy card available for reference because you need the validation details that are located on your proxy card in order to submit your proxy over the telephone.

  •
  By Mail:  You can submit a proxy by completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope.

  A control number, located on your proxy card, is designed to verify your identity and allow you to provide voting instructions for your shares of Press Ganey common stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares of Press Ganey common stock, if you submit a proxy electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible. Telephone and Internet proxy submission facilities for stockholders will, subject to any adjournment or postponement of the special meeting, be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on October 18, 2016, which we refer to as the electronic proxy cut-off time. Proxy cards mailed by holders of record must, subject to any adjournment or postponement of the special meeting, be received no later than the closing of the polls at the special meeting on October 19, 2016 in order to be counted in the vote.

  Even if you plan to attend the special meeting in person, you are strongly encouraged to complete and mail the enclosed card for your shares of Press Ganey common stock or submit a proxy by telephone or the Internet. If you are a record holder or if you obtain a valid proxy to vote shares of Press Ganey common stock which you beneficially own, you may still vote your shares of Press Ganey common stock in person at the special meeting. Any such vote will automatically revoke any proxy you previously submitted.

  If your shares of Press Ganey common stock are held in "street name" through a broker, bank or other nominee, you may provide voting instructions through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or electronically over the Internet or by telephone through your broker, bank or other nominee if such a service is provided. To provide voting instructions via the Internet or via telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or nominee.

Q:
If my broker holds my shares of Press Ganey common stock in "street name," will my broker vote my shares of Press Ganey common stock for me?

A:
Not without your direction. Your broker, bank or other nominee will only be permitted to vote your shares of Press Ganey common stock on any proposal if you instruct your broker, bank or other nominee on how to vote. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares of Press Ganey common stock on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares of Press Ganey common stock with respect to such matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares of Press Ganey common stock.

You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares of Press Ganey common stock. Without instructions, a broker non-vote will result, and your shares of Press Ganey common stock will not be voted. Broker-non votes with respect to the merger proposal will have the same effect as a vote against the merger proposal.

  Broker non-votes with respect to the adjournment proposal and the merger-related named executive officer compensation proposal will not have any effect on such proposals.

Q:
May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•
Submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy but prior to the electronic proxy cut-off time;

•
Timely delivering a written notice of revocation to our Corporate Secretary at Press Ganey Holdings, Inc., 401 Edgewater Place, Suite 500, Wakefield, Massachusetts 01880, Attention: Corporate Secretary, specifying such revocation or change in vote;

•
Timely signing another proxy card with a later date and returning it to us prior to the special meeting; or

•
Attending the special meeting and notifying the election officials that you wish to revoke your proxy or voting ballot in person at the special meeting. Simply attending the special meeting will not, by itself, revoke your proxy.

If you hold your shares of Press Ganey common stock in "street name," you should contact your broker, bank or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your broker, bank or other nominee.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a "proxy," to vote your shares of Press Ganey common stock. The written document describing the matters to be considered and voted on at the special meeting is called a "proxy statement." The document used to designate a proxy to vote your shares of Press Ganey common stock is called a "proxy card." The Board has designated Norman W. Alpert, Patrick T. Ryan, and Devin J. Anderson, each of them with full power of substitution, as proxies for the special meeting.

Q:
If a stockholder gives a proxy, how are the shares of Press Ganey common stock voted?

A:
Regardless of the method you choose to submit your proxy, the individuals named on the enclosed proxy card will vote your shares of Press Ganey common stock in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares of Press Ganey common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you sign and properly return your proxy card, but do not include instructions on how to vote, your shares of our common stock will be voted as recommended by the Board with respect to each proposal. It is not currently anticipated that any other proposals for consideration will be presented at the special meeting. If other proposals requiring a vote of stockholders are brought before the special meeting in a proper manner, the persons named in the enclosed proxy card, if properly authorized, will have discretion to vote the shares of our common stock they represent in accordance with their best judgment.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares of Press Ganey common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Press Ganey common stock. If you are a stockholder of record and your shares of Press Ganey common stock are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return (or grant a proxy to vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive in order to ensure that all of your shares of our common stock are voted. Each proxy card you receive comes with its own prepaid return envelope; if you submit a proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:
Who will count the votes?

A:
The votes will be counted by the independent inspector of election appointed for the special meeting.

Q:
Where can I find the voting results of the special meeting?

A:
Press Ganey intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that Press Ganey files with the SEC are publicly available when filed. See "Where You Can Find More Information" beginning on page 140.

Q:
Will I be subject to U.S. federal income tax upon the exchange of Press Ganey common stock for cash pursuant to the merger?

A:
If you are a U.S. holder (as defined under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 97), the exchange of Press Ganey common stock for cash pursuant to the merger generally will require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash you received pursuant to the merger and your adjusted tax basis in the shares of Press Ganey common stock surrendered pursuant to the merger. Gain or loss will be determined separately for each block of shares of Press Ganey common stock (that is, shares of Press Ganey common stock acquired for the same cost in a single transaction). A non-U.S. holder (as defined under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 97) generally will not be subject to U.S. federal income tax with respect to the exchange of Press Ganey common stock for cash in the merger unless such non-U.S. holder has certain connections to the United States or Press Ganey is, or was during the relevant period, a United States real property holding corporation. Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the merger is provided under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 97.

Q:
What will the holders of Press Ganey options and restricted stock receive in the merger?

A:
At the effective time of the merger, except as otherwise agreed between an option holder and Parent, each option to purchase shares of Press Ganey common stock, whether or not vested, that is outstanding immediately prior to the effective time of the merger, will automatically vest and be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of shares of Press Ganey common stock subject to the option and (ii) the amount, if any, by which the per-share merger consideration exceeds the exercise price per share of Press Ganey common stock underlying the option (less any applicable withholding taxes).

  At the effective time of the merger, unless otherwise agreed between the holder of the restricted stock and Parent, (i) each share of restricted stock subject solely to time-based vesting conditions that is outstanding and unvested immediately prior to the effective time of the merger will become fully vested and (ii) each share of restricted stock subject to performance-based vesting conditions that is outstanding and unvested immediately prior to the effective time of the merger will vest as to the target number of restricted shares (within the meaning of the applicable restricted stock award). In each case, each vested share of restricted stock will be considered to be an outstanding share of Press Ganey common stock for purposes of the merger agreement and will entitle the holder to receive an amount of cash equal to the per-share merger consideration (less any applicable withholding taxes) in accordance with the same terms and conditions as applied to holders of Press Ganey common stock generally.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible and currently expect to consummate the merger in the fourth quarter of 2016 after the marketing period (as described in the section entitled "The Merger Agreement—Closing and Effective Time of the Merger; Marketing Period" beginning on page 105) has ended. However, the exact timing of completion of the merger cannot be predicted because the merger is subject to certain closing conditions, including the adoption of the merger agreement by our stockholders and the receipt of regulatory approvals.

Q:
Am I entitled to appraisal rights under the DGCL?

A:
Yes. As a holder of Press Ganey common stock, you are entitled to exercise appraisal rights under the DGCL in connection with the merger if you take certain actions and meet certain conditions, including that you do not vote (in person or by proxy) in favor of the adoption of the merger agreement. See "The Merger—Appraisal Rights" beginning on page 91. For the full text of Section 262 of the DGCL, please see Appendix B attached hereto.

Failure to strictly comply with all procedures required by Section 262 of the DGCL will result in a loss of your right to appraisal. We encourage you to read these provisions carefully and in their entirety and, in view of their complexity, to promptly consult with your legal and financial advisors if you wish to pursue your appraisal rights in connection with the merger.

Q:
What is householding and how does it affect me?

A:
The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders, unless contrary instructions have been received. This process, which is commonly referred to as "householding," reduces the volume of duplicate information received by stockholders and reduces printing and mailing expenses for companies. Stockholders who hold their shares of Press Ganey common stock through a nominee, such as a broker, bank, broker-dealer or similar organization, may receive notice from that nominee regarding the householding of proxy materials. As indicated in the notice, a single proxy statement and annual report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once a stockholder has received notice that a nominee will be householding, householding will continue until the stockholder is notified otherwise or until the stockholder has revoked consent by notifying the nominee. If you would prefer to receive separate copies of a proxy statement and annual report on Form 10-K or Notice of Internet Availability of Proxy Materials for other stockholders in your household, either now or in the future, please contact your nominee. Upon written or oral request to the following address or telephone number: Press Ganey Holdings, Inc., 401 Edgewater Place, Suite 500, Wakefield, Massachusetts 01880, Attention: Investor Relations, (781) 295-0390, we will promptly provide separate copies of this proxy statement, our annual report on Form 10-K or the Notice of Internet Availability of Proxy Materials, as applicable. Stockholders who currently receive multiple copies of the proxy statement and annual report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable, at their addresses and would like to request "householding" of their communications should contact their broker.

Q:
Who can help answer my questions?

A:
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares of Press Ganey common stock, please contact MacKenzie Partners, our proxy solicitor, toll-free at (800) 322-2885 or collect at (212) 929-5500 or by email at proxy@mackenziepartners.com.

If your broker, bank or other nominee holds your shares of our common stock, you may call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contains "forward-looking" statements within the meaning of the within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act, as amended, including statements regarding the merger and the ability to consummate the merger. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "believes," "plans," "anticipates," "projects," "estimates," "expects," "intends," "strategy," "future," "opportunity," "may," "will," "should," "could," "potential," or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and Press Ganey undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation:

  •
  Press Ganey may be unable to obtain stockholder approval as required for the merger;

  •
  Conditions to the closing of the merger may not be satisfied and required regulatory approvals may not be obtained;

  •
  The merger may involve unexpected costs, liabilities or delays;

  •
  The business of Press Ganey may suffer as a result of uncertainty surrounding the merger;

  •
  The outcome of any legal proceedings related to the merger;

  •
  Press Ganey may be adversely affected by other economic, business, and/or competitive factors;

  •
  The occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

  •
  Risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger;

  •
  The failure by Parent to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the merger; and

  •
  Other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all.

        Consequently, all of the forward-looking statements we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, (a) the information contained under this heading and (b) the information contained under the headings "Risk Factors" and information in our consolidated financial statements and notes thereto included in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC (see "Where You Can Find More Information" beginning on page 140). No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. Press Ganey stockholders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

 THE SPECIAL MEETING

        The enclosed proxy is solicited on behalf of the Board for use at the special meeting of stockholders or at any adjournments or postponements thereof.

Date, Time and Place

        We will hold the special meeting on October 19, 2016 at the Sheraton Wakefield Boston Hotel & Conference Center, 1 Audubon Road, Wakefield, Massachusetts, 01880, at 9:00 a.m. Eastern Time, unless the special meeting is postponed or adjourned.

Purpose of the Special Meeting

        At the special meeting, we will ask our stockholders to consider and vote on proposals to (i) adopt the merger agreement; (ii) approve one or more adjournments of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (iii) approve, by a non-binding advisory vote, certain compensation that will or may become payable to Press Ganey's named executive officers in connection with the merger. Stockholders may also be asked to transact such other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting.

        Stockholders must approve the proposal to adopt the merger agreement in order for the merger to occur. If our stockholders fail to approve the proposal to adopt the merger agreement, the merger will not occur. The vote on the merger-related named executive officer compensation proposal is a vote separate and apart from the vote to approve the merger proposal. Accordingly, a stockholder may vote to approve the merger proposal and vote not to approve the merger-related named executive officer compensation proposal, and vice versa. Because the vote on the merger-related named executive officer compensation proposal is only advisory in nature, it will not be binding on Press Ganey, Parent or the surviving corporation. Accordingly, because Press Ganey is contractually obligated to pay such merger-related compensation, the compensation will or may become payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.

Record Date; Shares Entitled to Vote; Quorum

        Only stockholders of record as of the close of business on September 16, 2016 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. Each holder of record of our common stock on the record date will be entitled to one vote for each share held as of the record date on each matter submitted to our stockholders for approval at the special meeting. If you sell or transfer your shares of our common stock after the record date but before the special meeting, you will transfer the right to receive the per-share merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of our common stock, but you will retain your right to vote those shares at the special meeting. A list of stockholders entitled to vote at the special meeting will be available in our offices located at 401 Edgewater Place, Suite 500, Wakefield, MA 01880, during regular business hours for a period of at least ten days before the special meeting and at the place of the special meeting during the meeting.

        As of the record date, there were 55,497,810 shares of our common stock outstanding and entitled to be voted at the special meeting.

        A quorum of stockholders is necessary to hold a special meeting. The holders of a majority of the shares of our common stock issued and outstanding as of the close of business on the record date and entitled to vote at the special meeting, either present in person or represented by proxy, will constitute a quorum at the special meeting. As a result, 27,748,906 shares of our common stock must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum. If you submit (and do not thereafter revoke) a properly executed proxy card, even if you abstain from voting on one or more of the proposals before the meeting, your shares of Press Ganey common stock will be deemed to be present for quorum purposes. If you hold your shares of Press Ganey common stock in "street name" and you fail to provide your broker with instructions how to vote such shares on any of the proposals before the meeting, your shares of Press Ganey common stock will not be present at the meeting for quorum purposes. If you provide your broker with instructions how to vote on one or more but not all of the proposals before the meeting, your shares of Press Ganey common stock will be present at the meeting for quorum purposes.

        In the event that a quorum is not present at the special meeting, it is expected that the meeting would be adjourned to a later date to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

        The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding as of the record date and entitled to vote at the special meeting is required to approve the merger proposal. The adoption of the merger agreement by our stockholders is a condition to the closing of the merger.

        Whether or not a quorum is present, approval of the adjournment proposal requires the affirmative vote of a majority of the shares of our common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon.

        Assuming a quorum is present, approval of the merger-related named executive officer compensation proposal requires the affirmative vote of a majority of the shares of our common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon.

        An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. At the special meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Broker non-votes are shares held in "street name" by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal.

        The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will not have any effect on the adjournment proposal or the merger-related named executive officer compensation proposal. Broker non-votes with respect to the adjournment proposal and the merger-related named executive officer compensation proposal will not have any effect on such proposals. Abstentions will have the same effect as a vote "AGAINST" the adjournment proposal and the merger-related named executive officer compensation proposal. A failure to vote your shares of Press Ganey common stock, an abstention from voting or a broker non-vote will have the same effect as a vote "AGAINST" the merger proposal.

Stock Ownership and Interests of Certain Persons

        As of the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 2,181,399 shares of our common stock outstanding on the record date (excluding any shares of our common stock that would be delivered upon exercise or conversion of options), representing approximately 3.9% of the outstanding shares of our common stock. Our directors and executive officers have informed us that they currently intend to vote all of their shares of Press Ganey common stock (i) "FOR" the merger proposal; (ii) "FOR" the adjournment proposal; and (iii) "FOR" the merger-related named executive officer compensation proposal.

        On August 9, 2016, in connection with the execution of the merger agreement, the Vestar Holders, holders of approximately 54.7% of the outstanding shares of Press Ganey common stock, entered into a voting agreement with Parent, pursuant to which they agreed to, among other things, vote their shares of Press Ganey common stock (a) in favor of (i) the adoption of the merger agreement and approval of the merger, (ii) each of the actions contemplated by the merger agreement in respect of which approval of Press Ganey's stockholders is requested, and (iii) any proposal or action in respect of which approval of the Company's stockholders is requested that could reasonably be expected to facilitate the merger and the other transactions contemplated by the merger agreement and (b) against (i) any proposal or action that would constitute a breach of any covenant, representation or warranty or any other obligation or agreement of Press Ganey under the merger agreement or of such stockholder under the voting agreement or that reasonably would be expected to prevent, impede, frustrate, interfere with, materially delay or adversely affect the merger or any of the other transactions contemplated by the merger agreement, (ii) any acquisition proposal or any proposal relating to an acquisition proposal, (iii) any stock purchase agreement or other agreement relating to a merger, consolidation, combination, sale, lease or transfer of a material amount of assets of Press Ganey or any of its subsidiaries, reorganization, recapitalization, dissolution, liquidation or winding up of or by Press Ganey or any of its subsidiaries (other than the merger agreement), and (iv) any change in the present capitalization or dividend policy of Press Ganey or any amendment or other change to the charter or bylaws of Press Ganey. The voting agreement will terminate upon the earlier of (w) the effective time of the merger, (x) the date on which the merger agreement is terminated in accordance with its terms, (y) the date of any change to the terms of the merger agreement that reduces the amount or value of, or changes the type of consideration payable to, the Vestar Holders, and (z) the date on which the parties to the voting agreement terminate the voting agreement by mutual agreement. In the event of the Board makes a change of recommendation with respect to an intervening event (as described in the section entitled "The Merger Agreement—No Solicitation of Other Offers; Change of Recommendation" beginning on page 115), the Vestar Holders are required to vote their shares of Press Ganey common stock proportionately with the other Press Ganey stockholders voting on such matter. The Vestar Holders may not enter into any other agreement or arrangement with respect to voting their shares of our common stock and may not transfer their shares of our common stock to any person other than to affiliates who agree to be bound by and vote by and vote such shares in accordance with, the voting agreement. The voting agreement is attached as Appendix E to this proxy statement and incorporated into this proxy statement by reference. Norman W. Alpert, the Chairman of the Board, is Co-President and a Founding Partner of Vestar Capital Partners, of which the Vestar Holders are affiliates and which we refer to as Vestar, and Andrew J. Cavanna, a member of the Board, is a Managing Director and co-head of the Healthcare group of Vestar.

Voting of Proxies

        If your shares of Press Ganey common stock are registered in your name with our transfer agent, the American Stock Transfer & Trust Company, you are considered a "stockholder of record" and may cause your shares of Press Ganey common stock to be voted in the following four ways:

  •
  At the Special Meeting:  You can attend the special meeting and vote in person by a ballot we will give you at the meeting.

  •
  By Internet:  You can submit a proxy over the Internet at www.proxyvote.com by following the instructions on your proxy card or on the secured website. Please have your proxy card available for reference because you need the validation details that are located on your proxy card in order to submit your proxy over the Internet.

  •
  By Telephone:  You can submit a proxy using a touchtone telephone by calling toll-free (within the U.S. or Canada) 1-800-690-6903. Please have your proxy card available for reference because you need the validation details that are located on your proxy card in order to submit your proxy over the telephone.

  •
  By Mail:  You can submit a proxy by completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope.

        A control number, located on your proxy card, is designed to verify your identity and allow you to provide voting instructions for your shares of Press Ganey common stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares of Press Ganey common stock, if you submit a proxy electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible. Telephone and Internet proxy submission facilities for stockholders will, subject to any adjournment or postponement of the special meeting, be available 24 hours a day and will close at the electronic proxy cut-off time. Proxy cards mailed by holders of record must, subject to any adjournment or postponement of the special meeting, be received no later than the closing of the polls at the special meeting on October 19, 2016 in order to be counted in the vote.

        Even if you plan to attend the special meeting in person, you are strongly encouraged to complete and mail the enclosed card for your shares of Press Ganey common stock or submit a proxy by telephone or the Internet. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares of Press Ganey common stock according to your directions.

        If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares of Press Ganey common stock are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person. If you attend the special meeting and wish to vote in person, your vote by ballot will revoke any proxy previously submitted.

        Voting instructions are included on your proxy card. All shares of Press Ganey common stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted (i) "FOR" the merger proposal; (ii) "FOR" the adjournment proposal; and (iii) "FOR" the merger-related named executive officer compensation proposal.

        If your shares of Press Ganey common stock are held in "street name" through a broker, bank or other nominee, you may provide voting instructions through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or by the Internet or telephone through your broker, bank or other nominee if such a service is provided. To provide voting instructions via the Internet or telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or other nominee. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares of Press Ganey common stock on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares of Press Ganey common stock with respect to such matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. If you do not return your broker's, bank's or other nominee's voting form, do not provide voting instructions via the Internet or telephone through your broker, bank or other nominee, if applicable, or do not attend the special meeting and vote in person with a proxy from your broker, bank or other nominee, such actions will result in a broker non-vote and will have the same effect as if you voted "AGAINST" the merger proposal but will not have any effect on the adjournment proposal or the merger-related named executive officer compensation proposal.

Revocability of Proxies

        If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

  •
  Submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy but prior to 11:59 p.m., Eastern Time, on October 18, 2016;

  •
  Timely delivering a written notice of revocation to our Corporate Secretary at Press Ganey Holdings, Inc., 401 Edgewater Place, Suite 500, Wakefield, Massachusetts 01880, Attention: Corporate Secretary, specifying such revocation or change in vote;

  •
  Timely signing another proxy card with a later date and returning it to us prior to the special meeting; or

  •
  Attending the special meeting and notifying the election officials that you wish to revoke your proxy or voting ballot in person at the special meeting. Simply attending the special meeting will not, by itself, revoke your proxy.

        Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by our Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m., Eastern Time on October 18, 2016. If you have submitted a proxy but instead attend the special meeting and wish to vote in person, your vote by ballot will revoke any proxy previously submitted.

        If you hold your shares of Press Ganey common stock in "street name," you should contact your broker, bank or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your broker, bank or other nominee. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow Press Ganey stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned, however any such proxies that are not revoked will be voted at any such special meeting, as adjourned. Additionally, if the special meeting is postponed, any proxies that are not revoked prior to their use at the special meeting, as postponed, will be voted at any such special meeting, as postponed.

Board of Directors' Recommendation

        The Board, after consulting with its outside legal counsel and financial advisors and after review and consideration of various factors described in the section entitled "The Merger—Recommendation of Our Board of Directors and Reasons for the Merger" (beginning on page 57) unanimously (i) approved the execution, delivery and performance by Press Ganey of the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, (ii) determined that the terms of the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to, and in the best interests of, Press Ganey and its stockholders, (iii) directed that the merger agreement be submitted to the stockholders of Press Ganey for adoption, and (iv) declared that the merger agreement is advisable.

        The Board unanimously recommends that you vote (i) "FOR" the merger proposal, approving the transactions contemplated by the merger agreement, including the merger; (ii) "FOR" the adjournment proposal; and (iii) "FOR" the merger-related named executive officer compensation proposal.

Expenses of Proxy Solicitation

        This proxy statement is being furnished in connection with the solicitation of proxies by our Board. Expenses incurred in connection with printing and mailing of this proxy statement and in connection with notices or other filings with any governmental entities under any laws are our responsibility. We have engaged the services of MacKenzie Partners to solicit proxies for the special meeting. In connection with its retention by Press Ganey, MacKenzie Partners has agreed to provide consulting, analytic and proxy solicitation services in connection with the special meeting. We have agreed to pay MacKenzie Partners a fee of approximately $25,000, plus reasonable out-of-pocket expenses, for its services, and we will indemnify MacKenzie Partners for certain losses arising out of its proxy solicitation services. Copies of solicitation materials will also be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Press Ganey common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to the beneficial owners. In addition to the solicitation of proxies by mail, proxies may be solicited by our directors, officers and employees, or representatives of MacKenzie Partners, in person or by telephone, email, fax or other means of communication and we may pay persons holding shares of Press Ganey common stock for others their expenses for sending proxy materials to their principals. No additional compensation will be paid to our directors, officers or employees for their services.

Anticipated Date of Completion of the Merger

        Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the merger proposal, we anticipate that the merger will be consummated after the marketing period (as described in the section entitled "The Merger Agreement—Closing and Effective Time of the Merger; Marketing Period" beginning on page 105) has ended in the fourth quarter of 2016.

Other Matters

        At this time, we know of no other matters to be submitted at the special meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on October 19, 2016

        The proxy statement is available at www.proxyvote.com.

Householding of Special Meeting Materials

        The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders, unless contrary instructions have been received. This process, which is commonly referred to as "householding," reduces the volume of duplicate information received by stockholders and reduces printing and mailing expenses for companies. Stockholders who hold their shares through a nominee, such as a broker, bank, broker-dealer or similar organization may receive notice from that nominee regarding the householding of proxy materials. As indicated in the notice, a single proxy statement and annual report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once a stockholder has received notice that a nominee will be householding, householding will continue until the stockholder is notified otherwise or until the stockholder has revoked consent by notifying the nominee. If you would prefer to receive separate copies of a proxy statement and annual report on Form 10-K or Notice of Internet Availability of Proxy Materials for other stockholders in your household, either now or in the future, please contact your nominee. Upon written or oral request to the following address or telephone number: Press Ganey Holdings, Inc., 401 Edgewater Place, Suite 500, Wakefield, Massachusetts 01880, Attention: Investor Relations, (781) 295-0390, we will promptly provide separate copies of this proxy statement, our annual report on Form 10-K or the Notice of Internet Availability of Proxy Materials, as applicable.

Rights of Stockholders Who Assert Appraisal Rights

        If the merger agreement is adopted and the merger becomes effective, holders of Press Ganey common stock who do not vote their shares of Press Ganey common stock in favor of the merger will be entitled to statutory appraisal rights if they strictly comply with Section 262 of the DGCL. Any holder who does not vote in favor of the merger proposal and who otherwise complies with the requirements of Section 262 of the DGCL has the right to seek appraisal of his, her or its shares of our common stock and to receive payment in cash for the "fair value" of his, her or its shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The ultimate amount holders receive in an appraisal proceeding may be less than, equal to or more than the amount a holder would have received under the merger agreement. For a description of the rights of such holders and of the procedures to be followed in order to assert such rights and obtain payment of the fair value of their shares of Press Ganey common stock, see "The Merger—Appraisal Rights" beginning on page 91 and the text of Section 262 of the DGCL, which is reproduced in its entirety as Appendix B, as well as the information set forth below.

        IN ORDER TO PROPERLY EXERCISE YOUR APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER, YOU MUST DELIVER A WRITTEN DEMAND FOR APPRAISAL TO PRESS GANEY BEFORE THE VOTE IS TAKEN ON THE ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING, MUST NOT VOTE, IN PERSON OR BY PROXY, IN FAVOR OF THE MERGER PROPOSAL AND MUST CONTINUE TO HOLD THE SHARES OF PRESS GANEY COMMON STOCK OF RECORD FROM THE DATE OF MAKING THE DEMAND FOR APPRAISAL THROUGH THE EFFECTIVE TIME. AS SUCH, MERELY VOTING AGAINST, OR ABSTAINING OR FAILING TO VOTE ON THE MERGER PROPOSAL WILL NOT PRESERVE YOUR RIGHT TO APPRAISAL UNDER THE DGCL. BECAUSE A PROXY THAT IS SIGNED AND SUBMITTED BUT DOES NOT OTHERWISE CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT, IF YOU SUBMIT A PROXY AND WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU MUST INCLUDE VOTING INSTRUCTIONS TO VOTE YOUR SHARES OF PRESS GANEY COMMON STOCK AGAINST OR ABSTAIN WITH RESPECT TO THE ADOPTION OF THE MERGER AGREEMENT. NEITHER VOTING AGAINST THE MERGER PROPOSAL, NOR ABSTAINING FROM VOTING OR FAILING TO VOTE ON THE MERGER PROPOSAL, WILL IN AND OF ITSELF CONSTITUTE A WRITTEN DEMAND FOR APPRAISAL SATISFYING THE REQUIREMENTS OF SECTION 262 OF THE DGCL. THE WRITTEN DEMAND FOR APPRAISAL MUST BE IN ADDITION TO AND SEPARATE FROM ANY PROXY OR VOTE ON THE ADOPTION OF THE MERGER AGREEMENT. IF YOU HOLD YOUR SHARES OF PRESS GANEY COMMON STOCK THROUGH A BANK, BROKERAGE FIRM OR OTHER NOMINEE AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY SUCH BANK, BROKERAGE FIRM OR NOMINEE. IN VIEW OF THE COMPLEXITY OF THE DGCL, STOCKHOLDERS WHO MAY WISH TO PURSUE APPRAISAL RIGHTS SHOULD CONSULT THEIR LEGAL AND FINANCIAL ADVISORS PROMPTLY.

Questions and Additional Information

        You should not send documents representing your shares of Press Ganey common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you transmittal materials and instructions for exchanging your certificates and book-entry shares for the consideration to be paid to the former Press Ganey stockholders in connection with the merger.

        If you have any questions concerning the merger, the special meeting, this proxy statement or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor:

105 Madison Avenue
New York, New York 10016
United States
Toll-Free: (800) 322-2885
Call collect: (212) 929-5500
Email: proxy@mackenziepartners.com

THE MERGER

        This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Appendix A and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Parties Involved in the Merger

Press Ganey Holdings, Inc.
401 Edgewater Place, Suite 500
Wakefield, MA 01880 (781) 295-5000

        Press Ganey Holdings, Inc., a Delaware corporation, is a leading provider of patient experience and caregiver measurement, performance analytics and strategic advisory solutions for healthcare organizations across the continuum of care. With over 30 years of experience, Press Ganey is recognized as a pioneer and thought leader in patient experience measurement and performance improvement solutions. Our mission is to help health care organizations reduce patient suffering and improve clinical quality, safety and the patient experience. As of January 1, 2016, Press Ganey served more than 26,000 health care facilities.

        Press Ganey common stock is listed on the NYSE under the symbol "PGND."

        Press Ganey's principal executive offices are located at 401 Edgewater Place, Suite 500, Wakefield, MA 01880, and its telephone number is (781) 295-5000. For more information about Press Ganey, please visit our website at www.pressganey.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated to, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also "Where You Can Find More Information" beginning on page 140.

Emerald TopCo Inc.

c/o EQT Partners Inc.
1114 Avenue of the Americas, 45th Floor
New York, NY 10036
Fax: (917) 281-0845

        Emerald TopCo, Inc., or Parent, is a Delaware corporation that was formed by affiliates of EQT solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement and the related financing transactions. Parent has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. Parent is currently controlled by investment funds affiliated with EQT. Upon completion of the merger, Press Ganey will be an indirect, wholly owned subsidiary of Parent.

        EQT is a leading global private equity group with approximately EUR 30 billion in raised capital. EQT has portfolio companies in Europe, Asia and the US with total sales of more than EUR 15 billion and circa 100,000 employees. EQT works with portfolio companies to achieve sustainable growth, operational excellence and market leadership. For more information, please visit www.eqt.se.

Emerald BidCo, Inc.

c/o EQT Partners Inc.
1114 Avenue of the Americas, 45th Floor
New York, NY 10036
Fax: (917) 281-0845

        Emerald BidCo, Inc., or Merger Sub, is a Delaware corporation that was formed solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement and the related financing transactions. Merger Sub is an indirect, wholly owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement and the related financing transactions. Upon the completion of the merger, Merger Sub will cease to exist and Press Ganey will continue as the surviving corporation.

Certain Effects of the Merger on Press Ganey

        Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into Press Ganey, with Press Ganey continuing as the surviving corporation. As a result of the merger, Press Ganey will become an indirect, wholly owned subsidiary of Parent. Press Ganey will cooperate with Parent to de-list our common stock from the NYSE and de-register under the Exchange Act as soon as reasonably practicable following the effective time of the merger, and at such time, we will no longer be a publicly traded company and will no longer file periodic reports with the SEC. If the merger is consummated, you will not own any shares of the capital stock of the surviving corporation, and instead will only be entitled to receive the per-share merger consideration described in "—Merger Consideration" beginning on page 40.

        The effective time of the merger will occur upon the filing of certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Parent may agree and specify in the certificate of merger).

Effect on Press Ganey if the Merger is Not Completed

        If the merger agreement is not adopted by Press Ganey stockholders or if the merger is not completed for any other reason, Press Ganey stockholders will not receive any payment for their shares of Press Ganey common stock. Instead, Press Ganey will remain a public company, our common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

        Furthermore, if the merger is not consummated, and depending on the circumstances that caused the merger not to be consummated, it is possible that the price of Press Ganey common stock will decline significantly.

        If that were to occur, it is uncertain when, if ever, the price of Press Ganey common stock would return to the price at which it trades as of the date of this proxy statement.

        Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Press Ganey common stock. If the merger is not consummated, the Board will continue to evaluate and review Press Ganey's business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the merger agreement is not adopted by Press Ganey's stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Press Ganey will be offered or that Press Ganey's business, prospects or results of operation will not be adversely impacted.

        In addition, under specified circumstances, Press Ganey may be required to pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the merger agreement, as described under "The Merger Agreement—Termination Fees" beginning on page 129.

Merger Consideration

        At the effective time of the merger, each outstanding share of Press Ganey common stock, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the merger (other than (i) shares held by Press Ganey as treasury stock, held by any direct or indirect wholly owned subsidiary of Press Ganey or of Parent (other than Merger Sub) or held directly by Parent or Merger Sub; (ii) shares of restricted stock subject to performance-based vesting conditions that do not vest in the merger and (iii) shares of Press Ganey common stock held by stockholders who have not voted in favor of the merger and who have properly demanded appraisal rights for such shares and have properly exercised and not withdrawn appraisal rights under Delaware law with respect to such shares) will be converted automatically into the right to receive the per-share merger consideration of $40.50 in cash, without interest and less any applicable withholding taxes, and without any action by the holders of such shares, will cease to be outstanding, be cancelled and cease to exist, and each certificate formerly representing such shares of Press Ganey common stock will thereafter represent only the right to receive the per-share merger consideration. The Vestar Holders have agreed to receive on a deferred basis, without interest, an aggregate amount of $50 million of the aggregate amount of the merger consideration that would be otherwise paid to the Vestar Holders in accordance with the description above.

        After the merger is completed, under the terms of the merger agreement, you will have the right to receive the per-share merger consideration, but you will no longer have any rights as a Press Ganey stockholder as a result of the merger (except that stockholders who have not voted in favor of the merger and who have properly demanded their appraisal rights and have properly exercised and not withdrawn appraisal rights under Delaware law, will have the right to receive a payment for the "fair value" of their shares of Press Ganey common stock as determined by the Delaware Court of Chancery pursuant to an appraisal proceeding as contemplated by Delaware law, as described below under "—Appraisal Rights" beginning on page 91).

Background of the Merger

        Our Board and management periodically review and assess our operations and financial performance, business strategy, the various trends and conditions affecting our industry, our businesses generally and a variety of strategic alternatives reasonably available to the Company, including business combinations, acquisitions and other financial and strategic alternatives.

        Beginning in late December 2015, we began to receive inquiries from potential strategic acquirors about a possible acquisition or combination transaction.

        On December 29, 2015, in the ordinary course of reviewing and assessing our strategic options, a representative of a potential strategic acquiror, which we refer to as Party A, met, at Party A's request, with Balaji Gandhi, our Senior Vice President of Corporate Development and Strategy, to discuss potential strategic opportunities and Party A raised the possibility of a combination of Press Ganey and Party A.

        On January 12, 2016, during a healthcare industry investor conference in San Francisco, California, members of our management team had ordinary course discussions with representatives of another potential strategic acquiror, which we refer to as Party B, regarding a potential strategic collaboration with Press Ganey. During the discussion, a representative of Party B raised the possibility of a possible combination of the businesses. The members of our management team agreed with the representative of Party B that Mr. Ryan and Party B's chief executive officer, neither of whom were present at this meeting, should meet for further discussions.

        Through the course of February and March 2016, Mr. Ryan and Party A's chief executive officer sought to schedule a meeting to discuss potential strategic opportunities, but were unable to do so.

        On March 16, 2016, during events connected with the meeting of the Board on the same day, Mr. Ryan informed Mr. Alpert that, in light of recent inquiries from potential strategic acquirors, the Company's performance relative to its then-current stock price and recent acquisitions and combinations within the industry, he and other members of our management team were of the opinion that Press Ganey should evaluate a possible sale transaction and inform the other Board members of such recent inquiries. Mr. Alpert and another director, Andrew Cavanna, discussed with the other directors the recent inquiries from potential strategic acquirors, the planned meeting between management and representatives of Party B and management's interest in exploring a possible sale transaction. The Board discussed the inquiries from potential acquirors and the need to consult with financial advisors. The closing price of Press Ganey common stock on March 16, 2016 was $28.40 per share.

        Following the March 16, 2016 Board meeting, Messrs. Ryan, Alpert and Cavanna contacted the financial advisors to explore potential strategic alternatives for the Company. In light of their respective qualifications, expertise, reputation and knowledge of the Company's business and industry, and in part due to their recent work on the Company's initial public offering and other matters, meetings with representatives of Barclays and Goldman Sachs were scheduled.

        On March 28, 2016, Messrs. Ryan, Alpert and Cavanna held initial meetings with representatives of the financial advisors and requested that representatives of each financial advisor present to Company management on their preliminary analysis of potential strategic alternatives for the Company.

        On March 30, 2016, Mr. Ryan and Mr. Greskoviak met with the chief executive officer of Party B and other members of its management team to discuss a possible strategic collaboration with Party B and each party's interest in exploring such a collaboration. At the meeting, Party B's chief executive officer indicated that Party B may have an interest in acquiring Press Ganey.

        Representatives of Goldman Sachs, on April 11, 2016, and representatives of Barclays, on April 21, 2016, each met with Company management and directors Alpert and Cavanna to present a preliminary analysis of the Company's strategic alternatives.

        In early April 2016, Mr. Alpert was contacted by another potential strategic acquiror, which we refer to as Party C, expressing interest in a possible acquisition of Press Ganey. Mr. Alpert informed Mr. Ryan of the interest expressed by Party C.

        On May 5, 2016, in the process of gathering further information on Press Ganey's strategic alternatives, Company management and directors Alpert and Cavanna requested that representatives of the financial advisors identify a list of potential strategic acquirors of Press Ganey. The closing price of Press Ganey common stock on May 5, 2016 was $33.03 per share.

        On May 11, 2016, representatives of the financial advisors, in consultation with Company management and directors Alpert and Cavanna, identified 16 potential strategic acquirors, including Party A, Party B and Party C, and five potential financial sponsors. In identifying such parties, the financial advisors, in consultation with Company management and directors Alpert and Cavanna, focused on those parties with anticipated interest in an acquisition of the Company, including a demonstrated track record of paying a competitive price, and a perceived ability to offer acceptable value and to finance such an acquisition. To further explore the viability of a possible sale transaction, Company management determined, in consultation with directors Alpert and Cavanna, to instruct representatives of the financial advisors to reach out to each of the 21 identified potential strategic acquirors and financial sponsors to gauge their interest in a potential transaction. Company management and directors Alpert and Cavanna advised representatives of the financial advisors of the importance of maintaining a confidential process given the exploratory nature of the process and the possible negative repercussions on the Company's business in the event of a leak, including with respect to the Company's future stock price, the potential loss of employees and the Company's reputation among clients, stockholders and potential strategic partners. As such, representatives of the financial advisors were directed to limit their outreach to only the 21 identified potential acquirors.

        On May 13, 2016, Mr. Ryan met with a representative of Party C regarding its previously expressed interest in a potential acquisition of the Company.

        Beginning on May 16, 2016 and throughout the latter half of May, as directed by Company management and directors Alpert and Cavanna, representatives of the financial advisors contacted the previously identified 16 potential strategic acquirors and five financial sponsors to gauge their interest in a potential transaction. EQT and three other financial sponsors, which we refer to as Party D, Party E and Party F, respectively, indicated interest following the financial advisors' initial outreach. 11 of the contacted potential strategic bidders, including Party B, and one financial sponsor informed representatives of the financial advisors that they were not interested in exploring a potential acquisition for a variety of reasons, including a lack of strategic fit and an inability or unwillingness to pay the purchase price for the Company likely to be required by the Board. Two additional potential strategic acquirors never expressed an interest in response to the inquiries made by representatives of the financial advisors. Party A and two other potential strategic acquirors, which we refer to as Party G and Party H, indicated interest following the financial advisors' initial outreach. The closing price of Press Ganey common stock on May 13, 2016, the last day of trading before outreach to potential acquirors commenced, was $32.33 per share.

        On May 30, 2016, following an introductory call with representatives of the financial advisors on May 26, 2016 and negotiations with Latham & Watkins, Party D entered into a confidentiality agreement with customary standstill provisions, including a provision prohibiting Party D from privately asking the Company to waive the standstill provisions in the agreement, which we refer to as a don't ask, don't waive provision. The don't ask, don't waive provision was subsequently waived by the Company during the go-shop period.

        On May 31, 2016, Mr. Ryan had dinner with representatives of Party D to discuss Press Ganey's business and prospects and to further gauge Party D's interest in a potential transaction.

        On June 6, 2016, Mr. Ryan met with another representative of Party C regarding its interest in a potential acquisition of the Company. Following the meeting, Party C did not pursue further discussions with the Company or the financial advisors regarding a potential transaction.

        On June 9, 2016, following an introductory call with representatives of the financial advisors on May 27, 2016 and negotiations with Latham & Watkins, EQT entered into a confidentiality agreement with customary standstill provisions, including a provision prohibiting EQT from privately asking the Company to waive the standstill provisions in the agreement in any manner that would be reasonably likely to cause the Company to disclose such waiver publicly, which we refer to as a modified don't ask, don't waive provision.

        Also on June 9, 2016, members of our senior management, accompanied by representatives of the financial advisors, made a presentation to Party D regarding the Company's business and prospects.

        On June 10, 2016, following an introductory call with representatives of the financial advisors on May 27, 2016 and negotiations with Latham & Watkins, Party E entered into a confidentiality agreement which included customary standstill provisions (including a modified don't ask, don't waive provision) that automatically became void upon the Company's approval and execution of the merger agreement.

        On June 13, 2016, members of our senior management, accompanied by representatives of Barclays, made a presentation to Party E regarding the Company's business and prospects.

        On June 14, 2016, Party D submitted a written preliminary proposal to acquire the Company at a cash price of $35.00 per share of Press Ganey common stock with full acceleration of all unvested options and restricted stock at the closing of the proposed transaction. Party D's proposal also included a draft merger agreement that contemplated approval of the proposed transaction by a written consent of the Vestar Holders, holders of approximately 54% of Press Ganey common stock, a 30-day go-shop period, a company termination fee payable to Party D of 2.0% of the equity value of the transaction during the go-shop period and 3.5% of the equity value of the transaction after the go-shop period, and a reverse termination fee of 6% of the equity value of the transaction payable to the Company in customary circumstances. The closing price of Press Ganey common stock on June 14, 2016 was $37.29 per share, approximately a 15% increase over the Company's closing price on May 13, 2016, the last day of trading before outreach to potential acquirors commenced.

        Following the submission of Party D's proposal, Mr. Alpert contacted each director to advise them of the offer and the outreach by representatives of the financial advisors to other potential acquirors.

        On June 15, 2016, following an introductory call with representatives of the financial advisors on May 26, 2016 and negotiations with Latham & Watkins, Party F entered into a confidentiality agreement with customary standstill provisions (including a modified don't ask, don't waive provision) that automatically became void upon the Company's approval and execution of the merger agreement.

        On June 16, 2016, the Board held a special meeting attended by representatives of the financial advisors and Latham & Watkins, during which Mr. Alpert and Company management provided a summary to the Board of the terms of Party D's offer and the discussions of management and representatives of the financial advisors with Party D which preceded the offer. After consultation with representatives of Latham & Watkins, the Board discussed its fiduciary duties when considering a potential sale transaction and Vestar's status as a controlling stockholder. The Board also discussed the fact that the Vestar Holders would be receiving the same consideration in the proposed transaction as all stockholders and did not have an interest in the proposed transaction that was different from, or in addition to, the interests of the stockholders generally and that such transaction would be with an unaffiliated third-party and negotiated at arm's length. Representatives of the financial advisors and management then provided the Board with an overview of the outreach process to date, including meetings that members of management had held with certain prospective acquirors. Representatives of the financial advisors informed the Board that they had contacted 21 parties during the process to date, including both potential strategic acquirors and financial sponsors, but at that early stage of the process only Party D had made an offer. The Board discussed with representatives of the financial advisors and management the likelihood of receiving an acquisition proposal from any of the other potential acquirors contacted by the financial advisors. The Board then discussed the advisability of reaching out to additional potential acquirors and determined, in consultation with the financial advisors, that the parties already contacted were the most likely to transact based on the then-current stock price of the Company and the Company's industry and specific business model. The Board then discussed the terms of the Party D offer with management and representatives of the financial advisors and Latham & Watkins. Given the early stage of the process and the Board's view of the offer price, including in comparison to the then-current trading price of Press Ganey common stock, the Board directed representatives of the financial advisors to reject Party D's offer and inform Party D that the Board may be willing to consider an offer at an appropriate price. The Board further instructed management and representatives of the financial advisors to continue a confidential exploration of a possible sale transaction and requested a detailed summary of the actions taken to date with respect to the sale process at the upcoming June 22, 2016 Board meeting.

        Also on June 16, 2016, Party H advised representatives of the financial advisors that it was not interested in pursuing an acquisition of the Company.

        On June 17, 2016, Party A advised the Company and representatives of the financial advisors that it was not interested in pursuing a potential transaction with Press Ganey.

        On June 20, 2016, Party E declined, without submitting an offer, to proceed with discussions regarding a potential transaction due to concerns regarding its ability to transact in light of its valuation of the Company.

        On June 21, 2016, Party D submitted a revised written preliminary proposal to acquire Press Ganey at a cash price of $36.50 per share of Press Ganey common stock on the same terms as the June 14, 2016 proposal. The closing price of Press Ganey common stock on June 21, 2016 was $36.74 per share, approximately a 14% increase over the Company's closing price on May 13, 2016, the last day of trading before outreach to potential acquirors commenced.

        On June 22, 2016, the Board held a meeting attended by representatives of the financial advisors and Latham & Watkins. Mr. Alpert summarized Party D's revised offer for the Board and updated the Board on the most recent interactions between representatives of the financial advisors, management and potential bidders. The Board determined to discuss the Party D offer in more detail at a Board meeting scheduled for the following day. Representatives of Latham & Watkins then reviewed with the Board its fiduciary duties, including its duty to act in the best interests of all Press Ganey stockholders. The Board discussed with Latham & Watkins the Board's duties and obligations when considering a potential transaction and the submission to the Board by the financial advisors of relationship disclosure letters to allow the Board to determine if any material conflicts existed that would prevent either financial advisor from continuing to advise the Company in the process. The Board discussed with representatives of Latham & Watkins Vestar's status as a controlling stockholder. Mr. Alpert advised the Board that the Vestar Holders were prepared to continue to hold and did not need to sell their interest in the Company and were only interested in pursuing a sale transaction at an appropriate price which would maximize the value reasonably available to all of the stockholders. Following further discussion, the Board determined that Vestar's interests were aligned with all of the Press Ganey stockholders because it would receive the same consideration in any potential transaction, it would not be on both sides of any potential transaction and it would not be receiving any special benefit in any potential transaction that was not shared by the stockholders generally. Accordingly, the Board determined that a special committee or other similar procedural protection would not be needed at that time, but that the situation would continue to be monitored and, if the facts changed at any point in the process such that Vestar could be perceived to have an interest in the transaction that was different from, or in addition to, the interests of the stockholders generally, the Board would reconsider the issue. The Board then discussed with management and representatives of the financial advisors and Latham & Watkins the process through which further outreach or discussions with potential acquirers would be conducted. Representatives of the financial advisors and management advised the Board that, in their opinion, the best approach to maximize stockholder value in any potential transaction included permitting Mr. Ryan to communicate directly with potential bidders. In order to maximize stockholder value, the Board instructed Mr. Ryan to communicate directly with potential acquirors, but required that such communications be in accordance with specific Board-approved written process guidelines, which guidelines would require prior Board approval before management could engage in discussions with potential bidders or their representatives regarding compensation, post-transaction employment, management investment or equity opportunities and other arrangements raising similar issues in connection with a potential transaction. Subject to these conditions, the Board authorized Mr. Ryan and directors Alpert and Cavanna to engage directly with potential bidders. Later in the meeting, the Board discussed the guidelines and authorized their distribution following the meeting.

        Representatives of the financial advisors then provided the Board with a further detailed summary of the sale process to date, identifying each of the 21 potential acquirors contacted and discussing the factors considered by Company management and the financial advisors when selecting the outreach targets. Representatives of the financial advisors informed the Board that, of the 21 potential acquirors contacted, four financial sponsors (EQT and Parties D, E and F) had entered into confidentiality agreements with Press Ganey, only one potential strategic acquiror, Party G, had indicated interest and entered into negotiations of a confidentiality agreement with Press Ganey, and only Parties D and E had received presentations from management on the Company's business and prospects. Representatives of the financial advisors then informed the Board that Party E had declined to proceed with the process due to concerns regarding its ability to transact in light of its valuation of the Company, but that management presentations were planned with three other bidders, EQT, Party F and Party G, which was at that time negotiating a confidentiality agreement with the Company. The Board then engaged management and representatives of the financial advisors in a discussion regarding the prospects of a potential transaction, the low likelihood of generating additional interest by reaching out to additional parties and possible timelines for a continuation of the process and the risks of leaks attendant thereto. Representatives of the financial advisors also reviewed their preliminary financial analysis of the Company. At the Board's request, following the Board meeting, management circulated to the Board the materials used in the management presentation with potential acquirors regarding the Company's business and prospects. Mr. Ryan advised the Board that, given the current trading price of Press Ganey common stock, the high enterprise value-to-EBITDA multiple implied by the current trading price and future challenges the Company might face in maintaining such a stock price, management believed that it was advisable to consider a sale transaction. The Board discussed Mr. Ryan's advice and the merits and risks of continued operation as a public company. The Board weighed the risks of leaks against the likelihood of identifying other viable potential acquirors who could offer an appropriate price to stockholders and determined that management and representatives of the financial advisors should focus their efforts with respect to the previously identified parties, including EQT and Parties D, F and G, and refrain from soliciting additional parties at that time. The Board directed management and representatives of the financial advisors to continue to meet with the potential acquirors and to advise the Board as to the likelihood of receiving additional legitimate offers for the Company.

        Also on June 22, 2016, at the request of the Board, Barclays provided a disclosure letter to the Company indicating certain investment banking relationships.

        On June 23, 2016, members of our senior management, accompanied by representatives of the financial advisors, made separate presentations to EQT and Party F regarding the Company's business and prospects.

        Also on June 23, 2016, after the meetings with EQT and Party F, the Board held a meeting attended by representatives of the financial advisors and Latham & Watkins. Mr. Ryan and representatives of the financial advisors updated the Board on the meetings with EQT and Party F and advised the Board that they expected that EQT was likely to submit an offer to acquire the Company. The Board then discussed the revised offer received from Party D on June 21, 2016 and the timing and manner in which the Board should respond. The Board agreed to wait to see if EQT would submit an offer during the week of June 27, 2016 before responding to Party D's offer, and to reconvene at that time to discuss an appropriate response and to develop a timeline for a process that would put potential acquirors on equal footing, encourage competing bids and maximize stockholder value while maintaining the confidentiality of the process.

        On June 24, 2016, representatives of EQT contacted Mr. Cavanna and emphasized their interest in the Company and their ability to move quickly if the Board was serious about completing a transaction.

        On June 27, 2016, Party G, following negotiations with Latham & Watkins, entered into a confidentiality agreement which included customary standstill provisions (including a modified don't ask, don't waive provision) that automatically became void upon the Company's approval and execution of the merger agreement.

        On June 28, 2016, EQT submitted a written preliminary proposal to acquire the Company at a cash price of $38.00 per share of Press Ganey common stock, subject to additional due diligence. The proposal contemplated approval of the proposed transaction by a written consent of the Vestar Holders. The closing price of Press Ganey common stock on June 28, 2016 was $38.96 per share, approximately a 21% increase over the Company's closing price on May 13, 2016, the last day of trading before outreach to potential acquirors commenced.

        Also on June 28, 2016, Mr. Alpert received an unsolicited call from a financial sponsor, which we refer to as Party I, expressing interest in learning more about a potential acquisition of the Company.

        On June 29, 2016, members of our senior management, accompanied by representatives of the financial advisors, made a presentation to Party G regarding the Company's business and prospects. Following the meeting, Party G did not indicate any further interest in pursuing an acquisition of the Company.

        Also on June 29, 2016, at the request of the Board, Goldman Sachs provided a disclosure letter to the Company indicating certain investment banking relationships.

        On June 30, 2016, the Board held a meeting attended by representatives of the financial advisors and Latham & Watkins. At the Board's request, representatives of the financial advisors presented information regarding their respective qualifications, expertise, reputation and knowledge of Press Ganey's business and the industry in which it operates. The Board discussed the relationship disclosure letters provided by representatives of the financial advisors and each of the financial advisor's prior relationships with the Company and Vestar. Following discussion, the Board concluded that there were no material conflicts that should prevent either financial advisor from continuing to advise the Company, and that the financial advisors were best suited to act as the Company's financial advisors in the sale process. The Board authorized management to negotiate engagement letters with each financial advisor and to continue to direct representatives of the financial advisors to engage and encourage the potential acquirors to submit offers that would maximize stockholder value.

        Management and representatives of the financial advisors then provided the Board with an update regarding the indicative offer submitted by EQT and a summary of recent meetings and communications with EQT, Party F, Party G, and Party I, including the offer received from EQT. Management and representatives of the financial advisors advised the Board that EQT and Party D were clearly the most interested parties, and that Party G and Party F had not yet shown any strong interest in acquiring the Company. The Board discussed the potential acquirors and instructed management and representatives of the financial advisors to continue to engage Parties F, G and I in an effort to solicit additional offers. In consultation with representatives of the financial advisors, the Board determined that EQT and Party D should be granted data room access based upon the seriousness of their proposals and encouraged to proceed with their respective due diligence efforts to identify and put forth their best offers for the Company.

        Throughout July and early August 2016, management, in consultation with directors Alpert and Cavanna, negotiated the terms of engagement letters with each financial advisor. Directors Ellen Zane and John Driscoll were regularly apprised of developments in the discussions with representatives of the financial advisors throughout the negotiation process.

        On July 5 and 6, 2016, members of Press Ganey management and representatives of the financial advisors met with representatives of EQT to further discuss the Company's business and prospects and respond to questions about the business from EQT's representatives. On the evening of July 5, 2016,

Press Ganey senior management had dinner with representatives of EQT and further discussed the potential transaction.

        Also on July 5, 2016, Party F submitted a written preliminary proposal to acquire the Company at a cash price of $40.00 per share of Press Ganey common stock, subject to additional due diligence. The proposal contained no indication of any terms aside from price. The closing price of Press Ganey common stock on July 5, 2016 was $39.10 per share, approximately a 21% increase over the Company's closing price on May 13, 2016, the last day of trading before outreach to potential acquirors commenced.

        On July 6, 2016, members of the Company's management team and representatives of the financial advisors met with representatives of Party D to further discuss the Company's business and prospects. In the evening, Press Ganey senior management had dinner with representatives of Party D and further discussed the potential transaction.

        On July 7, 2016, the Board held a meeting attended by representatives of the financial advisors and Latham & Watkins. Management, accompanied by representatives of the financial advisors, updated the Board on the sale process and the offer received from Party F. The Board discussed the merits of the Party F offer and the lack of detail included, and directed management and representatives of the financial advisors to provide data room access to Party F and to invite Party F to begin more detailed diligence. Management and representatives of the financial advisors informed the Board that the data room would open later that day and that August 1, 2016 would be targeted for a final bid deadline. The Board instructed management and representatives of the financial advisors to proceed with that timeline and to prepare an appropriate process letter. Representatives of the financial advisors then left the meeting and management and Mr. Alpert then updated the Board on the status of the negotiation of engagement letters with representatives of the financial advisors and the fees currently under discussion. The Board discussed the fee structure proposed by each of Barclays and Goldman Sachs and instructed management to negotiate a combined fee of approximately $20 million.

        Also on July 7, 2016, EQT and Party D were granted data room access, along with their respective external advisors. Party F was also offered data room access, but did not respond with a list of its representatives and employees that should be provided access.

        From July 7, 2016 to July 29, 2016, members of the Company management team, accompanied by representatives of the financial advisors and Latham & Watkins, had in-person and telephonic meetings with representatives of Party D and EQT, in addition to their respective external advisors, concerning diligence items. The Company continued to upload information to the data room in response to follow up requests from Party D and EQT.

        On July 8, 2016, Party I, following negotiations with Latham & Watkins, entered into a confidentiality agreement with customary standstill provisions (including a modified don't ask, don't waive provision) that automatically became void upon the Company's approval and execution of the merger agreement.

        On July 11, 2016, Party F withdrew its initial offer and informed the Company that it was no longer interested in pursuing an acquisition of Press Ganey due to concerns over its ability to transact in light of its valuation of the Company and in order to focus on other investment opportunities. The closing price of Press Ganey stock on July 11, 2016 was $40.75 per share, approximately a 26% increase over the Company's closing price on May 13, 2016, the last day of trading before outreach to potential acquirors commenced.

        Following the July 7, 2016 Board meeting, in accordance with the Board's direction to maintain the confidentiality of the sale process and reduce the likelihood of a leak, representatives of the financial advisors informed each of Party D and EQT that they were permitted to contact a maximum of three external debt financing sources. Party D submitted to representatives of the financial advisors a list of three financing sources Party D wanted to include. EQT submitted to representatives of the financial advisors a list of four financing sources EQT wanted to include. Representatives of the financial advisors shared the lists of potential financing sources with Company management, and directors Alpert and Cavanna. On July 11, 2016, after consultation with Company management and directors Alpert, and Cavanna, all of Party D's financing sources were approved, and three of the four financing sources submitted by EQT were approved in accordance with the instructions provided by the financial advisors. No further lenders were approved due to the concerns of the Board, Company management and representatives of the financial advisors over the possibility of a leak of a potential transaction. Each lender was required to sign a joinder to the applicable potential acquiror's confidentiality agreement with the Company. The joinder agreements prohibited the lender from speaking or working with other potential acquirors on a transaction with Press Ganey without Press Ganey's prior consent. Over the following week, each lender negotiated and entered into a joinder agreement with the Company.

        Also on July 11, 2016, Press Ganey management and representatives of the financial advisors conducted another follow up meeting with representatives and advisors of EQT to discuss the business and diligence matters.

        On July 12, 2016, Party I indicated it was no longer interested in pursuing an acquisition of the Company due to concerns regarding its ability to transact in light of its valuation of the Company.

        On July 14, 2016, the Board held a meeting attended by representatives of the financial advisors and Latham & Watkins. Representatives of management and the financial advisors presented an update on the sale process to the Board, including the status of discussions with Party D and EQT, and reported that their respective lenders had signed joinder agreements and would be receiving lender presentations and that Party F and Party I had dropped out of the process over valuation concerns. The Board discussed with management and the Company's advisors the Company's rising stock price, potential reasons behind the rise and the likelihood of receiving offers higher than the current stock price. The Board discussed the merits of continuing to explore a possible transaction and of continued operation as a public company, the likelihood of the stock price remaining at its then-current level and valuations of the Company in consultation with management and representatives of the financial advisors. The Board then asked management and representatives of the financial advisors questions regarding the reasons for the sudden increase in the Press Ganey common stock price in light of the high multiple reflected in the current price and the lack of similar increases among comparable companies and within the industry. Representatives of the financial advisors then reviewed with the Board their preliminary financial analysis of the Company. The Board requested representatives of the financial advisors to provide additional financial analysis and that both the financial advisors and Latham & Watkins research additional precedent transactions involving purchase price premiums similar to those implied by the indications of interest the Company had received to date. Latham & Watkins then presented to the Board a draft merger agreement to share with bidders, describing the key terms of the agreement, the proposed initial negotiating positions, those terms bidders would likely seek to negotiate and mean and median termination fees in recent transactions of comparable value. The key terms of the agreement included a 45-day go-shop period, a go-shop company termination fee of 1% of equity value (which would also apply to a termination of the merger agreement after the go-shop period to enter into transaction with an exempted person), a post-go-shop company termination fee of 2% of equity value, flexibility to accept a higher offer after the expiration of the go-shop period, no matching rights to superior proposals, a 7.5% reverse termination fee and approval of the transaction via a stockholder meeting and not by written consent. The Board discussed the go-shop provisions and emphasized their importance in ensuring maximum value for stockholders. The Board then approved the distribution of the draft merger agreement to EQT and Party D and directed the distribution of the merger agreement at a time deemed appropriate by management, the financial advisors and Latham & Watkins.

        On July 15, 2016, Mr. Ryan met with a representative of Party D over lunch to discuss the possible transaction.

        On July 18, 2016, Press Ganey management, accompanied by representatives of the financial advisors, delivered a presentation to each of Party D's and EQT's external debt financing sources to provide an overview of the Company and its business.

        On each of July 19 and 20, 2016, Mr. Anderson and other members of Company management conducted diligence calls with representatives of EQT.

        On July 21, 2016, Mr. Ryan, and directors Alpert, Cavanna, Driscoll and Zane met with representatives of the financial advisors, with Latham & Watkins in attendance. The financial advisors provided a written copy of their preliminary financial analysis of the Company in advance to directors Alpert, Cavanna, Driscoll and Zane. Mr. Ryan and the directors present discussed the benefits and risks associated with a possible transaction and timing of the next earnings release and submission of merger agreement mark-ups and updated bids. The directors present, in consultation with representatives of the financial advisors and Latham & Watkins, determined that the Company should announce its second quarter earnings and update its guidance with respect to its annual performance before the submission of bids in order to ensure that final bids accounted for the Company's market price following the earnings release and updated guidance.

        Also on July 21, 2016, Mr. Anderson conducted a legal diligence call with representatives of Party D and members of Company management met with representatives of EQT regarding further diligence matters.

        On July 22, 2016, as discussed at the July 21, 2016 meeting with directors Alpert, Cavanna, Driscoll and Zane and at the direction of those directors, representatives of the financial advisors communicated the process for submission of updated bids to Party D and EQT. It was explained that the Company would release its second quarter earnings after the market close on August 1, 2016 and bids were expected to be received after the market close on August 4, 2016.

        On July 25, 2016, at the direction of the Board, representatives of the financial advisors shared the draft merger agreement previously approved by the Board with Party D and EQT and instructed the bidders that, although the deadline for bids was after the market close on August 4, 2016, comments to the draft merger agreement and commitment letters were expected to be submitted on August 1, 2016.

        On July 27, 2016, members of Company management and representatives of the financial advisors met with representatives of EQT regarding final diligence matters, and Mr. Ryan had dinner with a representative of EQT.

        On July 28, 2016, Company management provided representatives of the financial advisors with a complete set of updated financial projections through 2020, described in further detail in the section below entitled "—Certain Financial Projections" beginning on page 76 as the updated projections, and instructed representatives of the financial advisors to use the updated projections for their financial analyses.

        On July 29, 2016, Mr. Ryan had breakfast with representatives of EQT and discussed the possible transaction.

        Also on July 29, 2016, the Board held a meeting attended by representatives of the financial advisors, Latham & Watkins, and Richards, Layton & Finger PA, the Company's Delaware counsel, which we refer to as RLF. Representatives of the financial advisors provided the Board with an update of the sale process to date and a preliminary financial analysis of the Company. The Board discussed the analysis and consulted with management and representatives of the financial advisors regarding the expected range of bid values the Company might receive. The Board discussed, in consultation with representatives of the financial advisors, the Company's then-current stock price and its recent increase. The Board discussed the fact that since the Company's IPO the Company had consistently outperformed its targets, and explored the possibility that the high stock price could reflect an embedded assumption in the market that the Company would continue to beat expectations. Following the meeting, non-management members of the Board unaffiliated with Vestar met with representatives of Latham & Watkins and RLF to discuss, among other things, their fiduciary duties, the standards of review that a Delaware court applies to decisions of a board of directors of a Delaware corporation, the transaction process undertaken to date, the possibility of entering into a transaction with a low premium to the current trading price of the Company's common stock, and the various factors the Board may consider when making a decision regarding a potential transaction.

        Also on July 29, 2016, the Board's Compensation Committee held a meeting and discussed the treatment of options and restricted stock in a possible sale transaction. Following discussion, the committee formally recommended that all equity grants issued pursuant to the Company's 2015 Incentive Award Plan accelerate as a result of a sale transaction.

        On July 30, 2016, the updated projections were provided to EQT and Party D.

        On August 1, 2016, Press Ganey released its second quarter earnings after market close and provided updated guidance indicating higher annual revenue and projected adjusted EBITDA.

        Also on August 1, 2016, Latham & Watkins received a markup of the draft merger agreement from EQT along with draft debt and equity commitment letters. The EQT markup of the draft merger agreement proposed (i) approval of the merger agreement via a written consent of the Vestar Holders as opposed to submission of the proposed transaction to all stockholders for approval at a meeting of stockholders, (ii) a 30-day go-shop period with no exception for continued negotiations with exempted persons, (iii) following the go-shop period, the Company would not be able to terminate the merger agreement to accept a superior proposal, (iv) matching rights with respect to any superior acquisition proposal, including a five-day matching period, (v) a company termination fee of 1.75% of equity value during the go-shop period and 3.75% of equity value after the go-shop period, and (vi) a reverse termination fee of 5% of equity value. The EQT markup did not contemplate full, automatic vesting of unvested options and restricted stock.

        On August 2, 2016, before market open, Press Ganey conducted an earnings call regarding its second quarter earnings.

        Also on August 2, 2016, Latham & Watkins received a markup of the draft merger agreement and disclosure schedules from Party D, which included (i) a request to obtain stockholder approval via a written consent from the Vestar Holders as opposed to submission of the proposed transaction to all stockholders for approval at a meeting of stockholders, (ii) a 45-day go-shop period with no exception for continued negotiations with exempted persons, (iii) following the go-shop period, the Company would not be able to terminate the merger agreement to accept a superior proposal, (iv) matching rights with respect to any superior proposal, including a five-day matching period, (v) a company termination fee of 1.5% of equity value during the go-shop period and 3% after the go-shop period, (vi) a reverse termination fee of 6.5% of equity value, and (vii) payment of Party D's expenses under certain termination scenarios.

        On August 3, 2016, Latham & Watkins presented a summary and comparison of the key terms of the EQT and Party D markups of the draft merger agreement to Press Ganey management and directors Alpert and Cavanna.

        Also on August 3, 2016, Goldman Sachs provided an updated disclosure letter to the Company indicating certain investment banking relationships.

        On the evening of August 3, 2016, Latham & Watkins provided the legal counsel to EQT and Party D with an initial draft of the proposed voting agreement to be signed by the Vestar Holders. The draft voting agreement required the Vestar Holders to vote their shares of Press Ganey common stock in favor of the adoption of the merger agreement and any other actions contemplated by the merger agreement for which stockholder approval was sought, and against any proposal that would constitute a breach of any of the Company's obligations under the merger agreement or that reasonably would be expected to impede or delay the merger or any alternative proposal to acquire the Company. The draft voting agreement also terminated automatically in a variety of scenarios, including upon termination of the merger agreement (including termination to accept a superior proposal) and upon a change of Board recommendation, regardless of the cause of the change.

        On August 4, 2016, EQT submitted a final written proposal to acquire the Company for $40.00 per share of Press Ganey common stock in cash, not including unvested options and restricted stock, which EQT proposed would vest in accordance with the vesting timeline or requirements included in the relevant award agreement, at which time the holders would receive the $40.00 per-share merger consideration. The closing price of Press Ganey common stock on August 4, 2016 was $40.37 per share, approximately a 25% increase over the Company's closing price on May 13, 2016, the last day of trading before outreach to potential acquirors commenced.

        Later on August 4, 2016, the Board held a meeting attended by representatives of the financial advisors, Latham & Watkins and RLF to discuss the bid received from EQT. Mr. Alpert and representatives of the financial advisors summarized the terms of the EQT proposal to acquire the outstanding shares of Press Ganey common stock for $40.00 per share. Mr. Alpert reaffirmed to the Board that the Vestar Holders did not need to sell their interest in the Company and were only interested in pursuing a transaction that would maximize the value reasonably available to all stockholders. RLF then discussed the Board's duties and obligations to stockholders when considering a sale transaction, including factors to be considered in the context of a low premium transaction. The Board then discussed the offer in light of the Company's then-current stock price and the enterprise value-to-EBITDA multiple implied by the then-current trading price. The Board unanimously agreed that, despite the value of the offer and the future challenges the Company may face in maintaining the then-current stock price, it was not willing to approve a transaction at a price of $40.00 per share which was below the Company's then-current stock price of $40.37. The Board then asked representatives of the financial advisors whether Party D was likely to submit a competing offer and directed the representatives of the financial advisors to contact Party D to request their offer. The Board then determined to wait to receive Party D's offer before determining the appropriate response to EQT's offer.

        Following the conclusion of the meeting of the full Board, the non-management members of the Board unaffiliated with Vestar met with representatives of Latham & Watkins and RLF. Discussion continued among the unaffiliated directors regarding EQT's offer and the possible prices at which they would be willing to transact and the factors to be considered when evaluating EQT's proposal. The unaffiliated directors agreed that they were not willing to vote in favor of a transaction at $40.00 per share.

        On August 5, 2016, Party D submitted a final written proposal to acquire the Company for $38.00 per share of Press Ganey common stock in cash. The closing price of Press Ganey common stock on August 5, 2016 was $40.04 per share, approximately a 24% increase over the Company's closing price on May 13, 2016, the last day of trading before outreach to potential acquirors commenced.

        Also on August 5, 2016, the Board held a meeting attended by representatives of the financial advisors, Latham & Watkins and RLF to discuss the bids received from EQT and Party D. Mr. Alpert, representatives of Company management and representatives of the financial advisors summarized the financial components of the proposals. Representatives of Latham & Watkins then summarized the key terms of the proposed merger agreements from each of the bidders. The Board asked representatives of the financial advisors questions regarding their financial analysis of the Company, and discussed the offers received by the Company relative to the illustrative valuation ranges included in the financial advisors' financial analyses. Following further discussion of the offer and the merits and risks of continued operation as a public company, the Board again unanimously agreed that, despite the value of the offer and the future challenges the Company may face in maintaining the then-current stock price, it was not willing to approve a transaction at a price of $40.00 per share, which was below the Company's then-current stock price, and discussed with representatives of the financial advisors whether EQT was likely to increase its offer. In consultation with management and representatives of the financial advisors, Latham & Watkins and RLF, the Board discussed the appropriate negotiating stance to take with EQT. Following a lengthy discussion, the Board instructed representatives of the financial advisors to contact EQT and negotiate a higher purchase price and propose that EQT accept certain key contractual provisions in the merger agreement. In consultation with Latham & Watkins and RLF, the Board concluded that, given the likelihood of a low premium to the trading price of a possible final purchase price, it would be essential that any definitive agreement (i) allow stockholders to vote on the transaction at a special meeting and (ii) maximize the Company's flexibility to solicit higher bids and agree to superior proposals during a lengthy go-shop period or with exempted persons after the go-shop period. After further discussion, the Board instructed Latham & Watkins to insist that the merger agreement contemplate:

  •
  stockholder approval of the merger agreement at a meeting of stockholders, as opposed to by written consent;

  •
  a go-shop period of at least 40 days, with an exception for continued negotiations with an exempted person following the go-shop period and a go-shop termination fee applicable to exempted persons following the go-shop period;

  •
  no separate termination right for EQT in the event of a breach of the non-solicitation covenant;

  •
  appropriate carve-outs in the definition of "company material adverse effect;" and

  •
  a trigger of the reverse termination fee upon any breach by EQT, not just a "willful" breach.

The Board discussed the terms of the proposed merger agreement and instructed representatives of the financial advisors to inform EQT that it would insist such terms be included in the merger agreement. In consultation with its advisors and management, the Board discussed the appropriate response to Party D's offer and instructed representatives of the financial advisors to inform Party D that it would not accept an offer at Party D's latest offer price and to inquire as to Party D's ability to submit a more competitive offer.

        Finally, following a discussion with management regarding the updated projections, the Company's year-to-date results and management's additional post-closing insight into the projected performance of a recent acquisition (Avatar International Holding Company), the Board authorized the use of the updated projections for use in the financial analysis performed by representatives of the financial advisors.

        Following the conclusion of the meeting of the full Board, the non-management members of the Board unaffiliated with Vestar met with representatives of the financial advisors, Latham & Watkins and RLF. The directors continued their discussion with representatives of the financial advisors regarding their financial analyses. Representatives of the financial advisors then discussed an analysis of precedent follow-on offerings that was performed at the request of the unaffiliated directors that evaluated the impact of a follow-on offering on the stock price of the precedent companies at various points in time. The Board members discussed the analysis. Latham & Watkins and RLF then provided guidance to the directors regarding appropriate factors to consider and the directors' fiduciary obligations when evaluating a possible sale transaction, including a discussion of factors to be considered in connection with a low premium transaction.

        Following the August 5, 2016 Board call, at the direction of the Board, representatives of the financial advisors contacted EQT to relay the Board's decision to not accept a bid at $40.00 per share, the Board's potential willingness to approve a transaction at a higher price per share and the Board's insistence on certain contractual terms in the merger agreement. Representatives of EQT informed representatives of the financial advisors that EQT may be in a position to offer additional consideration. Representatives of the financial advisors advised EQT to submit their best and final offer by the morning of August 6, 2016.

        Also following the Board call, at the direction of the Board, representatives of the financial advisors contacted Party D to relay the Board's decision to reject Party D's offer and to inquire as to Party D's ability to increase its offer. Party D informed representatives of the financial advisors that it was not able to increase its offer to a level equal to or greater than the then-current market price of the Company's common stock.

        Later on August 5, 2016, EQT contacted representatives of the financial advisors and made an offer of $40.50 per share of Press Ganey common stock, which they characterized as their "best and final" offer early on August 6, 2016. The offer contemplated a 35-day go-shop period, stockholder approval of the transaction by written consent of the Vestar Holders with no stockholder vote at a meeting of stockholders, the termination fees originally proposed by EQT, acceptance of Press Ganey's proposal regarding the definition of "company material adverse effect," a termination right for EQT in the event of a material breach of the non-solicitation covenant and a trigger of the reverse termination fee upon any "material and uncured" breach by EQT. The offer also contemplated that unvested options and restricted stock would vest in accordance with the vesting timeline or requirements included in the relevant award agreement, at which time the holders would receive the $40.50 per-share merger consideration. EQT also proposed that the Vestar Holders relinquish 50% of their profit to EQT in the event the agreement was terminated for a superior proposal.

        On August 6, 2016, Barclays provided an updated disclosure letter to the Company indicating certain investment banking relationships.

        Later on August 6, 2016, representatives of Latham & Watkins had a call with representatives of Simpson Thacher & Bartlett LLP, legal counsel to EQT, which we refer to as Simpson, regarding key contract points in the merger agreement, with particular focus on the Company's firm stance on requiring strong go-shop terms and stockholder approval via a stockholder meeting rather than a written consent of the Vestar Holders. Simpson indicated that they would discuss Latham & Watkins' proposals with EQT.

        That afternoon, the Board met with Company management and representatives of the financial advisors, Latham & Watkins and RLF to discuss EQT's updated offer. Representatives of the financial advisors updated the Board on their discussions with EQT and Party D following the Board's rejection of both offers on August 5, 2016. Representatives of the financial advisors informed the Board that they spoke to Party D and that Party D was informed that it was behind in price but still could be successful if it increased its price, and that Party D indicated it would not be able to increase its offer to a level equal to or greater than the then-current market price of Press Ganey common stock. The Board discussed the sufficiency of the updated offer, and representatives of the financial advisors advised the Board that EQT had informed them that the latest offer was its "best and final" offer. Representatives of the financial advisors and Company management further advised the Board that they believed EQT was unwilling and unable to increase its offer further. The Board discussed the sufficiency of the EQT offer and weighed the offer against the merits of continued operation as a public company and, for the reasons discussed in more detail in the section below entitled "—Recommendation of the Board of Directors and Reasons for the Merger" beginning on page 57, including the enterprise value-to-EBITDA multiple implied by the current trading price and future challenges the Company might face in maintaining such a stock price, determined that selling the Company at this time at such price was in the best interest of all of the stockholders provided that EQT agreed to appropriate contractual terms, including appropriate termination fees, a robust go-shop provision with an exception for continued negotiations with any exempted person and stockholder approval via a stockholders meeting. The Board discussed and rejected EQT's proposal that the Vestar Holders relinquish 50% of their profit to EQT in the event the merger agreement was terminated to allow the Company to accept a superior proposal. Representatives from Latham & Watkins and RLF then responded to questions from the Board regarding the directors' fiduciary duties in a sale transaction. The Board instructed Latham & Watkins to provide EQT with a markup of the merger agreement including the key terms discussed at the August 5, 2016 Board meeting. Company management and Mr. Alpert also provided the Board with an update on negotiations of the engagement letters with the financial advisors.

        Following the full board meeting, the non-management members of the Board unaffiliated with Vestar again met with representatives of the financial advisors, Latham & Watkins and RLF to discuss the EQT offer and the contractual provisions they would require in order to approve the transaction.

        Following the Board meeting, the Board authorized Mr. Ryan and Company management to begin negotiating with EQT on compensation, post-transaction employment, management investment or equity opportunities and other similar arrangements.

        Later on August 6, 2016, Press Ganey management received a summary of a proposed management incentive plan from EQT, which contemplated, among other things, (i) an equity pool of 8% of the equity of the surviving corporation, and (ii) that each member of our senior management team roll 40% of their post-tax proceeds from such person's portion of the per-share merger consideration received at the effective time of the merger into the new capital structure of the surviving corporation's parent entity. Following receipt of the management incentive plan proposal from EQT, our executive management team and their legal counsel offered a counter-proposal to EQT, which contemplated, among other things (i) an equity pool of 11% of the equity of the surviving corporation's parent entity, (ii) that Mr. Ryan would roll 50% of his post-tax proceeds from unvested options and restricted stock that would vest as a result of the merger, all members of management at the senior vice president level or above with six months or more service at the Company would roll 25% of such post-tax proceeds, and all other members of management at the senior vice president level or above would roll 50% of such post-tax proceeds, (iii) that management would be granted certain put rights with respect to their invested equity in the surviving corporation's parent entity for a period of two years following the closing and management would be subject to customary call rights with respect to their incentive equity and (iv) retention bonuses for certain key Company employees to be paid following the closing of the merger (subject to potential clawback).

        Later that evening, Simpson provided Latham & Watkins with comments to the voting agreement and the Company's disclosure schedules, and Latham & Watkins provided Simpson with a revised draft merger agreement reflecting the Board's priorities and other comments, as well as a revised draft of the Company's disclosure schedules. Simpson and Latham & Watkins subsequently exchanged multiple drafts of the voting agreement, where the primary disagreement concerned the inclusion by Latham & Watkins of language that would terminate the merger agreement in the event the Board changed its recommendation to stockholders with respect to the merger due to the occurrence of an "intervening event."

        On August 7, 2016, Simpson and Latham & Watkins exchanged drafts of the merger agreement and ancillary documents, continuing to focus on the Board's key terms. During the course of the day, members of Company management expressed discomfort with the proposed treatment of the Company's options and restricted stock in the Simpson drafts of the merger agreement, which did not provide for all outstanding restricted stock and options to accelerate and vest at closing. Mr. Anderson provided an email update of management's concerns to the Board.

        That evening, Mr. Cavanna called a representative of EQT to reinforce the Board's seriousness about engaging in a transaction with EQT.

        On the morning of August 8, 2016, directors Alpert and Cavanna and representatives of EQT, along with representatives of the financial advisors and Press Ganey management, discussed the treatment of outstanding restricted stock and options. EQT indicated that it was unable to provide the additional amount of approximately $90 million that would be required in the event the unvested restricted stock and options were accelerated and fully vested at closing. In order to address management's concerns and facilitate a transaction that they believed provided for the maximization of value for all stockholders, the Vestar Holders agreed to defer a portion of their compensation in the merger. Following further negotiation regarding the timing and amount of such deferred compensation, the Vestar Holders and EQT agreed that all outstanding restricted stock and options would accelerate and vest at close, and as part of the agreement, the Vestar Holders would defer payment of $50 million of consideration over three years with no interest. The Board was again updated via email of this compromise.

        Throughout August 7, 2016 and 8, 2016, members of our management team, EQT and their respective advisors continued to discuss and negotiate the terms of a post-merger equity plan, and ultimately agreed on the evening of August 8, 2016 to a term sheet that contemplated (i) an equity pool of 9% of the equity of the surviving corporation's parent entity, (ii) acceptance of the management proposal regarding the rollover of unvested equity into the surviving corporation, (iii) no "put-right" with respect to management's equity in the surviving corporation's parent entity and customary call rights with respect to only management's incentive equity in the surviving corporation's parent entity, and (iv) retention bonuses for certain key Company employees to be paid following the closing (subject to potential clawback).

        Later on August 8, 2016, the Board held a meeting with representatives of the financial advisors, Latham & Watkins and RLF. The proposed vesting and deferred compensation arrangements were discussed, and then approved by the Board. The Board instructed its advisors to finalize a merger agreement, continuing to focus on the terms of the go-shop provisions and the other issues identified at the August 5, 2016 Board meeting. The Board emphasized to Latham & Watkins that the Board must have a robust go-shop provision to ensure maximum stockholder value, particularly in light of the low premium of the per-share merger consideration to the current trading price.

        Also on August 8, 2016, at the direction of the Board, management completed negotiations with each financial advisor and Press Ganey entered into engagement letters with each of Barclays and Goldman Sachs.

        Throughout August 8, 2016, representatives of Latham & Watkins and Simpson continued to negotiate the remaining open issues in the merger agreement, voting agreement and other ancillary documents. During these negotiations, it was agreed that EQT would accept stockholder approval of the merger agreement at a meeting, a 40-day go-shop period with an exception for continued negotiations with any exempted person, the requirement that payment of the reverse termination fee would be triggered by any uncured breach by EQT, a company termination fee of 1.25% of equity value during the go-shop period and for definitive agreements with exempted persons, and acceptance of the Company's proposed definition of a "company material adverse effect," and in return the Company would accept a parent termination right in the event of the Company's willful and material breach of the non-solicitation provisions of the merger agreement, a higher post-go-shop company termination fee of 3.75% and a reverse termination fee of 5.5%. Additionally, a compromise was reached on the terms of the voting agreement, whereby in the event a change of recommendation due to the occurrence of an "intervening event," the voting agreement would not terminate, but that the Vestar Holders would only be required to vote their shares of Press Ganey common stock proportionately with the other Press Ganey stockholders voting on such matter. EQT and the Company ultimately agreed to terms on the merger agreement and ancillary documents in the early morning of August 9th.

        On the morning of August 9, 2016, the Board held a meeting to consider approval of the proposed merger agreement. At this meeting,

  •
  representatives of Latham & Watkins and RLF reviewed with the Board its fiduciary duties when considering the proposed transaction;

  •
  management and representatives of Latham & Watkins and the financial advisors, respectively, reviewed with the Board the outcome of negotiations with EQT and its representatives and the revised terms and conditions of the proposed merger agreement, including as to the go-shop period, the stockholder approval via a stockholder meeting and the other priorities identified by the Board at the August 5, 2016 Board meeting;

  •
  representatives of each financial advisor reviewed its financial analysis of the proposed transaction and each financial advisor orally delivered its opinion to the Board (each of which were subsequently confirmed in writing by delivery of written opinions dated as of August 9, 2016) that, as of August 9, 2016, and based upon and subject to the qualifications, limitations, factors and assumptions stated in their respective written opinions, the $40.50 per share cash consideration to be paid to the holders (other than Parent or its affiliates) of Press Ganey common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. See "—Opinions of Financial Advisors" beginning on page 62.

        Our Board considered various reasons to approve the merger agreement (see "—Recommendation of Our Board of Directors and Reasons for the Merger" beginning on page 57), including certain countervailing factors. After discussions with its financial and legal advisors and members of our senior management, and in light of the reasons considered, the Board members unanimously:

  •
  approved the execution, delivery and performance by Press Ganey of the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger;

  •
  determined the terms of the merger agreement, the transactions contemplated by the merger agreement, including the merger, are fair to, and in the best interests of, Press Ganey and its stockholders;

  •
  directed that the merger agreement be submitted to the stockholders of Press Ganey for adoption;

  •
  declared that the merger agreement is advisable; and

  •
  recommended the adoption of the merger agreement by Press Ganey's stockholders.

        Following the approvals described above, representatives of the financial advisors discussed the go-shop process with the Board. Representatives of the financial advisors informed the Board that upon the commencement of the go-shop period, representatives of the financial advisors would, at the direction of the Board, contact additional financial sponsors and potential strategic acquirors regarding a possible acquisition of the Company in addition to those parties that had been previously contacted during the process. The Board discussed the process and directed representatives of the financial advisors to proceed with their outreach upon public announcement of the merger agreement.

        Following the Board meeting, each of the Company, Parent, Merger Sub and the Vestar Holders (with respect to the voting agreement) executed and delivered the merger agreement and ancillary documents, each of them effective as of August 9, 2016.

        On August 9, 2016, before the opening of trading on the U.S. public stock markets, the Company issued a press release announcing the execution of the merger agreement.

        Beginning on August 9, 2016, at the direction of the Board, representatives of the financial advisors began the go-shop process by contacting parties authorized by the Board to determine whether they might be interested in pursuing a transaction that would be superior to the proposed transaction with EQT Partners. The 76 potential acquirors contacted included 10 new potential strategic acquirors, each of the 16 previously contacted potential strategic acquirors, 45 new financial sponsors and each of the five previously contacted financial sponsors. Of the 76 potential acquirors contacted, six financial sponsors indicated interest and were provided with confidentiality agreements. Party G was contacted again and is still subject to the confidentiality agreement signed on June 27, 2016, but has not yet provided feedback regarding its interest in a potential acquisition of the Company.

        Of the six financial sponsors who initially indicated interest in a possible acquisition of the Company, one withdrew its interest prior to entering into a confidentiality agreement and two withdrew their interest after entering into confidentiality agreements and reviewing a copy of a management presentation.

        On August 17, 2016, Party C declined to participate in the go-shop process.

        Following negotiations with Latham & Watkins, three financial sponsors, which we refer to as Parties J, K and L, entered into confidentiality agreements with customary standstill provisions (which expressly permitted each party to submit acquisition proposals to the Company) on August 17, 2016, August 18, 2016 and August 26, 2016, respectively. Following execution of confidentiality agreements, each of Parties J, K and L were provided copies of a management presentation. On August 30, 2016, in accordance with the Board's direction regarding the go-shop process, the financial advisors provided a process letter to the Parties J, K and L outlining the timeline of the process and indicating the Company's willingness to provide further diligence and move forward quickly if the potential bidders indicated legitimate interest in making an acquisition proposal.

        On September 6, 2016, Party K declined, without submitting an offer, to continue to participate in the go-shop process. On September 7, 2016, Party J declined, without submitting an offer, to continue to participate in the go-shop process. On September 16, 2016, Party L declined, without submitting an offer, to continue to participate in the go-shop process.

        Press Ganey did not receive any alternative acquisition proposals during the go-shop period ending at 11:59 p.m. (Eastern Time) on September 18, 2016.

        Starting at 12:00 a.m. (Eastern Time) on September 19, 2016, Press Ganey became subject to customary no shop provisions that limit its ability to solicit alternative acquisition proposals from third parties or to provide confidential information to third parties, subject to customary fiduciary out provisions.

Recommendation of Our Board of Directors and Reasons for the Merger

Recommendation of Our Board of Directors

        The Board, after consulting with its outside legal counsel and financial advisor and after review and consideration of various factors described in the section below entitled "—Reasons for the Merger" beginning on page 58, unanimously (i) approved the execution, delivery and performance by Press Ganey of the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, (ii) determined that the terms of the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to, and in the best interests of, Press Ganey and its stockholders, (iii) directed that the merger agreement be submitted to the stockholders of Press Ganey for adoption, and (iv) declared that the merger agreement is advisable.

        The Board unanimously recommends that you vote (i) "FOR" the merger proposal, approving the transactions contemplated by the merger agreement, including the merger; (ii) "FOR" the adjournment proposal; and (iii) "FOR" the merger-related named executive officer compensation proposal.

        When you consider the Board's recommendation, you should be aware that our directors may have interests in the merger that may be different from, or in addition to, the interests of stockholders generally. These interests are described below under "—Interests of the Directors and Executive Officers of Press Ganey in the Merger" beginning on page 80.

Reasons for the Merger

        In evaluating the merger agreement, the Board consulted with Press Ganey's executive management regarding the business and financial condition of Press Ganey, trends in Press Ganey's industry, future prospects and the terms and conditions of the merger. In addition, the Board consulted with Press Ganey's outside legal advisors, Latham & Watkins and RLF, regarding the proposed terms and conditions of the merger and the obligations of the members of the Board in their consideration of the merger and related transactions, and Press Ganey's financial advisors, Barclays and Goldman Sachs regarding the price to be paid to the holders of Press Ganey common stock in the merger. In the course of reaching its determination to approve the merger agreement and the merger, and to recommend that the stockholders vote in favor of the merger, the Board carefully considered numerous potentially positive factors, including, without limitation, the following factors (which are not listed in any relative order of importance):

  •
  the fact that the merger consideration represents a 20% premium to the year to date volume-weighted average price and a 62% premium to the May 2015 initial public offering price of Press Ganey common stock;

  •
  the belief of the Board, after a thorough review of Press Ganey's business, market trends, results of operations, competitive landscape, execution risks and financial condition, and discussions with Press Ganey's management and advisors, that the value offered to stockholders pursuant to the merger is more favorable to our stockholders than the potential long-term and sustainable value that might have resulted from remaining an independent public company, considering:

  •
  the outlook of Press Ganey's industry and market, including consolidation in the healthcare industry;

  •
  the execution and other risks and uncertainties relating to future execution of Press Ganey's strategic plan, including regulatory and technology risks;

  •
  risks and uncertainties relating to interest rates and the market generally;

  •
  the growth rates that are required to meet Press Ganey's financial projections and the completion and integration risks associated with recent and potential future acquisitions;

  •
  competitive risks to Press Ganey's business;

  •
  the risks inherent in the development and introduction of new products and solutions; and

  •
  the growing size of Press Ganey and its potential negative impact on the quality of our products and solutions;

  •
  the fact that the merger consideration of $40.50 per share will be paid in cash, and provides certainty, immediate value and liquidity to our stockholders;

  •
  the fact that the merger consideration represents an implied multiple of 16.8x to pro forma adjusted EBITDA (as defined below in the section entitled "—Certain Financial Projections"

    beginning on page 76) for the 12 months ended June 30, 2016, 15.8x to projected 2016 pro forma adjusted EBITDA and 14.1x to projected 2017 adjusted EBITDA, compared to implied multiples in selected precedent transactions of 9.2x to 19.2x (with a median of 12.8x) based on the last 12 months', which we refer to as the LTM, earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA;

  •
  the fact that the Vestar Holders are receiving the same consideration in the merger as other stockholders and are not receiving any benefit in the merger that is not shared by the stockholders generally;

  •
  the number of potential strategic and financial bidders solicited prior to the signing of the merger agreement;

  •
  the course of negotiations between Press Ganey and EQT, in which Press Ganey was advised by independent legal and financial advisors, which eventually resulted in an increase of $2.50 per share from the $38.00 price per share initially offered by EQT;

  •
  the belief of the Board based upon arm's length negotiations with EQT that the price to be paid by Parent was the highest price per share that EQT was willing to pay for Press Ganey and the fact that other bidders declined to make an offer equal to or above such price;

  •
  the benefits that Press Ganey and its advisors were able to obtain during their extensive negotiations with Parent and that the merger agreement was a product of arm's length negotiations and contained terms and conditions that were, in the Board's view, advisable and favorable to our stockholders;

  •
  the oral opinions delivered by Barclays and Goldman Sachs to the Board on August 9, 2016, which were confirmed by delivery by each of the banks of a written opinion, dated August 9, 2016, to the effect that, as of such date and based upon and subject to the qualifications, limitations, factors and assumptions stated in their respective opinions, the consideration to be paid to the stockholders of Press Ganey (other than Parent and its affiliates) in the merger was fair from a financial point of view to such stockholders, as more fully described below under the caption "—Opinions of Financial Advisors" beginning on page 62. The full text of the written opinions of Barclays and Goldman Sachs, each dated August 9, 2016, which set forth, among other things, the assumptions made, procedures followed, factors and matters considered and limitations on the review undertaken in rendering the opinions, are attached as Appendix C and D, respectively, to this proxy statement;

  •
  the likelihood that the merger will be consummated, based on, among other things, the likelihood of receiving the Press Ganey stockholder approval necessary to complete the merger in a timely manner given the voting agreement, the limited number of conditions to the merger, the relative likelihood of obtaining required regulatory approvals and the remedies available under the merger agreement to Press Ganey in the event of various breaches of the merger agreement by Parent or Merger Sub;

  •
  the terms and conditions of the merger agreement and other transaction agreements, including the following related factors:

  •
  the ability of the Board under the merger agreement to withdraw or modify its recommendation that our stockholders vote in favor of the adoption of the merger agreement in certain circumstances, including in connection with a superior proposal, and our right to terminate the merger agreement in order to accept a superior proposal and enter into a definitive agreement with respect to such superior proposal, in both cases subject to payment of a customary termination fee;

    •
    the fact that the voting agreement terminates if the Company terminates the merger agreement to enter into a definitive agreement with respect to a superior proposal and, in the case of a change of recommendation by the Board with respect to an intervening event, only requires the Vestar Holders to vote their shares of Press Ganey common stock proportionately with the other stockholders voting on such matter;

    •
    the conclusion of the Board that the termination fees and the circumstances when such termination fees may be payable are reasonable in light of the benefit of the merger and would not be a significant impediment to third parties interested in making a superior proposal;

    •
    the right of Press Ganey to initiate, solicit or encourage and engage in, enter into, continue or otherwise participate in any discussions or negotiations with regard to any acquisition proposal from any person other than Parent during the go-shop period and if Press Ganey receives during such period a written acquisition proposal from any person other than Parent that the Board determines in good faith, after consultation with its outside legal counsel and financial advisors, would reasonably be expected to lead to a superior proposal, which such party does not withdraw, Press Ganey may continue to initiate, engage in, continue or otherwise participate in any discussions or negotiations with such excluded party regarding any acquisition proposal, including with respect to an amended proposal, submitted by such excluded party, following the conclusion of the go-shop period;

    •
    the right of Press Ganey and the Board to respond to a competing acquisition proposal from any bidder after the go-shop period ends and prior to obtaining the stockholder approval if the Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that such acquisition proposal either constitutes a superior proposal or is reasonably likely to lead to a superior proposal and that failure to take such action would reasonably be inconsistent with the directors' fiduciary duties under applicable law;

    •
    the absence of a financing condition to Parent and Merger Sub's obligation to consummate the merger;

    •
    the fact that Parent has received an equity commitment letter that will be sufficient for Parent, together with the proceeds of the debt financing and cash on hand at the Company, to consummate the merger;

    •
    the fact that the merger agreement provides that, in the event of a failure of the merger to be consummated under certain circumstances, and as an alternative to specific performance under the merger agreement, Parent will pay us a $124 million termination fee, without our having to establish any damages, and that such payment obligation is back stopped by commitments from the EQT Funds pursuant to the termination equity commitment letter;

    •
    the fact that the definition of "material adverse effect" contains only customary exceptions;

    •
    the fact that pursuant to the merger agreement we are entitled to specific performance and other equitable remedies to prevent breaches of the merger agreement, and can, under appropriate circumstances, enforce Parent's obligation to enforce the equity commitment letter in order to cause the equity financing to be timely completed; and

    •
    the availability of statutory appraisal rights to our stockholders who do not vote in favor of the adoption of the merger agreement and otherwise comply with all required procedures under the DGCL.

        The Board also considered a variety of risks and other potentially negative factors of the merger agreement and the transactions contemplated by the merger agreement, including the following (which are not listed in any relative order of importance):

  •
  the restrictions in the merger agreement on our actively soliciting competing bids to acquire Press Ganey following the go-shop period;

  •
  that, under certain circumstances in connection with the termination of the merger agreement, we will be required to pay Parent a termination fee of $84.5 million, or $28 million under certain circumstances during the go-shop period or with respect to exempted persons following the go-shop period;

  •
  the fact that Press Ganey stockholders will not participate in any potential future earnings or growth of Press Ganey and will not benefit from any appreciation in the value of the Company as a private company;

  •
  the fact that there can be no assurance that all of the conditions to the consummation of the merger will be satisfied and, as a result, it is possible that the merger may not be completed in a timely manner or at all, even if the merger agreement is adopted by the Press Ganey stockholders;

  •
  the potential negative effects if the merger is not consummated, including:

  •
  the trading price of our common stock could be adversely affected;

  •
  we will have incurred significant transaction and opportunity costs attempting to consummate the merger;

  •
  we could lose customers, suppliers, business partners and employees, including key sales and other personnel, after the announcement of the entry into the merger agreement;

  •
  our business may be subject to significant disruption and decline;

  •
  the market's perceptions of Press Ganey's prospects could be adversely affected; and

  •
  Press Ganey's directors, officers and other employees will have expended considerable time and effort to consummate the merger;

  •
  the fact that Parent and Merger Sub are newly formed entities with essentially no assets other than equity and debt commitments, and that, notwithstanding our specific performance remedy under the merger agreement, our remedy in the event of breach of the merger agreement by Parent or Merger Sub may be limited to receipt of the termination fee provided under the merger agreement, and that under certain circumstances we may not be entitled to a termination fee at all;

  •
  the termination fee of up to $84.5 million payable by Press Ganey to Parent upon the occurrence of certain events, including the potential effect of such termination fee to deter other potential acquirers from making a competing proposal for Press Ganey that might be more advantageous to our stockholders, and the impact of the termination fee on our ability to engage in another transaction for 12 months if the merger agreement is terminated in certain circumstances;

  •
  the fact that the gain realized by our stockholders as a result of the merger generally will be taxable to the stockholders for U.S. federal income tax purposes;

  •
  the restrictions in the merger agreement on the conduct of our business prior to the consummation of the merger, which may delay or prevent us from undertaking business or other opportunities that may arise prior to the consummation of the merger; and

  •
  the fact that our executive officers and directors may have interests in the merger that may be different from, or in addition to, those of our stockholders. See "—Interests of the Directors and Officers of Press Ganey in the Merger" beginning on page 80.

        After taking into account all of the factors set forth above, as well as others, the Board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the merger were outweighed by the potential benefits of the merger to Press Ganey's stockholders. Accordingly, the Board unanimously determined that the merger, merger agreement and other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the Company and its stockholders.

        The foregoing discussion of factors considered by the Board is not intended to be exhaustive, but summarizes the material factors considered by the Board. In light of the variety of factors considered in connection with their evaluation of the merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support their ultimate determinations. The Board based their recommendations on the totality of the information presented, including thorough discussions with, and questioning of, Press Ganey's senior management and outside financial advisors and legal counsel. It should be noted that this explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in "Cautionary Statement Concerning Forward-Looking Statements" beginning on page 29.

Opinions of Financial Advisors

Opinion of Barclays Capital Inc.

        Press Ganey engaged Barclays to act as its financial advisor with respect to pursuing strategic alternatives for Press Ganey, including a possible sale of Press Ganey. On August 9, 2016, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the per-share merger consideration to be received by the stockholders of Press Ganey is fair, from a financial point of view, to such stockholders.

        The full text of Barclays' written opinion, dated as of August 9, 2016, is attached as Appendix C to this proxy statement. Barclays' written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays' opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of Barclays' opinion.

        Barclays' opinion, the issuance of which was approved by Barclays' Valuation and Fairness Opinion Committee, is addressed to the Board, addresses only the fairness, from a financial point of view, of the per-share merger consideration to be offered to the stockholders of Press Ganey and does not constitute a recommendation to any stockholder of Press Ganey as to how such stockholder should vote with respect to the merger or any other matter. The terms of the merger were determined through arm's-length negotiations between Press Ganey and EQT and were unanimously approved by the Board. Barclays did not recommend any specific form of consideration to Press Ganey or that any specific form of consideration constituted the only appropriate consideration for the merger. Barclays was not requested to address, and its opinion does not in any manner address, Press Ganey's underlying business decision to proceed with or effect the merger. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the per-share merger consideration to be offered to the stockholders of Press Ganey in the merger. No limitations were imposed by the Board upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.

        In arriving at its opinion, Barclays, among other things:

  •
  reviewed and analyzed the merger agreement and the specific terms of the merger;

  •
  reviewed and analyzed publicly available information concerning Press Ganey that Barclays believed to be relevant to its analysis, including Press Ganey's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016 and June 30, 2016;

  •
  reviewed and analyzed financial and operating information with respect to the business, operations and prospects of Press Ganey furnished to Barclays by Press Ganey, including the updated projections prepared by Press Ganey's management and approved for Barclays use by the Board (as described further in the section below entitled "—Certain Financial Projections" beginning on page 76);

  •
  reviewed and analyzed a trading history of Press Ganey common stock from May 21, 2015 through August 8, 2016, and a comparison of such trading history with those of other companies that Barclays deemed relevant;

  •
  reviewed and analyzed a comparison of the historical financial results and present financial condition of Press Ganey with those of other companies that Barclays deemed relevant;

  •
  reviewed and analyzed a comparison of the financial terms of the merger with the financial terms of certain other transactions that Barclays deemed relevant;

  •
  reviewed the results of Barclays' efforts to solicit indications of interest from third parties with respect to a sale of Press Ganey;

  •
  reviewed published estimates of independent research analysts with respect to the future financial performance and price targets for Press Ganey;

  •
  had discussions with the management of Press Ganey concerning its business, operations, assets, liabilities, financial condition and prospects; and

  •
  undertook such other studies, analyses and investigations as Barclays deemed appropriate.

        In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information. Barclays also relied upon the assurances of management of Press Ganey that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the updated projections, upon advice of management of Press Ganey, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Press Ganey as to Press Ganey's future financial performance and that Press Ganey would perform substantially in accordance with such projections. In arriving at its opinion, Barclays assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of Press Ganey and did not make or obtain any evaluations or appraisals of the assets or liabilities of Press Ganey. Barclays' opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, August 9, 2016. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after, August 9, 2016.

        Barclays and its affiliates have performed various investment banking services for Press Ganey in the past, currently are providing such services, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, Barclays has: (i) acted as left lead arranger and joint bookrunner on Press Ganey's $185 million term loan A refinancing; (ii) acted as lead left bookrunner on Press Ganey's $223 million initial public offering; (iii) acted as sole lead arranger and sole bookrunner on Press Ganey's $35 million senior secured term loan; and (iv) acted as sole lead arranger and sole bookrunner on Press Ganey's $391 million senior secured term loan. For the period from January 1, 2014 through August 9, 2016, Barclays has received compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Press Ganey and/or to its affiliates of approximately $5 million.

        Barclays and its affiliates in the past have provided, currently are providing, or in the future expect to provide, investment banking services to EQT Partners AB, an affiliate of Parent and Merger Sub, and certain of its portfolio companies and affiliates and have received or in the future expect to receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to EQT Partners AB and certain of its portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunner and/or lender for EQT Partners AB and certain of its portfolio companies and affiliates in connection with the financing for various acquisition transactions; and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaking by EQT Partners AB and certain of its portfolio companies and affiliates. For the period from January 1, 2014 through August 9, 2016, Barclays has received compensation for financial advisory and/or underwriting services provided by its Investment Banking Division directly to EQT and/or to its affiliates and portfolio companies (which may include companies that are not controlled by EQT) of approximately $7 million.

        In addition, Barclays and its affiliates in the past have provided, currently are providing, or in the future expect to provide, investment banking services to Vestar, and certain of its portfolio companies and affiliates and have received or in the future expect to receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to Vestar and certain of its portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunner and/or lender for Vestar and certain of its portfolio companies and affiliates in connection with the financing for various acquisition transactions; and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaking by Vestar and certain of its portfolio companies and affiliates. For the period from January 1, 2014 through August 9, 2016, Barclays has received compensation for financial advisory and/or underwriting services provided by its Investment Banking Division directly to Vestar and/or to its affiliates and portfolio companies (which may include companies that are not controlled by Vestar) of approximately $21 million.

        Barclays and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Press Ganey, EQT, Vestar and their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

        Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Board selected Barclays because of its familiarity with Press Ganey, its business and the industry in which it operates, and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the proposed merger.

        Barclays is acting as financial advisor to Press Ganey in connection with the merger. As compensation for its services in connection with the merger, Press Ganey paid Barclays a fee of $1 million upon the delivery of Barclays' opinion. Additional compensation (calculated as a percentage of the aggregate consideration of a consummated sale transaction), against which the amounts paid for the opinion will be credited, that is estimated, based on the information available as of the date of announcement, at approximately $10.5 million, will be payable on completion of the merger. In addition, Press Ganey has agreed to reimburse Barclays for its reasonable out-of-pocket expenses incurred in connection with the merger and to indemnify Barclays for certain liabilities that may arise out of its engagement by Press Ganey and the rendering of Barclays' opinion.

Opinion of Goldman, Sachs & Co.

        Goldman Sachs rendered its written opinion to the Board that, as of August 9, 2016 and based upon and subject to the factors and assumptions set forth therein, the $40.50 in cash per share of Press Ganey common stock to be paid to the holders (other than Parent and its affiliates) of shares of Press Ganey common stock pursuant to the merger agreement, was fair from a financial point of view to such holders. Goldman Sachs did not recommend any specific form of consideration to Press Ganey or that any specific form of consideration constituted the only appropriate consideration for the merger.

        The full text of the written opinion of Goldman Sachs, dated August 9, 2016, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix D. Goldman Sachs provided its opinion for the information and assistance of the Board in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of Press Ganey common stock should vote with respect to the merger, or any other matter.

        In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

  •
  the merger agreement;

  •
  Press Ganey's Registration Statement on Form S-1, including the prospectus contained therein dated April 6, 2015;

  •
  the annual report to stockholders and Annual Report on Form 10-K of Press Ganey for the fiscal year ended December 31, 2015;

  •
  certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Press Ganey;

  •
  certain other communications from Press Ganey to its stockholders;

  •
  certain publicly available research analyst reports for Press Ganey; and

  •
  certain internal financial analyses and forecasts for Press Ganey prepared by its management, described below in the section entitled "—Certain Financial Projections" beginning on page 76 as the updated projections, as approved for Goldman Sachs' use by the Board.

        Goldman Sachs also held discussions with members of the senior management of Press Ganey regarding their assessment of the past and current business operations, financial condition and future prospects of Press Ganey; reviewed the reported price and trading activity for the Press Ganey common stock; compared certain financial and stock market information for Press Ganey with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the healthcare information technology services industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

        For purposes of rendering the opinion described above, Goldman Sachs relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, accounting, tax and other information provided to, discussed with or reviewed by it and it does not assume any responsibility for any such information. In that regard, Goldman Sachs assumed, with Press Ganey's consent, that the updated projections for Press Ganey prepared by its management were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Press Ganey. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Press Ganey or any of its respective subsidiaries, nor was any evaluation or appraisal of the assets or liabilities of Press Ganey or any of its subsidiaries furnished to Goldman Sachs. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Press Ganey or on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs has also assumed that the merger will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

        Goldman Sachs' opinion does not address the underlying business decision of Press Ganey to engage in the merger or the relative merits of the merger as compared to any strategic alternatives that may be available to Press Ganey; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs' opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of shares of Press Ganey common stock, as of the date of the opinion, of the $40.50 in cash per share of Press Ganey common stock to be paid to such holders pursuant to the merger agreement. Goldman Sachs' opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including, without limitation, the form or allocation of the aggregate consideration payable pursuant to the merger agreement, the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Press Ganey; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Press Ganey, or class of such persons in connection with the merger, whether relative to the $40.50 in cash per share of Press Ganey common stock to be paid to the holders (other than Parent and its affiliates) of shares of Press Ganey common stock pursuant to the merger agreement or otherwise. Goldman Sachs' opinion was necessarily based on economic, monetary, market and other conditions, as in effect on, and the information made available to it as of the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the impact of the merger on the solvency or viability of Press Ganey or Parent or the ability of Press Ganey or Parent to pay their respective obligations when they become due. Goldman Sachs' opinion was approved by a fairness committee of Goldman Sachs.

        Goldman Sachs and its affiliates are engaged in investment banking and financial advisory services, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman Sachs and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of Press

Ganey, Parent and any of their respective affiliates, including EQT Partners AB, and third parties, including Vestar and its affiliates and portfolio companies, and certain funds affiliated with Vestar which are significant stockholders of Press Ganey, or any currency or commodity that may be involved in the merger for their own account and for the accounts of their customers. Goldman Sachs acted as financial advisor to Press Ganey in connection with, and participated in certain of the negotiations leading to, the merger contemplated by the merger agreement. Goldman Sachs has provided certain investment banking services to Press Ganey and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as joint bookrunner with respect to an initial public offering of 8,900,000 shares in May 2015; and as joint lead arranger and joint bookrunner with respect to Press Ganey's credit agreement consisting of a term loan (aggregate principal amount of $185,000,000) and a revolving credit facility (aggregate principal amount of $75,000,000) in July 2015. During the two year period ended August 9, 2016, Goldman Sachs has received compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Press Ganey and/or to its affiliates of approximately $4.5 million.

        Goldman Sachs also has provided certain investment banking services to EQT Partners AB and/or its affiliates and portfolio companies from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as financial advisor to a fund affiliated with EQT Partners AB in connection with its acquisition of Bureau Van Dijk in September 2014; as joint bookrunner with respect to an initial public offering of 45,652,174 shares of XXL Sport and Villmark AS, a portfolio company of EQT Partners AB, in October 2014; as joint bookrunner with respect to a public offering of 2-1/8% Senior Unsecured Medium Term Notes due 2024 (aggregate principal amount of EUR 700,000,000) and 1-1/8% Senior Unsecured Medium Term Notes due 2020 (aggregate principal amount of EUR 500,000,000) by ISS AS, a portfolio company of EQT Partners AB, in November 2014; as joint bookrunner with respect to a secondary public offering of 94,999,990 shares of Select Service Partner by a fund affiliated with EQT Partners AB in May 2015; as financial advisor to a fund affiliated with EQT Partners AB, in connection with its acquisition of Nordic Aviation Capital in August 2015; and as financial advisor to a fund affiliated with EQT Partners AB in connection with its announced acquisition of Bilfinger's Building and Facility business in June 2016. During the two year period ended August 9, 2016, Goldman Sachs has received compensation for financial advisory and/or underwriting services provided by its Investment Banking Division directly to EQT and/or to its affiliates and portfolio companies (which may include companies that are not controlled by EQT) of approximately $55 million.

        Goldman Sachs also has provided certain investment banking services to Vestar and/or its affiliates and portfolio companies from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as co-manager with respect to a public offering of 4-1/4% Senior Notes due 2024 (aggregate principal amount $250,000,000) by Symetra Financial Corporation, a portfolio company of Vestar, in July 2014; and as financial advisor to Tervita Corporation, a portfolio company of Vestar, in connection with the divestiture of Tervita LLC from Tervita Corporation in February 2015. Goldman Sachs may also in the future provide investment banking services to Press Ganey and its affiliates and EQT Partners AB, Vestar and their respective affiliates and portfolio companies for which the Investment Banking Division of Goldman Sachs may receive compensation. Affiliates of Goldman Sachs also may have co-invested with Vestar, EQT Partners AB and their respective affiliates from time to time and may have invested in limited partnership units of affiliates of Vestar, EQT Partners AB and their respective affiliates from time to time and may do so in the future. During the two year period ended August 9, 2016, Goldman Sachs has received compensation for financial advisory and/or underwriting services provided by its Investment Banking Division directly to Vestar and/or to its affiliates and portfolio companies (which may include companies that are not controlled by Vestar) of approximately $22.5 million.

        The Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger and because of its familiarity with Press Ganey's business and the industry in which it operates. Pursuant to a letter agreement dated August 8, 2016, Press Ganey engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. Pursuant to the terms of this engagement letter, Press Ganey has agreed to pay Goldman Sachs a transaction fee (calculated as a percentage of the aggregate consideration of a consummated sale transaction) that is estimated, based on the information available as of the date of announcement, at approximately $10.5 million, all of which is payable upon consummation of the merger. In addition, Press Ganey has agreed to reimburse Goldman Sachs for its expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Summary of Material Financial Analyses

        The following is a summary of the material financial analyses performed by the financial advisors and delivered to the Board in connection with the rendering of the financial advisors' respective opinions mentioned above. The following summary, however, does not purport to be a complete description of the financial analyses performed by either of the financial advisors, nor does the order of the analyses described represent the relative importance or weight given to those analyses by either of the financial advisors.

        In connection with rendering their respective opinions, the financial advisors performed certain financial, comparative and other analyses as summarized below. In arriving at their respective opinions, the financial advisors did not ascribe a specific range of values to the shares of Press Ganey common stock but rather made their respective determinations as to the fairness, from a financial point of view, to Press Ganey's stockholders of the per-share merger consideration to be offered to such stockholders in the merger on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

        In arriving at their respective opinions, the financial advisors did not attribute any particular weight to any single analysis or factor considered by them but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by them and in the context of the circumstances of the particular transaction. Accordingly, the financial advisors believe that their respective analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying their respective opinions.

        The following is a summary of the material financial analyses used by the financial advisors in preparing their respective opinions to the Board. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by the financial advisors, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing their respective analyses, the financial advisors made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Press Ganey or any other parties to the merger. None of Press Ganey, EQT, Parent, Merger Sub, Vestar, Barclays, Goldman Sachs or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which the businesses may actually be sold. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 8, 2016 and is not necessarily indicative of current market conditions.

        The merger consideration was determined through arm's-length negotiations between Press Ganey and Parent and was unanimously approved by the Board. The financial advisors provided advice to Press Ganey during these negotiations. The financial advisors did not, however, recommend any specific amount of consideration to Press Ganey or the Board or that any specific amount of consideration constituted the only appropriate consideration for the merger.

        As described above in the section entitled "—Recommendation of Our Board of Directors and Reasons for the Merger," beginning on page 57, the financial advisors' opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by the financial advisors in connection with their respective fairness opinions and is qualified in its entirety by reference to the written opinions of the financial advisors attached as Appendix C and Appendix D.

Historical Share Price and Premium Paid Analysis

        The financial advisors reviewed the historical trading prices and volumes for Press Ganey common stock for the period from May 21, 2015 through August 8, 2016. In addition, the financial advisors analyzed the consideration to be paid to holders of Press Ganey common stock pursuant to the merger agreement in relation to:

  •
  the closing price per share of Press Ganey common stock as of August 8, 2016;

  •
  the highest closing price per share of Press Ganey common stock over the 52-week period ended August 8, 2016;

  •
  the initial public offering price per share of Press Ganey common stock on May 20, 2015;

  •
  the volume weighted average price, which we refer to as VWAP, for the shares of Press Ganey common stock over the 30-day period ended on August 8, 2016;

  •
  the VWAP for the shares of Press Ganey common stock over the 60-day period ended on August 8, 2016;

  •
  the VWAP for the shares of Press Ganey common stock over the 90-day period ended on August 8, 2016; and

  •
  the year to date VWAP for the shares of Press Ganey common stock for the period ended on August 8, 2016.

        This analysis indicated that the price per share to be paid to Press Ganey stockholders pursuant to the merger agreement represented:

  •
  a premium of 0.4% based on the closing price per share of Press Ganey common stock as of August 8, 2016 of $40.33 per share;

  •
  a premium of 62% based on the initial public offering price of Press Ganey common stock on May 20, 2015 of $25.00 per share;

  •
  a premium of 0.8% based on the VWAP for the shares of Press Ganey common stock over the 30-day period ended on August 8, 2016 of $40.17 per share;

  •
  a premium of 5.4% based on the VWAP for the shares of Press Ganey common stock over the 60-day period ended on August 8, 2016 of $38.43 per share;

  •
  a premium of 9.1% based on the VWAP for the shares of Press Ganey common stock over the 90-day period ended on August 8, 2016 of $37.13 per share;

  •
  a discount of 1.1% based on the highest closing price per share of Press Ganey common stock over the 52-week period ended August 8, 2016 of $40.97 per share on June 29, 2016; and

  •
  a premium of 20.3% based on the year to date VWAP for the shares of Press Ganey common stock ended on August 8, 2016 of $33.65 per share.

Implied Multiples Analysis

        The financial advisors calculated implied equity values for Press Ganey, which we refer to as Implied Equity Value, by multiplying the $40.50 per share offer price and the $40.33 per share closing price as of August 8, 2016 by the number of diluted outstanding shares of Press Ganey common stock, calculated using information provided by Press Ganey management and reflecting the treatment of company performance awards (as defined in the merger agreement) pursuant to the merger agreement when calculating implied equity value for the $40.50 per share offer price. The financial advisors also calculated implied enterprise values, which we refer to as Implied Enterprise Value, for Press Ganey using both the $40.50 per share offer price and the $40.33 per share closing price as of August 8, 2016, by adding to the relevant Implied Equity Values the amount of Press Ganey's net debt (defined as total debt less cash and cash equivalents, plus capitalized leases) as of June 30, 2016 ($138 million, as provided by Press Ganey management).

        Using the foregoing, the financial advisors calculated the following implied multiples for Press Ganey:

        Implied Enterprise Value as a multiple of:

  •
  Press Ganey's adjusted EBITDA for the last twelve months ended June 30, 2016, which we refer to as LTM adjusted EBITDA, as provided by Press Ganey management;

  •
  Press Ganey's pro forma LTM adjusted EBITDA as provided by Press Ganey management in the updated projections, described below in the section entitled "—Certain Financial Projections" beginning on page 76;

  •
  the pro forma estimate of Press Ganey's 2016 adjusted EBITDA, reflected in the updated projections;

  •
  the estimate of Press Ganey's 2017 adjusted EBITDA, reflected in the updated projections;

  •
  the estimate of Press Ganey's 2016 adjusted EBITDA, using the median of research analysts that have updated estimates following Press Ganey's announcement of its second quarter earnings results, which the financial advisors refer to as consensus estimates; and

  •
  the estimate of Press Ganey's 2017 adjusted EBITDA, using consensus estimates.

        The $40.50 per share offer price as a multiple of:

  •
  the estimate of Press Ganey's diluted, adjusted pro forma 2016 earnings per share, reflected in the updated projections;

  •
  the estimate of Press Ganey's diluted, adjusted 2017 earnings per share, reflected in the updated projections;

  •
  the estimate of Press Ganey's diluted, adjusted 2016 earnings per share, using consensus estimates; and

  •
  the estimate of Press Ganey's diluted, adjusted 2017 earnings per share, using consensus estimates.

        The $40.33 per share closing price as of August 8, 2016 as a multiple of:

  •
  the estimate of Press Ganey's diluted, adjusted pro forma 2016 earnings per share, reflected in the updated projections;

  •
  the estimate of Press Ganey's diluted, adjusted 2017 earnings per share, reflected in the updated projections;

  •
  the estimate of Press Ganey's diluted, adjusted 2016 earnings per share, using consensus estimates; and

  •
  the estimate of Press Ganey's diluted, adjusted 2017 earnings per share, using consensus estimates.

        The results of these calculations are as follows:

		$40.33 August 8, 2016 Closing Price per Share	$40.50 Offer Price per Share
Updated Projections	Enterprise Value/Adjusted EBITDA
	LTM (6/30/2016)	18.2x	18.3x
	LTM Pro Forma (6/30/2016)	16.8x	16.8x
	2016 Pro Forma	15.7x	15.8x
	2017	14.1x	14.1x
Per Share Price/Adjusted EPS
	2016 Pro Forma	33.4x	33.6x
	2017	29.7x	29.8x
Consensus Estimates	Enterprise Value/Adjusted EBITDA
	2016	16.9x	17.0x
	2017	15.1x	15.1x
Per Share Price/Adjusted EPS
	2016	35.4x	35.5x
	2017	31.5x	31.6x

Selected Precedent Transactions Analysis

        The financial advisors reviewed and compared the purchase prices and financial multiples paid in selected other transactions that the financial advisors, using their professional experience with merger and acquisition transactions, deemed relevant. The financial advisors chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to Press Ganey with respect to the size, mix, margins and other characteristics of their businesses.

        The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Press Ganey and the companies included in the selected precedent transaction analysis. Accordingly, the financial advisors believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the proposed merger. The financial advisors therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the proposed merger which would affect the acquisition values of the selected target companies and Press Ganey.

        For each of the selected transactions, the financial advisors calculated and compared enterprise value as a multiple of last twelve months EBITDA. The financial advisors calculated the enterprise value for each target company by multiplying the amount of the announced per-share merger consideration paid or payable in the applicable transaction by the number of diluted outstanding shares of the target company, and adding to the result the amount of the target company's net debt and non-controlling interest as of the date of the target company's most recent balance sheet prior to the announcement of the merger, in each case, which were calculated using publicly available information for the target company. (If necessary information to perform this calculation was not available for a particular transaction, the financial advisors instead used the respective transaction value for each transaction as publicly disclosed as each target company's enterprise value).

        Using the foregoing, the financial advisors' analyses of the selected transactions and the Press Ganey financial advisors' professional judgment and experience, the Press Ganey financial advisors applied a reference range of LTM EBITDA Multiples of 9.2x to 19.2x to Press Ganey's pro forma LTM adjusted EBITDA as of June 30, 2016, as provide by Press Ganey management in the updated projections, to derive a range of implied enterprise values for Press Ganey. The financial advisors subtracted from the range of implied enterprise values the amount of Press Ganey's net debt as of June 30, 2016 ($138 million, as provided by Press Ganey management) and divided the result by the number of diluted shares of Press Ganey common stock outstanding as of August 5, 2016, as provided by Press Ganey management, to derive a reference range of implied per share values for Press Ganey of $21.00 to $46.25. The following tables set forth the transactions analyzed based on such characteristics and the results of such analysis:

Date Announced	Target	Acquiror
June 13, 2016	Cardon Outreach	MedData
Feb. 22, 2016	Brightree	ResMed
Feb. 18, 2016	Truven Health Analytics, Inc.	IBM
Nov. 2, 2015	MedAssets	Pamplona Capital Management
August 6, 2015	Merge Healthcare Inc.	IBM
July 6, 2015	Altegra Health Inc.	Emdeon Inc. / Blackstone
March 10, 2015	Wood Mackenzie	Verisk Analytics
Dec. 10, 2014	Royall & Company	Advisory Board
Nov. 5, 2014	Dealogic	Carlyle
July 30, 2012	Sunquest	Roper
April 23, 2012	Thomson Reuters—Healthcare	Veritas Capital
Aug. 4, 2011	Emdeon	Blackstone
June 9, 2010	Eclipsys	Allscripts
April 16, 2010	Phase Forward	Oracle
Nov. 5, 2009	IMS	TPG
April 11, 2008	Trizetto	Apax

Selected Precedent Transactions	EV/LTM EBITDA
High	19.2x
Mean	13.5x
Median	12.8x
Low	9.2x

Selected Precedent Transactions		Implied Equity Value per Share*
Updated Projections	Metric	Low	High
Pro Forma LTM Q2 2016A EBITDA	$142 million	$21.00	$46.25

*
Implied equity value per share is rounded to the nearest $0.25.

        While none of the companies that participated in the selected transactions are directly comparable to Press Ganey, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of Press Ganey results, market size and product profile.

Discounted Cash Flow Analysis

        In order to estimate the present value of Press Ganey common stock, the financial advisors each performed a discounted cash flow analysis of Press Ganey. A discounted cash flow analysis is a methodology used to derive an illustrative value of a company by calculating the present value of estimated future cash flows of the company. Present value refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate.

  Barclays

        To calculate the estimated enterprise value of Press Ganey using the discounted cash flow method, Barclays added (i) Press Ganey's projected after-tax unlevered free cash flows for fiscal years 2016 through 2020 based on the updated projections to (ii) the "terminal value" of Press Ganey as of December 31, 2020, and discounted such amount to its present value using a range of selected discount rates. The after-tax unlevered free cash flows were calculated by taking the tax-affected earnings before interest, tax expense and amortization (excluding amortization of purchased intangibles), which were adjusted to treat expenses related to share-based compensation as a cash expense, adding back depreciation and amortization and subtracting capital expenditures and adjusting for changes in working capital. The residual value of Press Ganey at the end of the forecast period, or "terminal value," was estimated by selecting a range of terminal value multiples based on EBITDA for the calendar year period ending December 31, 2020 of 12.0x to 16.0x, which was derived by analyzing the results from the selected comparable company analysis and applying such range to the updated projections. The range of after-tax discount rates of 8.0% to 10.0% was selected based on an analysis of the weighted average cost of capital of Press Ganey and the comparable companies. Barclays then calculated a range of implied prices per share of Press Ganey by subtracting estimated net debt as of June 30, 2016 ($138 million, as provided by Press Ganey management) from the estimated enterprise value using the discounted cash flow method and dividing such amount by the fully diluted number of shares of Press Ganey common stock, as provided by Press Ganey management. The following summarizes the result of these calculations:

	Implied Equity Value per Share*
Barclays
	Low	High
Discounted Cash Flow Analysis
	(12.0x EBITDA and 10.0% Discount Rate)	(16.0x EBITDA and 8.0% Discount Rate)
Terminal EBITDA Multiple Method	$34.25	$49.00

*
Implied equity value per share is rounded to the nearest $0.25.

  Goldman Sachs

        Goldman Sachs performed an illustrative discounted cash flow analysis on Press Ganey using the updated projections. Goldman Sachs calculated indications of net present value of unlevered free cash flows for Press Ganey for the years 2016 through 2020 using discount rates ranging from 7.50% to 9.00%. Goldman Sachs calculated a range of illustrative terminal values for Press Ganey as of December 31, 2020, which was calculated by applying perpetuity growth rates ranging from 3.5% to 4.5% to estimated terminal year normalized free cash flow for Press Ganey, as reflected in the updated projections and discounting these illustrative terminal values to illustrative present values using discount rates ranging from 7.50% to 9.00%. Goldman Sachs then subtracted from the range of illustrative enterprise values Press Ganey's net debt as of June 30, 2016 ($138 million, as provided by Press Ganey management) and divided the results by the number of fully diluted shares of Press Ganey common stock outstanding as of August 5, 2016, as provided by Press Ganey management, to derive a range of illustrative present values per share of Press Ganey common stock ranging from $26.75 to $49.50 (implied equity value per share is rounded to the nearest $0.25).

Selected Comparable Companies Analysis

        In order to assess how the public market values shares of similar publicly traded companies, Barclays reviewed and compared specific financial and operating data relating to Press Ganey with selected companies that Barclays, based on its experience in the Healthcare IT Services and Information Services industries, deemed comparable to Press Ganey. The selected comparable companies were:

  •
  Healthcare IT Services

  •
  Cerner Corporation

  •
  Pro forma combination of Quintiles Transnational Holdings Inc. and IMS Health Holdings, Inc.

  •
  Premier, Inc.

  •
  Allscripts Healthcare Solutions, Inc.

  •
  The Advisory Board Company

  •
  HealthStream, Inc.

  •
  Information Services

  •
  Nielsen Holdings plc

  •
  IHS Markit Ltd.

  •
  Verisk Analytics, Inc.

  •
  Gartner, Inc.

  •
  FactSet Research Systems Inc.

  •
  Inovalon Holdings, Inc.

        Barclays calculated and compared various financial multiples and ratios of Press Ganey and the selected comparable companies. As part of its selected comparable company analysis, Barclays calculated and analyzed each company's enterprise value to certain projected financial criteria (such as earnings before interest, taxes, depreciation and amortization, or EBITDA). The enterprise value of each company was obtained by adding its short and long-term debt to the sum of the market value of its common equity, the value of any preferred stock (at liquidation value) and the book value of any minority interest, and subtracting its cash and cash equivalents. All of these calculations were performed, and based on publicly available financial data (including FactSet consensus data) and closing prices, as of August 8, 2016, the last trading date prior to the delivery of Barclays' opinion. The results of this selected comparable company analysis are summarized below:

Selected Public Companies (Healthcare IT Services and Information Services)	EV/Adj. EBITDA 2017E
Overall High	16.3x
Overall Mean	12.6x
Overall Median	12.6x
Overall Low	8.8x

        Barclays selected the comparable companies listed above because their businesses and operating profiles are reasonably similar to that of Press Ganey. However, because no selected comparable company is exactly the same as Press Ganey, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Press Ganey and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between Press Ganey and the companies included in the selected company analysis. Based upon these judgments, Barclays selected a range of 12.0x to 16.0x multiples of adjusted EBITDA for Press Ganey and applied such range to the updated projections to calculate a range of implied prices per share of Press Ganey. The following summarizes the result of these calculations:

Comparable Companies Analysis		Implied Equity Value per Share*
Updated Projections	Metric	Low	High
2017E EBITDA	$170 million	$34.00	$46.25

*
Implied equity value per share is rounded to the nearest $0.25.

        Barclays noted the implied Press Ganey equity value per share utilizing The Advisory Board Company's enterprise value to 2017E EBITDA multiple of 8.9x which equated to an implied value per share of $24.77. The Advisory Board Company was viewed by Barclays as the closest comparable to Press Ganey based on its client focus and the advisory and informational services it provides.

Present Value of Future Share Price Analysis

        Goldman Sachs performed an illustrative analysis of the implied present value of the future price per share of Press Ganey common stock, which is designed to provide an indication of the present value of a theoretical future value of a company's equity as a function of such company's estimated future earnings and its assumed enterprise value to adjusted EBITDA multiple. For this analysis, Goldman Sachs used the updated projections for each of the fiscal years 2016 to 2020. Goldman Sachs first calculated the implied values per share of Press Ganey common stock as of December 31 for each of the fiscal years 2016 to 2019, by applying forward enterprise value to adjusted EBITDA multiples ranging from 11.5x to 15.5x to Press Ganey's estimated adjusted EBITDA for each of the fiscal years 2017 to 2020. Goldman Sachs then subtracted from the resulting range of enterprise values Press Ganey's estimated net debt as of December 31 of each fiscal year in the updated projections, to yield a range of implied equity values for Press Ganey as of December 31 for each fiscal year. Goldman Sachs then divided the resulting range of implied equity values by the estimated fully diluted shares of Press Ganey common stock outstanding for each fiscal year, as reflected in the updated projections. The future stock price was then discounted back to August 8, 2016, using an illustrative discount rate of

8.75%, reflecting an estimate of Press Ganey's cost of equity. This analysis resulted in a range of implied present values of $32.50 to $52.25 per share of Press Ganey common stock.

Acquisition Premium for United States Cash or Cash and Stock Transactions

        Using Thomson Financial Securities Data as of August 8, 2016, Goldman Sachs calculated the average premium paid in completed deals for each year from 2011 to 2016 year to date that were valued between $1 billion and $5 billion, and involved either 100% cash consideration or a mix of cash and stock consideration for publicly traded U.S. targets. Goldman Sachs calculated each premium using the target's closing share price one day before the announcement of the acquisition. These calculations resulted in a range of average acquisition premia for the selected transactions of 26% to 43%. By applying a range of 25% to 40% acquisition premia to the closing share price of Press Ganey common stock on August 8, 2016, Goldman Sachs calculated a range of implied per share values of Press Ganey common stock of $50.50 to $56.50 (implied equity value per share is rounded to the nearest $0.25).

General

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the financial advisors' respective opinions. In arriving at their fairness determination, the financial advisors considered the results of all of their analyses and did not attribute any particular weight to any factor or analysis considered by them. Rather, the financial advisors made their determination as to fairness on the basis of their experience and professional judgment after considering the results of all of their analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Press Ganey or the merger.

Certain Financial Projections

        Press Ganey does not, as a matter of course, develop or publicly disclose long-term projections or internal projections of its future financial performance revenues, earnings, adjusted EBITDA, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates, though Press Ganey has in the past provided investors with quarterly and full-year financial guidance which may cover areas such as revenue and adjusted EBITDA, among other items, which it may update from time to time during the relevant year. However, in connection with Press Ganey's evaluation of a possible transaction, Press Ganey prepared and provided the Board and its advisors, including Barclays and Goldman Sachs, in performing their respective financial analyses, including the financial analyses summarized under "—Opinions of Financial Advisors" beginning on page 62, with certain non-public, unaudited, stand-alone financial projections prepared by our management and not for public disclosure. Press Ganey management prepared two variations of financial projections, which we refer to together as the Management Projections: (i) projections provided to the Board and the financial advisors in June 2016, which we refer to as the initial projections, and (ii) revised projections accounting for the Company's year-to-date results and additional post-closing insight into the projected performance of a recent acquisition (Avatar International Holding Company), which were provided to the Board and the financial advisors in late July 2016 and which we refer to as the updated projections. The updated projections were used for purposes of the financial analyses provided by the financial advisors, summarized above under the caption "—Opinions of Financial Advisors" beginning on page 62. The initial projections were also provided to prospective bidders in connection with their due diligence review of a possible transaction. Prior to the execution of the merger agreement, the updated projections were provided to EQT and Party D, the only remaining prospective bidders in the process at the time the updated projections were prepared. During the go-shop period, the updated projections were provided to those parties who entered into a confidentiality agreement with the Company, including Party J, Party K and Party L.

        The following tables summarize the Management Projections as described above.

Management Projections

  Initial Projections(1)

	Year Ending December 31,
	2016PF(2)	2016E(2)	2017E	2018E	2019E	2020E
	($ in millions)
Total Revenue	374	369	412	453	494	538
Adjusted EBITDA(3)	146	138	167	190	210	231

        The following table presents a reconciliation of net income to adjusted EBITDA for each of the periods indicated above in the initial projections:

	Year Ending December 31,
	2016PF(2)	2016E(2)	2017E	2018E	2019E	2020E
	($ in millions)
Net Income (loss)	36	32	45	60	74	87
Interest expense, net	5	5	5	5	5	5
Income tax expense	32	28	38	48	56	65
Depreciation and amortization	49	48	52	50	50	49
EBITDA	122	114	140	164	185	206
Equity-based compensation	24	24	27	26	25	25
Adjusted EBITDA(3)	146	138	167	190	210	231

  Updated Projections(1)

	Year Ending December 31,
	2016PF(2)	2016E(2)	2017E	2018E	2019E	2020E
	($ in millions)
Total Revenue	377	369	416	458	499	544
Adjusted EBITDA(3)	152	141	170	194	214	236

        The following table presents a reconciliation of net income to adjusted EBITDA for each of the periods indicated above in the updated projections:

	Year Ending December 31,
	2016PF(2)	2016E(2)	2017E	2018E	2019E	2020E
	($ in millions)
Net Income (loss)	39	34	47	62	76	90
Interest expense, net	5	5	5	5	5	5
Income tax expense	34	29	40	50	58	67
Depreciation and amortization	49	48	52	50	50	49
EBITDA	128	117	143	168	189	211
Equity-based compensation	24	24	27	26	25	25
Adjusted EBITDA(3)	152	141	170	194	214	236

(1)
The financial advisors used the unlevered free cash flow amounts set forth below—which were derived at the direction of the Company from the initial projections and the updated projections, respectively—as part of the financial analyses that the financial advisors performed in connection with the delivery of their financial analyses to the Board. Only the unlevered free cash flows derived from the updated projections were used by the financial advisors in connection with their financial analyses described under the heading "—Opinions of Financial Advisors" beginning on page 62 and in connection with the delivery of their respective opinions to the Board.

Initial Projections

	Year Ending December 31,
	July - Dec 2016E	2017E	2018E	2019E	2020E
	($ in millions)
Unlevered Free Cash Flow	22	70	81	88	97

Utilizing the same process used to derive the unlevered free cash flow amounts set forth above, the financial advisors used the unlevered free cash flow amounts set forth below—which were derived at the direction of the Company from the updated projections—as part of their financial analyses performed at the Company's direction and in connection with the delivery of their respective opinions to the Board:

Updated Projections

	Year Ending December 31,
	July - Dec 2016E	2017E	2018E	2019E	2020E
	($ in millions)
Unlevered Free Cash Flow	24	71	83	90	100
(2)
2016E reflects management's expected revenue and adjusted EBITDA performance of Press Ganey, including the expected performance of Avatar International Holding Company from the date of its acquisition by Press Ganey. 2016PF includes anticipated revenue and adjusted EBITDA on a pro forma basis of Avatar International Holding Company, including integration revenue and expense synergies, as if the acquisition of Avatar International Holding Company closed on, and synergies were realized as of, January 1, 2016. Actual synergies are not anticipated to be fully realized until 2017.

(3)
Adjusted EBITDA is defined as net income (loss) before interest expense, net income taxes and depreciation and amortization, with further adjustments to add back (i) non-cash charges, (ii) items that are not indicative of the underlying operating performance of the business and (iii) items that are solely related to changes in our capital structure, and therefore are not indicative of the underlying operating performance of the business. EBITDA and adjusted EBITDA are not defined terms under GAAP and should not be used as an alternative to net income or net loss as a measure of operating performance.

        In addition to the Management Projections described above, Press Ganey's management created a set of incremental projections, which we refer to as the incremental upside forecasts, incorporating incremental revenue and adjusted EBITDA benefits to the initial projections generated from illustrative and unidentified future acquisitions and the development and sale of two new products. The incremental upside forecasts were based upon various assumptions which relate only to the periods presented and should not be relied upon for any other purpose, including (i) $40 million of annual expenditures on acquisitions generating 9.0% year-over-year organic growth of acquired revenue; (ii) new product launches in 2018 that generate a 50% EBITDA margin; and (iii) timely adoption of new products by clients and consistent annual growth through 2020. The incremental upside forecasts are certain non-public, unaudited, stand-alone financial projections prepared by our management and not for public disclosure, prepared in connection with Press Ganey's evaluation of a possible transaction and provided to the Board, its advisors and prospective bidders who received a presentation on the Company's business and outlook from management. The incremental upside forecasts focused on possible increases in revenue, including assumptions regarding the margins to the costs related to such revenue increases, and did not include corresponding forecasts of changes in costs resulting from, or any risk adjustments related to, new acquisitions or the sale of two new products. Although provided with the incremental upside forecasts, the Board did not approve the incremental upside forecasts or authorize them for use by the financial advisors. At the direction of the Board, the financial advisors used only the updated projections in their financial analyses, and the incremental upside forecasts were not used by either financial advisor in their respective fairness opinions (as described above in the section entitled "—Opinions of Financial Advisors" beginning on page 62). We refer to the incremental upside forecasts and the Management Projections together as the Projections.

Incremental Upside Forecasts

	Year Ending December 31,
	2016PF	2017E	2018E	2019E	2020E
	($ in millions)
Incremental Total Revenue Increase from Acquisitions	$—	$13	$26	$41	$57
Incremental Total Revenue Increase from New Products	$—	$—	$13	$28	$54
Incremental Adj. EBITDA Increase from Acquisitions	$—	$5	$10	$16	$23
Incremental Adj. EBITDA Increase from New Products	$—	$—	$6	$14	$27

        The Projections were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available as described above. The Projections were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to as GAAP, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, Ernst & Young LLP, our independent auditor, has not examined, reviewed, compiled or otherwise applied procedures to, the Projections and, accordingly, assumes no responsibility for, and expresses no opinion on, them. The Projections included in this proxy statement have been prepared by, and are the responsibility of, our management. The Projections were prepared solely for internal use of Press Ganey and, with respect to the Management Projections, its financial advisors and are subjective in many respects.

        Although a summary of the Projections is presented with numerical specificity, they reflect numerous variables, assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the Projections were prepared, taking into account the relevant information available to management at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Projections not to be achieved include general economic conditions, results or financial condition, industry performance, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures, current expansion efforts adversely impacting our business or results, ability to successfully integrate acquisitions, pricing pressures from our customers adversely affecting our profitability, technological changes and competition adversely affecting our sales, profitability or financial condition, any disruption in our information technology systems adversely impacting our business and operations, strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results, our contingent liabilities and tax matters causing us to incur losses or costs, any inability to protect our intellectual property rights adversely affecting our business or our competitive position, costs or adverse effects on our business, reputation or results from governmental regulations, changes in government regulation or other policies adversely affecting our revenue and profitability, work stoppages or other labor issues at our facilities or those of our customers or vendors adversely affecting our business, results or financial condition, and changes in tax laws. In addition, the Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections. Since the Projections cover multiple years, that information by its nature becomes less predictive with each successive year. The inclusion of this information should not be regarded as an indication that the Board, Press Ganey, our financial advisors, Parent, Parent's representatives and affiliates (including EQT and the EQT Funds) or any other recipient of this information considered, or now considers, the Projections to be material information of Press Ganey or that actual future results will necessarily reflect the Projections, and the Projections should not be relied upon as such. The summary of the Projections is not included in this proxy statement in order to induce any stockholder to vote in favor of the merger proposal or any of the other proposals to be voted on at the special meeting or to influence any stockholder to make any investment decision with respect to the merger, including whether or not to seek appraisal rights with respect to shares of our common stock.

        The Projections should be evaluated, if at all, in conjunction with the historical financial statements, risk factors and other information regarding Press Ganey contained in our public filings with the SEC. See "Where You Can Find More Information" beginning on page 140.

        The Projections are forward-looking statements. For information on factors that may cause Press Ganey's future results to materially vary, see "Cautionary Statement Concerning Forward-Looking Statements" beginning on page 29.

        Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Projections to reflect circumstances existing after the date when Press Ganey prepared the Projections or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Projections are shown to be in error. By including in this proxy statement a summary of certain financial projections, neither Press Ganey nor any of its representatives or advisors (including Barclays and Goldman Sachs) nor Parent, Parent's representatives and affiliates (including EQT and the EQT Funds) makes any representation to any person regarding the ultimate performance of Press Ganey or the surviving corporation compared to the information contained in such financial projections and should not be read to do so.

        In light of the foregoing factors and the uncertainties inherent in the Projections, stockholders are cautioned not to unduly rely on the Projections included in this proxy statement.

        Certain of the measures included in the Projections may be considered non-GAAP financial measures, as noted below. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Press Ganey may not be comparable to similarly titled amounts used by other companies.

Interests of the Directors and Executive Officers of Press Ganey in the Merger

        When considering the recommendation of the Board that you vote for the merger proposal, you should be aware that certain of our directors and executive officers may have interests in the merger that may be different from, or in addition to, your interests as a stockholder generally. The Board was also aware of these interests in, among other matters, approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of Press Ganey. See the sections entitled "—Background of the Merger" and "—Recommendation of Our Board of Directors and Reasons for the Merger" beginning on pages 40 and 57, respectively. You should take these interests into account in deciding whether to vote "FOR" the adoption of the merger agreement.

        These interests are described in more detail below, and certain of them, including the compensation that may become payable in connection with the merger to Messrs. Ryan, Greskoviak and Anderson, who constitute our named executive officers, which is subject to a non-binding, advisory vote of Press Ganey's stockholders, are quantified in the narrative below and under the heading "Proposal 3: Advisory Vote on Merger-Related Named Executive Officer Compensation" beginning on page 135. The dates used below to quantify these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events will occur.

Employment Arrangements with Press Ganey

        Our executive officers are party to employment agreements that entitle them to certain severance payments and other benefits upon qualifying terminations of employment. None of our executive officers is currently expected to incur a termination of employment in connection with the merger.

        Under their agreements, if we terminate the employment of any of our executive officers without cause or the executive officer resigns for "good reason," subject to the executive officer timely executing a release of claims in our favor, the executive officer is entitled to receive (i) a prorated portion of the annual bonus the executive officer would otherwise have earned for the year of termination, based on actual performance for the full year and payable when the bonus would have otherwise been paid, (ii) an amount equal to the sum of the executive officer's annual base salary and the amount, if any, of the annual bonus the executive officer earned for the year immediately prior to the year of termination, payable in installments according to the Company's standard payroll practices over the 12 months following termination (or in a lump sum within 90 days following the termination for Mrs. Riskind), and (iii) for executive officers other than Mrs. Riskind, 1.5 times the Company's cost of providing the executive officer (and the executive officer's dependents) continued health coverage for a period of 12 months, payable in installments according to the Company's standard payroll practices over the 12 months following termination. None of our executive officers is currently expected to incur a termination of service in connection with the merger.

        For purposes of the employment agreements:

        "Cause" generally means, subject to applicable cure rights, the executive officer's (i) willful and continued failure to perform duties, (ii) negligence or misconduct in the course of employment that the Board determines has a material and adverse effect on the Company, (iii) indictment of, conviction of, or plea of nolo contendere to a misdemeanor involving moral turpitude or a felony, (iv) material breach of the employment agreement, (v) violation of Company policies that the Board determines has a material and adverse effect on the Company, (vi) misappropriation, embezzlement or material misuse of funds or property belonging to the Company or (vii) use of alcohol or drugs that either interferes with the performance of the executive officer's duties or adversely affects the integrity or reputation of the Company, its employees or its products or services, as determined by the Board.

        "Good reason" for Messrs. Ryan, Greskoviak, Feigh and Anderson generally means, subject to the Company's cure rights, the occurrence of any of the following, without the executive officer's written consent: (i) a material diminution in duties, authority or responsibilities, (ii) a reduction in base salary or annual bonus opportunity, (iii) a material breach by the Company of the employment agreement, (iv) a relocation of the executive officer's principal place of employment of more than 30 miles for Messrs. Greskoviak, Feigh and Anderson or, for Mr. Ryan, a requirement that he relocate his principal residence or (v) a sale of the Company to a third party if such third party fails to assume all obligations under the employment agreement.

        "Good reason" for Mrs. Cmielewski generally means, subject to the Company's cure rights, the occurrence of any of the following without her consent: (i) a failure to pay compensation or provide benefits to which she is entitled, (ii) a substantial decrease in responsibilities and authorities or (iii) a sale of the Company to a third party if such third party fails to assume all obligations under the employment agreement.

        "Good reason" for Mrs. Riskind generally means the occurrence of any of the following: (i) a material diminution in her role and responsibilities, (ii) a reduction in base salary or (iii) a relocation of her principal place of employment by more than 32 miles.

Management Term Sheet

        In connection with the merger, certain members of Press Ganey's management and Merger Sub negotiated the management term sheet. Pursuant to the management term sheet, Parent or its affiliates will pursue agreements and/or arrangements with the managers, which may include cash, stock or other equity co-investment opportunities, including the requirement to invest in the common stock of Parent, which may be satisfied by a cash investment or by a rollover of existing shares of Press Ganey common stock or equity-based awards (whether vested prior to or in connection with the merger). Pursuant to the management term sheet, the managers will subscribe for shares of common stock of Parent in exchange for 50% (for Mr. Ryan and managers who have been employed by the Company for less than six months) or 25% (for managers who have been employed by the Company for at least six months) of the value of each such manager's unvested equity as of immediately prior to the effective time of the merger. Prior to the effective time of the merger, Parent may initiate negotiations of these agreements and/or arrangements, and may enter into definitive agreements regarding the right to participate in the common stock of Parent following the completion of the merger. If an executive officer and Parent agree not to accelerate the vesting of any of the executive officer's unvested equity awards in the merger, the value of the equity awards that continue to vest after the merger would be considered to have been invested in Parent shares for purposes of determining whether the required investment has been made. Notwithstanding the foregoing, a manager may decide not to invest in the common stock of Parent or may invest more or less than the amount specified above in the common stock of Parent.

        Parent currently expects that the managers will collectively beneficially own approximately 9.5% of the outstanding common stock of Parent immediately after the merger (including shares subject to any options to purchase common stock of Parent granted pursuant to the stock option plan described below, but not including any shares of common stock of Parent beneficially owned by employees of the Company who may have the opportunity to invest in Parent and who choose to make such investment prior to the closing). A significant portion of such beneficial ownership by the managers will be in the form of options to purchase common stock of Parent granted pursuant to the stock option plan discussed below, which options will be subject to vesting and other conditions.

        Pursuant to the management term sheet, each manager who invests in Parent will become party to a management stockholders agreement with Parent and affiliates of Parent which will govern each manager's rights and obligations with respect to the common stock of Parent following completion of the merger. The management term sheet contemplates that the management stockholders agreement will provide, among other rights and obligations, that (i) the board of directors of Parent following the completion of the merger will include Mr. Ryan and at least one independent director as mutually agreed upon by Mr. Ryan and affiliates of Parent, (ii) each manager will have, under certain circumstances, the right and/or obligation to participate in sales, purchases and registrations of the common stock of Parent and (iii) Parent will have, under certain circumstances, repurchase rights in respect of the common stock of Parent held by each manager.

        In connection with the closing of the merger, pursuant to the management term sheet, Parent expects to adopt a new stock option plan, which we refer to as the Parent stock option plan, providing for additional grants of options to purchase approximately 9% of the fully-diluted shares of common stock of Parent. Specific awards under the plan have not been determined and will be granted by the board of directors of Parent following the closing of the merger in consultation with the Company's chief executive officer. Notwithstanding the foregoing, Parent and the managers may agree prior to the closing of the merger that the amount, vesting and other terms of the options will differ from the terms described above.

        Pursuant to the management term sheet, the surviving corporation expects to pay up to an aggregate amount of $9,509,300 in cash retention bonus awards to aid in the retention of certain key Company employees, including, but not limited to, Mr. Ryan and certain other of the managers. The contemplated retention bonus award recipients would each receive a fixed cash payment (the amount of such fixed cash payment varying for each recipient), payable at the closing of the merger. The table below sets forth the retention bonus awards that are expected to become payable to our executive officers. The contemplated retention bonus awards would be subject to forfeiture/clawback over two years from the date of the closing of the merger, with an equal amount of each such retention bonus award ceasing to be subject to forfeiture/clawback on each three-month anniversary of the date of the closing of the merger. Under the terms of the contemplated retention bonus awards, if a recipient's employment is terminated for any reason other than death, disability, termination by Parent without cause or resignation by a recipient for good reason, any portion of the applicable retention bonus award would be repaid immediately by the applicable recipient, and if a recipient's employment is terminated due to death, disability, termination by Parent without cause or resignation by a recipient for good reason, no portion of the applicable retention bonus award would be required to be repaid. Notwithstanding the foregoing, Parent and the managers may agree prior to the closing of the merger that the amounts, forfeiture/clawback and other terms of any retention bonus award will differ from the terms described in this proxy statement.

Executive Officer	Retention Bonus Award ($)
Patrick T. Ryan	3,429,300
Joe Greskoviak	1,530,000
Patricia L. Riskind	300,000
Breht T. Feigh	300,000
Patricia Cmielewski	900,000
Devin J. Anderson	1,200,000

Continuing Employees

        The merger agreement provides that, for a period of one year following the effective time of the merger, each employee of Press Ganey and any of its subsidiaries who, as of the closing, continues to be employed with Press Ganey or any of its subsidiaries, who we refer to as a continuing employee, will receive base compensation, a target annual cash bonus opportunity and severance and termination benefits that are no less favorable than the base compensation, target annual cash bonus opportunity and severance and termination benefits provided to such continuing employee immediately prior to the effective time of the merger. The merger agreement further provides that each continuing employee will receive benefits (excluding equity award compensation or any transaction-based payments) that, taken as a whole, have a value that is substantially comparable in the aggregate to the benefits provided to such continuing employee immediately prior to the effective time of the merger.

Treatment of Equity and Equity-Based Awards

        Under the merger agreement, the equity-based awards held by Press Ganey's directors and executive officers will be treated as follows:

Stock Options

        At the effective time of the merger, each option (whether vested or unvested) that is outstanding immediately prior to the effective time of the merger, unless otherwise agreed between the option holder and Parent, will automatically and without any required action on the part of the holder thereof, vest and be cancelled and entitle the option holder to receive an amount in cash equal to the product of (i) the total number of shares of Press Ganey common stock subject to the option and (ii) the amount, if any, by which the per-share merger consideration exceeds the exercise price per share of Press Ganey common stock underlying the option (less any applicable withholding taxes). As soon as practicable, but not more than five business days following the closing of the merger, the surviving corporation will make the option payments, if any, due to each holder of such Press Ganey options.

        The table below sets forth information regarding the Press Ganey options held by each of our executive officers as of September 16, 2016 and the value of such options in the merger. None of our non-employee directors held Press Ganey options as of September 16, 2016.

Name	Number of Vested Company Options	Value of Vested Company Options(1)	Number of Unvested Company Options	Value of Unvested Company Options(1)	Total Value of Company Options(1)
Patrick T. Ryan	—	—	129,140	$1,849,285	$1,849,285
Joe Greskoviak	—	—	91,157	$1,305,368	$1,305,368
Patricia L. Riskind	—	—	30,385	$435,113	$435,113
Breht T. Feigh	3,817	$31,490	34,961	$407,947	$439,437
Patricia Cmielewski	—	—	22,789	$326,338	$326,338
Devin J. Anderson	—	—	48,617	$696,195	$696,195

(1)
Value calculated for each option by multiplying (i) the excess of the $40.50 per-share merger consideration over the per-share exercise price of the option by (ii) the number of shares of Press Ganey common stock subject to the option.

Restricted Stock

        At the effective time of the merger, each share of restricted stock that is outstanding and unvested immediately prior to the effective time of the merger will, unless otherwise agreed between the holder of restricted stock and Parent, (i) if subject solely to time-based vesting conditions, vest and entitle the holder of such restricted stock to receive the per-share merger consideration and (ii) if subject to performance-based vesting conditions vest as to the target number of restricted shares (within the meaning of the applicable restricted stock award), and entitle the holder thereof to receive the per-share merger consideration, in respect of each vested share subject to the award, in each case less any applicable withholding taxes and in accordance with the same terms and conditions applied to holders of Press Ganey common stock generally. As soon as practicable, but not more than five business days following the closing of the merger, the surviving corporation will make the restricted stock payments, if any, due to each holder of such Press Ganey restricted stock.

        The following table sets forth the number of vested and unvested shares of Press Ganey common stock held by our executive officers and non-employee directors as of September 16, 2016 and the value of these shares in the merger. The vested shares of Press Ganey common stock held by our non-employee directors and executive officers will be treated in the same manner as outstanding shares of Press Ganey common stock held by other Press Ganey stockholders entitled to receive the per-share merger consideration.

	Shares of Restricted Stock
			Vested Shares of Press Ganey Common Stock (#)
Name	Time-Based (#)	Performance-Based(1) (#)		Total Value(2) ($)
Executive Officers
Patrick T. Ryan	188,819	189,112	713,085	$44,186,148
Joe Greskoviak	107,522	108,197	202,569	$16,940,664
Breht T. Feigh	14,865	16,518	1,116	$1,316,210
Patricia L. Riskind	28,332	24,732	85,050	$5,593,617
Patricia Cmielewski	27,310	21,549	82,775	$5,331,177
Devin J. Anderson	68,751	59,371	98,589	$9,181,796
Non-Employee Directors
Norman W. Alpert	—	—	—	—
Leslie V. Norwalk	3,402	—	25,259	$1,160,771
Ellen M. Zane	3,402	—	25,259	$1,160,771
Gregory S. Roth	3,402	—	5,000	$340,281
Andrew J. Cavanna	—	—	—	—
John P. Driscoll	3,402	—	—	$137,781
John Glaser, Ph.D.	3,402	—	—	$137,781
Dr. Ralph Snyderman	8,446	—	20,215	$1,160,771

(1)
Amounts represent the number of shares of restricted stock that would vest at the target level of performance.

(2)
Calculated by multiplying the $40.50 per-share merger consideration by the number of shares of Press Ganey common stock.

Named Executive Officer Golden Parachute Compensation

        The table below provides information about certain compensation for each of our named executive officers that is based on or otherwise relates to the merger. The amounts in the table were calculated using outstanding option and restricted stock holdings as of September 16, 2016 and a per-share price for Press Ganey common stock of $40.50, which is the per-share merger consideration, and assumes the merger closed on September 16, 2016. The compensation summarized in the table and footnotes below is subject to a non-binding, advisory vote of Press Ganey's stockholders, as described below in "Proposal 3: Advisory Vote on Merger-Related Named Executive Officer Compensation" beginning on page 135.

        The amounts in the table are estimates based on multiple assumptions that may not actually occur, including assumptions described in this proxy statement, and do not include amounts that were vested as of September 16, 2016 (the latest practicable date prior to the filing of this proxy statement). In addition, certain amounts will vary depending on the actual date of closing of the merger, which is presently expected to occur in the fourth quarter of 2016. For purposes of the table below, we have assumed that each named executive officer's employment is terminated on September 16, 2016 by the Company without cause or by the named executive officer for good reason, as those terms are defined in the named executive officer's employment agreement with us, even though none of the named executive officers is currently expected to incur a termination of employment in connection with the merger. As a result, the actual amounts, if any, to be received by an applicable individual may differ in material respects from the amounts set forth below.

 Golden Parachute Compensation

Name	Cash(1)($)	Equity(2)($)	Other(3)($)	Total($)
Patrick T. Ryan	1,931,035	17,155,491	3,429,300	22,521,826
Joe Greskoviak	1,337,585	10,041,988	1,530,000	12,909,573
Devin J. Anderson	1,054,170	5,885,136	1,200,000	8,139,306

(1)
The amounts in this column represent cash severance payments that each named executive officer would be entitled to receive under his employment agreement if the named executive officer's employment were terminated by the Company without cause or by the named executive officer for good reason on September 16, 2016. These payments are payable in the event such an employment termination regardless of whether the merger occurs. Refer to "The Merger—Interests of the Directors and Executive Officers of Press Ganey in the Merger—Employment Arrangements with Press Ganey" beginning on page 80 of this proxy statement for a description of each named executive officer's severance rights under his employment agreement. None of the named executive officers is currently expected to incur a termination of employment in connection with the merger.

The following table provides additional details of the named executive officers' potential cash severance payments.

Named Executive Officer	Prorated Annual Bonus for Year of Termination ($)(a)	Annual Base Salary ($)	Annual Bonus Earned in Year Prior to Year of Termination ($)	Cost of Continued Health Care Coverage ($)(b)
Patrick T. Ryan	499,372	710,000	701,041	20,622
Joe Greskoviak	334,873	510.000	470,110	22,602
Devin J. Anderson	262,732	400,000	368,836	22,602

(a)
The amounts in this column represent a prorated portion of the annual performance bonus earned by the named executive officer for 2015. The actual amount that the named executive officer would be entitled to receive with respect to his prorated annual bonus for the year of termination would be based on actual performance for 2016.

(b)
The amounts in this column are based on the cost of coverage and the named executive officer's benefit elections during 2016.
(2)
The amounts in this column represent the aggregate merger consideration that each named executive officer would receive with respect to Company equity-based awards subject to cancellation or accelerated vesting, as applicable, in connection with the merger, as described above in "The Merger—Interests of the Directors and Executive Officers of Press Ganey in the Merger—Treatment of Equity and Equity-Based Awards" beginning on page 84. These are "single trigger" arrangements. The following table quantifies the value of the unvested options and restricted stock awards held by the named executive officers. The value of an unvested option has been calculated by multiplying (i) the excess of the $40.50 per-share merger consideration over the per-share exercise price of the unvested option by (ii) the number of shares of Press Ganey common stock subject to the unvested option. The value of restricted stock has been calculated by multiplying the number of shares of restricted stock by the $40.50 per-share merger consideration.

Named Executive Officer	Number of Unvested Stock Options (#)	Value of Unvested Stock Options ($)	Number of Shares of Restricted Stock (#)	Value of Shares of Restricted Stock ($)
Patrick T. Ryan	129,140	1,849,285	377,931	15,306,206
Joe Greskoviak	91,157	1,305,368	215,719	8,736,620
Devin J. Anderson	48,617	696,195	128,122	5,188,941
(3)
The amounts in this column represent retention bonus awards that each named executive officer is expected to receive from Parent. Each named executive officer's contemplated retention bonus award is a "single trigger" arrangement that would be paid at the closing of the merger, subject to forfeiture/clawback over two years following the closing date of the merger if the executive officer's employment is terminated for any reason other than death, disability, termination by Press Ganey without cause or resignation by the executive for good reason, with an equal amount of the bonus award ceasing to be subject to forfeiture/clawback on each three month anniversary of the closing date of the merger.

Narrative Disclosure to Named Executive Officer Golden Parachute Compensation Table

        For additional information relating to the named executive officers' cash severance payments, retention bonuses and the treatment of our equity-based awards held by the named executive officers, see the section entitled "The Merger—Interests of the Directors and Executive Officers of Press Ganey in the Merger" beginning on page 80.

Insurance and Indemnification of Directors and Executive Officers

        From and after the effective time of the merger, Parent will cause the surviving corporation to indemnify, defend and hold harmless, and will advance expenses as incurred to, each current and former director and officer of Press Ganey and its subsidiaries and each of their respective employees serving as a fiduciary of a benefit plan of Press Ganey, which we refer to as a benefit plan (in each case, when acting in such capacity), which we refer to as indemnitees, against any costs or expenses, judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merger, including in connection with the merger agreement and the transactions contemplated thereby, to the fullest extent permitted under the Press Ganey organizational documents or any similar organizational documents and any contract of Press Ganey or its subsidiaries in effect on of the date of the merger agreement.

        Parent agreed that all rights to exculpation, indemnification and advancement of expenses existing as of the effective date of the merger in favor of any indemnitee with respect to acts or omissions occurring prior to the effective time of the merger, will continue in full force and effect in accordance with their terms. For a period of no less than six years from the effective time of the merger, Parent will cause the surviving corporation to maintain in effect the exculpation, indemnification and advancement of expenses provisions in the applicable party's organizational documents or the contracts of Press Ganey or its subsidiaries with respect to their respective directors, officers or employees in effect on the date of the merger agreement. The surviving corporation may not amend, repeal or modify any such provisions in any manner that would adversely affect the rights of any individuals thereunder who were current or former directors, officers or employees of Press Ganey or its subsidiaries immediately prior to the effective time of the merger. All rights to exculpation, indemnification and advancement of expenses with respect to any pending or asserted proceeding or claims made within such period will continue until the final disposition of such proceeding.

        For six years from and after the effective time of the merger, Parent will cause the surviving corporation to maintain an insurance and indemnification policy that provides coverage for events occurring prior to the closing date of the merger, which we refer to as D&O insurance, for the benefit of the current and former directors and officers of Press Ganey on the date of the merger agreement and as of the closing date of the merger. Such D&O insurance will be substantially equivalent to and not less favorable in the aggregate than the existing policy of Press Ganey. If substantially equivalent insurance coverage is unavailable, such D&O insurance will be the best available coverage, except that Parent and the surviving corporation will not be required to pay in excess of 300% of the last annual premium paid by Press Ganey prior to the date of the merger agreement. In lieu of such insurance, prior to the effective time of the merger, Parent or Press Ganey (with Parent's written consent) may purchase a prepaid "tail" policy which provides directors and officers with coverage for an aggregate of six years with respect to claims arising from facts or events that occurred on or before the effective time of the merger.

Financing of the Merger

        Parent estimates that the total amount required to complete the merger and the related transactions and to pay related fees and expenses will be approximately $2.44 billion. Parent expects this amount to be funded through a combination of the following:

  •
  Debt Financing.  Debt financing in an aggregate principal amount of $1.028 billion of senior secured term loans as well as a committed $70 million senior secured revolving facility, a portion of which will be available at closing. Parent has received firm commitments from a consortium of financial institutions to provide the debt financing and revolving credit facility. See the section entitled "—Financing of the Merger—Debt Financing" beginning on page 89;

  •
  Equity Financing.  Equity financing to be provided by the EQT Funds in an aggregate amount of up to $1.358 billion to be funded at the closing. See the section entitled "—Financing of the Merger—Equity Financing" beginning on page 88; and

  •
  Cash.  Approximately $70.6 million of cash is expected to be on hand in Press Ganey and available at the closing.

        The equity and debt financing commitments, together with cash on hand at the Company, will be sufficient to complete the merger and the other transactions contemplated by the merger agreement, including the payment of related transaction fees and expenses and the repayment of certain outstanding indebtedness of the Company at the completion of the merger. The funding of the financing is subject to the satisfaction of various conditions set forth in the commitment letters pursuant to which the financing will be provided.

Equity Financing

        Parent has received the equity commitment letter from the EQT Funds pursuant to which the EQT Funds have committed, on a several but not joint basis, subject to the conditions of the equity commitment letter, to provide equity financing in an aggregate amount of up to $1.358 billion, or such lesser amount as may be required by Parent to complete the merger and the related transactions as set forth in the merger agreement on the terms and subject to the conditions set forth therein and to pay related fees and expenses.

        Funding of the equity financing is subject to the conditions provided in the equity commitment letter, which include: (i) the satisfaction or waiver, on or before the closing of the merger, of all of the conditions precedent to Parent and Merger Sub's obligations to consummate the merger, (ii) the prior or substantially concurrent receipt by Parent of the net cash proceeds of the debt financing and (iii) the concurrent consummation of the transactions contemplated by the merger agreement (including the merger).

        The equity commitment letter and each EQT Fund's obligation to fund all or any portion of the equity financing will terminate automatically and immediately upon the earliest of (i) the assertion in any legal proceeding, directly or indirectly, by the Company or any of its controlled affiliates of any claim against any of the EQT Funds, Parent, Merger Sub or any of their current, former or future equityholders, controlling persons, general or limited partners, members, incorporators, affiliates or representatives or any of their respective successors, predecessors or assigns (in each case other than Parent, Merger Sub, the Company and the EQT Funds and their respective successors and permitted assigns, the "specified persons"), relating to the equity commitment letter, the termination equity commitment letter, the merger agreement, the commitment letters or any of the transactions contemplated thereunder, other than any claim by the Company (A) against Parent or Merger Sub in accordance with, and solely to the extent permitted under, the merger agreement, (B) against the EQT Funds in accordance with, and solely to the extent permitted under, the termination equity commitment letter, (C) against the EQT Funds under the equity commitment letter in accordance with, and solely to the extent permitted under, the merger agreement and (D) against any specified person of the EQT Funds under the confidentiality agreement, dated June 9, 2016, by and between the Company and EQT Partners Inc., (ii) the valid termination of the merger agreement in accordance with its terms, (iii) the effective time of the merger and (iv) the payment of the company termination fee or parent termination fee in accordance with the terms of the merger agreement. Upon the valid termination of the equity commitment letter, no EQT Fund shall have any further obligations or liabilities thereunder.

        The Company is an express third party beneficiary of the equity commitment letter for the purpose of, in accordance with the terms and conditions of the merger agreement, seeking specific performance of the EQT Funds' obligation to fund the equity commitment to Parent (see the section entitled "The Merger Agreement—Specific Performance" beginning on page 130).

Debt Financing

        In connection with the entry into the merger agreement, Parent has obtained a commitment letter, which we refer to as the debt commitment letter, from Credit Suisse AG, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, which we refer to collectively as the debt commitment parties, to provide, severally but not jointly, upon the terms and subject to the conditions set forth in the debt commitment letter, in the aggregate up to $1.098 billion in debt financing, consisting of the following:

  •
  $740 million senior secured first lien term loan facility;

  •
  $70 million senior secured first lien revolving credit facility (only a portion of which will be available to be drawn at the closing of the merger); and

  •
  $288 million senior secured second lien term loan facility.

        The proceeds of the debt financing will be used (i) to finance, in part, the payment of the amounts payable under the merger agreement, (ii) to repay certain existing indebtedness of Press Ganey and (iii) for general corporate purposes.

        The obligations of the debt commitment parties to provide the debt financing under the debt commitment letter are subject to a number of conditions, including (i) since December 31, 2015 no company material adverse effect (as defined under the section entitled "The Merger Agreement—Representations and Warranties" beginning on page 109) with respect to the Company and its subsidiaries taken as a whole shall have occurred, (ii) the consummation, prior to or substantially simultaneous with, the initial borrowing under the debt facilities, of the merger in all material respects in accordance with the merger agreement (without giving effect to any amendment, waiver, consent or other modification to the merger agreement that is materially adverse to the lenders), (iii) the consummation of the equity financing, prior to, or substantially simultaneously with, the initial borrowings under the debt facilities, (iv) the consummation of the repayment of certain existing indebtedness of the Company, prior to, or substantially simultaneously with, the initial borrowings under the debt facilities, (v) the receipt of certain audited, unaudited and pro forma financial statements, (vi) the lenders having been afforded a marketing period of at least 15 consecutive business days (subject to certain customary blackout dates) following receipt of the financial statements described in clause (v) above, (vii) subject to customary "SunGard conditionality" provisions, execution and delivery of guarantees by certain guarantors and the taking of certain actions necessary to establish and perfect a security interest in substantially all assets of the Company and its subsidiaries (subject to certain exceptions), (viii) the accuracy in all material respects of specified representations and warranties in the loan documents under which the debt financing will be provided and of certain representations and warranties in the merger agreement, (ix) the receipt of documentation and other information about the borrowers and guarantors required under applicable "know your customer" and anti-money laundering rules and regulations (including the PATRIOT Act), (x) the consummation of the debt financing under the debt commitment letter on or before February 9, 2017, (xi) delivery of certain customary closing documents and (xii) payment of applicable fees and expenses.

        The obligations of the debt commitment parties to provide the debt financing under the debt commitment letter will terminate at the earliest of (i) the termination of the merger agreement without the consummation of the merger having occurred, (ii) the completion of the merger with or without the funding of the applicable debt financing or (iii) 11:59 p.m., New York City time, on February 9, 2017 if the closing shall not have occurred on or prior to such time and date.

        In the event any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the debt commitment letter for any reason, Parent is required under the merger agreement to, as promptly as practicable, notify the Company of such unavailability and the reasons therefor and use its reasonable best efforts to obtain alternative financing on terms and conditions no less favorable, in the aggregate, to Parent (as determined in the reasonable judgment of Parent) than those set forth in the debt commitment letter (including any related "flex" provisions) in an amount, when added to the available portion of the debt financing and the equity financing, such that the aggregate funds available to Parent are sufficient to complete the merger and the other transactions contemplated by the merger agreement, including the payment of related transaction fees and expenses and the repayment of certain outstanding indebtedness of the Company at the completion of the merger. As of the last practicable date before the printing of this proxy statement, the debt commitment letter remains in effect, and Parent has not notified us of any plans to utilize substitute financing. Except as described in this proxy statement, there is no plan or arrangement regarding the refinancing or repayment of the debt financing. The definitive documentation governing the debt financing contemplated by the debt commitment letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

        The debt commitment parties may invite other banks, financial institutions and institutional lenders to participate in the debt financing contemplated by the debt commitment and to undertake a portion of the commitments to provide such debt financing.

Termination Equity Commitment Letter

        Pursuant to the termination equity commitment letter executed concurrently with the execution of the merger agreement, the EQT Funds have committed to provide funds to Parent for the purpose of paying the parent termination fee if the merger agreement is terminated by the Company under specified circumstances (see the section entitled "The Merger Agreement—Fees and Expenses" beginning on page 131).

        The obligation of the EQT Funds under the termination equity commitment letter with respect to the reverse termination fee is subject to an aggregate cap equal to the amount of $124 million.

        The termination equity commitment letter will terminate and be of no further force and effect and the EQT Funds will have no further obligation or liability under the termination equity commitment letter, the merger agreement, the equity commitment letter, any transaction document or any other document or instrument delivered in connection therewith or in respect of the transactions contemplated thereby (or the termination or abandonment thereof), upon the earliest to occur of: (i) the effective time of the merger, (ii) the payment of the parent termination fee or (iii) the date that is three months after the termination of the merger agreement, except as to any notice of a claim for payment of any portion of the parent termination fee presented in writing by the Company on or prior to such three-month anniversary, in which case, the termination equity commitment letter will terminate upon the date such claim is either resolved by a final, non-appealable order of a court and all amounts (if any) payable by the EQT Funds in respect of such resolution have been paid or resolved as agreed in writing by the Company and the EQT Funds.

        The Company's recourse against the EQT Funds under the termination equity commitment letter (subject to the terms and conditions set forth therein) is the sole and exclusive remedy against the EQT Funds and any related persons of the EQT Funds (and any related person of such related persons, except, in each case, for Parent and Merger Sub), and none of the EQT Funds nor any related person of an EQT Fund (nor any related person of such related persons, except, in each case, for Parent and Merger Sub), will have any liability or obligation to any person, in each case, in respect of any losses or damages suffered as a result of the failure of the merger or the other transactions contemplated by the merger agreement to be consummated, for any breach or failure to perform under the merger agreement, or otherwise relating to or arising out of the merger agreement or the transactions contemplated thereunder, except for claims by the Company seeking an injunction or specific performance of the EQT Funds' obligation to cause the equity financing to be funded, solely pursuant to the terms and subject to the conditions of the equity commitment letter and the merger agreement.

Appraisal Rights

General

        If the merger is completed, holders of shares of Press Ganey common stock who do not vote in favor of the adoption of the merger agreement and who properly demand an appraisal of their shares and who otherwise comply with the requirements set forth in Section 262 of the DGCL will be entitled to appraisal rights in connection with the merger. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. Failure to timely and properly comply with the statutory requirements will result in the loss of your appraisal rights.

        This section summarizes certain material provisions of Delaware law pertaining to appraisal rights. The following discussion, however, is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached as Appendix B to this proxy statement and incorporated by reference herein. All references in Section 262 of the DGCL to "stockholder" are to the record holder of shares of Press Ganey common stock. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not a Press Ganey stockholder should exercise its right to seek appraisal under Section 262 of the DGCL.

        Under the DGCL, if you hold one or more shares of Press Ganey common stock, you do not wish to accept the per-share merger consideration provided for in the merger agreement, you do not vote in favor of the adoption of the merger agreement and you otherwise comply with the requirements set forth in Section 262 of the DGCL, you will be entitled to have your shares appraised by the Delaware Court of Chancery and to receive the "fair value" of such shares (as determined by the Delaware

Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the merger transactions) in cash, together with interest, if any, to be paid upon the amount determined to be the fair value. It is possible that any such "fair value" as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $40.50 per-share merger consideration which Press Ganey stockholders will be entitled to receive upon the consummation of the merger pursuant to the merger agreement. These rights are known as appraisal rights.

        Under Section 262 of the DGCL, not less than 20 days prior to the Press Ganey special meeting at which the adoption of the merger agreement will be submitted to the stockholders, Press Ganey must notify each stockholder who was a Press Ganey stockholder on the record date for notice of such meeting and who is entitled to exercise appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the required notice, and a copy of Section 262 of the DGCL is attached as Appendix B to this proxy statement.

        A HOLDER OF PRESS GANEY COMMON STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO SHOULD REVIEW THE FOLLOWING DISCUSSIONS AND APPENDIX B CAREFULLY. FAILURE TO COMPLY PRECISELY WITH THE PROCEDURES OF SECTION 262 OF THE DGCL IN A TIMELY AND PROPER MANNER WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL UNDER SECTION 262 OF THE DGCL, A HOLDER OF PRESS GANEY COMMON STOCK WHO IS CONSIDERING WHETHER TO EXERCISE HIS, HER OR ITS APPRAISAL RIGHTS, IS ENCOURAGED TO CONSULT WITH HIS, HER OR ITS OWN LEGAL COUNSEL. ANY SHARES OF PRESS GANEY COMMON STOCK HELD BY A PRESS GANEY STOCKHOLDER WHO FAILS TO PERFECT, SUCCESSFULLY WITHDRAWS OR OTHERWISE LOSES HIS, HER OR ITS APPRAISAL RIGHTS WILL BE DEEMED TO HAVE BEEN CONVERTED AS OF THE EFFECTIVE TIME OF THE MERGER INTO THE RIGHT TO RECEIVE THE PER-SHARE MERGER CONSIDERATION.

How to Exercise and Perfect Your Appraisal Rights

        If you are a Press Ganey stockholder and wish to exercise the right to seek an appraisal of your shares of Press Ganey common stock, you must comply with ALL of the following:

  •
  you must not vote FOR, or otherwise consent in writing to, the adoption of the merger agreement. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, if you submit a proxy and wish to exercise your appraisal rights, you must include voting instructions to vote your share AGAINST, or as an abstention with respect to, the adoption of the merger agreement;

  •
  you must continuously hold your shares of Press Ganey common stock from the date of making the demand through the effective time of the merger. You will lose your appraisal rights if you transfer the shares of Press Ganey common stock before the effective time of the merger;

  •
  prior to the taking of the vote to adopt the merger agreement at the special meeting, you must deliver a proper written demand for appraisal of your shares; and

  •
  you, another stockholder, an appropriate beneficial owner or the surviving corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of Press Ganey common stock within 120 days after the effective time of the merger. The surviving corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of Press Ganey stockholders to initiate all necessary action to properly demand their appraisal rights in respect of shares of Press Ganey common stock within the time prescribed in Section 262 of the DGCL.

Filing a Written Demand

        Neither voting against the adoption of the merger agreement, nor abstaining from voting or failing to vote on the merger proposal, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL. Any holder of shares of Press Ganey common stock wishing to exercise appraisal rights must deliver to Press Ganey, before the taking of the vote on the adoption of the merger agreement at the special meeting (at which the merger proposal will be submitted to the stockholders), a written demand for the appraisal of the stockholder's shares. A stockholder's failure to deliver the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting of stockholders will constitute a waiver of appraisal rights. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement.

        A demand for appraisal must be executed by or on behalf of the stockholder of record. Only a holder of record may demand appraisal rights for the shares of Press Ganey common stock registered in that holder's name. A demand for appraisal must be executed by or on behalf of the holder of record. The demand should specify the stockholder's name and mailing address and the number of shares of Press Ganey common stock registered in the stockholder's name and must state that the person intends thereby to demand appraisal of the stockholder's shares in connection with the merger. Such demand will be sufficient if it reasonably informs Press Ganey of the identity of the stockholder and that the stockholder intends to demand appraisal of the "fair value" of his, her or its shares of Press Ganey common stock. Beneficial owners who do not also hold their shares of Press Ganey common stock of record may not directly make appraisal demands to Press Ganey. The beneficial owner must, in such cases, arrange for the holder of record, such as a bank, broker or other nominee, to timely submit the required demand in respect of those shares of Press Ganey common stock. A holder of record, such as a bank, broker or other nominee, who holds shares of Press Ganey common stock as a nominee or intermediary for others, may exercise appraisal rights with respect to the shares of Press Ganey common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. The written demand should state the number of shares of Press Ganey common stock as to which appraisal is sought. Where no number of shares of Press Ganey common stock is expressly mentioned, the demand will be presumed to cover all shares of Press Ganey common stock held in the name of the holder of record.

        IF YOU HOLD YOUR SHARES OF PRESS GANEY COMMON STOCK IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKER OR NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES OF PRESS GANEY COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A NOMINEE OR INTERMEDIARY, YOU MUST ACT PROMPTLY TO CAUSE THE HOLDER OF RECORD TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO DEMAND YOUR APPRAISAL RIGHTS. IF YOU HOLD YOUR SHARES OF PRESS GANEY COMMON STOCK THROUGH A BANK OR BROKERAGE WHO IN TURN HOLDS THE SHARES THROUGH A CENTRAL SECURITIES DEPOSITORY NOMINEE, SUCH AS THE DEPOSITORY TRUST COMPANY, A DEMAND FOR APPRAISAL OF SUCH SHARES MUST BE MADE BY OR ON BEHALF OF THE DEPOSITORY NOMINEE AND MUST IDENTIFY THE DEPOSITORY NOMINEE AS THE HOLDER OF RECORD.

        If your shares of Press Ganey common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if your shares are owned of record jointly with one or more other persons, as in a joint tenancy or tenancy in common, the demand for appraisal should be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the holder or holders of record and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the holder or holders of record. If you hold shares of Press Ganey common stock through a nominee or intermediary who in turn holds the shares through a central securities depository nominee, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. Stockholders who hold their shares of Press Ganey common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

        If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:

  Press Ganey Holdings, Inc.
  401 Edgewater Place, Suite 500
  Wakefield, MA 01880
  Attention: General Counsel

        At any time within 60 days after the effective time of the merger, any Press Ganey stockholder that made a demand for appraisal but has not commenced an appraisal proceeding or joined in such a proceeding as a named party will have the right to withdraw the demand and to accept the per-share merger consideration in accordance with the merger agreement for his, her or its shares of Press Ganey common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal, but after such 60-day period a demand for appraisal may be withdrawn only with the written approval of the surviving corporation.

        Notice by the Surviving Corporation.    Within ten days after the effective date of the merger, the Company, as the surviving corporation, must notify each holder of Press Ganey common stock who has made a written demand for appraisal pursuant to Section 262 of the DGCL, and who has not voted in favor of the adoption of the merger agreement, of the date that the merger has become effective.

        Filing a Petition For Appraisal with the Delaware Court of Chancery.    Within 120 days after the effective time of the merger, but not later, either you, provided you have complied with the requirements of Section 262 of the DGCL and are otherwise entitled to appraisal rights, or the surviving corporation may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by you, demanding an appraisal of the value of the shares of Press Ganey common stock held by all stockholders who have properly demanded appraisal. None of EQT, the EQT Funds, Parent, Merger Sub or Press Ganey, as the surviving corporation, is under any obligation to file an appraisal petition or has any intention to do so. If you desire to have your shares of Press Ganey common stock appraised, you should initiate any petitions necessary for properly demanding your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

        Within 120 days after the effective time of the merger, provided you have complied with the provisions of Section 262 of the DGCL, you will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Press Ganey common stock not voted in favor of the adoption of the merger agreement and with respect to which Press Ganey has received demands for appraisal, and the aggregate number of holders of those shares. The surviving corporation must mail this statement to you within the later of (i) 10 days after receipt by the surviving corporation of the request therefor or (ii) 10 days after expiration of the period for delivery of demands for appraisal. If you are the beneficial owner of shares of Press Ganey common stock held in a voting trust or by a nominee or intermediary on your behalf you may, in your own name, file an appraisal petition or request from the surviving corporation the statement described in this paragraph. If a petition for appraisal is not timely filed, then the right to appraisal will cease.

        If a petition for appraisal is duly filed by you or another holder of record of Press Ganey common stock who has properly exercised his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Court of Chancery a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares of Press Ganey common stock and with whom agreements as to the value of their shares of Press Ganey common stock have not been reached by the surviving corporation. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which Press Ganey stockholders have complied with Section 262 of the DGCL and have become entitled to appraisal rights and may require the Press Ganey stockholders demanding appraisal who hold certificated shares of Press Ganey common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court of Chancery may dismiss the proceedings as to any Press Ganey stockholder who fails to comply with this direction. In addition, the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares of Press Ganey common stock entitled to appraisal exceeds 1% of the outstanding shares of Press Ganey common stock, or (2) the value of the consideration provided in the merger for such total number of shares of Press Ganey common stock exceeds $1 million.

        The appraisal proceeding will be conducted as to the shares of Press Ganey common stock owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through the appraisal proceeding, the Delaware Court of Chancery will determine the fair value of the shares of Press Ganey common stock at the effective time of the merger held by all Press Ganey stockholders who have properly demanded their appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262 of the DGCL, interest from the effective time of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the Press Ganey stockholders entitled to receive the same, forthwith in the case of uncertificated stockholders or upon surrender by certificated stockholders to the surviving corporation of their stock certificates.

        In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to fair value under Section 262 of the DGCL. The fair value of shares of Press Ganey common stock as determined under Section 262 of the DGCL could be greater than, the same as, or less than the value of the merger consideration. Neither EQT, the EQT Funds, Parent, Merger Sub or Press Ganey, as the surviving corporation, anticipates offering more than the per-share merger consideration to any Press Ganey stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the "fair value" of a share of Press Ganey common stock is less than the per-share merger consideration. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery.

        If no party files a petition for appraisal within 120 days after the effective time of the merger, then you will lose the right to an appraisal, and will instead receive the per-share merger consideration in accordance with the merger agreement, without interest thereon, less any withholding taxes.

        The Delaware Court of Chancery may determine the costs of the appraisal proceeding (which do not include attorneys' fees or the fees and expenses of experts) and may tax those costs upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Press Ganey common stock entitled to appraisal. In the absence of such an order, each party to the appraisal proceeding bears its own expenses.

        If you have duly demanded an appraisal in compliance with Section 262 of the DGCL, you will not, from and after the effective time of the merger, be entitled to vote the shares of Press Ganey common stock subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of Press Ganey common stock as of a record date prior to the effective time of the merger.

        If you have not commenced an appraisal proceeding or joined such a proceeding as a named party you may withdraw a demand for appraisal and accept the per-share merger consideration by delivering a written withdrawal of the demand for appraisal and an acceptance of the consideration payable in the merger to the surviving corporation, except that any attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of the surviving corporation, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery. Such approval may be conditioned on the terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any Press Ganey stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered in the merger within 60 days after the effective time of the merger. If you fail to properly demand or successfully withdraw your demand for appraisal, or otherwise lose your appraisal rights, your shares of Press Ganey common stock will be deemed to have been converted as of the effective time of the merger into the right to receive the per-share merger consideration, without interest thereon, less any withholding taxes.

        Failure to follow the steps required by Section 262 of the DGCL for properly demanding appraisal rights may result in the loss of your appraisal rights. In that event, you will be entitled to receive the per-share merger consideration for your shares of Press Ganey common stock in accordance with the merger agreement.

        THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH THE TECHNICAL PREREQUISITES OF SECTION 262 OF THE DGCL. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL WILL GOVERN.

Accounting Treatment

        The merger will be accounted for as a "purchase transaction" for financial accounting purposes.

U.S. Federal Income Tax Consequences of the Merger

        The following discussion is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (each as defined below) who receive cash in exchange for shares of Press Ganey common stock pursuant to the merger. This discussion is for general informational purposes only and does not purport to be a complete analysis of all potential tax consequences of the merger. The tax consequences of the merger under U.S. federal tax laws other than those pertaining to the income tax, such as estate and gift tax laws, and any applicable state, local and non-U.S. tax laws are not discussed. This discussion also does not address any tax consequences arising under the Medicare contribution tax on net investment income. This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, which we refer to as the IRS, in each case, in effect as of the date hereof. These authorities may change or be subject to differing interpretations, and any such change or differing interpretation may be applied retroactively in a manner that could affect the accuracy of the statements and conclusions set forth in this summary. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the merger.

        This discussion is limited to holders of shares of Press Ganey common stock who hold such shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances. In addition, this discussion does not address the U.S. federal income tax consequences to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:

  •
  U.S. expatriates and former citizens or long-term residents of the United States;

  •
  persons subject to the alternative minimum tax;

  •
  U.S. holders whose functional currency is not the U.S. dollar;

  •
  persons holding shares of Press Ganey common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

  •
  banks, insurance companies, and other financial institutions;

  •
  brokers or dealers in securities;

  •
  traders in securities that elect to apply a mark-to-market method of accounting;

  •
  controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  S corporations, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

  •
  real estate investment trusts and regulated investment companies;

  •
  tax-exempt organizations or governmental organizations;

  •
  persons deemed to sell their shares of Press Ganey common stock under the constructive sale provisions of the Code;

  •
  persons who own an equity interest, actually or constructively, in Parent or the surviving corporation;

  •
  persons who hold or received their shares of Press Ganey common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

  •
  tax-qualified retirement plans.

        This discussion also does not address the U.S. federal income tax consequence to holders of shares of Press Ganey common stock who exercise appraisal rights in connection with the merger under the DGCL.

        If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds shares of Press Ganey common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Press Ganey common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of the merger to them.

        THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF PRESS GANEY COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION OF THE MEDICARE CONTRIBUTION TAX ON NET INVESTMENT INCOME, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences to U.S. Holders

Definition of a U.S. Holder

        For purposes of this discussion, a "U.S. holder" is any beneficial owner of shares of Press Ganey common stock that for U.S. federal income tax purposes is or is treated as:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code) are authorized to control all substantial decisions of the trust, or (2) has a valid election in effect to be treated as a "United States person" for U.S. federal income tax purposes.

Effect of the Merger

        The receipt of cash by a U.S. holder in exchange for shares of Press Ganey common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. The amount of any gain or loss realized by a U.S. holder who receives cash for shares of Press Ganey common stock in the merger generally will equal the difference, if any, between the amount of cash received for such shares and the U.S. holder's adjusted tax basis in such shares. A U.S. holder's adjusted tax basis in a share generally will be equal to the amount the U.S. holder paid for the share. Gain or loss and holding period will be determined separately for each block of shares of Press Ganey common stock (that is, shares of Press Ganey common stock acquired at the same cost in a single transaction) exchanged for cash in the merger. Any gain or loss realized by a U.S. holder upon the receipt of cash in exchange for a share of Press Ganey common stock in the merger generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held such share for more than one year at the effective time of merger. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, are generally taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        Payments made to a U.S. holder in exchange for shares of Press Ganey common stock pursuant to the merger may be subject to information reporting and may be subject to backup withholding. To avoid backup withholding on such payments, U.S. holders that do not otherwise establish an exemption should complete and return to the paying agent a properly executed IRS Form W-9 included in the letter of transmittal, certifying that such holder is a U.S. person, the taxpayer identification number provided is correct, and that such holder is not subject to backup withholding. Certain holders (including corporations) are not subject to backup withholding or information reporting rules.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Consequences to Non-U.S. Holders

Definition of a Non-U.S. Holder

        For purposes of this discussion, a "non-U.S. holder" is a beneficial owner of shares of Press Ganey common stock that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

Effect of the Merger

        A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the receipt of cash in exchange for shares of Press Ganey common stock in the merger unless:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States);

  •
  the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition of shares of Press Ganey common stock in the merger, and certain other requirements are met; or

  •
  Press Ganey is or has been a United States real property holding corporation, or "USRPHC," for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the merger or the period that the non-U.S. holder held shares of Press Ganey common stock and the non-U.S. holder held (actually or constructively) more than five percent of shares of our common stock at any time during such five-year period.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates, generally in the same manner as if such non-U.S. holder were a U.S. holder. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

        Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty), which may be offset by U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

        With respect to the third bullet point above, the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our United States and foreign real property interests. We believe that we have not been a USRPHC for U.S. federal income tax purposes during the time described above.

        Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

        Payments made to non-U.S. holders in the merger may be subject to information reporting and backup withholding. Non-U.S. holders generally can avoid backup withholding and information reporting by providing the paying agent with the applicable and properly executed IRS Form W-8 certifying the holder's non-U.S. status or by otherwise establishing an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the non-U.S. holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Regulatory Approvals Required for the Merger

General

        Press Ganey and Parent have agreed to use their reasonable best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the merger and the other transactions contemplated by the merger agreement. These approvals include the expiration or termination of the applicable waiting period under the HSR Act, and Parent has agreed to use its best efforts to resolve, avoid or eliminate each and every impediment under the HSR Act that may be asserted by any governmental entity with respect to the merger. Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the merger agreement.

HSR Act and U.S. Antitrust Matters

        Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission, or FTC, the merger cannot be completed until Press Ganey and Parent each file a notification and report form with the FTC and the Antitrust Division of the Department of Justice under the HSR Act and the applicable waiting period thereunder has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar day waiting period following the parties' filing of their respective HSR Act notification forms or the early termination of that waiting period. Press Ganey and Parent and its affiliates filed their respective HSR Act premerger notifications on August 22, 2016 with the FTC and the DOJ under the HSR Act. On August 26, 2016, the FTC granted early termination of the waiting period under the HSR Act.

        At any time before or after the consummation of the merger, notwithstanding the expiration or termination of the waiting period under the HSR Act, the Antitrust Division of the Department of Justice or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the expiration or termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Management Term Sheet

        In connection with the merger, certain members of Press Ganey's management and Merger Sub negotiated the management term sheet. Pursuant to the management term sheet, Parent or its affiliates will pursue agreements and/or arrangements with the managers, which may include cash, stock or other equity co-investment opportunities, including the requirement to invest in the common stock of Parent, which may be satisfied by a cash investment or by a rollover of existing shares of Press Ganey common stock or equity-based awards (whether vested prior to or in connection with the merger). Pursuant to the management term sheet, the managers will subscribe for shares of common stock of Parent in exchange for 50% (for Mr. Ryan and managers who have been employed by the Company for less than six months) or 25% (for managers who have been employed by the Company for at least six months) of the value of each such manager's unvested equity as of immediately prior to the effective time of the merger. Prior to the effective time of the merger, Parent may initiate negotiations of these agreements and/or arrangements, and may enter into definitive agreements regarding the right to participate in the common stock of Parent following the completion of the merger. If an executive officer and Parent agree not to accelerate the vesting of any of the executive officer's unvested equity awards in the merger, the value of the equity awards that continue to vest after the merger would be considered to have been invested in Parent shares for purposes of determining whether the required investment has been made. Notwithstanding the foregoing, a manager may decide not to invest in the common stock of Parent or may invest more or less than the amount specified above in the common stock of Parent.

        Parent currently expects that the managers will collectively beneficially own approximately 9.5% of the outstanding common stock of Parent immediately after the merger (including shares subject to any options to purchase common stock of Parent granted pursuant to the stock option plan described below, but not including any shares of common stock of Parent beneficially owned by employees of the Company who may have the opportunity to invest in Parent and who choose to make such investment prior to the closing). A significant portion of such beneficial ownership by the managers will be in the form of options to purchase common stock of Parent granted pursuant to the stock option plan discussed below, which options will be subject to vesting and other conditions.

        Pursuant to the management term sheet, each manager who invests in Parent will become party to a management stockholders agreement with Parent and affiliates of Parent which will govern each manager's rights and obligations with respect to the common stock of Parent following completion of the merger. The management term sheet contemplates that the management stockholders agreement will provide, among other rights and obligations, that (i) the board of directors of Parent following the completion of the merger will include Mr. Ryan and at least one independent director as mutually agreed upon by Mr. Ryan and affiliates of Parent, (ii) each manager will have, under certain circumstances, the right and/or obligation to participate in sales, purchases and registrations of the common stock of Parent and (iii) Parent will have, under certain circumstances, repurchase rights in respect of the common stock of Parent held by each manager.

        In connection with the closing of the merger, pursuant to the management term sheet, Parent expects to adopt the Parent stock option plan, providing for additional grants of options to purchase approximately 9% of the fully-diluted shares of common stock of Parent. Specific awards under the plan have not been determined and will be granted by the board of directors of Parent following the closing of the merger in consultation with the Company's chief executive officer. Notwithstanding the foregoing, Parent and the managers may agree prior to the closing of the merger that the amount, vesting and other terms of the options will differ from the terms described above.

        Pursuant to the management term sheet, the surviving corporation expects to pay up to an aggregate amount of $9,509,300 in cash retention bonus awards to aid in the retention of certain key Company employees, including, but not limited to, Mr. Ryan and certain other of the managers. The contemplated retention bonus award recipients would each receive a fixed cash payment (the amount of such fixed cash payment varying for each recipient), payable at the closing of the merger. The contemplated retention bonus awards would be subject to forfeiture/clawback over two years from the date of the closing of the merger, with an equal amount of each such retention bonus award ceasing to be subject to forfeiture/clawback on each three-month anniversary of the date of the closing of the merger. Under the terms of the contemplated retention bonus awards, if a recipient's employment is terminated for any reason other than death, disability, termination by Parent without cause or resignation by a recipient for good reason, any portion of the applicable retention bonus award would be repaid immediately by the applicable recipient, and if a recipient's employment is terminated due to death, disability, termination by Parent without cause or resignation by a recipient for good reason, no portion of the applicable retention bonus award would be required to be repaid. Notwithstanding the foregoing, Parent and the managers may agree prior to the closing of the merger that the amounts, forfeiture/clawback and other terms of any retention bonus award will differ from the terms described in this proxy statement.

Voting Agreement

        On August 9, 2016, in connection with the execution of the merger agreement, the Vestar Holders, holders of approximately 54% of Press Ganey's outstanding common stock, entered into the voting agreement with Parent, pursuant to which they agreed to, among other things, vote their shares of Press Ganey common stock (a) in favor of (i) the adoption of the merger agreement and approval of the merger, (ii) each of the actions contemplated by the merger agreement in respect of which approval of Press Ganey's stockholders is requested, and (iii) any proposal or action in respect of which approval of the Company's stockholders is requested that could reasonably be expected to facilitate the merger and the other transactions contemplated by the merger agreement and (b) against (i) any proposal or action that would constitute a breach of any covenant, representation or warranty or any other obligation or agreement of Press Ganey under the merger agreement or of such stockholder under the voting agreement or that reasonably would be expected to prevent, impede, frustrate, interfere with, materially delay or adversely affect the merger or any of the other transactions contemplated by the merger agreement, (ii) any acquisition proposal or any proposal relating to an acquisition proposal, (iii) any stock purchase agreement or other agreement relating to a merger, consolidation, combination, sale, lease or transfer of a material amount of assets of Press Ganey or any of its subsidiaries, reorganization, recapitalization, dissolution, liquidation or winding up of or by Press Ganey or any of its subsidiaries (other than the merger agreement), and (iv) any change in the present capitalization or dividend policy of Press Ganey or any amendment or other change to the charter or bylaws of Press Ganey. The voting agreement will terminate upon the earlier of (w) the effective time of the merger, (x) the date on which the merger agreement is terminated in accordance with its terms, (y) the date of any change to the terms of the merger agreement that reduces the amount or value of, or changes the type of consideration payable to, the Vestar Holders, and (z) the date on which the parties to the voting agreement terminate the voting agreement by mutual agreement. The Vestar Holders may not enter into any other agreement or arrangement with respect to voting their shares of our common stock and may not transfer their shares of our common stock to any person other than to affiliates who agree to be bound by and vote such shares in accordance with, the voting agreement. In the event the Board makes a change of recommendation with respect to an intervening event (as described in the section entitled "The Merger Agreement—No Solicitation of Other Offers; Change of Recommendation" beginning on page 115), the Vestar Holders are required to vote their shares of Press Ganey common stock proportionately with the other Press Ganey stockholders voting on such matter. The voting agreement is attached as Appendix E to this proxy statement and incorporated into this proxy statement by reference.

THE MERGER AGREEMENT

        The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Appendix A and incorporated into this proxy statement by reference. We encourage you to read the merger agreement carefully in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement

        The merger agreement and the summary of terms included in this proxy statement have been prepared to provide you with information regarding the terms of the merger agreement. Factual disclosures about Press Ganey contained in this proxy statement or in Press Ganey's public filings with the SEC, as described in the section entitled "Where You Can Find More Information" beginning on page 140, may supplement, update or modify the factual disclosures about the Company contained in the merger agreement and described in this summary. The representations, warranties and covenants contained in the merger agreement have been made solely for the purposes of the merger agreement and as of specific dates and solely for the benefit of the parties to the merger agreement, and:

  •
  were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement;

  •
  have been modified or qualified by certain confidential disclosures that were made among the parties to the merger agreement in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement itself;

  •
  may no longer be true as of a given date;

  •
  may be subject to a contractual standard of materiality in a way that is different from those generally applicable to you or other stockholders and reports and documents filed with the SEC; and

  •
  may be subject in some cases to other exceptions and qualifications, including exceptions that do not result in, and would not reasonably be expected to have, a company material adverse effect, as defined in the section titled "—Representations and Warranties" beginning on page 109 of this proxy statement.

        Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. Accordingly, the representations, warranties, covenants and other provisions of the merger agreement or any description of such provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section titled "Where You Can Find More Information" beginning on page 140.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

        The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger, Merger Sub will be merged with and into Press Ganey, with Press Ganey continuing as an indirect, wholly owned subsidiary of Parent from and after the effective time of the merger.

        At the effective time of the merger, the board of directors of the surviving corporation will consist of the directors of Merger Sub immediately prior to the effective time or such other individuals designated by Parent as of the effective time, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until the earlier of their death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the surviving corporation and applicable law. From and after the effective time of the merger, the officers of Press Ganey at the effective time of the merger will be the officers of the surviving corporation, until their respective successors have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation and applicable law. At the effective time of the merger, the certificate of incorporation of Press Ganey as the surviving corporation will be amended to read as set forth in Exhibit B to the merger agreement until amended in accordance with applicable law and the applicable provisions of such certificate (subject to Parent's and the surviving corporation's obligations described in "The Merger—Interests of the Directors and Executive Officers of Press Ganey in the Merger—Insurance and Indemnification of Directors and Executive Officers" beginning on page 87), without any further action on the part of Press Ganey or any other person. At the effective time of the merger, Press Ganey and the surviving corporation shall take all necessary action such that, at the effective time of the merger, the bylaws shall be amended to read as set forth in Exhibit C to the merger agreement until amended in accordance with applicable law and the applicable provisions of such bylaws.

Closing and Effective Time of the Merger; Marketing Period

        Unless another date is agreed by the parties, the closing of the merger will take place at 9:00 a.m., local time, on the third business day following the satisfaction or waiver of all applicable conditions to closing (described below under "—Conditions to the Closing of the Merger" beginning on page 125) (other than those conditions to be satisfied at the closing, but subject to the fulfilment or waiver of those conditions). However, if the marketing period (as summarized below) has not ended at the time of the satisfaction or waiver of such closing conditions, the closing will occur on the earlier of (i) a date during the marketing period specified by Parent on no fewer than three business days' notice to Press Ganey and (ii) the first business day following the end of the marketing period, subject in each case to the satisfaction or waiver of all conditions to closing as of such date.

        Concurrently with the closing, or on a different date as the parties may agree, the Merger Sub or Press Ganey will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by Parent and Press Ganey and specified in the certificate of merger.

        The "marketing period" refers to the first period of 17 consecutive business days throughout which (a) Parent and its financing sources have certain financial information to the extent required by the debt commitment letter, which information we refer to as the financing information, and (b) the closing conditions to the obligations of each party (described below under "—Conditions to the Closing of the Merger" beginning on page 125) are satisfied (other than those conditions that by their terms are to be satisfied at the closing of the merger, but subject to such conditions being satisfied assuming the closing would occur) and nothing shall have occurred and no condition shall exist that would cause any of the closing conditions to the obligations of Parent and Merger Sub to fail to be satisfied during such period. In addition, the following provisos apply in respect of the marketing period: (i) the financing information is deemed to have been provided as of the date of the merger agreement and the provision of new financing information during the marketing period shall not cause the marketing period to recommence; (ii) if the financing information has been provided and the other conditions to the closing obligations of Parent and Merger Sub described above, other than the condition related to stockholder approval, have been satisfied, the marketing period shall begin prior to the stockholder meeting but in no event shall such period end prior to the third business day prior to the stockholder meeting; (iii) the marketing period shall not commence prior to September 6, 2016; (iv) November 24, 2016 and November 25, 2016 shall not constitute business days for purposes of such 17 consecutive business day period; (v) if such 17 consecutive business day period has not ended on or prior to December 16, 2016, then such period shall not start until January 3, 2017; (vi) if, after August 9, 2016 and prior to the completion of the marketing period, Deloitte & Touche LLP has withdrawn its audit opinion with respect to any of the financial statements contained in Press Ganey's SEC documents, including those filed after August 9, 2016, then the marketing period will not be deemed to commence unless and until a new unqualified audit opinion is issued with respect to such financial statements by Deloitte & Touche LLP or another independent accounting firm reasonably acceptable to Parent; (vii) if Press Ganey in good faith reasonably believes that the marketing period has commenced and that it has provided the financing information, Press Ganey may deliver to Parent a written notice to that effect, in which case Press Ganey will be deemed to have complied with clause (a) unless Parent in good faith reasonably believes that either the marketing period has not commenced or that Press Ganey has not completed the delivery of the financing information, and, within three business days after the delivery of such notice by Press Ganey, Parent delivers a written notice to Press Ganey to that effect; and (viii) the marketing period shall end upon a successful syndication of the debt financing or on any earlier date that is the date on which the debt financing is consummated.

Merger Consideration

Common Stock

        At the effective time of the merger, each share of Press Ganey common stock issued and outstanding immediately prior to such time (other than (i) shares held by Press Ganey as treasury stock, held by any direct or indirect wholly owned subsidiary of Press Ganey or of Parent (other than Merger Sub), or held directly by Parent or Merger Sub; (ii) restricted shares subject to performance-based vesting conditions that do not vest in the merger and (iii) shares of Press Ganey common stock held by stockholders who have not voted in favor of the merger and who have properly exercised and not withdrawn appraisal rights under Delaware law with respect to such shares) will be converted automatically into the right to receive $40.50 per share in cash, without interest and less any applicable withholding taxes. All shares of Press Ganey common stock converted into the right to receive the per-share merger consideration will automatically be cancelled at the effective time of the merger, and each certificate formerly representing such shares of Press Ganey common stock will thereafter represent only the right to receive the per-share merger consideration.

Outstanding Equity Awards and Other Awards

        The merger agreement provides for the following treatment with respect to equity awards relating to Press Ganey common stock:

Stock Options

        At the effective time of the merger, each option (whether vested or unvested) that is outstanding immediately prior to the effective time of the merger, unless otherwise agreed between the option holder and Parent, will automatically and without any required action on the part of the holder thereof, be cancelled and entitle the option holder to receive an amount in cash equal to the product of (i) the total number of shares of Press Ganey common stock subject to the option and (ii) the amount, if any, by which the per-share merger consideration exceeds the exercise price per share of Press Ganey common stock underlying the option (less any applicable withholding taxes). If the exercise price of any option equals or exceeds the per-share merger consideration, such option will be cancelled without the payment of any consideration to the holder. As soon as practicable, but no more than five business days following the closing of the merger, the surviving corporation will make the option payments, if any, due to each holder of such Press Ganey options.

Restricted Stock

        At the effective time of the merger, each share of Press Ganey common stock, which is referred to in the merger agreement as restricted stock, that is outstanding and unvested immediately prior to the effective time of the merger will, unless otherwise agreed between the holder of restricted stock and Parent, (i) if subject solely to time-based vesting conditions, vest and entitle the holder of such restricted stock to receive the per-share merger consideration, and (ii) if subject to performance-based vesting conditions, vest as to the target number of restricted shares (within the meaning of the applicable restricted stock award), and entitle the holder thereof to receive the per-share merger consideration, in respect of each vested share subject to the award, in each case less any applicable withholding taxes and in accordance with the same terms and conditions applied to holders of Press Ganey common stock generally. Any shares of Press Ganey common stock subject to performance-based vesting conditions that do not vest pursuant to the foregoing will, at the effective time of the merger, be cancelled and forfeited without any payment thereon. As soon as practicable, but no more than five business days following the closing of the merger, the surviving corporation shall make the restricted stock payments, if any, due to each holder of such Press Ganey restricted stock.

Termination of the Press Ganey Holdings, Inc. 2015 Incentive Award Plan

        As of the effective time of the merger, the Press Ganey Holdings, Inc. 2015 Incentive Award Plan shall be terminated and no further company restricted shares (as defined in the merger agreement), company options (as defined in the merger agreement), equity interests (as defined in the merger agreement) or other rights with respect to shares of Press Ganey common stock shall be granted thereunder.

Dissenting Shares

        Any shares of Press Ganey common stock held by stockholders who have not voted in favor of the merger proposal or consented thereto in writing and who have properly demanded appraisal rights for such shares in accordance with, and who complies in all respects with Section 262 of the DGCL will not be converted into the right to receive the per-share merger consideration, and at the effective time all such dissenting shares shall be cancelled and the holders of such dissenting shares will only be entitled to the rights granted to them under Section 262 of the DGCL, unless and until any such stockholder fails to perfect or waives, withdraws or loses such stockholder's right to appraisal under the DGCL or other applicable law. If any holder of dissenting shares fails to perfect or otherwise waives, withdraws or loses such holder's appraisal rights, then the dissenting shares will be deemed to have been converted, as of the effective time of the merger, into, and will be exchangeable solely for, the right to receive the per-share merger consideration, without interest and less any applicable withholding taxes.

        Under the merger agreement, Press Ganey must give Parent (i) prompt notice of any demands for appraisal and any other instruments served pursuant to the DGCL relating to rights to be paid the fair value of dissenting shares and (ii) the right to participate in all negotiations and proceedings with respect to such demands for appraisal. Prior to the effective time, Press Ganey may not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or compromise, any such demands, or approve any withdrawal of any such demands, or agree to do any of the foregoing.

Exchange and Payment Procedures

        At or prior to the effective time of the merger, Parent will appoint a bank or trust company reasonably acceptable to Press Ganey, which institution we refer to as the paying agent, to make payments of the per-share merger consideration to stockholders. At or prior to the effective time of the merger, Parent will deposit or cause to be deposited cash sufficient to pay the aggregate per-share merger consideration to stockholders (except with respect to the Vestar deferred payment, dissenting shares and cancelled shares of Press Ganey common stock) with the paying agent.

        As soon as practicable (but no later than the third business day) after the effective time of the merger, the surviving corporation will cause the paying agent to mail to each holder of record of Press Ganey common stock represented by a certificate a letter of transmittal together with instructions for effecting the surrender of the certificates in exchange for per-share merger consideration. Upon receipt of (i) in the case of shares of Press Ganey common stock represented by a stock certificate, a surrendered certificate or certificates (or affidavit of loss) in respect of such shares together with the signed letter of transmittal, or (ii) in the case of shares of Press Ganey common stock held in book-entry form (other than shares held through The Depository Trust Company) the receipt of the signed letter of transmittal, the holder of such shares will be entitled to receive the per-share merger consideration in exchange therefor and such certificates or book-entry shares shall be cancelled. The amount of any per-share merger consideration paid to the stockholders may be reduced by any applicable withholding taxes. No interest will be paid or accrued on any amount payable upon due surrender of the certificates.

        As promptly as practicable after the effective time of the merger, Parent shall cause the paying agent to pay and deliver to The Depository Trust Company or its nominee, in respect of each book-entry share held through The Depository Trust Company, a cash amount in immediately available funds equal to the aggregate per-share merger consideration that holders of such book-entry shares shall be automatically entitled to receive, and such book-entry shares of such holder shall be cancelled.

        At the effective time of the merger, the stock transfer books of Press Ganey shall be closed and thereafter there shall be no further registration of transfers of shares of Press Ganey common stock on the records of the Company, and holders of certificates and book-entry shares will no longer have rights with respect to the shares. If, after the effective time of the merger, certificates are presented to the surviving corporation for any reason, they will be cancelled and exchanged as provided in the merger agreement.

        If any cash deposited with the paying agent remains undistributed to holders of Press Ganey common stock one year following the effective time of the merger, such cash (including any interest received in respect thereto) will be delivered to the surviving corporation and any holders of Press Ganey common stock who have not complied with the exchange procedures in the merger agreement will thereafter look only to the surviving corporation for payment of the per-share merger consideration, without any interest thereon and subject to any applicable withholding taxes. Any merger consideration that remains unclaimed by the holders of Press Ganey common stock immediately prior to such time as such amounts would otherwise escheat to, or become property of, any governmental entity will, to the extent permitted by applicable law, become the property of the surviving corporation free and clear of any claim or interest of any person previously entitled thereto.

        If any stock certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such stock certificate to be lost, stolen or destroyed (and if required by Parent, the posting by such person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such stock certificate), the paying agent will, in exchange for such lost, stolen or destroyed stock certificate, pay the per-share merger consideration deliverable in respect thereof pursuant to the merger agreement.

        The Vestar Holders have agreed to receive on a deferred basis, without interest, an aggregate amount of $50 million of the aggregate amount of merger consideration that would be otherwise paid to the Vestar Holders in accordance with the description above.

Representations and Warranties

        In the merger agreement, Press Ganey has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

  •
  the due organization, valid existence, good standing, corporate power, qualification to do business and similar corporate matters of Press Ganey and each of its subsidiaries;

  •
  the certificate of incorporation, bylaws or equivalent organizational or governing documents;

  •
  the capitalization of Press Ganey, including the number of shares of Press Ganey common stock and preferred stock, options and other equity interests outstanding and the ownership of the capital stock of its subsidiaries;

  •
  the authority of Press Ganey to enter into the merger agreement and, subject to the receipt of Press Ganey stockholder approval, complete the merger and the other transactions contemplated by the merger agreement, and the enforceability of the merger agreement against Press Ganey;

  •
  the determination of fairness, the approval and declaration of the advisability of, and the resolution to recommend that Press Ganey stockholders vote in favor of the adoption of, the merger agreement by the Board;

  •
  the absence of (1) any conflict with or violation of the organizational documents of Press Ganey or any Press Ganey subsidiary, (2) any conflict with or violation of applicable laws, or (3) any required consents or approval, breach, loss of benefit, change of control or default under any contract of Press Ganey or its subsidiaries, in each case, as a result of the execution and delivery by Press Ganey of the merger agreement and the completion by Press Ganey of the merger;

  •
  the consents, filings and approvals required by governmental entities in connection with the transactions contemplated by the merger agreement;

  •
  compliance with SEC filing requirements for Press Ganey's SEC filings since May 20, 2015, including the accuracy of information contained in such documents and compliance with GAAP and the rules and regulations of the SEC with respect to the consolidated financial statements contained therein;

  •
  adequacy of disclosure controls and internal controls over financial reporting and compliance with the certification requirements of the Sarbanes-Oxley Act;

  •
  the absence of certain undisclosed liabilities required to be disclosed by GAAP;

  •
  the absence of certain changes and events since June 30, 2016;

  •
  the absence of a company material adverse effect (as defined below) since December 31, 2015;

  •
  the accuracy of information contained in this proxy statement, as it may be amended or supplemented from time to time;

  •
  the absence of certain litigation matters;

  •
  compliance with applicable laws and governmental orders;

  •
  compliance with the Foreign Corrupt Practices Act of 1977 or other applicable domestic or foreign anti-bribery or anti-corruption laws;

  •
  the absence of dealings that would give rise to any violation of applicable sanctions administered by the U.S. government, the United Nations, the European Union, any European Union member state, or Her Majesty's Treasury;

  •
  required governmental licenses, permits, certificates, approvals, billing and authorizations necessary for the conduct of Press Ganey's business;

  •
  employee benefit plans;

  •
  employee and labor matters;

  •
  environmental matters;

  •
  valid and binding leasehold interests in real property;

  •
  tax matters;

  •
  material contracts (defined in the merger agreement as "Company Material Contracts") and the absence of breach or default thereunder, including contracts with Press Ganey's largest customers, suppliers and business partners;

  •
  intellectual property matters;

  •
  financial advisors' fees related to the merger;

  •
  receipt by the Board of an opinion of Barclays and Goldman Sachs as to the fairness, as of the date of the fairness opinion, from a financial point of view, of the per-share merger consideration to be received by holders of shares of Press Ganey common stock;

  •
  government contracts and the absence of any breach or default thereunder, or any other restrictions on government contracting;

  •
  the absence of any related person transactions; and

  •
  the absence of any additional representations and warranties except for the representations and warranties expressly set forth in the merger agreement.

        Parent's and Merger Sub's representations and warranties under the merger agreement relate to, among other things:

  •
  Parent's and Merger Sub's due organization, valid existence, good standing, corporate power, qualification to do business and similar corporate matters;

  •
  the authority of Parent and Merger Sub to enter into the merger agreement and complete the merger and the other transactions contemplated by the merger agreement and the enforceability of the merger agreement against Parent and Merger Sub;

  •
  the absence of (1) any conflict with or violation of the organizational documents of Parent or Merger Sub, (2) any conflict with or violation of applicable laws or (3) any required consent or approval, breach, loss of benefit or default under any contract of Parent or Merger Sub, in each case, as a result of the execution and delivery by Parent and Merger Sub of the merger agreement and completion by Parent and Merger Sub of the merger;

  •
  the consents, filings and approvals required by governmental entities in connection with the transactions contemplated by the merger agreement;

  •
  the absence of certain litigation matters;

  •
  the sufficiency of the funds that Parent and Merger Sub have, or will have access to, in accordance with the debt commitment letter and equity commitment letter to fund the transactions contemplated in the merger agreement;

  •
  the delivery of an executed debt commitment letter and equity commitment letter;

  •
  valid and binding termination equity commitment letter;

  •
  the accuracy of information supplied to Press Ganey by parent or Merger Sub for use in this proxy statement, as it may be amended or supplemented from time to time;

  •
  the absence of beneficial ownership of Press Ganey common stock by Parent, Merger Sub, or any Parent subsidiary;

  •
  solvency of the surviving corporation immediately following the effective time;

  •
  the ownership of Parent and Merger Sub, and Parent's ownership of 100% (directly or indirectly) of Merger Sub;

  •
  the absence of agreements with financial advisors, brokers or finder; and

  •
  the absence of any additional representations and warranties except for the representations and warranties expressly set forth in the merger agreement.

        None of the representations and warranties in the merger agreement will survive the completion of the merger.

        Certain of the representations and warranties in the merger agreement made by Press Ganey are qualified as to "materiality" or "company material adverse effect." For purposes of the merger agreement, "company material adverse effect" means any change, event, effect, condition, occurrence or development (i) that prevents or materially impairs or delays the consummation of the merger or (ii) that, individually or in the aggregate, is or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of Press Ganey and its subsidiaries, taken as a whole. The foregoing notwithstanding, with respect to the preceding clause (ii), none of the following will constitute a company material adverse effect, or be taken into account in determining whether such company material adverse effect has occurred or would reasonably be expected to occur:

  •
  any change or proposed change in applicable law or GAAP or changes in interpretations or enforcement of applicable law or GAAP, except to the extent the change disproportionately impacts Press Ganey and its subsidiaries relative to other companies operating in the same industry;

  •
  any change in general economic, business, labor or regulatory conditions or in securities, credit or other financial markets in the United States or globally, including changes in interest or exchange rates, except to the extent the change disproportionately impacts Press Ganey and its subsidiaries relative to other companies operating in the same industry;

  •
  any change generally affecting the industries in which Press Ganey or its subsidiaries operate in the United States or globally (including seasonal fluctuations), except to the extent the change disproportionately impacts Press Ganey and its subsidiaries relative to other companies operating in the same industry;

  •
  any change in global or national political conditions (including the outbreak or escalation of war (whether declared or not), military action, sabotage or acts of terrorism), any change due to natural disasters or changes in the weather or changes due to outbreak or worsening of an epidemic, pandemic or health crisis, in each case, except to the extent the change disproportionately impacts Press Ganey and its subsidiaries relative to other companies operating in the same industry;

  •
  any actions or omissions required of Press Ganey under the merger agreement or taken or not taken at the written request of, or with the written consent of, Parent or any of its affiliates;

  •
  the announcement, pendency or consummation of the merger agreement and the merger, including the identity of, or the effect of any fact or circumstance relating to, Parent or any of its affiliates or any communication by Parent or any of its affiliates regarding plans, proposals or projects with respect to Press Ganey or its subsidiaries or employees (including any impact on the relationship of Press Ganey or any of its subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, lenders, employees, or partners), except under certain circumstances set forth in the merger agreement;

  •
  the initiation or pendency of any transaction litigation, including any proceeding arising from allegations of breach of fiduciary duty or violation of law relating to the merger agreement or the transactions contemplated by the merger agreement;

  •
  changes in the trading price or trading volume of shares of Press Ganey common stock or any suspension of trading, provided that the underlying cause of such failure (unless such underlying cause would otherwise be excepted from this definition) be taken into account in determining whether a company material adverse effect has occurred; or

  •
  any failure by Press Ganey or any of its subsidiaries to meet any revenue, earnings or other financial projections or forecasts, provided that the underlying cause of such failure may be taken into account in determining whether a company material adverse effect has occurred.

Conduct of Business Pending the Merger

        Press Ganey has agreed to certain covenants in the merger agreement restricting the conduct of its business between the date of the merger agreement and the earlier of the effective time of the merger or termination of the merger agreement. In general, Press Ganey has agreed that, except (1) as contemplated under the merger agreement, (2) as set forth in Press Ganey's disclosure schedule or (3) with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), from the date of the merger agreement until the earlier of the effective time of the merger or termination of the merger agreement, (a) Press Ganey will and will cause each of its subsidiaries to conduct its operations only in the ordinary course of business consistent with past practice and use commercially reasonable efforts to keep available the services of its and their current officers, employees and consultants and to preserve the goodwill and current relationships with those persons having business relationships with Press Ganey or any of its subsidiaries and (b) Press Ganey will not, and will not permit its subsidiaries to:

  •
  amend or otherwise change their respective charters or bylaws (or equivalent organizational or governing documents);

  •
  issue, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of (or other equity interests in) Press Ganey or any of its subsidiaries, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other equity interests of Press Ganey or any of its subsidiaries, other than any pledge or encumbrance pursuant to the credit agreement, dated as of July 31, 2015, by and among Press Ganey, Barclays Bank plc and the other parties thereto, and the loan documents related thereto, which we refer to as the credit documents, or the issuance of shares of Press Ganey common stock upon the exercise of company options outstanding as of the date of the merger agreement;

  •
  sell, pledge, dispose of, transfer, lease, license, guarantee or encumber any material property or assets of Press Ganey or any of its subsidiaries (other than intellectual property), except (i) pursuant to the credit documents or (ii) in the ordinary course of business or consistent with past practice or industry standards;

  •
  sell, assign, pledge, transfer, license, abandon, or otherwise dispose of any of the company's material intellectual property, except in the ordinary course of business or any pledge pursuant to the credit documents;

  •
  declare, set aside, make or pay any dividend or other distribution, whether payable in cash, stock, property or any combination of the foregoing, with respect to Press Ganey's or any of its subsidiaries' capital stock (or other equity interests), other than dividends paid by any wholly owned Press Ganey subsidiary to Press Ganey;

  •
  reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of capital stock or other equity interests of Press Ganey or any of its subsidiaries;

  •
  merge, combine or consolidate Press Ganey or any of its subsidiaries with any person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Press Ganey or any of its subsidiaries, except with respect to any wholly owned Press Ganey subsidiary;

  •
  except as required by law or the existing terms of any benefit plans or compensation plans or arrangements, (i) increase the compensation or benefits payable or to become payable to directors, officers or employees of Press Ganey or any of its subsidiaries, other than in the ordinary course of business consistent with past practice with respect to any non-officer, (ii) materially amend any benefit plans or compensation plans or arrangements or establish, adopt or enter into any new benefit plans or compensation plans or arrangements, other than in connection with new hires of non-officer employees in the ordinary course of business consistent with past practice, (iii) except as provided in the merger agreement, amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any benefit plans or compensation plans or arrangements or (iv) terminate (other than for cause) the employment of any officer;

  •
  make any material change in accounting policies, practices, principles, methods or procedures, other than as required by GAAP or by a governmental entity;

  •
  acquire (including by merger, consolidation, or acquisition of stock or assets) and person or assets, other than (i) acquisition or inventory, raw materials and other property in the ordinary course of business consistent with past practice and (ii) any other acquisitions with a purchase price of less than $25 million;

  •
  incur, assume or modify the terms of any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise), the obligations of any person (other than a wholly owned subsidiary Press Ganey) for borrowed money, except (i) for borrowings under the credit documents, and (ii) indebtedness not to exceed $25 million in the aggregate, with specified exceptions;

  •
  loan, advance, or make a capital contribution to, or investments in, any other person (other than any wholly owned Press Ganey subsidiary), in excess of $25 million in the aggregate;

  •
  terminate, cancel or renew, or agree to any material amendment to or waiver under any material contract, or enter into or amend any contract that would be a material contract if existing on

    August 9, 2016, in a manner adverse to Press Ganey and its subsidiaries, in each case other than in the ordinary course of business or consistent with past practice or industry standards;

  •
  make or agree to make any capital expenditures in excess of the Company's capital expenditure budget as disclosed to Parent prior to August 9, 2016, other than capital expenditures that are not, in the aggregate, in excess of $25 million;

  •
  waive, compromise, settle or agree to settle any pending or threatened proceeding or agree to any remedies with respect to any pending or threatened proceeding other than waivers, compromises, settlements or agreements that involve only the payment of monetary damages not in excess of $10 million in the aggregate, in any case without the imposition of equitable relief on, or the admission of wrongdoing by, Press Ganey or any of its subsidiaries;

  •
  make, change or revoke any material tax election, change any material methods of reporting income or deductions for tax purposes, or change any accounting period or method of accounting with respect to material taxes, file any amended material income tax return, settle or compromise any material tax liability or settle any material tax claim, audit or dispute, surrender any right to claim a material tax refund, consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment;

  •
  enter into any new line of business outside of Press Ganey's and its subsidiaries' existing business as of August 9, 2016;

  •
  recognize any union or other labor organization as the representative of any of the employees of Press Ganey or any of its subsidiaries or enter into any collective bargaining agreement with any labor organization except as required by law;

  •
  (i) enter into or amend in any manner any contract with any former or present director or officer of Press Ganey or any of its subsidiaries or with any affiliate of any of the foregoing persons or any other person covered under Item 404 of Regulation S-K under the Securities Act or (ii) make any payment to any affiliate of Press Ganey or any other person covered under Item 404 of Regulation S-K under the Securities Act (other than any payments pursuant to contracts made available to Parent); or

  •
  authorize or enter into any agreement to do any of the foregoing.

Go-Shop Period

        During the go-shop period, Press Ganey its subsidiaries, directors, officers, employees and other representatives shall have the right to, directly or indirectly:

  •
  solicit, initiate, facilitate and encourage any acquisition proposals or the making thereof, or any inquiry, expression of interest, proposal, offer or request for information, with respect to, or that could reasonably be expected to result in an acquisition proposal, as defined below, including by way of furnishing non-public information to any third party pursuant to (but only pursuant to) one or more acceptable confidentiality agreements. However, any non-public information related to Press Ganey or its subsidiaries that is to be provided to third parties shall be provided or made available to Parent or Merger Sub (to the extent it has not been provided already), substantially concurrent with the time it is provided to a third party; and

  •
  enter into, continue or otherwise participate in any discussions or negotiations with respect to any acquisition proposal or any inquiry, or request for information, with respect to, or that could reasonably be expected to result in, an acquisition proposal, or otherwise cooperate with or assist or participate in or facilitate any such discussions or negotiations or any effort or attempt to make any acquisition proposal.

        No later than two business days following the solicitation period end date, Press Ganey shall notify Parent in writing of the identity of each exempted person, together with (i) an unredacted copy of the most recent acquisition proposal made by such exempted person, if in writing, incorporating any material modifications thereto or (ii) a written summary of the material terms of such acquisition proposal, if oral, incorporating any material modifications thereto.

No Solicitation of Other Offers; Change of Recommendation

        Subject to certain exceptions, including with respect to any exempted person, from and after the solicitation period end date, Press Ganey will generally not be permitted to solicit or discuss alternative proposals with third parties, as described below. For purposes of the merger agreement:

  •
  "acquisition proposal" means any offer or proposal from a third party concerning (i) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution, extraordinary dividend or distribution, repurchase or redemption of shares of Press Ganey common stock, share exchange or other business combination transaction involving Press Ganey, (ii) a direct or indirect acquisition, purchase, sale, lease or other disposition, in one transaction or a series of related transaction, of assets of Press Ganey (including equity interests of any Press Ganey subsidiary) or its subsidiaries or businesses representing 15% or more of the consolidated assets, net income or consolidated revenues of Press Ganey and its subsidiaries, taken as a whole, or more than 15% of any class of equity interests of Press Ganey, (iii) an issuance (including by way of merger, consolidation, business combination or share exchange) of equity interests representing 15% or more of the voting power of Press Ganey, or (iv) any combination of the foregoing (in each case, other than the merger).

  •
  "superior proposal" means any bona fide written acquisition proposal (except the references therein to "15%" shall be replaced by "50%") that the Board (or a duly authorized committee thereof) determines in good faith, after consultation with its financial advisors and outside counsel, taking into account such factors (including but not limited to all financial, legal, timing, regulatory and other aspects of such proposal or offer (including any break-up fee, expense reimbursement provisions, conditions to consummation and financing terms) and the person making such proposal) as the Board (or any duly authorized committee thereof) considers in good faith to be appropriate, is more favorable from a financial point of view to Press Ganey's stockholders than the transactions contemplated by the merger agreement.

  •
  "intervening event" means any material event, change, effect, development, state of facts, condition or occurrence (including any acceleration or deceleration of existing changes or development) that is material to Press Ganey and its subsidiaries that (i) is unknown (or, if known, the consequences of which were not reasonably foreseeable) to the Board as of the date of the merger agreement and (ii) does not involve or relate to any acquisition.

  •
  "exempted person" means any person or group of persons (so long as, in the case of a group of persons, the members of such group who were members of such group immediately prior to the solicitation period end date constitute more than 50% of the equity financing of such group of persons at all times following the solicitation period end date), from whom Press Ganey or any of its representatives has received a bona fide acquisition proposal after the execution of the merger agreement and prior to the solicitation period end date that, on or before the solicitation period end date, the Board (or any duly authorized committee thereof) determines in good faith, after consultation with its financial advisors and outside counsel, constitutes or could reasonably be expected to lead to a superior proposal, and which acquisition proposal has not been withdrawn and has not expired or been terminated as of the solicitation period end date.

        Beginning on the solicitation period end date, except with respect to any exempted person, Press Ganey has agreed to use, and cause its subsidiaries to use, reasonable best efforts to immediately cease any discussions or negotiations with any third parties with respect to an acquisition proposal and promptly (and in no event later than two business days) deliver notice to the third party that it is ending all discussions pursuant to the merger agreement, which notice will also request that the third party promptly destroy all confidential information related to Press Ganey or its subsidiaries. Press Ganey will also use its reasonable best efforts to immediately terminate access to all data rooms. Except as expressly permitted by the merger agreement, from and after the solicitation period end date, until the receipt of the stockholder approval or if earlier, the valid termination of the merger agreement in accordance with its terms, Press Ganey has agreed not to, and to cause its subsidiaries not to, and to use its reasonable best efforts to cause its and their respective representatives not to (on behalf of the company), directly or indirectly:

  •
  initiate, solicit or knowingly facilitate or knowingly encourage an acquisition proposal or the making of an inquiry that could reasonably be expected to lead to an acquisition proposal;

  •
  enter into, continue or otherwise participate or engage in, knowingly facilitate or knowingly encourage, any discussions or negotiations regarding an acquisition proposal, or that could reasonably be expected to lead to, an acquisition proposal, subject to certain limited exceptions;

  •
  provide access to its properties, books and records or any non-public information to any third party with respect to an acquisition proposal;

  •
  execute or enter into, any merger agreement, acquisition agreement, transaction agreement, letter of intent or other similar agreement for any acquisition proposal;

  •
  knowingly take any action to make the provision of any "control share acquisition," "fair price," "business combination" or other similar anti-takeover law inapplicable to any transactions contemplated by an acquisition proposal; or

  •
  authorize any of, or commit or agree to do, any of the foregoing.

        Except as expressly permitted by the merger agreement and described below, neither the Board nor any board committee will:

  •
  approve, endorse, recommend or publicly propose to approve, endorse or recommend any acquisition proposal;

  •
  withdraw, change or qualify, in a manner adverse to Parent or Merger Sub, the Board recommendation;

  •
  approve or cause Press Ganey to enter into any merger agreement or other similar agreement relating to any acquisition (other than an acceptable confidentiality agreement); or

  •
  resolve or agree to do any of the foregoing.

        We refer to the first and second bullets and the fourth bullet (to the extent it relates to the first or second bullet) as a change of recommendation.

        Press Ganey may furnish information related to Press Ganey and its subsidiaries to a third party making an acquisition proposal, its representatives and potential sources of financing pursuant to (but only pursuant to) one or more acceptable confidentiality agreements, and may participate in discussions or negotiations with such third party if at any time following the solicitation period end date and prior to the receipt of stockholder approval (i) Press Ganey has received a bona fide written acquisition proposal from such third party, (ii) Press Ganey has not breached the merger agreement no solicitation provisions in any material respect with respect to such acquisition proposal, and (iii) the Board (or a duly authorized committee thereof) determines in good faith (after consultation with its financial advisor and outside counsel) that such acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal and that the failure to undertake such steps would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

        From and after the solicitation period end date, Press Ganey agrees to promptly (and in any event within 24 hours) notify Parent in writing if it receives any acquisition proposal or an inquiry that could reasonably be expected to lead to an acquisition proposal. Press Ganey will also notify Parent of the identity of such person and provide Parent with a copy of the acquisition proposal or inquiry, including other related documents submitted in connection with it, or a reasonable written summary of the material terms. In addition, Press Ganey will (i) keep Parent reasonably informed in all material respects of the status and details (including any change to the terms thereof) of any acquisition proposal or inquiry that could reasonably be expected to lead to an acquisition proposal and (ii) provide Parent with all correspondence and other written material provided to Press Ganey, its subsidiaries or its representatives that describes any changes to the terms or conditions of any acquisition proposal or inquiry that could reasonably be expected to lead to an acquisition proposal.

        If Press Ganey receives a bona fide written acquisition proposal which did not result from a material breach of the no solicitation section to the merger agreement and the Board (or any duly authorized committee thereof) determines in good faith (after consultation with its financial advisors and outside counsel) that (x) such acquisition proposal constitutes a superior proposal and (y) the failure to take such action would be reasonably expected to be inconsistent with its fiduciary duties under applicable law, the Board may, at any time prior to the receipt of the stockholder approval, (i) effect a change of recommendation with respect to such superior proposal or fail to include the Board recommendation in the proxy statement and/or (ii) terminate the merger agreement pursuant to the terms thereof to concurrently enter into a definitive agreement with respect to such superior proposal; provided, Press Ganey pays to Parent the company termination fee (as described below) and complies with certain notice and other requirements, including certain matching rights in favor of Parent (as described below).

        The Board (or any duly authorized committee thereof) may at any time prior to the receipt of the stockholder approval, effect a change of recommendation if the Board (or any duly authorized committee thereof) has determined in good faith (after consultation with its financial advisors and outside counsel) (i) that an intervening event (as defined in the merger agreement) has occurred and is continuing and (ii) that the failure to effect a change of recommendation in response to the intervening event would reasonably be expected to be inconsistent with its fiduciary duties under applicable law; provided Press Ganey complies with certain notice and other requirements, including certain matching rights in favor of Parent (as described below).

        The Board (or any duly authorized committee thereof) shall not be entitled to exercise its right to make a change of recommendation and Press Ganey will not be entitled to terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal unless (i) Press Ganey has complied in all material respects with the no solicitation section of the merger agreement, (ii) Press Ganey promptly notifies Parent, in writing, at least four business days before the Board (or any duly authorized committee thereof) takes such action, of its intention to take such action, specifying, to the extent an intervening event is the basis for the change of recommendation, the details of such event, and, to the extent a superior proposal is the basis for the change of recommendation, the identity of the third party making the superior proposal and the material terms thereof, together with copies of any written offer or proposal, proposed definitive agreement, financing documentation and other material related documentation of the superior proposal, (iii) during such four business day period, if requested by Parent, Press Ganey and its representatives will be available to meet and engage in good faith negotiations with Parent and its representatives to amend the terms and conditions of the merger agreement in such a manner so that the acquisition proposal ceases to constitute a superior proposal or, with respect to an intervening event, would permit the Board (or any duly authorized committee thereof) to not take actions related to an intervening event, and (iv) following the four business day period, the Board (or any duly authorized committee thereof) will have determined in good faith (after consultation with its outside counsel and taking into account any changes to the terms of the merger agreement agreed to in writing by Parent), that the failure to take such action would be reasonably expected to be inconsistent with its fiduciary duties under applicable law and, in the case of a change of recommendation in response to an acquisition proposal or termination due to receipt of a superior proposal, that the acquisition proposal giving rise to such notice continues to constitute a superior proposal, provided that if there is any amendment to the material terms or conditions of the superior proposal or any material change in respect of such intervening event, Press Ganey must provide written notification to Parent regarding such amendment and Parent is granted an additional two business day period to make a revised proposal that is at least as favorable as such superior proposal.

        Press Ganey or the Board (or any duly authorized committee thereof) may (i) disclose to the stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act; however, such disclosure must reaffirm the Board recommendation, otherwise it will be deemed to be a change of recommendation and (ii) accurately disclose factual information regarding the business, financial condition or results of operations of Press Ganey. The issuance by Press Ganey or the Board (or any duly authorized committee thereof) of a "stop, look and listen" statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, will not constitute a change of recommendation.

Required Stockholder Vote

        As promptly as practicable, and in any event within five business days following the date on which the SEC confirms it has no further comments to this proxy statement, Press Ganey is obligated to use all reasonable best efforts to mail this proxy statement to holders of Press Ganey common stock as of the record date and give notice of the special meeting for the purpose of voting upon the adoption of the merger agreement. However, Press Ganey is not obligated to mail the proxy statement to its stockholders prior to the date that is two business days after the solicitation period end date. Subject to the provisions permitting a change of recommendation, Press Ganey has agreed to use all reasonable best efforts to solicit proxies in favor of the adoption of the merger agreement. Press Ganey is obligated to take all action necessary in accordance with the DGCL, its charter, its bylaws and the applicable requirements of the NYSE to duly call, give notice of, convene and hold a meeting of its stockholders promptly following the mailing of the proxy statement for the purpose of obtaining Press Ganey stockholder approval. Press Ganey may postpone or adjourn the stockholder meeting to allow reasonable additional time for additional solicitation of votes if necessary to obtain stockholder approval. Subject to limits specified in the merger agreement in certain cases, such stockholder meeting may also be postponed or adjourned with the consent of Parent, if a quorum has not been established, to allow reasonable additional time for the filing and mailing of supplemental or amended disclosure which the Board has determined in good faith after consultation with Parent and consultation with outside legal and financial advisors is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the Press Ganey stockholders prior to the meeting, or if required by law. Subject to Press Ganey's right to effect a change of recommendation (in certain circumstances, as described above), Press Ganey is obligated to include in this proxy statement the Board recommendation that Press Ganey stockholders vote in favor of the merger proposal.

Consents, Approvals and Filings

        Press Ganey, Parent and Merger Sub have each agreed, subject to the terms of the merger agreement, to use their reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable under the merger agreement or applicable law to complete, as promptly as practicable, the merger and the other transactions contemplated by the merger agreement, including using reasonable best efforts to:

  •
  obtain all consents, approvals or waivers from, or participation in other discussions or negotiations with, third parties;

  •
  obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from governmental entities (including, without limitation, those in connection with applicable competition laws), make all necessary registrations, declarations and filings with and take all steps as may be necessary to obtain an approval or waiver from, or to avoid any proceeding by, any governmental entity;

  •
  resist, contest or defend against any proceeding, whether judicial or administrative, challenging the merger or affecting the merger agreement or the completion of the other transactions contemplated thereby; and

  •
  execute and deliver any additional instruments necessary to consummate the transactions and fully to carry out the purposes of the merger agreement.

        Each of the parties shall furnish to each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. Subject to applicable law relating to the exchange of information, Press Ganey and Parent shall have the right to review in advance all of the information relating to Press Ganey or Parent, as the case may be, and any of their respective subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any governmental entity in connection with the merger and the other contemplated transactions. With regard to the rights above, Press Ganey and Parent shall act reasonably and as promptly as practicable. Subject to applicable law and the instructions of any governmental entity, Press Ganey and Parent shall keep each other reasonably apprised of the status of matters relating to the completion of the transactions, including promptly providing the other with copies of notices or other written substantive communications, from any governmental entity and/or third party with respect to such transactions, and, to the extent practicable, shall provide the other party and its counsel with the opportunity to participate in any meeting with any governmental entity in respect of any substantive filing, investigation or other inquiry related to the transactions contemplated in the merger agreement. Additionally, Press Ganey and Parent shall, and shall cause their respective affiliates to, make or cause to be made all filings required under applicable competition laws as promptly as practicable and, in any event, file all required HSR Act notifications within ten business days after August 9, 2016.

        Parent agrees to use its best efforts to take any and all steps and undertakings necessary to resolve, avoid or eliminate impediments under any applicable competition law that may be asserted by any governmental entity with respect to the merger so as to allow the closing to occur as promptly as practicable, including:

  •
  proposing, negotiating, committing to, and effecting the sale, divestiture, licensing or disposition of any assets, properties or businesses of Parent or Press Ganey or any of their respective subsidiaries; or

  •
  accepting any operational restrictions or otherwise taking or committing to take actions that limit Parent's or any Parent subsidiary's freedom of action with respect to any of the assets, properties, licenses, rights, product lines, operations or businesses of Parent or Press Ganey or any of their respective subsidiaries, as may be required in order to avoid the entry of, or to effect the lifting or dissolution of, any order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the closing.

        If such efforts fail to resolve, avoid or eliminate the impediments under any applicable competition law, then Parent shall, at the written request of Press Ganey, use its reasonable best efforts to avoid, resist, resolve, or, if necessary, defend through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any order that would prevent the closing from occurring as promptly as practicable. Notwithstanding any provision of the merger agreement, none of Parent, Press Ganey or any of their subsidiaries shall be required to agree to any sale, transfer, license, separate holding, divestiture or other disposition of, or to any prohibition of or any limitation on the acquisition, ownership, operation, effective control or exercise of full rights of ownership, or other modification of rights in respect of, any assets, properties or businesses of Parent or Press Ganey or their subsidiaries that is not conditioned on the consummation of the transactions contemplated in the merger agreement.

        Nothing shall require Parent to take or agree to take any action with respect to any of its affiliates or any direct or indirect portfolio companies of investment funds advised or managed by one or more affiliates of Parent (other than Press Ganey and its subsidiaries), including selling, divesting, conveying, holding separate, or otherwise limiting its freedom of action with respect to any assets, rights, products, licenses, businesses, operations, or interest therein, of any such affiliates (other than Press Ganey and its subsidiaries) or any direct or indirect portfolio companies of investment funds advised or managed by one or more affiliates of Parent. Parent shall have the right to determine and direct the strategy and process by which the parties shall seek required consents, approvals, clearances, waivers, waiting period expirations and terminations and removal of all impediments.

        Nothing contained in the merger agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of Press Ganey prior to the consummation of the merger. Prior to the effective time of the merger, Press Ganey shall exercise complete unilateral control and supervision over its business operations.

Continuing Employees

        The merger agreement provides that, for a period of one year following the effective time of the merger, each continuing employee of Press Ganey and any of its subsidiaries will receive base compensation, a target annual cash bonus opportunity and severance and termination benefits that are no less favorable than the base compensation, target annual cash bonus opportunity and severance and termination benefits provided to such continuing employee immediately prior to the effective time of the merger. The merger agreement further provides that each continuing employee will receive benefits (excluding equity award compensation or any transaction-based payments) that, taken as a whole, have a value that is substantially comparable in the aggregate to the benefits provided to such continuing employee immediately prior to the effective time of the merger.

        The merger agreement further provides that, with respect to the benefit plans maintained by Parent or any of its subsidiaries, including the surviving corporation, each continuing employee's length of service with Press Ganey and its subsidiaries (and their predecessors) for all purposes will be treated as service with Parent or any of its subsidiaries to the same extent that such service was recognized under a comparable plan, program, policy or arrangement of Press Ganey or any of its subsidiaries immediately prior to the effective time of the merger, provided that such prior service credit shall not be recognized to the extent that it results in a duplication of benefits and the foregoing service credit will not apply with respect to any defined benefit plan.

        The merger agreement also provides that Parent will, or will cause its subsidiaries, (i) to waive or cause to be waived all limitations as to pre-existing condition limitations, exclusions, evidence of insurability, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of its subsidiaries in which continuing employees (and dependents) will be eligible to participate from and after the effective time of the merger, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Press Ganey plan, program, policy or arrangement immediately prior to the effective time of the merger and (ii) to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each continuing employee (and his or her eligible dependents) during the calendar year in which the effective time of the merger occurs for purposes of satisfying such year's deductible and co-payment limitations under the relevant welfare benefit plans in which such continuing employee (and dependents) will be eligible to participate from and after the effective time of the merger.

Directors' and Officers' Indemnification and Insurance

        Under the merger agreement, beginning at the effective time of the merger, Parent shall cause the surviving corporation to indemnify, defend and hold harmless, and shall advance expenses as incurred by to the fullest extent permitted under (i) Press Ganey's charter, bylaws or similar organizational documents in effect as of August 9, 2016 and (ii) any contract of Press Ganey or its subsidiaries in effect as of August 9, 2016, each indemnitee against any costs or expenses, judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merger, including in connection with the merger agreement or the transactions contemplated thereby.

        Under the merger agreement, Parent agreed that all rights to exculpation, indemnification or advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring prior to the effective time of the merger existing as of the effective time of the merger in favor of the current or former directors or officers of Press Ganey or its subsidiaries and each of their respective employees who serves as a fiduciary of a benefit plan as provided in its certificates of incorporation, bylaws or other organizational documents shall survive the merger and shall continue in full force and effect. For a period of no less than six years from the effective time of the merger, Parent will cause the surviving corporation to maintain in effect the exculpation, indemnification and advancement of expenses provisions of the applicable party's certificate of incorporation and bylaws or similar organization documents in effect as of August 9, 2016 or in any contract of Press Ganey or its subsidiaries with any of their respective directors, officers or employees in effect as of August 9, 2016, and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the effective time of the merger were current or former directors, officers or employees of Press Ganey or its subsidiaries; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any proceeding pending or asserted or any claim made within such period shall continue until the final disposition of such proceeding.

        The merger agreement provides that, from and for six years after the effective time of the merger, Parent will cause the surviving corporation to maintain D&O insurance that is substantially equivalent to and in any event not less favorable than the existing policy of Press Ganey. However, if substantially equivalent coverage is not available, the surviving corporation will maintain the best available coverage, except that Parent and the surviving corporation will not be required to pay an annual premium for the D&O insurance in excess of 300% of the last annual premium paid by Press Ganey. Parent or Press Ganey may satisfy this requirement by purchasing a prepaid "tail" policy prior to the effective time of the merger, which provides such directors and officers with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the effective time of the merger.

        In the event that either Parent or the surviving corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of the consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then Parent will cause proper provisions to be made so that the successor or assign will expressly assume the obligations set forth in the merger agreement. The obligations of Parent to maintain D&O insurance under the merger agreement will not be terminated or modified in any way that adversely affects the rights of any indemnitee unless (x) such termination or modification is required by law or (y) the affected indemnitee consented in writing to the termination or modification.

Financing Efforts

        Under the merger agreement, Parent agreed to use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to arrange and obtain financing as promptly as practicable and to consummate the financing on the closing date, including using reasonable best efforts with respect to the following:

  •
  maintaining in effect the commitment letters and not permitting any amendment or modification to be made to, not consenting to any waiver or replacement of any provision or remedy under the commitment letters, if such amendment, modification, waiver or replacement: (A) reduces the aggregate amount of the financing, (B) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of the financing, (C) prevents or materially delays the closing, (D) makes the funding of the financing less likely to occur or (E) adversely impacts the ability of Parent to enforce its rights against other parties to the applicable commitment letter (however, (x) Parent may amend the debt commitment letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the debt commitment letter as of August 9, 2016 and (y) Parent will promptly disclose to Press Ganey its intention to amend, modify, waive or replace the debt commitment letter, will keep Press Ganey reasonably apprised of the status and proposed terms and conditions thereof, and will promptly furnish copies of any agreements or other documentation with respect to such amendment, modification, waiver or replacement to Press Ganey);

  •
  causing the equity financing to be consummated upon fulfillment of the conditions in the equity commitment letter;

  •
  satisfying (or seeking a waiver of) on a timely basis (taking into account the timing of the marketing period) all conditions to the debt financing and the equity financing that are within its control or subject to its influence;

  •
  negotiating, executing and delivering the definitive debt financing documents that reflect the terms contained in the debt commitment letter or on such other terms acceptable to Parent and the financing sources and providing copies thereof exchanged with the financing sources to Press Ganey upon any reasonable request;

  •
  enforcing its rights under the commitment letters in the event all or any portion of the financing expires or is terminated, all or any portion of the financing becomes unavailable and such portion is reasonably required to fund the closing payments, or there is a material breach or repudiation by any party to the commitment letters; and

  •
  timely preparing, with the assistance of Press Ganey and the applicable financing sources, the marketing materials with respect to the debt financing (including with respect to timing, taking into account the expected timing of the marketing period) and commence the syndication and/or marketing activities contemplated by the debt commitment letter.

        Parent agreed to keep Press Ganey informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the financing. This includes prompt notice of (i) any material breach or repudiation, or any written threatened breach or repudiation, by any party to the commitment letters of which Parent or its affiliates has knowledge and (ii) receipt of any written notice or other written communication to Parent from any party to the commitment letters with respect to any actual or threatened breach, default, termination or repudiation by any party to the commitment letters; however, Parent will not be under any obligation to disclose information pursuant to clauses (i) or (ii) that is subject to attorney-client or similar privilege.

        Under the merger agreement, in the event any portion of the debt financing becomes unavailable on the terms and conditions set forth in the debt commitment letter, Parent will, as promptly as practicable, (i) notify Press Ganey and explain any known reasons for the unavailability and (ii) use its reasonable best efforts to obtain alternative financing on terms and conditions no less favorable, in the aggregate, to Parent (as determined in the reasonable judgment of Parent) than those set forth in the debt commitment letter, in an amount such that the aggregate funds available to Parent at closing will be sufficient to pay the closing payments and consummate the transactions contemplated by the merger agreement as promptly as practicable. If Parent obtains alternative financing, it has agreed to provide a copy of the alternative debt financing commitment.

Debt Financing Cooperation

        Under the merger agreement, Press Ganey agreed to use reasonable best efforts to provide, on a timely basis, such cooperation in connection with the arrangement of the debt financing as is reasonably requested by Parent; however, Press Ganey is not required to provide assistance that would unreasonably interfere with its or its subsidiaries' business operations. Such assistance includes the following, and will be at Parent's reasonable written request with prior notice and at Parent's sole cost and expense:

  •
  participation by Press Ganey's senior management team in the marketing activities connected with the marketing of the debt financing, including (i) preparation of bank information memoranda (including, to the extent necessary, an additional bank information memorandum that does not include material non-public information), lender presentations and other customary marketing and syndication materials used to arrange financings similar to the debt financing, (ii) participation in due diligence sessions, (iii) a reasonable number of meetings, presentations and other customary syndication activities with the actual and prospective financing sources and (iv) execution and delivery of customary authorization letters contemplated by the debt commitment letter;

  •
  participation by Press Ganey's senior management and applicable representatives in, and assistance with, the preparation of rating agency presentations and meetings with rating agencies;

  •
  delivery of the financing information and financing deliverables as promptly as reasonably practicable to Parent and the applicable financing sources;

  •
  participation by Press Ganey's senior management in the negotiation, execution and delivery of the debt financing documents, and providing information necessary for the completion of any related schedules;

  •
  reasonably facilitating the taking of collateral contemplated by the debt financing and the taking of all corporate actions by Press Ganey and its subsidiaries with respect to entering into the definitive debt financing documents and otherwise necessary to permit consummation of the debt financing; and

  •
  delivering notices of prepayment within the time periods required by the relevant agreements governing the debt outstanding under Press Ganey's existing credit agreement and obtaining the payoff letter (as defined in the merger agreement) at least three business days prior to closing.

        However, (w) Press Ganey is not required to take any action to the extent it would (i) unreasonably interfere with its or its subsidiaries' business or operations or require it or its subsidiaries to agree to pay any fees, reimburse any expenses or give any indemnities prior to the closing for which Parent does not promptly reimburse or indemnify it under the merger agreement or (ii) subject to certain specified exceptions, require Press Ganey, any of its subsidiaries, any of Press Ganey's or its subsidiaries respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees or their respective representatives or financing sources to (a) execute, deliver or enter into, or perform any agreement, document or instrument with respect to any financing prior to the effective time of the merger that is not contingent upon closing or that would be effective prior to the effective time of the merger, (b) commit to take any action that is not contingent upon the consummation of closing of the merger or that would be effective prior to the effective time of the merger or (c) deliver any legal opinions or reliance letters in connection with the debt financing, (x) none of the Board or Press Ganey's directors or other similarly governing body of its subsidiaries shall be required to adopt resolutions approving the agreements, documents and instruments pursuant to which any financing is obtained (except that the board of directors of any of Press Ganey's subsidiaries may adopt such resolutions derived from and based on (1) the authorizations (including appointment of directors and authorized officers) provided by Parent in its capacity as the direct or indirect controlling equity-holder of the surviving corporation and (2) resolutions adopted by the surviving corporation, and only to the extent the subsidiary resolutions are contingent upon the closing of the merger or become effective after giving effect to the effective time of the merger), (y) Press Ganey's obligations to provide cooperation with respect to the debt financing will be subject to the financing sources and their affiliates and their respective representatives being bound by confidentiality agreements in accordance with customary market practice and (z) neither Press Ganey nor its subsidiaries is required to provide any information to the extent it would result in the waiver of an attorney-client or similar privilege.

        Under the merger agreement, Parent agreed to use reasonable best efforts to provide Press Ganey sufficient time to review and comment on marketing materials used in connection with the arrangement of the debt financing prior to the dissemination of the materials to potential lenders or other counterparties to any proposed financing transaction; provided, that Press Ganey must communicate any comments in writing to Parent and its counsel within a reasonable period of time under the circumstances and consistent with the time accorded to other participants who were asked to review and comment on such marketing materials.

        Parent shall indemnify and hold harmless Press Ganey and its subsidiaries, and each of their respective directors, officers, employees, agents and other representatives, from and against any and all liabilities, costs or expenses suffered or incurred in connection with the arranging or obtaining of the financing or any information, assistance or activities provided in connection therewith. Parent shall promptly, upon the request of Press Ganey, reimburse Press Ganey for any and all reasonable and documented out-of-pocket third party costs and expenses incurred by Press Ganey or any of its subsidiaries in connection with its cooperation with respect to the debt financing.

        Parent acknowledges and agrees that obtaining the financing is not a condition to closing. Under the merger agreement, Press Ganey consents to the reasonable use of its logos in connection with the debt financing, provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage Press Ganey or its reputation or goodwill.

Certain Indebtedness Matters

        Under the merger agreement, Parent has agreed to provide Press Ganey with cash sufficient to pay the aggregate amount of debt outstanding and Press Ganey has agreed to use such cash to repay such debt. At least three business days prior to the closing of the merger, Press Ganey has agreed to obtain, and provide Parent with a copy of a payoff letter, which we refer to as the payoff letter, evidencing the satisfaction of all liabilities under Press Ganey's existing credit agreement upon receipt of the amounts set forth in the payoff letter and including a customary release of all liens with respect to the capital stock, property and assets of Press Ganey and its subsidiaries securing the obligations under Press Ganey's existing credit agreement.

Transaction Litigation

        The merger agreement requires Press Ganey to give Parent a reasonable opportunity to participate in the defense or settlement of any stockholder litigation, and consult with Parent with respect to the defense or settlement of such litigation and consider in good faith Parent's advice with respect to such litigation. No settlement shall be agreed to without the prior written consent of Parent. Press Ganey and Parent will notify one another of any proceeding commenced or threatened against either party or any of their respective subsidiaries or affiliates or directors relating to, in connection with or arising from the merger or any other transaction contemplated by the merger agreement, and shall keep the other party reasonably and promptly informed with respect to the status thereof.

Delisting and Deregistration of Our Common Stock

        Press Ganey common stock is registered as a class of equity securities under the Exchange Act and is quoted on the NYSE under the symbol "PGND." As a result of the merger, we will become an indirect, wholly owned subsidiary of Parent, with no public market for our common stock. After the merger, our common stock will be delisted from and cease to be traded on the NYSE, and price quotations with respect to sales of shares of our common stock in the public market will no longer be available. In addition, the registration of our common stock under the Exchange Act will be terminated and we will no longer be required to file periodic reports with the SEC after the effective time of the merger.

Conditions to the Closing of the Merger

        The respective obligations of each party to consummate the merger are subject to the satisfaction (or waiver, to the extent permitted by law) of the following conditions at or prior to the effective time of the merger:

  •
  The approval of the proposal to adopt the merger agreement by holders of a majority of the outstanding shares of Press Ganey common stock entitled to vote at the special meeting, which we refer to as the stockholder approval, having been obtained;

  •
  The expiration or termination of the applicable waiting period under the HSR Act (see "The Merger—Regulatory Approvals Required for the Merger" beginning on page 101); and

  •
  The consummation of the merger not being restrained, enjoined or prohibited by any order (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other governmental entity and the absence of any law in effect enacted or promulgated by and governmental entity that prevents the consummation of the merger.

        The obligations of Parent and Merger Sub to effect the merger are also subject to the satisfaction or (to the extent permitted by applicable law) waiver by Parent and Merger Sub of the following conditions:

  •
  (i) Each representation and warranty of Press Ganey with respect to capitalization shall be true and correct in all respects other than de minimis inaccuracies at and as of August 9, 2016 and as of the effective time of the merger, except for representations and warranties that relate to a specific date or time (which need only be true and correct other than de minimis inaccuracies as of such date or time); provided that any such de minimis inaccuracies would not reasonably be expected to result in additional costs, expenses, liabilities or payments in connection with the merger in excess of $1,000,000 in the aggregate, (ii) each representation and warranty of Press Ganey with respect to corporate organization, authority, execution and delivery, enforceability, absence of certain changes or events and broker's fees shall be true and correct at and as of August 9, 2016 and as of the effective time of the merger as though made at the effective time of the merger, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time) and (iii) each representation and warranty of Press Ganey other than those set forth in clause (i) and clause (ii), without giving effect to any qualifications as to materiality or company material adverse effect or other similar qualifications contained therein, shall be true and correct at and as of August 9, 2016 and as of the effective time of the merger as though made at the time, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time), except as has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a company material adverse effect;

  •
  Press Ganey having performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under the merger agreement at or before the closing date of the merger;

  •
  Since the date of the merger agreement, there not having occurred a company material adverse effect;

  •
  Parent's receipt of a certificate of Press Ganey signed by an executive officer certifying the conditions in the foregoing bullets have been satisfied; and

  •
  Press Ganey's delivery to Parent of a statement in accordance with Treasury Regulations Sections 1.897-2(h) for purposes of satisfying the requirements of Treasury Regulations Section 1.1445-2(c)(3).

        The obligations of Press Ganey to effect the merger are also subject to the satisfaction (or waiver by Press Ganey to the extent permitted by applicable law) of the following conditions:

  •
  Each representation and warranty of Parent and Merger Sub contained in the merger agreement, without giving effect to any qualifications as to materiality or parent material adverse effect (as defined in the merger agreement) or other similar qualifications contained therein, shall be true and correct at and as of the date of the merger agreement and the effective time of the merger as though made at the effective time of the merger, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time), and except as has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a parent material adverse effect;

  •
  Parent and Merger Sub having performed or complied in all material respects with the covenants and agreements required to be performed or complied with by them under the merger agreement or at or before the effective time of the merger; and

  •
  Press Ganey's receipt of a certificate signed by an executive officer of Parent and dated as of the closing date, certifying the matters in the foregoing bullets.

        No party to the merger agreement may rely on the failure of satisfaction of any conditions set forth therein if the primary cause of such failure was the failure of such party to perform its obligations under the merger agreement.

Termination of the Merger Agreement

        In general, the merger agreement may be terminated at any time prior to the effective time of the merger, whether before or, subject to the terms of the merger agreement, after approval of the proposal to adopt the merger agreement by the stockholders of Press Ganey, in the following ways:

  •
  By mutual written consent of Parent and Press Ganey prior to the effective time of the merger;

  •
  By either Parent or Press Ganey:

  •
  If the effective time of the merger has not occurred before the outside date, however, this right to terminate shall not be available to either party if its material breach of any of its obligations under the merger agreement is the primary cause for the failure of the effective time of the merger to have occurred prior to the outside date;

  •
  if any court of competent jurisdiction or other governmental entity of competent jurisdiction shall have issued an order or taken any other action that permanently restrains, enjoins or otherwise prohibits the consummation of the merger, and the order or other action became final and non-appealable, provided that the right to terminate the merger agreement in this way is available only if the party seeking to terminate the merger agreement has used its reasonable best efforts to resist, resolve or lift the order and has otherwise received the appropriate consents before asserting the right to terminate; additionally, this right of termination is not available to any party whose failure to comply with its obligations under the merger agreement has been the primary reason for the order or action;

  •
  If Press Ganey's stockholders fail to approve the proposal to adopt the merger agreement at the special meeting of stockholders, or any adjournment or postponement thereof, at which a vote on such proposal is taken; or

  •
  By Press Ganey:

  •
  at any time prior to the receipt of stockholder approval, if the Board determines to enter into a definitive agreement with respect to a superior proposal and prior to or concurrently with such termination pays the company termination fee;

  •
  at any time prior to the effective time of the merger, if: (i) there has been a breach by Parent or Merger Sub of any of its representations, warranties or covenants contained in the merger agreement such that any condition to the merger is not reasonably capable of being satisfied while such breach is continuing, (ii) Press Ganey has delivered to Parent written notice of such breach and (iii) such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions prior to the date this is at least three business days prior to the outside date or at least 30 days have elapsed since the date of delivery of such written notice to Parent and such breach has not been cured in all material respects; provided, however, that Press Ganey shall not be permitted to terminate the merger agreement in this way if there has been any material breach by Press Ganey of its material representations, warranties or covenants contained in the merger agreement, and such breach has not been cured in all material respects; or

    •
    following the marketing period, (i) all of the conditions of Press Ganey, Parent or Merger Sub have been satisfied at the time the closing is required to have occurred (other than the conditions that by their terms are to be satisfied at closing, but subject to such conditions being satisfied assuming a closing would occur), (ii) Parent fails to complete the closing by the required date, (iii) Press Ganey has irrevocably confirmed to Parent in writing that if the financing is funded, that it is prepared to consummate the closing, and (iv) Parent fails to consummate the closing within three business days following delivery of such written confirmation by Press Ganey to Parent; or

  •
  By Parent:

  •
  at any time prior to the receipt of stockholder approval, if (i) the Board has effected a change of recommendation, or Press Ganey has failed to include the Board recommendation in the proxy statement, (ii) Press Ganey or any of its subsidiaries have entered into a merger agreement, acquisition agreement, transaction agreement, letter of intent or other similar agreement relating to an acquisition proposal or the Board has approved, authorized or recommended Press Ganey or any of its subsidiaries do any of the foregoing with respect to an acquisition proposal, (iii) an acquisition proposal has been publicly announced and the Board has failed to publicly affirm the Board recommendation within ten days of being requested in writing by Parent, (iv) the Board fails to publicly recommend against any announced acquisition proposal within ten days of being requested in writing by Parent or (v) Press Ganey or any of its subsidiaries have taken any action that constitutes a willful and material breach of the no solicitation provisions described above; provided, that Parent's right to terminate the merger agreement in this way expires at 5:00 p.m. (New York City time) on the tenth business day following the date on which the event first permitting such termination occurred; or

  •
  at any time prior to the effective time of the merger, if: (i) there has been a breach by Press Ganey of its representations, warranties or covenants contained in the merger agreement such that any condition of Press Ganey, Parent or Merger Sub to the merger contained in the merger agreement is not reasonably capable of being satisfied while such breach is continuing, (ii) Parent has delivered to Press Ganey written notice of such breach and (iii) such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions prior to the date that is at least three business days prior to the outside date or at least 30 days shall have elapsed since the date of delivery of such written notice to Press Ganey and such breach shall not have been cured in all material respects; provided, however, that Parent shall not be permitted to terminate the merger agreement in this way if there has been any material breach by Parent or Merger Sub of its material representations, warranties or covenants contained in the merger agreement, and such breach has not been cured in all material respects.

        In the event that the merger agreement is terminated pursuant to the termination rights above, written notice of the termination must be given to the other party or parties, specifying the provisions of the merger agreement under which such termination is made and the basis therefor described in reasonable detail and the merger agreement will become void and of no effect without liability or obligation on the part of any party thereto. However, nothing shall relieve Press Ganey from liabilities or damages incurred or suffered as a result of a willful and material breach of any representations, warranties, covenants or other agreements set forth in the merger agreement prior to termination. Additionally, the obligations imposed by the confidentiality agreement and the termination equity commitment letter will survive any termination of the merger agreement.

Termination Fees

        Under the merger agreement, Press Ganey will be required to pay Parent a termination fee, which we refer to as the company termination fee, of $84.5 million (provided, however, that if Press Ganey terminates the merger agreement to enter into a definitive agreement with respect to a superior proposal prior to the solicitation period end date or otherwise with respect to an exempted person, then the company termination fee will be $28 million) under any of the following circumstances:

  •
  If the merger agreement is terminated by Parent prior to the receipt of stockholder approval due to:

  •
  Press Ganey not including in this proxy statement the Board's recommendation that Press Ganey stockholders adopt the merger agreement or the Board having effected a change of recommendation;

  •
  Press Ganey or any of its subsidiaries entering into a merger agreement, letter of intent or other similar agreement relating to an acquisition proposal or the Board approving, authorizing or recommending that Press Ganey do any of the foregoing with respect to an acquisition proposal;

  •
  an acquisition proposal has been publicly announced and the Board has failed to publicly affirm the Board recommendation within ten days of being requested in writing by Parent;

  •
  an acquisition proposal has been announced and the Board has failed to publicly recommend against such acquisition proposal within ten days of being requested in writing by Parent; or

  •
  Press Ganey or any of its subsidiaries have taken any action that constitutes a willful and material breach of the no solicitation provisions described above.

  •
  If the merger agreement is terminated by Press Ganey prior to the receipt of stockholder approval due to the Board's determining to enter into a definitive agreement related to a superior proposal in compliance in all material respects with the no solicitation provisions described above.

  •
  If (i) the merger agreement is terminated by (a) Press Ganey or Parent if the stockholder approval is not obtained upon a vote taken at the special meeting or the effective time of the merger has not occurred on or before the outside date or (b) by Parent because: (1) there has been a breach by Press Ganey of its representations, warranties or covenants contained in the merger agreement, such that any condition of Parent or Merger Sub to the merger is not reasonably capable of being satisfied while such breach is continuing, (2) Parent shall have delivered to Press Ganey written notice of such breach and (3) such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions of Parent or Merger Sub prior to the date that is at least three business days prior to the outside date or at least 30 days shall have elapsed since the date of delivery of such written notice to Press Ganey and such breach shall not have been cured in all material respects; (ii) an acquisition proposal has been publicly announced or otherwise become known to the company after August 9, 2016 and prior to such termination (or prior to the date of the special meeting in the event of a termination pursuant to a failure to obtain stockholder approval); and (iii) Press Ganey consummates such acquisition proposal or enters into a definitive agreement with respect to such acquisition proposal within 12 months after such termination and the transaction contemplated by such acquisition proposal is consummated.

  •
  Press Ganey will pay the applicable termination fee prior to or concurrently with such applicable termination by Press Ganey, or within two business days after such applicable termination by Parent; provided that in the event a company termination fee is payable pursuant to the immediately preceding bullet, Press Ganey will pay such fee no later than two business days after the consummation of the applicable acquisition proposal. In circumstances where the company termination fee is payable in accordance with the merger agreement, Parent's receipt of such termination fee from Press Ganey will be Parent related parties' sole and exclusive remedy against Press Ganey related parties.

        Under the merger agreement, Parent must pay to Press Ganey a fee, which we refer to as the parent termination fee, of $124 million if the merger agreement is terminated by Parent or Press Ganey under the following circumstances:

  •
  Press Ganey terminates the merger agreement because (i) there has been a breach by Parent or Merger Sub of any of its representations, warranties or covenants contained in the merger agreement, such that any condition of Press Ganey to the merger contained in the merger agreement is not reasonably capable of being satisfied while such breach is continuing, (ii) Press Ganey shall have delivered to Parent written notice of such breach and (iii) such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions of Press Ganey prior to the date that is at least three business days prior to the outside date or at least 30 days shall have elapsed since the date of delivery of such written notice to Parent and such breach shall not have been cured in all material respects;

  •
  Press Ganey terminates the merger agreement because, following the marketing period, (i) all of the conditions set forth in the merger agreement have been satisfied at the time the closing is required to have occurred (other than those conditions to closing that by their terms or their nature are to be satisfied at the closing), (ii) Parent fails to complete the closing by the date the closing is required to have occurred, (iii) Press Ganey has irrevocably confirmed to Parent in writing that if the financing is funded, that it is prepared to consummate the closing and (iv) Parent fails to consummate the closing within three business days following delivery of the confirmation; or

  •
  Press Ganey terminates the merger agreement because the effective time of the merger has not occurred on or before the outside date in circumstances in which Press Ganey could terminate the merger agreement for the reasons in the two preceding bullets.

  •
  Parent will pay such termination fee within five business days after such termination by Press Ganey. Except with respect to certain enumerated exceptions set forth in the merger agreement, such as Press Ganey's right to seek an injunction or specific performance (as described below), Press Ganey's receipt of such termination fee from Parent will be Press Ganey related parties' sole and exclusive remedy against Parent related parties.

Specific Performance

        The parties shall be entitled to seek an injunction or injunctions to prevent breaches of the merger agreement and to seek specific performance as to its terms (without any requirement for the securing or posting of any bond in connection) and the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at law. Press Ganey's or Parent's pursuit of specific performance shall not preclude the pursuing party from the right to pursue any other right or remedy to which such party may be entitled. In no event shall Press Ganey nor any of the other company related parties have the right to seek or obtain money damages or expense reimbursement from Parent, Merger Sub or any of the other parent related parties (as defined in the merger agreement) other than the right of the Company to seek payment of the parent termination fee, subject to the limitations set forth in the merger agreement and termination equity commitment letter.

        Notwithstanding the foregoing, the parties agree that prior to the termination of the merger agreement, Press Ganey shall be entitled to seek specific performance of Parent's obligations to cause the equity financing to be funded in accordance with the terms of the equity commitment letter in order to fund and consummate the transactions contemplated by the merger agreement, solely if, following the marketing period, (i) all of the conditions to the closing obligations of Parent and Merger Sub set forth in the merger agreement have been satisfied or waived at the time the closing is required to have (other than those conditions to closing that by their terms or their nature are to be satisfied at the closing), (ii) Parent fails to complete the closing by the date the closing is required to have occurred, (iii) the debt financing has been funded or the financing sources have confirmed in writing to Parent or Press Ganey that the debt financing will be funded at the closing if the equity financing is funded at the closing and (iv) Press Ganey has delivered an irrevocable written notice to Parent stating that, if all necessary conditions are met, then the closing will occur. Under no circumstances shall Press Ganey be permitted or entitled to receive both a grant of specific performance to consummate the transactions contemplated by the merger agreement and payment of the parent termination fee. Additionally, Press Ganey will not be entitled to enforce or seek to enforce specifically Parent's right to cause the equity financing to be funded or to consummate the merger if the debt financing has not been funded (or will not be funded at the closing if the equity financing is funded at the closing).

Limitation on Recourse

        Other than with respect claims with respect to (a) the right to specific performance of the equity commitment letter to the extent permitted by the merger agreement and the equity commitment letter (b) recourse against the EQT Funds under the termination equity commitment letter to the extent permitted by the termination equity commitment letter, (c) the recourse rights of any party pursuant to the confidentiality agreement to the extent provided and (d) the recourse rights of any party under the voting agreement to the extent provided, any claim or cause of action under the merger agreement may only be brought against persons that are expressly named as parties, and then only with respect to the specific obligations set forth in the merger agreement. Other than the equity commitment letter claims, such recourse against the EQT Funds under the termination equity commitment letter to the extent permitted and in accordance with its terms, such recourse against a party under the confidentiality agreement and such recourse against a party under the voting agreement, no company related party or Parent related party (other than those exceptions described in the merger agreement), shall have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of Press Ganey, Parent or Merger Sub or of or for any claim, investigation or proceeding under, based on, in respect of, or by reason of, the merger agreement or the merger.

Fees and Expenses

        All fees and expenses incurred in connection with the transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses.

No Third Party Beneficiaries

        The merger agreement provides that it will be binding upon and inure solely to the benefit of Press Ganey, Parent and Merger Sub and their respective successors and permitted assigns. The merger agreement is not intended to and will not confer any rights, benefits or remedies upon any person other than Press Ganey, Parent and Merger Sub and their respective successors and permitted assigns, except that financing sources will be express third party beneficiaries of and have the right to enforce certain provisions in the merger agreement.

Amendments; Waivers

        The merger agreement may be amended by each of the parties to the merger agreement by action taken by or on behalf of their respective boards of directors at any time before the effective time of the merger. However, after receipt of stockholder approval, no amendment can be made which, by law or in accordance with the rules of any relevant stock exchange, requires further approval by Press Ganey stockholders unless the Press Ganey stockholders approve the effectiveness of such amendment. However, no amendment to the amendment provision, the provisions related to financing sources, the provisions acknowledging the importance of the termination fee provisions, the Parent liability limitation provision, the survival provision, the provision related to governing law and venue, the waiver of jury trials and the provision related to third party beneficiaries will be effective except with prior written consent of the financing sources materially and adversely affected by such amendments. At any time prior to the effective time of the merger, Parent and Merger Sub, on the one hand, and Press Ganey, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (iii) waive compliance by the other with any of the agreements or covenants contained in the merger agreement; provided, however, that after receipt of the Press Ganey stockholder approval, there may not be any extension or waiver of the merger agreement which, by law or in accordance with the rules of any relevant stock exchange, requires further approval by Press Ganey's stockholders unless the approval by Press Ganey stockholders is obtained again with respect to the effectiveness of such extension or waiver. Such amendments and waivers must be made in writing and signed by the parties to be bound.

Governing Law; Jurisdiction; Waiver of Jury Trial

        The merger agreement is governed by and construed in accordance with the laws of the state of Delaware without giving effect to any choice or conflict of law provision or rule, with noted exceptions relating to financing. Each of the parties will submit to the exclusive jurisdiction of any Delaware state court, or federal court of the United States of America, sitting in Delaware, and any appellate court from any such court, in any proceeding arising out of or relating to the merger agreement or merger. Each of the parties agreed to bring any litigation against any financing source in connection with the merger agreement, the debt financing or the transactions contemplated thereby exclusively in any New York state or federal court sitting in the Borough of Manhattan. Each of the parties irrevocably waived any and all right to trial by jury in any proceeding directly or indirectly arising out of or relating to the merger agreement or merger.

 PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

The Merger Agreement Proposal

        We are asking you to approve a proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger. For a detailed discussion of the terms and conditions of the merger agreement, see the section entitled "The Merger Agreement" beginning on page 104. A copy of the merger agreement is attached to this proxy statement as Appendix A.

Vote Required and Board Recommendation

        As discussed in the section entitled "The Merger—Recommendation of Our Board of Directors and Reasons for the Merger" beginning on page 57, after considering various factors described in such section, the Board has determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and advisable and in the best interests of Press Ganey and its stockholders. The Board has unanimously (i) approved the execution, delivery and performance by Press Ganey of the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, (ii) determined that the terms of the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to, and in the best interests of, Press Ganey and its stockholders, (iii) directed that the merger agreement be submitted to the stockholders of Press Ganey for adoption and (iv) declared that the merger agreement is advisable. The Board unanimously recommends that you vote "FOR" the merger proposal.

        Under Delaware law, the adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of Press Ganey common stock issued and outstanding as of the close of business on the record date and entitled to vote at the special meeting. Abstentions and broker non-votes, if any, will have the same effect as a vote "AGAINST" the merger proposal.

        The Board unanimously recommends that you vote "FOR" the merger proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

        We are asking you to approve a proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If our stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the adoption of the merger agreement such that the merger proposal would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares of Press Ganey common stock to change their votes to votes in favor of the adoption of the merger agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.

        In addition, the Board could postpone the special meeting before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time before such proxies are voted at the special meeting, as adjourned or postponed. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Vote Required and Board Recommendation

        Approval of the adjournment proposal, whether or not a quorum is present, requires the affirmative vote of the holders of a majority of the shares of our common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon. Abstentions as to the adjournment proposal with respect to shares of our common stock otherwise present at the special meeting and entitled to vote will have the same effect as a vote "AGAINST" the adjournment proposal. Broker non-votes will have no effect on the adjournment proposal.

        The Board believes that it is in the best interests of Press Ganey and its stockholders to be able to adjourn the special meeting to a later date or dates if necessary for the purpose of soliciting additional proxies in respect of the merger proposal if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

        In addition, if a quorum is not present at the special meeting, the chairman of the meeting or the affirmative vote of the holders of a majority of the shares of our common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon, although less than a quorum, may adjourn the meeting to another place, date or time (subject to certain restrictions in the merger agreement).

        The Board unanimously recommends that you vote "FOR" the adjournment proposal.

PROPOSAL 3: ADVISORY VOTE ON MERGER-RELATED NAMED EXECUTIVE OFFICER COMPENSATION

The Non-Binding Advisory Proposal

        In accordance with Section 14A of the Exchange Act, Press Ganey is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that will or may become payable to the named executive officers of Press Ganey in connection with the merger, including the agreements and understandings pursuant to which such compensation will or may become payable, the value of which is set forth under "The Merger—Interests of the Directors and Executive Officers of Press Ganey in the Merger—Named Executive Officer Golden Parachute Compensation" beginning on page 85.

        For purposes of this proxy statement, our named executive officers consist of:

  •
  Patrick T. Ryan, Chief Executive Officer;

  •
  Joe Greskoviak, President & Chief Operating Officer; and

  •
  Devin J. Anderson, General Counsel and Corporate Secretary.

        The Board encourages you to carefully review the named executive officer merger-related compensation information disclosed in this proxy statement. As required by Section 14A of the Exchange Act, Press Ganey is asking its stockholders to vote on the adoption of the following resolution:

        "RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation that will or may become payable to Press Ganey's named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation will or may become payable, as disclosed under "The Merger—Interests of the Directors and Executive Officers of Press Ganey in the Merger—Named Executive Officer Golden Parachute Compensation," in Press Ganey's proxy statement for the special meeting."

        Stockholders should note that this proposal is separate and apart from Proposal 1 above and is not a condition to completion of the merger, and as an advisory vote, the result will not be binding on Press Ganey, the Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated, our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.

Vote Required and Board Recommendation

        Approval of the merger-related named executive officer compensation proposal requires the affirmative vote of the holders of a majority of the shares of Press Ganey common stock present or represented by proxy at the special meeting and entitled to vote thereon. Abstentions with respect to shares of our common stock otherwise present at the special meeting and entitled to vote will have the same effect as a vote "AGAINST" the advisory executive compensation proposal, but the failure to vote your shares of Press Ganey common stock will have no effect on the outcome of the proposal. Broker non-votes will have no effect on the merger-related named executive officer compensation proposal. If you sign and return a proxy and do not indicate how you wish to vote on the executive officer merger-related compensation proposal, your shares of Press Ganey common stock will be voted in favor of the proposal.

        The Board unanimously recommends that you vote "FOR" the merger-related named executive officer compensation proposal.

 MARKET PRICES AND DIVIDEND DATA

        Our common stock is listed on the NYSE under the symbol "PGND." As of September 16, there were 55,497,810 shares of our common stock outstanding, held by 176 stockholders of record.

        The following table sets forth, for the indicated periods, the high and low sales prices of our common stock for the periods shown as reported by the NYSE. No dividends were declared on the Press Ganey common stock in the periods shown:

	Press Ganey Common Stock
	High	Low
Fiscal Year Ended December 31, 2016
Third Quarter (through September 19, 2016)	$42.09	$38.66
Second Quarter	$41.13	$27.89
First Quarter	$31.32	$23.68
Fiscal Year Ended December 31, 2015
Fourth Quarter	$36.15	$28.83
Third Quarter	$35.09	$25.72
Second Quarter (beginning May 20, 2015)	$29.62	$25.00	*

*
Initial public offering price.

        Under our current dividend policy, we have never declared or paid any cash dividends on our common stock and have retained any future earnings to support operations and to finance the growth and development of our business. Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, we may not declare or pay dividends to our common stockholders without Parent's written consent.

        The closing price of our common stock on the NYSE on August 8, 2016, the last trading day prior to the public announcement of the merger agreement, was $40.33 per share. On September 19, 2016, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on the NYSE was $40.23 per share. You are encouraged to obtain current market quotations for our common stock.

        Following the merger, there will be no further market for our common stock and our stock will be delisted from the NYSE and deregistered under the Exchange Act. As a result, following the merger and such deregistration, we will no longer file periodic reports with the SEC.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following tables set forth certain information regarding the beneficial ownership of our common stock as of September 16, 2016 (except as otherwise noted below) by (i) each person known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all directors and executive officers as a group. Except as otherwise indicated, we believe, based on information furnished by such persons, that each person has sole voting and dispositive power over the shares of our common stock indicated as owned by such person unless otherwise indicated.

        We have calculated beneficial ownership in accordance with the rules of the SEC. In general, a person "beneficially owns" shares of Press Ganey common stock if he or she has or shares with others the right to vote those shares or to dispose of them. Shares of our common stock subject to options currently exercisable or exercisable within 60 days of September 16, 2016 are deemed to be outstanding for calculating the percentage of outstanding shares of our common stock of the person holding those options, but are not deemed outstanding for calculating the percentage of any other person. The percentages of beneficial ownership set forth below are based on 55,497,810 shares of Press Ganey common stock issued and outstanding as of September 16, 2016. Unless otherwise indicated below in the footnotes to the table, the address of each officer and director is c/o Press Ganey Holdings, Inc., 401 Edgewater Place, Suite 500 Wakefield, MA 01880.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Funds affiliated with Vestar(1)	30,344,467	54.70%
Named Executive Officers and Directors:
Patrick T. Ryan(2)	1,109,927	2.00%
Joseph Greskoviak(3)	429,108	*
Devin J. Anderson(4)	232,648	*
Norman W. Alpert	—	*
Andrew J. Cavanna	—	*
John P. Driscoll(5)	3,402	*
John Glaser, Ph.D.(6)	3,402	*
Leslie V. Norwalk(7)	28,661	*
Gregory S. Roth(8)	8,402	*
Dr. Ralph Snyderman(9)	28,661	*
Ellen M. Zane(10)	28,661	*
All directors and executive officers as a group (14 persons)(11)	2,181,399	3.9%

*
Less than 1%

(1)
Information is based on a Schedule 13G filed with the SEC on February 16, 2016 by certain affiliates of Vestar as of February 12, 2016. Includes shares of common stock held directly by funds affiliated with Vestar. Beneficial ownership by funds affiliated with Vestar includes Vestar Capital Partners V, L.P. ("Vestar V"), Vestar Capital Partners V-A, L.P. ("Vestar V-A"), Vestar Capital Partners V-B, L.P. ("Vestar V-B"), Vestar Executives V, L.P. ("Executives V"), Vestar Co-Invest V, L.P. ("Co-Invest V"), Vestar Investors V, L.P. ("Investors V") and Vestar/PGA Investors, LLC ("Vestar/PGA" and collectively with Vestar V, Vestar V-A, Vestar V-B, Executives V, Co-Invest V and Investors V, the "Vestar Investors"). Vestar V is the managing member of Vestar/PGA and has voting and investment power over the securities held or controlled by it. Vestar Associates V, L.P. ("Vestar Associates V") is the general partner of Vestar V, Vestar V-A, Vestar V-B and

  Executives V and has voting and investment power over the securities held or controlled by each of them. Vestar Managers V Ltd. ("VMV") is the general partner of Co-Invest V and Investors V and has voting and investment power over the securities held or controlled by each of them. VMV is also the general partner of Vestar Associates V. Daniel S. O'Connell is the sole director of VMV and as a result he may be deemed to have beneficial ownership of the shares owned by the Vestar Investors. Each of Vestar V, Vestar Associates V, VMV and Mr. O'Connell disclaims economic ownership of any securities beneficially owned by the Vestar Investors, except to the extent of its pecuniary interest therein. The address of each of the Vestar Investors, Vestar Associates V, VMV and Mr. O'Connell is c/o Vestar Capital Partners, 245 Park Avenue, 41st Floor, New York, NY 10167.

(2)
Includes 188,819 shares of common stock underlying restricted stock that remain subject to time-based vesting conditions and 208,023 shares of common stock underlying performance-based restricted stock that remain subject to performance-based vesting conditions.

(3)
Includes 107,522 shares of common stock underlying restricted stock that remain subject to time-based vesting conditions and 119,017 shares of common stock underlying performance-based restricted stock that remain subject to performance-based vesting conditions.

(4)
Includes 68,751 shares of common stock underlying restricted stock that remain subject to time-based vesting conditions and 65,308 shares of common stock underlying performance-based restricted stock that remain subject to performance-based vesting conditions.

(5)
Includes 3,402 shares of common stock underlying restricted stock that remain subject to time-based vesting conditions.

(6)
Includes 3,402 shares of common stock underlying restricted stock that remain subject to time-based vesting conditions.

(7)
Includes 3,402 shares of common stock underlying restricted stock that remain subject to time-based vesting conditions.

(8)
Includes 3,402 shares of common stock underlying restricted stock that remain subject to time-based vesting conditions.

(9)
Includes (a) 8,446 shares of common stock underlying restricted stock that remain subject to time-based vesting conditions and (b) 20,215 shares of common stock owned directly by Snyderman Fund over which Dr. Snyderman retains voting power.

(10)
Includes 3,402 shares of common stock underlying restricted stock that remain subject to time-based vesting conditions.

(11)
Includes 461,055 shares of common stock underlying restricted stock that remain subject to time-based vesting conditions and 461,427 shares of common stock underlying performance-based restricted stock that remain subject to performance-based vesting conditions.

 FUTURE STOCKHOLDER PROPOSALS

        If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of Press Ganey. However, if the merger is not completed, our stockholders will continue to be entitled to attend and participate in our stockholders' meetings.

        Press Ganey will hold an Annual Meeting of Stockholders in 2017 only if the merger has not already been completed. If the merger is not completed and any stockholder intends to present a proposal to be considered for inclusion in our proxy material in connection with the 2017 Annual Meeting of Stockholders (if one is held), any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the Press Ganey's 2017 Annual Meeting of Stockholders must be received by Press Ganey at its principal executive offices on or before December 30, 2016 to be eligible for inclusion in the proxy statement and form of proxy card to be distributed by the Board in connection with such meeting.

        Any stockholder proposals (including recommendations of nominees for election to the Board) intended to be presented at Press Ganey's 2017 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at Press Ganey's principal executive offices no earlier than February 21, 2017, nor later than March 23, 2017, together with all supporting documentation required by the bylaws of Press Ganey; provided that if the date of the Press Ganey 2017 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after June 21, 2017, the stockholder must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made.

        As required by the bylaws of Press Ganey, a stockholder's proposal nominating a director must be sent to the attention of Press Ganey's General Counsel and Corporate Secretary and include, among other information as set forth in the bylaws of Press Ganey: (1) completed and signed questionnaire regarding the background and qualifications of the proposed nominee the name, age, business address and residence address of the proposed nominee; (2) all information relating to the proposed nominee that would be required to be disclosed in a proxy statement and other filings made in connection with the solicitations of proxies for election of directors; (3) a description of all compensation and other material arrangements and relationships among the stockholder, the stockholder's affiliates, the proposed nominee and the proposed nominee's affiliates; (4) the class and number of shares of Press Ganey common stock which are beneficially owned by the nominating stockholder and the proposed nominee on the date of such stockholder proposal; and (5) the consent of the proposed nominee to serve as a director if elected. A stockholder's proposal shall further set forth, among other details, information about the beneficial ownership of capital stock by the stockholder making the proposal, such stockholder's name and address and a description of all arrangements or understandings between such stockholder and the proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such stockholder. This is a summary of the requirements and is qualified in its entirety by the terms of the bylaws of Press Ganey. Please refer to the bylaws of Press Ganey for more complete information on these and other requirements. Our bylaws have been publicly filed with the SEC and can also be found in our Investor Relations section of our website, www.pressganey.com.

 WHERE YOU CAN FIND MORE INFORMATION

        Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

        The following Press Ganey filings with the SEC are incorporated by reference:

  •
  Press Ganey's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 1, 2016;

  •
  Press Ganey's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 4, 2016 and Press Ganey's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 2, 2016;

  •
  Press Ganey's Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2016; and

  •
  Press Ganey's Current Reports on Form 8-K filed with the SEC on February 29, 2016 (excluding Item 2.02), April 26, 2016, May 6, 2016 (excluding Item 7.01), June 27, 2016, August 9, 2016 (excluding Item 7.01) and August 29, 2016.

        We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

        You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Press Ganey through the Investor Relations section of our website, www.pressganey.com, and the "SEC Filings" section therein.

        You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Press Ganey Holdings, Inc.
Attn: Investor Relations
401 Edgewater Place, Suite 500
Wakefield, MA 01880
(781) 295-5000

        If you would like to request documents from us, please do so by Friday, October 14, 2016, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.pressganey.com, and the "SEC Filings" section therein. The information included on our website is not incorporated by reference into this proxy statement.

        If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

105 Madison Avenue
New York, New York 10016
United States
Toll-Free: (800) 322-2885
Call collect: (212) 929-5500
Email: proxy@mackenziepartners.com

MISCELLANEOUS

        Press Ganey has supplied all information relating to Press Ganey, and Parent has supplied all of the information relating to Parent, Merger Sub and the equity investors, EQT Funds and debt financing sources contained in "Summary—Parties Involved in the Merger," "Summary—Financing of the Merger," "The Merger—Parties Involved in the Merger" and "The Merger—Financing of the Merger" beginning on pages 1, 8, 38 and 88, respectively.

        You should not send in your Press Ganey stock certificates until you receive transmittal materials after the merger is completed.

        You should rely only on the information contained in this proxy statement, the appendices to this proxy statement and the documents we refer to in this proxy statement to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated September 20, 2016. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

 Appendix A

AGREEMENT AND PLAN OF MERGER

by and among

EMERALD TOPCO, INC.,

EMERALD BIDCO, INC.

and

PRESS GANEY HOLDINGS, INC.

Dated as of August 9, 2016

A-i

A-ii

A-iii

 AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of August 9, 2016 (this "Agreement"), is made by and among Emerald TopCo, Inc., a Delaware corporation ("Parent"), Emerald BidCo, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Press Ganey Holdings, Inc., a Delaware corporation (the "Company"). All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.4 or as otherwise defined elsewhere in this Agreement unless the context clearly indicates otherwise.

RECITALS

        A.    The Company, Parent and Merger Sub desire to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the "Merger") on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware, as amended (the "DGCL"), pursuant to which each share of common stock, par value $0.01 per share, of the Company (each, a "Share" and collectively, the "Shares") issued and outstanding shall be converted into the right to receive $40.50 in cash, subject to the terms and conditions of this Agreement.

        B.    The Board of Directors of Merger Sub has, upon the terms and subject to the conditions set forth herein, approved and declared it advisable for Merger Sub to enter into this Agreement and consummate the transactions contemplated hereby, including the Merger.

        C.    The Board of Directors of Parent has, upon the terms and subject to the conditions set forth herein, approved this Agreement and the transactions contemplated hereby, including the Merger, and Parent, as the sole stockholder of Merger Sub, has duly executed and delivered to Merger Sub and the Company a written consent, to be effective by its terms immediately following execution of this Agreement, adopting this Agreement.

        D.    The Board of Directors of the Company (the "Company Board") has, upon the terms and subject to the conditions set forth herein, (i) determined that the transactions contemplated by this Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (iii) directed that this Agreement be submitted to the stockholders of the Company for its adoption, and (iv) recommended that the Company's stockholders adopt this Agreement.

        E.    Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        F.     Concurrently with the execution of this Agreement and as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, certain stockholders of the Company and Parent have entered into an agreement, dated as of the date of this Agreement, in the form attached hereto as Exhibit A, pursuant to which such stockholders have, among other things, agreed to vote all of the Shares that such stockholders own in favor of the adoption of this Agreement, upon the terms and subject to the conditions set forth therein (the "Voting Agreement").

        G.    Concurrently with the execution of this Agreement, Parent has delivered to the Company the Termination Equity Commitment Letter (the "Termination Equity Commitment Letter") of EQT VII (No. 1) Limited Partnership and EQT VII (No. 2) Limited Partnership (the "Equity Investors"), dated as of the date hereof, and pursuant to which the Equity Investors have committed to provide funds for the payment and performance of certain of Parent's and Merger Sub's obligations under this Agreement, on the terms and subject to the conditions set forth in the Termination Equity Commitment Letter.

 AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing, and the covenants, premises, representations and warranties and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties to this Agreement agree as follows:

ARTICLE 1
THE MERGER

        1.1    The Merger.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). The Merger shall be effected pursuant to the DGCL and shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. The Merger and other transactions contemplated by this Agreement and the Voting Agreement are referred to herein as the "Transactions".

          (b)   At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the certificate of incorporation of the Company shall be amended so as to read in its entirety in the form set forth as Exhibit B hereto, and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. In addition, the Company and the Surviving Corporation shall take all necessary action such that, at the Effective Time, the bylaws of the Company shall be amended so as to read in their entirety in the form set forth as Exhibit C hereto, and as so amended shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

          (c)   At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other person, the directors of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time shall become the directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law. The officers of the Company immediately prior to the Effective Time, from and after the Effective Time, shall continue as the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law.

          (d)   If, at any time after the Effective Time, the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

        1.2    Closing and Effective Time of the Merger.     The closing of the Merger (the "Closing") will take place at 9:00 a.m., local time, on the third Business Day after satisfaction or waiver of all of the applicable conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), at the offices of Latham & Watkins LLP, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116, unless another time, date or place is agreed to in writing by the parties hereto; provided, however, that if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), the Closing shall occur on the earlier to occur of (a) a date during the Marketing Period specified by Parent on no less than three (3) Business Days' notice to the Company and (b) the first Business Day following the end of the Marketing Period (subject, in each case, to the satisfaction or waiver of the conditions set forth in Article 6 for the Closing as of the date determined pursuant to this proviso). The date on which the Closing is to occur pursuant to this Section 1.2 is referred to as the "Closing Date". On the Closing Date, or on such other date as Parent and the Company may agree to, Merger Sub or the Company shall cause a certificate of merger (the "Certificate of Merger"), to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings required under the DGCL. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware, or such later date and time as is agreed upon by the parties and specified in the Certificate of Merger (such date and time referred to herein as the "Effective Time").

ARTICLE 2
CONVERSION OF SECURITIES IN THE MERGER

        2.1    Conversion of Securities.     At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

          (a)    Conversion of Shares.    Each Share issued and outstanding immediately prior to the Effective Time, other than Shares to be cancelled or converted pursuant to Sections 2.1(b) or 2.4(b) or Dissenting Shares, shall be converted automatically only into the right to receive $40.50 per Share (the "Merger Consideration"), payable net to the holder in cash, without interest, subject to any withholding of Taxes required by applicable Law, upon surrender of the Certificates or Book-Entry Shares in accordance with Section 2.2. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration, without interest, to be paid in accordance with Section 2.2.

          (b)    Cancellation of Treasury Shares and Parent-Owned Shares.    Each Share held by the Company as treasury stock or held directly by Parent or Merger Sub, in each case, immediately prior to the Effective Time, shall automatically be cancelled and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof. Each Share held by any direct or indirect wholly owned Subsidiary of the Company or of Parent (other than

  Merger Sub), in each case, immediately prior to the Effective Time, shall automatically be converted into such number of shares of common stock of the Surviving Corporation so as to maintain the same relative ownership percentages (such Shares in this clause (b), "Cancelled Shares").

          (c)    Merger Sub Equity Interests.    All outstanding Equity Interests of Merger Sub held immediately prior to the Effective Time shall be converted into and become (in the aggregate) one share of newly and validly issued, fully paid and non-assessable shares of common stock of the Surviving Corporation.

        2.2    Payment for Securities; Surrender of Certificates.

          (a)    Paying Agent.    At or prior to the Effective Time, Parent shall designate a reputable bank or trust company to act as the paying agent (the identity and terms of designation and appointment of which shall be reasonably acceptable to the Company) for purposes of effecting the payment of the Merger Consideration in connection with the Merger (the "Paying Agent"). Parent shall pay, or cause to be paid, the fees and expenses of the Paying Agent. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration to which holders of Shares (other than Cancelled Shares or Dissenting Shares) shall be entitled at the Effective Time pursuant to Section 2.1. In the event such deposited funds are insufficient to make the payments contemplated pursuant to Section 2.1 (other than in respect of Cancelled Shares or Dissenting Shares), Parent shall promptly deposit, or cause to be deposited, with the Paying Agent such additional funds to ensure that the Paying Agent has sufficient funds to make such payments. With respect to any Dissenting Shares, Parent shall only be required to deposit, or cause to be deposited, with the Paying Agent cash sufficient to pay the Merger Consideration in exchange for any Dissenting Shares, at or prior to the Effective Time, if the holder thereof fails to perfect or otherwise waives, withdraws or loses his right to appraisal under Section 262 of the DGCL or other applicable Law; provided, however, that Parent shall, after the Effective Time, promptly deposit, or cause to be deposited, with the Paying Agent cash sufficient to pay the Merger Consideration in exchange for any Dissenting Shares to the extent the holder thereof waives, withdraws or otherwise loses his right to appraisal under Section 262 of the DGCL after the Effective Time. Such funds shall be invested by the Paying Agent as directed by Parent, pending payment thereof by the Paying Agent to the holders of the Shares (other than Cancelled Shares or Dissenting Shares) in accordance with this Section 2.2; provided, however, that any such investments shall be in obligations of, or guaranteed by, the United States government or rated A-1 or P-1 or better by Moody's Investor Service, Inc. or Standard & Poor's Corporation, respectively. Earnings from such investments shall be the sole and exclusive property of the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares. Notwithstanding anything in this Agreement to the contrary, an aggregate amount of $50 million of the aggregate Merger Consideration that would otherwise be paid to the holders of the Subject Shares (as defined in the Voting Agreement) in accordance with Section 2.2(b) shall not be deposited with the Paying Agent and shall be distributed without interest in accordance with the terms set forth on Schedule I hereto. Parent hereby covenants and agrees to cause the Surviving Corporation to make the distributions referenced in the immediately preceding sentence in accordance with the terms set forth on Schedule I hereto.

          (b)    Procedures for Surrender.

            (i)    Certificates.    As soon as practicable after the Effective Time (and in no event later than three (3) Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Shares represented by certificates (the "Certificates"), which Shares were automatically converted only into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and shall otherwise be in such form as Parent and the Paying Agent shall reasonably agree; and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.2(e)) in exchange for payment of the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.2(e)) to the Paying Agent or to such other agent or agents as may be appointed by Parent, and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the holder of such Certificates shall be entitled to receive the Merger Consideration for each Share formerly represented by such Certificates (after giving effect to any required Tax withholdings as provided in Section 2.5), and any Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered and shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, except for Certificates representing Shares to be cancelled or converted pursuant to Sections 2.1(b), 2.1(c) or 2.4(b) and Certificates representing Shares that are Dissenting Shares, which Dissenting Shares shall be deemed to represent the right to receive payment of the fair value of such Shares in accordance with and to the extent provided by Section 262 of the DGCL so long as the holder of such Dissenting Shares does not withdraw his, her or its demand for appraisal of such Dissenting Shares or otherwise lose appraisal rights, in each case in accordance with the DGCL.

            (ii)    Book-Entry Shares.    Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated Shares represented by book-entry ("Book-Entry Shares") shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 2.1(a). In lieu thereof, each holder of record of one or more Book-Entry Shares held through The Depository Trust Company whose Shares were converted automatically only into the right to receive the Merger Consideration shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to The Depositary Trust Company or its nominee as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share a cash amount in immediately available funds equal to the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.5), and such Book-Entry Shares of such holder shall be cancelled. As soon as practicable after the Effective Time (and in no event later than three (3) Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company: (A) a letter of transmittal, which shall be in such form as Parent and the Paying Agent shall reasonably agree; and (B) instructions for returning such letter of transmittal in exchange for the Merger Consideration. Upon delivery of such letter of transmittal, in accordance with the terms of such letter of transmittal, duly executed, the holder of such Book-Entry Shares shall be entitled to receive in exchange therefor a cash amount in immediately available funds equal to the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.5), and such Book-Entry Shares shall at the Effective Time be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, except for Book-Entry Shares representing Shares to be cancelled or converted pursuant to Sections 2.1(b), 2.1(c) or 2.4(b) and Book-Entry Shares representing Shares that are Dissenting Shares, which Dissenting Shares shall be deemed to represent the right to receive payment of the fair value of such Shares in accordance with and to the extent provided by Section 262 of the DGCL so long as the holder of such Dissenting Shares does not withdraw his, her or its demand for appraisal of such Dissenting Shares or otherwise lose appraisal rights, in each case in accordance with the DGCL.

          (c)    Transfer Books; No Further Ownership Rights in Shares.    At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

          (d)    Termination of Fund; Abandoned Property; No Liability.    Any portion of the funds (including any interest received with respect thereto) made available to the Paying Agent that remains unclaimed by the holders of Certificates or Book-Entry Shares on the first anniversary of the Effective Time will be returned to the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, upon demand, and any such holder who has not tendered its Certificates or Book-Entry Shares for the Merger Consideration in accordance with Section 2.2(b) prior to such time shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) for delivery of the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law, in respect of such holder's surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b). Any Merger Consideration remaining unclaimed by the holders of Certificates or Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective affiliates will be liable to any holder of a Certificate or Book-Entry Shares for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (e)    Lost, Stolen or Destroyed Certificates.    In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.1(a). Parent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Company, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        2.3    Dissenting Shares.     Notwithstanding anything in this Agreement to the contrary (but subject to the provisions of this Section 2.3), Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and has properly demanded appraisal for such Shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such Shares, the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration. At the Effective Time, all Dissenting Shares shall be cancelled and cease to exist, and the holders of Dissenting Shares shall only be entitled to the rights granted to them under Section 262 of the DGCL. If the Merger is completed and any such holder fails to perfect or otherwise waives, withdraws or loses his right to appraisal under Section 262 of the DGCL or other applicable Law, then the right of such holder to be paid the fair value of such Dissenting Shares in accordance with and as set forth in Section 262 of the DGCL shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or compromise, any such demands, or approve any withdrawal of any such demands, or agree to do any of the foregoing.

        2.4    Treatment of Options and Restricted Stock.

          (a)    Treatment of Options.    At the Effective Time, except as otherwise agreed to in writing between a holder and the Parent, each option to purchase Shares (each a "Company Option"), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall automatically and without any required action on the part of the holder thereof, vest and be cancelled and shall only entitle the holder of such Company Option to receive (without interest) an amount in cash equal to the product of (x) the total number of Shares subject to the Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the per-share exercise price of such Company Option, less Taxes required to be withheld with respect to such payment under applicable Law; provided that any such Company Option with respect to which the per-share exercise price subject thereto is equal to or greater than the Merger Consideration shall be canceled in exchange for no consideration. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to the holders of Company Options the cash payments described in this Section 2.4(a) as soon as practicable, but not later than five Business Days following the Closing Date.

          (b)    Treatment of Restricted Stock.    At the Effective Time, except as otherwise agreed to in writing between a holder and the Parent, each Share granted under the Company Equity Plan as restricted stock (each, a "Company Restricted Share") that is outstanding and unvested immediately prior to the Effective Time shall, (i) if subject solely to time based vesting conditions, vest and entitle the holder of such Company Restricted Share to receive the consideration payable with respect to such Share in accordance with Section 2.1(a), and (ii) if subject to performance-based vesting conditions (a "Company Performance Award") vest as to the Target Number Restricted Shares (within the meaning of the agreement governing the applicable Company Performance Award), and entitle the holder thereof to receive, in respect of each vested share subject to the Company Performance Award, the consideration payable with respect to such Share in accordance with Section 2.1(a). For the avoidance of doubt any Shares subject to a Company Performance Award that do not vest pursuant to the foregoing shall, at the Effective Time, be cancelled and forfeited without any payment thereon. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to the holders of Company Restricted Shares the cash payments described in this Section 2.4(b) as soon as practicable, but not later than five Business Days following the Closing Date.

          (c)    Termination of Company Equity Plans.    As of the Effective Time, the Press Ganey Holdings, Inc. 2015 Incentive Award Plan (the "Company Equity Plan") shall be terminated (other than with respect to the payments required to be made under this Section 2.4) and no further Company Restricted Shares, Company Options, Equity Interests or other rights with respect to Shares shall be granted thereunder.

          (d)    Board Actions.    Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take such other actions as are reasonably necessary to effect the transactions described in this Section 2.4.

        2.5    Withholding Rights.     The Company, Parent, Merger Sub, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement, such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, the rules and regulations promulgated thereunder or any other provision of applicable Law. To the extent that amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

        2.6    Repayment of Funded Debt.     (a) At the Closing, and subject to the other terms and conditions set forth in this Agreement, (i) Parent shall make available to the Company, or pay directly, an amount in cash sufficient to pay the aggregate outstanding Funded Debt and (ii) the Company, if such amount is not paid directly by Parent, shall apply such cash to repay the Funded Debt, and (b) at least three (3) Business Days prior to Closing, the Company shall cause the applicable agent under the Credit Agreement to deliver to Parent a copy of a payoff letter (the "Payoff Letter") evidencing the satisfaction of all liabilities under the Credit Agreement (other than any Continuing Obligations) upon receipt of the amounts set forth in such Payoff Letter and including a release in customary form of all Liens with respect to the capital stock, property and assets of the Company and its Subsidiaries securing the obligations under the Credit Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (a) as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub (the "Company Disclosure Schedule") prior to the execution of this Agreement (with specific reference to the representations and warranties in this Article 3 to which the information in such schedule relates; provided, that, disclosure in the Company Disclosure Schedule as to a specific representation or warranty shall qualify any other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent that such disclosure relates to such other sections), and (b) as otherwise disclosed or identified in the Company SEC Documents filed prior to the date hereof (other than any forward-looking disclosures contained in the "Forward Looking Statements" and "Risk Factors" sections of the Company SEC Documents and any other disclosures contained or referenced therein to the extent they are similarly predictive, cautionary or forward-looking in nature), the Company hereby represents and warrants to Parent and Merger Sub as follows:

        3.1    Corporate Organization.     Each of the Company and its Subsidiaries is a corporation or other entity duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or other entity power and authority to own or lease all of its properties, rights and assets and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties, rights and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The copies of the Amended and Restated Certificate of Incorporation (the "Company Charter") and Amended and Restated Bylaws (the "Company Bylaws") of the Company, as most recently filed with the Company SEC Documents prior to the date of this Agreement, are true, complete and correct copies of such documents as in effect as of the date of this Agreement. The Company is not in violation of any of the provisions of the Company Charter or the Company Bylaws.

        3.2    Capitalization.

          (a)   The authorized capital stock of the Company consists of three hundred fifty million (350,000,000) Shares and fifty million (50,000,000) shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"). As of August 5, 2016, (i) 53,045,649 Shares (other than treasury shares and Company Restricted Shares and Legacy Restricted Shares) were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights, (ii) no Shares were held in the treasury of the Company or by its Subsidiaries, (iii) 3,939,807 Shares are available for issuance under the Company Equity Plan, 829,523 are subject to Company Options outstanding as of such date, 2,119,480 are unvested Company Restricted Shares outstanding as of such date and 370,679 are unvested restricted Shares not issued pursuant to the Company Equity Plan (such restricted Shares, "Legacy Restricted Shares") outstanding as of such date and (iv) no shares of Company Preferred Stock were issued and outstanding. Except for unvested Company Restricted Shares, the Legacy Restricted Shares and Company Options to purchase not more than 3,319,682 Shares, there are no options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the issued or unissued capital stock or other Equity Interests of the Company, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company. Since July 29, 2016 and prior to the date of this Agreement, except for the issuance of Shares under the Company Equity Plan in accordance with its terms, the Company has not issued any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock or other Equity Interests, other than those shares of capital stock reserved for issuance described in this Section 3.2(a). Section 3.2(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of the prices at which each outstanding Company Option may be exercised under the Company Equity Plan and the number of Company Options, Company Restricted Shares and unvested Legacy Restricted Shares outstanding; provided, however, that for the purposes of such list, all references to the "Effective Date" in the definition of the foregoing terms shall be replaced by "date hereof". All Shares subject to issuance under the Company Equity Plan, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

          (b)   Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, there are no outstanding obligations of the Company or any of its Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal or right of first offer with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any Shares or any capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries. The Company does not have outstanding bonds, debentures, notes or other obligations which have the right to vote with the holders of Shares on any matter.

          (c)   Section 3.2(c) of the Company Disclosure Schedule sets forth a true and complete list of all of the Subsidiaries of the Company and the authorized, issued and outstanding Equity Interests of each such Subsidiary. None of the Company or any of its Subsidiaries holds an Equity Interest in any other Person. Each outstanding share of capital stock of or other Equity Interest in each Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned, beneficially and of record, by the Company or one or more of its wholly-owned Subsidiaries free and clear of all Liens. There are no options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character to which any Subsidiary of the Company is a party or by which any Subsidiary of the Company is bound relating to the issued or unissued capital stock or other Equity Interests of such Subsidiary, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating any Subsidiary of the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, such Subsidiary. There are no outstanding obligations of the Company or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company or any other Person, other than guarantees by the Company of any indebtedness or other obligations of any wholly-owned Subsidiary of the Company. No Subsidiary of the Company owns any Shares or other Equity Interests in the Company. Prior to the date of this Agreement, the Company has made available to Parent true, complete and correct copies of the certificate of incorporation, bylaws and other similar organizational documents of each Subsidiary of the Company, each as in effect and as amended to date. No Subsidiary of the Company is in violation of its charter, bylaws or similar organizational documents.

        3.3    Authority; Execution and Delivery; Enforceability.

          (a)   The Company has all necessary power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations under this Agreement and, subject to the receipt of the Company Stockholder Approval, to consummate the Transactions. The execution and delivery by the Company of this Agreement, the performance and compliance by the Company with each of its obligations herein, and the consummation by it of the Transactions have been duly and validly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Company Stockholder Approval, and no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to authorize this Agreement or the consummation by the Company of the Transactions. The Company has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by Laws affecting the enforcement of creditors' rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought.

          (b)   The Company Board, at a meeting duly called and held, unanimously adopted resolutions (i) approving the execution, delivery and performance of this Agreement and the consummation of the Transactions upon the terms and subject to the conditions set forth in this Agreement, (ii) determining that the terms of this Agreement and the Merger are fair to, and in the best interests of, the Company and its stockholders, (iii) directing that this Agreement be submitted to the stockholders of the Company for adoption, (iv) recommending that its stockholders vote in favor of the adoption of this Agreement (the "Company Board Recommendation") and (v) declaring that this Agreement is advisable.

          (c)   Subject to the accuracy of the representation set forth in Section 4.8 hereof, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar Law are not applicable to this Agreement, the Voting Agreement and the transactions contemplated hereby or thereby, including the Merger or the other Transactions. To the Knowledge of the Company, no other takeover, anti-takeover, business combination, control share acquisition or similar Law applies to the Merger or the other Transactions. The only vote of holders of any class or series of Shares or other Equity Interests of the Company necessary to adopt this Agreement is the affirmative vote for the adoption of this Agreement by the holders of a majority of the Shares outstanding and entitled to vote thereon at the Company Meeting (the "Company Stockholder Approval"). No other vote of the holders of Shares or any other Equity Interests of the Company is necessary to consummate the Transactions.

        3.4    No Conflicts.

          (a)   The execution and delivery of this Agreement does not and will not, and the performance of this Agreement and the consummation of the Merger by the Company will not, (i) assuming the Company Stockholder Approval is obtained, conflict with or violate any provision of the Company Charter or the Company Bylaws or any equivalent organizational documents of any Subsidiary of the Company, (ii) assuming that all consents, approvals, authorizations and permits described in Section 3.4(b) have been obtained and all filings and notifications described in Section 3.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) except as set forth in Section 3.4 of the Company Disclosure Schedule, require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries pursuant to, any Contract (other than any Credit Document) or Permit to which the Company or any of its Subsidiaries is party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (b)   The execution and delivery of this Agreement by the Company does not and will not, and the consummation by the Company of the Transactions and compliance by the Company with any of the terms or provisions hereof will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) under the Exchange Act and the rules and regulations of the NYSE, (ii) any applicable requirements of any Competition Laws, (iii) the filing and recordation of the Certificate of Merger as required by the DGCL (together with any applicable franchise tax reports) and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        3.5    SEC Documents; Financial Statements; Undisclosed Liabilities.

          (a)   The Company has filed or furnished all reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Company with the SEC under the Securities Act or the Exchange Act since May 20, 2015 (the "Company SEC Documents"). None of the Subsidiaries of the Company is required to make any filings with the SEC.

          (b)   As of its respective filing date, and, if amended or superseded by a subsequent filing, as of the date of the last amendment or superseding filing prior to the date of this Agreement, each Company SEC Document complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations promulgated thereunder applicable to such Company SEC Document and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, the Company has not received any SEC comments that remain outstanding or unresolved. To the Knowledge of the Company, as of the date of this Agreement, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC comment.

          (c)   The consolidated financial statements of the Company included in the Company SEC Documents (including, in each case, any notes or schedules thereto) (the "Company SEC Financial Statements") fairly present, in all material respects, the consolidated financial condition and the consolidated results of operations, cash flows and changes in stockholders' equity of the Company and its Subsidiaries (on a consolidated basis) as of the respective dates of and for the periods referred to in the Company SEC Financial Statements, and were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of any interim unaudited Company SEC Financial Statements, as permitted by Form 10-Q).

          (d)   The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 and paragraph (e) of Rule 15d-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 under the Exchange Act. The Company's disclosure controls and procedures are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company's management has completed an assessment of the effectiveness of the Company's disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation. Based on the Company's management's most recently completed evaluation of the Company's internal control over financial reporting, (i) the Company had no "significant deficiencies" or "material weaknesses" (each as defined in Rule 13a-15(f) of the Exchange Act) in the design or operation of its internal control over financial reporting that would reasonably be expected to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) the Company does not have Knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

          (e)   The Company and its Subsidiaries do not have any material liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) required by GAAP to be reflected or reserved on a consolidated balance sheet of the Company (or the notes thereto) except (i) as disclosed, reflected or reserved against in the most recent audited balance sheet included in the Company SEC Financial Statements or the notes thereto, (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent audited balance sheet included in the Company SEC Financial Statements, (iii) for liabilities and obligations arising out of or in connection with this Agreement, the Merger or the Transactions and (iv) for liabilities and obligations that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

          (f)    Section 3.5(f) of the Company Disclosure Schedule contains a true, correct and complete list of all indebtedness for borrowed money of the Company and its Subsidiaries outstanding as of the date of this Agreement in excess of $10 million.

        3.6    Absence of Certain Changes or Events.     Since December 31, 2015 through the date of this Agreement, (a) the Company and its Subsidiaries have conducted their businesses in all material respects only in the ordinary course and in a manner consistent with past practice and (b) there has not been any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Since June 30, 2016 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that would have constituted a breach of, or required Parent's consent pursuant to, Sections 5.1(b), (e), (f), (g), (h), (i), (o) or (p)  had the covenants therein applied since June 30, 2016.

        3.7    Information Supplied.     None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Company to such portions thereof that relate to Parent and its Subsidiaries, including Merger Sub, or to statements made therein based on information supplied by or on behalf of Parent for inclusion or incorporation by reference therein). The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and other applicable Law.

        3.8    Legal Proceedings.     There are no Proceedings pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets or properties or any of the officers or directors of the Company, except, in each case, for those that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor any of their respective assets or properties is or are subject to any Order, except for those that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

        3.9    Compliance with Laws and Orders.

          (a)   The Company and its Subsidiaries are in compliance and since January 1, 2014 have been in compliance with all Laws, including Healthcare Laws, and Orders applicable to the Company or any of its Subsidiaries or any assets owned or used by any of them (except for such past noncompliance as has been remedied and imposes no continuing obligations or costs on the Company or its Subsidiaries) except where any non-compliance, individually or in the aggregate, has not had and would not reasonably be expected to have, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written communication since January 1, 2014 from a Governmental Entity that alleges that the Company or any of its Subsidiaries is not in compliance with any such Law or Order, except where any non-compliance, individually or in the aggregate, has not had and would not reasonably be expected to have, a Company Material Adverse Effect.

          (b)   Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any of their Representatives or agents acting for or on behalf of any of the foregoing, has, since January 1, 2013, made, offered, promised, or authorized any bribe, kickback, or other illegal payment on behalf of the Company or any of its Subsidiaries in order to obtain or retain business for the Company or its Subsidiaries, or has taken any act that would cause the Company or its Subsidiaries to be in violation of the United States Foreign Corrupt Practices Act, the UK Bribery Act 2010, the Canadian Corruption of Foreign Public Officials Act, or any other applicable anti-corruption or anti-bribery law or regulation.

          (c)

              (i)  Neither the Company nor any of its Subsidiaries, nor any of their respective directors or officers, nor, to the Company's Knowledge, any of their affiliates, employees or agents is a Person that is, or is owned or controlled by a Person that is the target of any sanctions administered or enforced by the U.S. government including, without limitation, included on, or owned or controlled by a Person or entity included on, the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions List maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or on other similar economic or trade sanctions lists maintained by the U.S. government.

             (ii)  Since January 1, 2013, the Company and its Subsidiaries have not engaged in and are not now engaged in any transactions or dealings with any Person, or in any country or territory that at the time of the transaction or dealing is or was the subject of sanctions administered by the U.S. government, the United Nations, the European Union, any European Union member state, or Her Majesty's Treasury (including Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine) (collectively, "Sanctions").

            (iii)  Since January 1, 2013, to the Knowledge of the Company, the Company and its Subsidiaries have not engaged in and are not now engaged in any dealings that would give rise to any violation of applicable Sanctions.

        3.10    Permits.     The Company and each of its Subsidiaries have all required governmental licenses, permits, certificates, approvals, billing and authorizations ("Permits") necessary for the conduct of their business and the use of their properties and assets, as presently conducted and used, and each of the Permits is valid, subsisting and in full force and effect, except where the failure to have or maintain such Permit, individually or in the aggregate, has not had and would not reasonably be expected to have, a Company Material Adverse Effect. The operation of the Company and its Subsidiaries as currently conducted is not, and has not been since January 1, 2015, in violation of, nor is the Company or its Subsidiaries in default or violation under, any Permit (except for such past violation or default as has been remedied and imposes no continuing obligations or costs on the Company or its Subsidiaries), and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation of any term, condition or provision of any Permit, except where such default or violation of such Permit, individually or in the aggregate, has not had and would not reasonably be expected to have, a Company Material Adverse Effect. There are no actions pending or, to the Knowledge of the Company, threatened, that seek the revocation, cancellation or modification of any Permit, except where such revocation, cancellation or modification, individually or in the aggregate, has not had and would not reasonably be expected to have, a Company Material Adverse Effect.

        3.11    Employee Benefit Plans.

          (a)   Section 3.11(a) of the Company Disclosure Schedule sets forth a true and complete list of each material Company Benefit Plan. "Company Benefit Plan" means each (i) "employee benefit plan" as defined in Section 3(3) of ERISA, whether or not subject to ERISA, (ii) compensation, employment, consulting, end of service or severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy; or (iii) other plan, Contract, policy or arrangement providing compensation or benefits, in each case whether or not written, (A) that is sponsored, maintained, administered, contributed to or entered into by the Company or its Subsidiaries, for the benefit of any current or former director, officer, employee or individual independent contractor of the Company or its Subsidiaries, (each, a "Service Provider"), or (B) for which the Company or any of its Subsidiaries has any direct or indirect liability; provided that Section 3.11(a) of the Company Disclosure Schedule need not include any employment or consultancy Contracts for employees or consultants who are natural persons that (A) are terminable by the Company or its Subsidiaries upon notice of 60 days or less without any requirement to pay severance, or (B) where the base compensation provided under such employment or consultancy agreement is less than $350,000 per annum.

          (b)   Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Company Benefit Plan has been administered in accordance with its terms and all applicable Laws, including ERISA and the Code, (ii) no Proceeding has been brought, or to the Knowledge of the Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine claims for benefits) and (iii) respect to the Company Benefit Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances which could subject the Company or any of its Subsidiaries to any Tax, lien, fine or penalty under ERISA or the Code.

          (c)   Each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualified status or is the subject of a favorable opinion from the IRS on the form of such Company Benefit Plan upon which the Company Benefit Plan is entitled to rely, and to the Company's Knowledge no fact or event has occurred that would reasonably be expected to cause the loss of the qualified status of any such Company Benefit Plan.

          (d)   No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA.

          (e)   No amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the transactions contemplated by this Agreement, by any employee, officer or director of the Company or any of its Subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Company Benefit Plan would reasonably be expected to be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code). No Company Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 4999 or Section 409A of the Code or otherwise.

          (f)    Other than Company Options and Company Restricted Shares as provided in Section 2.4, neither the execution of this Agreement nor the consummation of the Transactions (alone or in conjunction with any other event, including any termination of employment) will (i) entitle any current or former Service Provider to any additional material compensation or benefit (including any bonus, retention or severance pay), (ii) accelerate the time of payment or vesting or result in any material increase, payment or funding of compensation or benefits under any of the Company Benefit Plans, or (iii) limit or restrict the right of the Company or any of its Subsidiaries to amend or terminate any Company Benefit Plan.

          (g)   Except as required by Law, no Company Benefit Plan provides or represents an obligation to provide post-retirement, medical, disability or life insurance benefits to any former employee or their dependents.

        3.12    Employee and Labor Matters.

          (a)   Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, nor is any such agreement currently being negotiated. As of the date hereof, to the Knowledge of the Company, there are no demands of any union for recognition or certification or union organizing activities pending or threatened against the Company or any of its Subsidiaries. There is no labor strike, dispute, lockout, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Subsidiary.

          (b)   The Company and its Subsidiaries are and have been in compliance with all applicable Laws respecting employment and employment practices including, without limitation, all Laws respecting terms and conditions of employment, health and safety, wage payment, wages and hours, child labor, immigration and work authorizations, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers' compensation, labor relations, social welfare obligations and unemployment insurance, except for noncompliance as, individually or in the aggregate, has not had and would not reasonably be expected to have, a Company Material Adverse Effect. Neither the Company nor any of the Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity, or any material settlement agreement relating to employees or employment practices.

        3.13    Environmental Matters.     Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

          (a)   The Company and each of its Subsidiaries (i) is and at all times since January 1, 2014 has been in compliance with all, and is not subject to any liability with respect to noncompliance with any, applicable Environmental Laws, (ii) has and holds, all Environmental Permits necessary for the conduct of their business and the use of their properties and assets, as currently conducted and used, and (iii) is in compliance with their respective Environmental Permits.

          (b)   There are no Environmental Claims pending nor, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any written notification of any allegation of actual or potential responsibility for any Release or threatened Release of any Hazardous Materials.

          (c)   None of the Company or any of its Subsidiaries (i) has entered into or agreed to any consent decree or consent order or is otherwise subject to any judgment, decree, or judicial or administrative order relating to compliance with Environmental Laws, Environmental Permits or to the investigation, sampling, monitoring, treatment, remediation, response, removal or cleanup of Hazardous Materials and no Environmental Claim is pending or, to the Knowledge of the Company, threatened with respect thereto, or (ii) is an indemnitor by contract or otherwise in connection with any claim, demand, suit or action threatened or asserted by any third-party for any liability under any Environmental Law or otherwise relating to any Hazardous Materials.

          (d)   To the Knowledge of the Company, there are no Hazardous Materials at, in, on, or under any property or asset of the Company or any of its Subsidiaries, or to the Knowledge of the Company, any other properties or assets, under circumstance or conditions that would reasonably be expected to result in liability to the Company or any of its Subsidiaries under any applicable Environmental Law.

        3.14    Real Property; Title to Assets.

          (a)   Section 3.14(a) of the Company Disclosure Schedule sets forth (i) a true and complete list of all real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries (collectively, the "Company Leased Real Property"), (ii) the address for each parcel of Company Leased Real Property, and (iii) a description of the applicable lease, sublease or other agreement therefore and any and all amendments and modifications relating thereto. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Company Leased Real Property is subject to any Lien, including any right to the use or occupancy of any Company Leased Real Property, other than Permitted Liens.

          (b)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each parcel of Company Leased Real

  Property is in compliance with all existing Laws applicable to such Company Leased Real Property, and (ii) neither the Company nor any of its Subsidiaries has received written notice of any Proceedings in eminent domain, condemnation or other similar Proceedings that are pending, and to the Company's Knowledge there are no such Proceedings threatened, affecting any portion of the Company Leased Real Property.

          (c)   The Company or a Subsidiary of the Company has good and marketable title to, or a valid and binding leasehold or other interest in, all tangible personal property necessary for the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, free and clear of all Liens (except for Permitted Liens) except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        3.15    Tax Matters.     Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect,

          (a)   all Tax Returns that are required to be filed by or with respect to any of the Company or its Subsidiaries have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, complete, and accurate;

          (b)   each of the Company and its Subsidiaries has timely paid all Taxes due and owing by it, including any Taxes required to be withheld from amounts owing to, or collected from, any employee, creditor, or other third party (in each case, whether or not shown on any Tax Return), other than Taxes for which adequate reserves have been established in accordance with GAAP on the financial statements of the Company and its Subsidiaries;

          (c)   no deficiencies for Taxes have been claimed, proposed or assessed by any Governmental Entity in writing against the Company or any of its Subsidiaries except for deficiencies which have been fully satisfied by payment, settled or withdrawn;

          (d)   there is no ongoing, pending or threatened (in writing) audit, examination, investigation or other proceeding with respect to any Taxes of the Company or any of its Subsidiaries;

          (e)   neither the Company nor any of its Subsidiaries has waived or extended any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;

          (f)    neither the Company nor any of its Subsidiaries has constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355(a) of the Code (or any similar provision of state, local, or non-U.S. Law) in the two years prior to the date of this Agreement;

          (g)   neither the Company nor any of its Subsidiaries is a party to any Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (other than any customary Tax indemnification provisions in ordinary course commercial agreements or arrangements, in each case, that are not primarily related to Taxes);

          (h)   neither the Company nor any of its Subsidiaries have been a member of a consolidated tax group other than a group of which the Company or one of its Subsidiaries has been the common parent or has any liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or non-U.S. Law, as a transferee or successor, or otherwise;

          (i)    neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) change in method of accounting pursuant to Section 481 of the Code (or any similar provision of state, local or non-U.S. Law) prior to the Closing, (ii) installment sale, intercompany transaction, or open transaction disposition made or entered into prior to the Closing, (iii) prepaid amount received on or prior to the Closing, or (iv) "closing agreement" within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) entered into prior to the Closing;

          (j)    the Company is not and never has been a "United States real property holding corporation" within the meaning of Code Section 897(c)(2) of the Code within the past five (5) years;

          (k)   there are no Liens for Taxes upon any property or assets of the Company or its Subsidiaries, except for Permitted Liens;

          (l)    neither the Company nor any of its Subsidiaries has entered into any "listed transaction" within the meaning of U.S. Treasury Regulation Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law); and

          (m)  no written claim has been made in the last three years by a Governmental Entity in a jurisdiction where neither the Company nor any of its Subsidiaries files Tax Returns that the Company or any Subsidiary is or may be subject to taxation by that jurisdiction.

        3.16    Material Contracts.

          (a)   All Contracts required to be filed as exhibits to the Company SEC Documents have been so filed. Section 3.16(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each of the following Contracts (other than Company Benefit Plans) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or businesses are bound (and any material amendments, supplements and modifications thereto):

              (i)  any Contract that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);

             (ii)  any Contract that materially limits the ability of the Company or any of its Subsidiaries to compete or provide services in any line of business or with any Person or in any geographic area;

            (iii)  any Contract required to be disclosed pursuant to Item 404 of Regulation S-K of the Exchange Act;

            (iv)  any Contract or series of related Contracts relating to indebtedness for borrowed money (A) in excess of $10 million or (B) that becomes due and payable as a result of the Transactions, in each case other than any Credit Document;

             (v)  any license, sublicense, or other Contract granting to the Company any rights to use or otherwise exploit any Intellectual Property owned by a third party, or granting to a third party any rights to use or otherwise exploit any Company Owned Intellectual Property, with the exception, in each case, of (A) shrink-wrap, click-wrap, and off-the-shelf software licenses, and (B) any other licenses of software that is commercially available to the public generally, with one-time or annual license, maintenance, support and other fees of $500,000 or less;

            (vi)  any Contract (other than any Credit Document) with the Company's top ten (10) suppliers (including purchasing agreements, group purchasing agreements, and excluding any Contract described by clauses (vii) and (viii) below and excluding work orders, statements of work, purchase orders and similar contracts) (measured by dollar volume of purchases of the Company during the twelve (12) months ended June 30, 2016);

           (vii)  any Contract with the Company's the top ten (10) customers (excluding any Contract described by clause (vi) above or clause (viii) below and excluding work orders, statements of work, purchase orders and similar contracts) (measured by volume of spending by the customer during the twelve (12) months ended June 30, 2016);

          (viii)  any Government Contract generating annual revenues in excess of $250,000 (excluding work orders, statements of work, purchase orders and similar contracts);

            (ix)  any acquisition or divestiture agreement entered into since January 1, 2013 with a purchase price in excess of $15 million or pursuant to which the Company or its Subsidiaries has outstanding indemnification, "earn-out" or other contingent payment obligations;

             (x)  any Contract for any joint venture, partnership or similar arrangement;

            (xi)  any lease, sublease, license or other Contract granting the Company or any of its Subsidiaries rights in and to the Company Leased Real Property; or

           (xii)  any Contract that prohibits (i) the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, (ii) the pledging of the capital stock of the Company or any Subsidiary of the Company, or (iii) the issuance of guarantees by the Company or any Subsidiary of the Company.

          (b)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all Contracts set forth or required to be set forth in Section 3.16(a) of the Company Disclosure Schedule or filed or required to be filed as exhibits to the Company SEC Documents (the "Company Material Contracts") are valid, binding and in full force and effect and are enforceable by the Company or the applicable Subsidiary in accordance with their terms, except as limited by Laws affecting the enforcement of creditors' rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought, (ii) the Company, or the applicable Subsidiary, has performed all obligations required to be performed by it under the Company Material Contracts, and it is not (with or without notice or lapse of time, or both) in breach or default thereunder and, to the Knowledge of the Company, no other party to any Company Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder and (iii) since January 1, 2016, neither the Company nor any of its Subsidiaries has received written notice of any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Company Material Contract. A copy of each Company Material Contracts has either been made available to Parent or has, prior to the date of this Agreement, been filed as an exhibit to the Company SEC Documents.

        3.17    Intellectual Property.

          (a)   Section 3.17(a) of the Company Disclosure Schedule sets forth a list of all (i) issued patents and pending patent applications, (ii) trademark and service mark registrations and applications, (iii) copyright registrations and applications, and (iv) internet domain name registrations, in each case that are owned by the Company or any of its Subsidiaries (collectively, the "Company Registered Intellectual Property"). With respect to each item of Company Registered Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) either the Company or one of its Subsidiaries is the sole owner and possesses all right, title and interest in and to the item, free and clear of all Liens (other than Permitted Liens), and (ii) no Proceeding is pending or, to Knowledge of the Company, is threatened, that challenges the legality, validity, enforceability, registration, use or ownership of the item. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries own or have a license or right to use the

  Intellectual Property used in connection with the conduct of the Company's and its Subsidiaries' businesses as currently conducted.

          (b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the execution and delivery of this Agreement by the Company, nor the performance of this Agreement by the Company, will result in the loss, forfeiture, termination, or impairment of, or give rise to a right of any Person to limit, terminate, or consent to the continued use of, any rights of the Company or any of its Subsidiaries in any Intellectual Property.

          (c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the conduct of the business of the Company nor any of its Subsidiaries is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property rights of any Person. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received any charge, complaint, claim, demand, or notice since January 1, 2015 (or earlier, if presently not resolved) alleging any such infringement, misappropriation, dilution, or violation (including any claim that the Company or any of its Subsidiaries must license or refrain from using any Intellectual Property rights of any Person). To the Knowledge of the Company, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no Person is infringing, misappropriating, diluting or otherwise violating any Company Owned Intellectual Property. Neither the Company nor any of its Subsidiaries has made or asserted any charge, complaint, claim, demand or notice since January 1, 2015 (or earlier, if presently not resolved) alleging any such infringement, misappropriation, dilution, or violation.

          (d)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all Company Owned Intellectual Property that derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use has been maintained in confidence in accordance with protection procedures that are adequate for protection, and in accordance with procedures customarily used in the industry to protect rights of like importance. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, there has been no unauthorized use or disclosure of any Company Material Intellectual Property, nor any material violations, breaches, or outages of the Company's or its Subsidiaries' Software Programs or systems. All former and current officers, directors, employees, personnel, consultants, advisors, agents, and independent contractors of the Company and its Subsidiaries, and each of their predecessors, who have contributed to or participated in the conception and development of inventions, improvements, designs, or original works of authorship for such entities have entered into valid and binding proprietary rights agreements with the Company or one of its Subsidiaries or predecessors, vesting ownership of such Intellectual Property in the Company or one of its Subsidiaries.

        3.18    Broker's Fees.     Except for the financial advisors' fees set forth in Section 3.18 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries nor any of their respective officers or directors on behalf of the Company or such Subsidiaries has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker's fees, commissions or finder's fees in connection with any of the Transactions.

        3.19    Opinion of Financial Advisor.     Goldman, Sachs & Co. and Barclays Capital Inc., the Company's financial advisors, have each delivered to the Company Board their respective opinion to the effect that, as of the date thereof and based upon and subject to the factors and assumptions set forth therein, the $40.50 per Share to be paid to the holders of Shares pursuant to this Agreement is fair from a financial point of view to such holders.

        3.20    Government Contracts.     Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each Government Contract, during the three years prior to the date hereof, (or with respect to any of the Company's Subsidiaries acquired by the Company or a Subsidiary of the Company during the past three years, since the date of such acquisition), (i) neither the Company nor any of its Subsidiaries nor any of their respective current directors, current officers, or, to the Knowledge of the Company, current employees is suspended or debarred, or proposed for debarment or suspension from government contracting; (ii) no Governmental Entity nor prime contractor, or subcontractor has notified the Company or any of its Subsidiaries, as applicable, in writing of any breach or violation of any applicable Law that remains unresolved and pertains to any Government Contract; (iii) neither the Company nor any of its Subsidiaries has received any written notice of termination for default, cure notice, or show cause notice that remains unresolved and pertains to any Government Contract; (iv) neither the Company nor any of its Subsidiaries has received any written notice of any audits or investigations by any Governmental Entity that remains unresolved and pertains to a Government Contract (other than in the ordinary course of business, including such routine audits by the Defense Contract Audit Agency and the United States Office of Federal Contract Compliance Programs); and (v) neither the Company nor any of its Subsidiaries has made any voluntary or mandatory disclosure to any Governmental Entity with respect to any irregularity, misstatement, significant overpayment, or violation of law arising under or relating to any Government Contract.

        3.21    Related Person Transactions.     Except for compensation or other employment arrangements with Company employees in the ordinary course of business consistent with past practice, there are no, and since May 20, 2015, there have been no, Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any affiliate (including any director, officer or employee) thereof or any holder of 5% or more of the Shares or other Equity Interests of the Company, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company's Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

        3.22    No Other Representations or Warranties.     Except for the representations and warranties expressly set forth in this Article 3, none of the Company, any of its affiliates or any other Person on behalf of the Company makes any express or implied representation or warranty (and there is and has been no reliance by Parent, Merger Sub or any of their respective affiliates or Representatives on any such representation or warranty) with respect to the Company, its Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to Parent, Merger Sub or their respective Representatives or affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. Without limiting the foregoing, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or affiliates or any other Person resulting from Parent's, Merger Sub's or their Representatives' or affiliates' use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or affiliates, including any information made available in the electronic data room maintained by the Company for purposes of the transactions contemplated by this Agreement, teaser, marketing material, confidential information memorandum, management presentations, functional "break-out" discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the transactions contemplated by this Agreement, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article 3.

 ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as set forth in the disclosure schedule delivered by Parent and Merger Sub to the Company (the "Parent Disclosure Schedule") prior to the execution of this Agreement (with specific reference to the representations and warranties in this Article 4 to which the information in such schedule relates; provided, that, disclosure in the Parent Disclosure Schedule as to a specific representation or warranty shall qualify any other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent that such disclosure relates to such other sections), Parent and Merger Sub hereby represent and warrant to the Company as follows:

        4.1    Corporate Organization.     Each of Parent and Merger Sub is a corporation or other entity duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or other entity power and authority to own or lease all of its properties, rights and assets and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties, rights and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        4.2    Authority, Execution and Delivery; Enforceability.     Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations under this Agreement and to consummate the Transactions applicable to such party. The execution and delivery by each of Parent and Merger Sub of this Agreement, the performance and compliance by Parent and Merger Sub with each of its obligations herein and the consummation by Parent and Merger Sub of the Transactions applicable to it have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub and no stockholder votes are necessary to authorize this Agreement or the consummation by Parent and Merger Sub of the Transactions to which it is a party. Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement constitutes Parent's and Merger Sub's legal, valid and binding obligation, enforceable against each of Parent and Merger Sub in accordance with its terms, except as limited by Laws affecting the enforcement of creditors' rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought.

        4.3    No Conflicts.

          (a)   The execution and delivery of this Agreement by Parent and Merger Sub, does not and will not, and the performance of this Agreement and the consummation of the Merger by Parent and Merger Sub will not, (i) conflict with or violate any provision of the certificate of incorporation, bylaws or similar organizational documents of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.3(b) have been obtained and all filings and notifications described in Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent, Merger Sub or any other Subsidiary of Parent (each a "Parent Subsidiary" and, collectively, the "Parent Subsidiaries"), or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or any Parent Subsidiary, including Merger Sub, pursuant to, any Contract or Permit to which Parent or any Parent Subsidiary is a party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

          (b)   Assuming the accuracy of the representations and warranties of the Company in Section 3.4, the execution and delivery of this Agreement by Parent and Merger Sub does not and will not, and the consummation by Parent and Merger Sub of the Transactions and compliance by Parent and Merger Sub with any of the terms or provisions hereof will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) under the Exchange Act and the rules and regulations of the NYSE, (ii) under any applicable requirements of any Competition Laws, (iii) the filing and recordation of the Certificate of Merger as required by the DGCL (together with any applicable franchise tax reports) and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        4.4    Litigation.     There is no Proceeding pending, or, to the Knowledge of Parent, threatened that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, and neither Parent nor Merger Sub is subject to any outstanding Order that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect or that challenges the validity or propriety of the Merger.

        4.5    Financing.     Parent has delivered to the Company a true and complete copy of the fully executed Debt Commitment Letter and Equity Commitment Letter (collectively, the "Commitment Letters" and each a "Commitment Letter"). Neither of the Commitment Letters has been amended or modified in any manner prior to or as of the date of this Agreement, nor is any such amendment or modification contemplated except as permitted by Section 5.10(a)(i). Neither Parent nor any of its affiliates has entered into any agreement, side letter or other understanding or arrangement relating to the Debt Financing, other than as set forth in the Debt Commitment Letter. The proceeds of the Financing (both before and after giving effect to the exercise of any or all "market flex" provisions related thereto), if funded, together with cash on hand at the Company, will be sufficient to consummate the transactions contemplated hereby, including the payment of the Closing Payments on the Closing Date. As of the date hereof, the respective commitments contained in the Commitment Letters have not been withdrawn, terminated or rescinded in any respect. The Commitment Letters are in full force and effect and represent a valid, binding and enforceable obligation of Parent and, to the Knowledge of Parent, each other party thereto, to provide the financing contemplated thereby subject only to the satisfaction or waiver of the conditions set forth in the Commitment Letters as of the date hereof and except as limited by Laws affecting the enforcement of creditors' rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement thereof may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity). Parent has fully paid (or caused to be fully paid) any and all commitment fees and other amounts that are due and payable on or prior to the date of this Agreement in connection with the Financing and will pay (or cause to be paid) in full any such amounts due and payable on or before the Effective Time. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a breach or default on the part of Parent or, to the Knowledge of Parent, any other party thereto under any of the Commitment Letters. Neither Parent nor Merger Sub has any reason to believe that it or any other party thereto will be unable to satisfy on a timely basis any term of the Commitment Letters or will not or will not be able to perform its obligations thereunder. The only conditions precedent or other contingencies related to the funding of the Debt Financing on the

Closing Date that will be included in the Debt Financing Documents shall be the conditions set forth in Section 6 of the Debt Commitment Letter as of the date hereof. Assuming satisfaction of the conditions set forth in Sections 6.1 and 6.3, Parent has no reason to believe that (i) any of the conditions to the Commitment Letters will not be satisfied or (ii) the Financing will not be made available to Parent on the Closing Date. Each of Parent and Merger Sub understands and acknowledges that under the terms of this Agreement, Parent's and Merger Sub's obligation to consummate the Merger is not in any way contingent upon or otherwise subject to Parent's or Merger Sub's consummation of any financing arrangements, Parent's obtaining of any financing or the availability, grant, provision or extension of any financing to Parent or Merger Sub.

        4.6    Termination Equity Commitment Letter.     Concurrently with the execution of this Agreement, the Equity Investors have delivered to the Company the Termination Equity Commitment Letter dated as of the date hereof. The Termination Equity Commitment Letter is in full force and effect and is a valid and binding obligation of the Equity Investors, enforceable against the Equity Investors in accordance with its terms, except as limited by Laws affecting the enforcement of creditors' rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity). No event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of the Equity Investors under the Termination Equity Commitment Letter.

        4.7    Proxy Statement; Other Information.     None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by Parent or Merger Sub to such portions thereof that relate expressly to the Company or any of its Subsidiaries or to statements made therein based on information supplied by or on behalf of Company for inclusion or incorporation by reference therein).

        4.8    Ownership of Company Capital Stock.     None of Parent, Merger Sub or any Parent Subsidiary beneficially owns any Shares. Neither Parent nor Merger Sub is, nor at any time during the last three years has it been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement).

        4.9    Solvency.     Assuming (w) the satisfaction of the conditions set forth in Sections 6.1 and 6.3, (x) the representations and warranties of the Company contained in this Agreement are true and correct in all respects, (y) any estimates, projections or forecasts of the Company and its Subsidiaries that have been made available to Parent have been prepared in good faith based upon assumptions that were, at the time made, and continue to be, at the Effective Time, reasonable and (z) immediately prior to the Effective Time the Company is solvent, after giving effect to the consummation of the Merger and the consummation of the Financing, the Surviving Corporation will not (i) be insolvent (either because its financial condition is such that the sum of its liabilities is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its liabilities as they come due), (ii) have unreasonably small capital with which to engage in its business or fail to satisfy any capital adequacy requirements under Law or (iii) have incurred obligations beyond its ability to pay them as they become due.

        4.10    Ownership of Parent and Merger Sub.     All of the outstanding Equity Interests of Parent and Merger Sub have been duly authorized and validly issued. All of the issued and outstanding Equity Interests of Merger Sub are, and at the Effective Time will be, owned directly or indirectly by Parent, and all of the issued and outstanding Equity Interests of Parent are, and at the Effective Time will be, owned directly or indirectly by the Equity Investors or their affiliates. Merger Sub was formed solely for purposes of the Merger and, except for matters incident to formation and execution and delivery of this Agreement and the performance of the transactions contemplated hereby, Merger Sub has not prior to the date hereof engaged in any business or other activities.

        4.11    Brokers.     Except for the financial advisors' fees set forth in Section 4.11 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary nor any of their respective officers or directors on behalf of Parent or such Parent Subsidiary has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker's fees, commissions or finder's fees in connection with any of the Transactions.

        4.12    No Other Representations and Warranties; Non-Reliance.     Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, Intellectual Property, technology, liabilities, results of operations, financial condition and prospects of the Company and each of them acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company that it and its Representatives have requested to review, and that it and its Representatives have had full opportunity to meet with the management of the Company and to discuss the business and assets of the Company. Each of Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes, and none of Parent or Merger Sub has relied upon, any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent or Merger Sub in connection with the transactions contemplated by this Agreement including the accuracy or completeness thereof other than the representations and warranties contained in Article 3. Each of Parent and Merger Sub acknowledges and agrees that, to the fullest extent permitted by applicable Law, the Company and its Subsidiaries, and their respective affiliates, stockholders, controlling persons or Representatives shall not have any liability or responsibility whatsoever to Parent, Merger Sub, any Parent Subsidiary, or their respective affiliates, stockholders, controlling persons or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided or made available (including in any data rooms, management presentations, information or descriptive memorandum or supplemental information), or statements made (or any omissions therefrom), to Parent, Merger Sub, any Parent Subsidiary, or any of their respective affiliates, stockholders, controlling persons or Representatives, except as and only to the extent expressly set forth in Article 3 (as qualified by the Company Disclosure Schedule).

ARTICLE 5
COVENANTS

        5.1    Conduct of Business by the Company Pending the Closing.     The Company agrees that, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7, except as set forth in Section 5.1 of the Company Disclosure Schedule or as otherwise expressly contemplated by any other provision of this Agreement, or with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the Company will, and will cause each of its Subsidiaries to, (i) conduct its operations only in the ordinary course of business in a manner consistent with past practice, and (ii) use its commercially reasonable efforts to keep available the services of the current officers, employees and consultants of the Company and each of its Subsidiaries and to preserve the goodwill and current relationships of the Company and each of its Subsidiaries with customers, suppliers and other Persons with which the Company or any of its Subsidiaries has business relations. Without limiting the foregoing, except as set forth in Section 5.1 of the Company Disclosure Schedule or as otherwise expressly contemplated by any other provision of this Agreement, or with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any of its Subsidiaries to, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7, directly or indirectly, take any of the following actions without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed):

          (a)   amend or otherwise change the certificate of incorporation or bylaws or equivalent organizational documents of the Company or any of its Subsidiaries;

          (b)   issue, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities of the Company or any of its Subsidiaries, other than any pledge or encumbrance pursuant to the Credit Documents or the issuance of Shares upon the exercise of Company Options outstanding as of the date hereof in accordance with their terms;

          (c)   sell, pledge, dispose of, transfer, lease, license, guarantee or encumber any material property or assets of the Company or any of its Subsidiaries (other than Intellectual Property), except (i) pursuant to the Credit Documents or (ii) the sale, pledge, disposition, transfer lease, license, guarantee or encumbrance of property or assets in the ordinary course of business or consistent with past practice or industry standards;

          (d)   sell, assign, pledge, transfer, license, abandon, or otherwise dispose of any Company Material Intellectual Property, except in the ordinary course of business or any pledge pursuant to the Credit Documents;

          (e)   declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or other Equity Interests, except for dividends paid by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company;

          (f)    reclassify, combine, split, subdivide, adjust or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other Equity Interests, except with respect to any wholly owned Subsidiary of the Company;

          (g)   merge, combine or consolidate the Company or any of its Subsidiaries with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, except with respect to any wholly owned Subsidiary of the Company;

          (h)   acquire (including by merger, consolidation, or acquisition of stock or assets) any Person or assets, other than (i) acquisitions of inventory, raw materials and other property in the ordinary course of business consistent with past practice and (ii) any other acquisitions with a purchase price of less than $25 million;

          (i)    incur, assume or modify the terms of any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise), the obligations of any Person (other than a wholly-owned Subsidiary of the Company) for borrowed money, except (i) for borrowings under the Credit Documents, and (iii) indebtedness not to exceed $25 million in in the aggregate; provided, however, that any indebtedness incurred in accordance with this Section 5.1(i) shall not reasonably be expected to adversely affect the ability of Parent or Merger Sub to consummate the Debt Financing;

          (j)    make any loans, advances or capital contributions to, or investments in, any other Person (other than any wholly-owned Subsidiary of the Company) in excess of $25 million in the aggregate;

          (k)   terminate, cancel or renew, or agree to any material amendment to or waiver under any Company Material Contract, or enter into or amend any Contract that, if existing on the date hereof, would be a Company Material Contract, in a manner adverse to the Company and its Subsidiaries taken as a whole, in each case other than in the ordinary course of business or consistent with past practice or industry standards;

          (l)    make any capital expenditure in excess of the Company's capital expenditure budget as disclosed to Parent prior to the date hereof, other than capital expenditures that are not, in the aggregate, in excess of $25 million;

          (m)  except as required by applicable Law or the existing terms of any Company Benefit Plan, (i) increase the compensation or benefits payable or to become payable to its directors, officers or employees of the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice with respect to any non-officer, (ii) materially amend any Company Benefit Plan or establish, adopt, enter into any new such arrangement that if in effect on the date hereof would be a Company Benefit Plan, other than in connection with new hires of non-officer employees in the ordinary course of business consistent with past practice, (iii) except as provided in Section 2.4, take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan or (iv) terminate (other than for cause) the employment of any officer;

          (n)   make any change in accounting policies, practices, principles, methods or procedures, other than as required by GAAP or by a Governmental Entity;

          (o)   waive, compromise, settle or agree to settle any pending or threatened Proceeding or agree to any remedies with respect to any pending or threatened Proceeding other than waivers, compromises, settlements or agreements that involve only the payment of monetary damages not in excess of $10 million in the aggregate, in any case without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries;

          (p)   make, change or revoke any material Tax election, change any of its material methods of reporting income or deductions for Tax purposes, or change any accounting period or accounting method with respect to material Taxes, file any material amended Tax Return, surrender any right to claim a refund of material Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment settle or compromise any material Tax liability or settle any material Tax claim, audit or dispute;

          (q)   enter into any new line of business outside of the Company's and its Subsidiaries' existing business on the date of this Agreement;

          (r)   recognize any union or other labor organization as the representative of any of the employees of the Company or any of its Subsidiaries, or enter into any new or amended collective bargaining agreement with any labor organization except as required by applicable Law;

          (s)   (i) enter into or amend in any manner any Contract with any former or present director or officer of the Company or any of its Subsidiaries or with any affiliate of any of the foregoing Persons or any other Person covered under Item 404 of Regulation S-K under the Securities Act or (ii) make any payment to any affiliate of the Company or any other Person covered under Item 404 of Regulation S-K under the Securities Act (other than any payments pursuant to Contracts made available to Parent); or

          (t)    authorize or enter into any Contract or otherwise make any commitment to do any of the foregoing.

        5.2    Access to Information; Confidentiality.

          (a)   From the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7, the Company shall, and shall cause each of its Subsidiaries to: (i) provide to Parent and Merger Sub and their respective Representatives reasonable access during normal business hours in such a manner as not to interfere unreasonably with the business conducted by the Company or any of its Subsidiaries, upon prior notice to the Company, to the officers, employees, properties, assets, offices and other facilities of the Company and each of its Subsidiaries and to the books and records thereof and (ii) use commercially reasonable efforts to (A) provide to Parent and Merger Sub and their respective Representatives reasonable access during normal business hours, upon prior notice to the Company, to the Representatives of the Company and each of its Subsidiaries, and (B) furnish during normal business hours upon prior notice such information concerning the business, properties, Contracts, assets and liabilities of the Company and each of its Subsidiaries as Parent or its Representatives may reasonably request; provided, however, that the Company shall not be required to (or to cause any of its Subsidiaries to) afford such access or furnish such information to the extent that the Company believes that doing so would: (1) result in the loss of attorney-client privilege (but the Company shall use its commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege), (2) result in the disclosure of any trade secrets of third parties or otherwise breach, contravene or violate any effective Contract existing on the date hereof to which the Company or any of its Subsidiaries is a party, or (3) breach, contravene or violate any applicable Law. The standstill provisions of paragraph 12 of the Confidentiality Agreement are hereby waived by the Company only to the extent necessary to consummate the Merger upon the terms and subject to the conditions of this Agreement and with respect to any other action of Parent and Merger Sub contemplated by this Agreement including, without limitation, those taken under Section 5.3(g).

          (b)   The Confidentiality Agreement, dated June 9, 2016, by and between the Company and EQT Partners Inc. (the "Confidentiality Agreement"), shall apply with respect to information furnished under this Section 5.2 by the Company, its Subsidiaries and their Representatives. Prior to the Closing, each of Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact or otherwise communicate with the employees (other than members of the Company's senior leadership team), customers, suppliers, distributors of the Company and its Subsidiaries, or, except as required pursuant to Section 5.5, any Governmental Entity, regarding the business of the Company, this Agreement or the Transactions without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

        5.3    No Solicitation.

          (a)   Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (New York City time) on the day that is 40 calendar days following the date of this Agreement (the "Solicitation Period End Date"), the Company, its Subsidiaries, directors, officers, employees and other Representatives shall have the right to, directly or indirectly, (i) solicit, initiate, facilitate and encourage any Acquisition Proposals or the making thereof, or any inquiry, expression of interest, proposal, offer or request for information, with respect to, or that could reasonably be expected to result in an Acquisition Proposal, including by way of furnishing non-public information to any Third Party pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements; provided, however, that any non-public information concerning the Company or its Subsidiaries provided to any Third Party shall, to the extent not previously provided or made available to Parent or Merger Sub, be provided or made available to Parent or Merger Sub substantially concurrent with the time it is provided to a Third Party; and (ii) enter into, continue or otherwise participate in any discussions or negotiations with respect to any Acquisition Proposal or any inquiry, expression of interest, proposal, offer or request for information, with respect to, or that could reasonably be expected to result in an Acquisition Proposal, or otherwise cooperate with or assist or participate in or facilitate any such discussions or negotiations or any effort or attempt to make any Acquisition Proposal.

          (b)   Except as expressly permitted by this Section 5.3, from and after the Solicitation Period End Date, except with respect to any Exempted Person, the Company shall, shall cause its Subsidiaries to and shall use its reasonable best efforts to cause its and their Representatives to, (x) immediately cease and cause to be terminated any discussion or negotiation with any Third Party that may be ongoing with respect to any Acquisition Proposal, (y) promptly (and in no event later than two (2) Business Days) deliver written notice to each such Third Party that the Company is ending all such solicitations, discussions, communications and negotiations with such Third Party pursuant to this Agreement, which such written notice shall also request any such Third Party to promptly return or destroy all confidential information concerning the Company and its Subsidiaries and (z) immediately terminate any electronic data room access (or other diligence access) of any such Third Party. Except as expressly permitted by this Section 5.3, from and after the Solicitation Period End Date until the receipt of the Company Stockholder Approval, or, if earlier, the termination of this Agreement in accordance with Article 7, the Company shall not, shall cause its Subsidiaries not to, and shall use its reasonable best efforts to cause its and their Representatives not to, directly or indirectly, (A) initiate, solicit or knowingly facilitate or knowingly encourage an Acquisition Proposal or the making of an inquiry that could reasonably be expected to lead to an Acquisition Proposal, (B) enter into, continue or otherwise participate or engage in, knowingly facilitate or knowingly encourage, any discussions or negotiations regarding, or that could reasonably be expected to lead to, an Acquisition Proposal, except that, the Company may (1) contact a Person making an Acquisition Proposal to clarify the terms and conditions thereof and (2) inform Persons of the provisions contained in this Section 5.3, (C)  provide access to its properties, books and records or any non-public information to, any Third Party (other than Parent, Merger Sub or any of their Representatives) with respect to an Acquisition Proposal, (D) execute or enter into, any merger agreement, acquisition agreement, transaction agreement, letter of intent or other similar agreement for any Acquisition Proposal, (E) knowingly take any action to make the provision of any "control share acquisition," "fair price," "business combination" or other similar anti-takeover Law inapplicable to any transactions contemplated by an Acquisition Proposal or (F) authorize any of, or commit or agree to do any of, the foregoing. Except as expressly permitted by this Section 5.3, from and after the Solicitation Period End Date until the receipt of the Company Stockholder Approval, or, if earlier, the termination of this Agreement in accordance with Article 7, neither the Company Board nor any committee thereof shall (i) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (ii) withdraw, change or qualify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (iii) approve or cause the Company to enter into any merger agreement, acquisition agreement, transaction agreement, letter of intent or other similar agreement relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement), or (iv) resolve or agree to do any of the foregoing (any action set forth in the foregoing clauses (i), (ii) or (iv) of this sentence (to the extent related to the foregoing clauses (i) or (ii) of this sentence), a "Change of Board Recommendation"). No later than two (2) Business Days following the Solicitation Period End Date, the Company shall notify Parent in writing of the identity of each Exempted Person, together with (x) an unredacted copy of the most recent Acquisition Proposal made by such Exempted Person, if in writing, incorporating any material modifications thereto or (y) a written summary of the material terms of such Acquisition Proposal, if oral, incorporating any material modifications thereto.

          (c)   Notwithstanding anything to the contrary contained in Section 5.3(b), if at any time following the Solicitation Period End Date and prior to the receipt of the Company Stockholder Approval (i) the Company has received a bona fide written Acquisition Proposal from a Third Party, (ii) the Company has not breached this Section 5.3 in any material respect with respect to such Acquisition Proposal, (iii) the Company Board (or a duly authorized committee thereof) determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and (iv) the Company Board (or a duly authorized committee thereof) shall have determined in good faith, after consultation with its outside legal counsel, that the failure to undertake the actions in clauses (A) and (B) would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, then the Company may (A) furnish information with respect to the Company and its Subsidiaries to the Third Party making such Acquisition Proposal, its Representatives and potential sources of financing pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements and (B) participate in discussions or negotiations with the Third Party making such Acquisition Proposal regarding such Acquisition Proposal; provided, however, that any non-public information concerning the Company or its Subsidiaries provided to any Third Party shall, to the extent not previously provided or made available to Parent or Merger Sub, be provided to Parent or Merger Sub substantially concurrent with the time it is provided to a Third Party.

          (d)   From and after the Solicitation Period End Date, the Company shall promptly (and in any event within 24 hours) notify Parent in writing in the event that the Company receives any Acquisition Proposal or an inquiry that could reasonably be expected to lead to an Acquisition Proposal. The Company shall notify Parent promptly (and in any event within 24 hours) of the identity of such Person and provide to Parent a copy of such Acquisition Proposal or inquiry, including draft agreements or term sheets, financing commitments and other related documents submitted in connection therewith or, where no such copy is available, a reasonable written summary of the material terms, in each case, with any material modifications thereto. In addition, from and after the Solicitation Period End Date, the Company shall (i) keep Parent reasonably informed in all material respects of the status and details (including any change to the terms thereof) of any Acquisition Proposal or inquiry that could reasonably be expected to lead to an Acquisition Proposal and (ii) provide Parent promptly after the receipt or delivery of all correspondence and other written material sent or provided to the Company, its Subsidiaries or its Representatives from any Person that describes any changes to the terms or conditions of any Acquisition Proposal or inquiry that could reasonably be expected to lead to an Acquisition Proposal. The Company shall not, and shall cause the Company's Subsidiaries not to, enter into any Contract with any Person that prohibits the Company from providing such information or any other information contemplated by this Section 5.3 to Parent or otherwise limits or impairs the Company's, its affiliates' or its Representatives' ability to comply with their respective obligations in this Section 5.3.

          (e)   Notwithstanding anything to the contrary contained in Section 5.3(b), if the Company has received a bona fide written Acquisition Proposal which did not result from a material breach of this Section 5.3 and that the Company Board (or any duly authorized committee thereof) determines in good faith, after consultation with its financial advisors and outside counsel, that (x) such Acquisition Proposal constitutes a Superior Proposal and (y) the failure to take such action would be reasonably expected to be inconsistent with its fiduciary duties under applicable Law, the Company Board may at any time prior to the receipt of the Company Stockholder Approval, subject to complying with Section 5.3(g), (i) effect a Change of Board Recommendation with respect to such Superior Proposal or fail to include the Company Board Recommendation in the Proxy Statement and/or (ii) terminate this Agreement pursuant to Section 7.1(f) to concurrently enter into a definitive agreement with respect to such Superior Proposal, in either case subject to the requirements of this Section 5.3; provided, however, that as a condition precedent to terminating this Agreement pursuant to Section 7.1(f), the Company pays to Parent the Company Termination Fee in accordance with Section 7.3.

          (f)    Notwithstanding anything to the contrary contained in Section 5.3(b), the Company Board (or any duly authorized committee thereof) may at any time prior to the receipt of the Company Stockholder Approval, subject to materially complying with Section 5.3(g), effect a Change of Board Recommendation if the Company Board (or any duly authorized committee thereof) has determined in good faith, (i) after consultation with its outside counsel and financial advisors, that an Intervening Event has occurred and is continuing and (ii) after consultation with its outside counsel, that the failure to effect a Change of Board Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

          (g)   Notwithstanding anything to the contrary contained herein, the Company Board (or any duly authorized committee thereof) shall not be entitled to exercise its right to make a Change of Board Recommendation and the Company will not be entitled to terminate this Agreement in accordance with Section 7.1(f) unless (i) the Company has complied in all material respects with this Section 5.3, (ii) the Company promptly notifies Parent, in writing, at least four (4) Business Days before the Company Board (or any duly authorized committee thereof) or the Company takes such action, of its intention to take such action (which notification shall specify, to the extent an Intervening Event is the basis for the Change of Board Recommendation, the details of such event, and to the extent a Superior Proposal is the basis for the Change of Board Recommendation, the identity of the person making an Acquisition Proposal that was determined to constitute a Superior Proposal and the material terms thereof, together with copies of any written offer or proposal, proposed definitive agreement, proposed or committed financing documentation and any other material related documents in respect of such Acquisition Proposal), (iii) during such four (4) Business Day period, if requested by Parent, the Company and its Representatives shall be available to meet and engage in good faith negotiations with Parent and its Representatives to amend the terms and conditions of this Agreement in such a manner so that, with respect to an Acquisition Proposal, such Acquisition Proposal would cease to constitute a Superior Proposal or, with respect to an Intervening Event, would permit the Company Board (or any duly authorized committee thereof) to not take such actions, and (iv) following the end of such four (4) Business Day period, the Company Board (or any duly authorized committee thereof) shall have determined in good faith, after consultation with its outside counsel, and taking into account any changes to the terms of this Agreement agreed to in writing by Parent following any notice provided pursuant to this Section 5.3(g) or otherwise, that the failure to take such action would be reasonably expected to be inconsistent with its fiduciary duties under applicable Law and, in the case of a Change of Board Recommendation in response to an Acquisition Proposal or termination under Section 7.1(f), after consultation with its financial advisors, that the Acquisition Proposal giving rise to such notice continues to constitute a Superior Proposal; provided, however, that (x) any amendment to the financial terms or other material terms or conditions (including the provision of financing) of the Acquisition Proposal which was determined to constitute a Superior Proposal or (y) any material change in respect of such Intervening Event, in each case, shall require a new written notification from the Company and an additional two (2) Business Day period that (other than as to the four (4) Business Day time periods set forth herein) satisfies this Section 5.3(g).

          (h)   Nothing contained in this Section 5.3 shall prohibit the Company or the Company Board (or any duly authorized committee thereof) from (i) disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act; provided, however, that except as set forth in the following sentence, if such disclosure does not reaffirm the Company Board Recommendation, such disclosure shall be deemed to be a Change of Board Recommendation or (ii) the accurate disclosure of factual information regarding the business, financial condition or results of operations of the Company, which such disclosure shall comply with this Section 5.3. The issuance by the Company or the Company Board (or any duly authorized committee thereof) of a "stop, look and listen" statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute a Change of Board Recommendation.

          (i)    For purposes of this Agreement:

              (i)  "Acquisition Proposal" means any offer or proposal from a Third Party concerning (A) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution, extraordinary dividend or distribution, repurchase or redemption of Shares, share exchange or other business combination transaction involving the Company, (B) a direct or indirect acquisition, purchase, sale, lease or other disposition, in one transaction or a series of related transaction, of assets of the Company (including Equity Interests of any Subsidiary of the Company) or its Subsidiaries or businesses representing 15% or more of the consolidated assets, net income or consolidated revenues of the Company and its Subsidiaries, taken as a whole, or more than 15% of any class of Equity Interests of the Company, (C) an issuance (including by way of merger, consolidation, business combination or share exchange) of Equity Interests representing 15% or more of the voting power of the Company, or (D) any combination of the foregoing (in each case, other the Merger).

             (ii)  "Superior Proposal" means a bona fide written Acquisition Proposal (except the references therein to "15%" shall be replaced by "50%") that the Company Board (or a duly authorized committee thereof) determines in good faith, after consultation with its financial advisors and outside counsel, taking into account such factors (including but not limited to all financial, legal, timing, regulatory and other aspects of such proposal or offer (including any break-up fee, expense reimbursement provisions, conditions to consummation and financing terms) and the person making such proposal) as the Company Board (or any duly authorized committee thereof) considers in good faith to be appropriate, is more favorable from a financial point of view to the Company's stockholders than the transactions contemplated by this Agreement (after giving effect to any changes to the terms of this Agreement agreed to in writing by Parent prior to the time of such determination).

            (iii)  "Intervening Event" means any event, change, effect, development, state of facts, condition or occurrence (including any acceleration or deceleration of existing changes or developments) that is material to the Company and its Subsidiaries that (A) was not known (or, if known, the consequences of which were not reasonably foreseeable) to the Company Board as of or prior to the date of this Agreement, and (B) does not involve or relate to an Acquisition Proposal.

            (iv)  "Exempted Person" means any Person or group of Persons (so long as, in the case of a group of Persons, the members of such group who were members of such group immediately prior to the Solicitation Period End Date constitute more than 50% of the equity financing of such group of Persons at all times following the Solicitation Period End Date), from whom the Company or any of its Representatives has received a bona fide Acquisition Proposal after the execution of this Agreement and prior to the Solicitation Period End Date that, on or before the Solicitation Period End Date, the Company Board (or any duly authorized committee thereof) determines in good faith, after consultation with its financial advisors and outside counsel, constitutes or could reasonably be expected to lead to a Superior Proposal, and which Acquisition Proposal has not been withdrawn and has not expired or been terminated as of the Solicitation Period End Date.

        5.4    SEC Filings; Other Actions.

          (a)   As promptly as reasonably practicable after the execution of this Agreement, but no later than within 20 Business Days, the Company shall prepare and file the Proxy Statement with the SEC, which shall, subject to Section 5.3, include the Company Board Recommendation. Parent and Merger Sub, and their counsel, shall be given a reasonable opportunity to review the Proxy Statement (or any amendment or supplement thereto) before it is filed with the SEC, and the Company shall consider in good faith and include any reasonable additions, deletions or changes suggested thereto by Parent and Merger Sub or their counsel. The Company shall use all reasonable best efforts to respond to and resolve as promptly as practicable any comments by the SEC staff in respect of the Proxy Statement (or any amendment or supplement thereto) and to cause the definitive Proxy Statement to be mailed to the Company's stockholders as of the record date established for the Company Meeting as promptly as practicable after the date of this Agreement, and in no event more than five (5) Business Days after the date on which the SEC confirms that it has no further comments on the Proxy Statement; provided, however, that the Company shall not be obligated to mail the definitive Proxy Statement to the Company's stockholders prior to the date that is two (2) Business Days after the Solicitation Period End Date. The Company shall provide Parent and its counsel with copies of any written comments, and shall provide them a summary of any oral comments, that the Company or its counsel receive from the SEC or its staff with respect to the Proxy Statement (or any amendment or supplement thereto) as promptly as practicable after receipt of such comments, and any written or oral responses thereto. Parent and its counsel shall be given a reasonable opportunity to review any such responses and the Company shall consider in good faith the reasonable additions, deletions or changes suggested thereto by Parent and its counsel. Parent and Merger Sub shall furnish all information that is customarily included in a proxy statement prepared in connection with transactions of the type contemplated by this Agreement concerning themselves and their affiliates as promptly as practicable after the date hereof. If at any time prior to the Company Meeting any information relating to the Company or Parent, or any of their respective affiliates, is discovered by a party hereto, which information should be set forth in an amendment or supplement to the Proxy Statement, so that either the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party and the Company shall prepare (with the assistance of Parent) and mail to its stockholders such an amendment or supplement, in each case, to the extent required by applicable Law. Each of the Company, Parent and Merger Sub agrees to promptly (i) correct any information provided by it specifically for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Proxy Statement to include any information that shall become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. The Company agrees to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to its stockholders, in each case as and to the extent required by applicable Law.

          (b)   Subject to the other provisions of this Agreement, the Company shall (i) take all action necessary in accordance with the DGCL, the Company Charter, the Company Bylaws and the applicable requirements of the NYSE to duly call, give notice of, convene and hold a meeting of its stockholders promptly following the mailing of the Proxy Statement for the purpose of obtaining the Company Stockholder Approval (the "Company Meeting"), with the record date and meeting date of the Company Meeting to be selected after reasonable consultation with Parent, and (ii) subject to a Change of Board Recommendation in accordance with Section 5.3, shall include the Company Board Recommendation in the Proxy Statement and use all reasonable best efforts to solicit from its stockholders proxies to obtain the Company Stockholder Approval. The Company may postpone or adjourn the Company Meeting from time to time (A) with the consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (B) if a quorum has not been established at the time of the originally scheduled Company Meeting, (C) after consultation with Parent, with respect to any supplemental or amended disclosure which the Company Board has determined in good faith after consultation with outside legal and financial advisors is necessary under applicable Law, to the extent necessary to (1) allow reasonable additional time for the filing and mailing of such supplemental or amended disclosure, and (2) ensure such supplemental or amended disclosure is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Meeting, (D) to allow reasonable additional time to solicit additional proxies if necessary in order to obtain the Company Stockholder Approval or (E) if required by Law. Unless this Agreement has been terminated pursuant to Article 7, if the Company Board shall have made a Change of Board Recommendation, the Company shall nonetheless submit this Agreement to the stockholders at the Company Meeting and shall not submit an alternate Acquisition Proposal for adoption by stockholders of the Company.

        5.5    Appropriate Action; Consents; Filings.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable under this Agreement and applicable Law to consummate and make effective the Merger and the other Transactions contemplated by this Agreement as promptly as practicable, including using reasonable best efforts to accomplish the following: (i) obtain all consents, approvals or waivers from, or participation in other discussions or negotiations with, third parties, including under any Contract to which the Company or Parent or any of their respective Subsidiaries is party or by which such Person or any of their respective properties or assets may be bound, (ii) obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities (including, without limitation, those in connection with applicable Competition Laws), make all necessary registrations, declarations and filings with and take all steps as may be necessary to obtain an approval or waiver from, or to avoid any Proceeding by, any Governmental Entity (including, without limitation, in connection with applicable Competition Laws), (iii) resist, contest or defend any Proceeding (including administrative or judicial Proceedings) challenging the Merger or the completion of the Transactions, including seeking to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that could restrict, prevent or prohibit consummation of the Transactions, and (iv) execute and deliver any additional instruments necessary to consummate the Transactions and fully to carry out the purposes of this Agreement. Each of the parties shall furnish to each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. Subject to applicable Law relating to the exchange of information, the Company and Parent shall have the right to review in advance, and to the extent practicable each shall consult with the other in connection with, all of the information relating to the Company or Parent, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the Transactions. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable. Subject to applicable Law and the instructions of any Governmental Entity, the Company and Parent shall keep each other reasonably apprised of the status of matters relating to the completion of the Transactions, including promptly furnishing the other with copies of notices or other written substantive communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries, from any Governmental Entity and/or third party with respect to such transactions, and, to the extent practicable under the circumstances, shall provide the other party and its counsel with the opportunity to participate in any meeting with any Governmental Entity in respect of any substantive filing, investigation or other inquiry in connection with the transactions contemplated hereby. In furtherance and not in limitation of the foregoing, each of the Company and Parent shall, and shall cause their respective affiliates to, make or cause to be made all filings required under applicable Competition Laws with respect to the Transactions as promptly as practicable and, in any event, file all required HSR Act notifications within ten (10) Business Days after the date of this Agreement.

          (b)   Without limiting this Section 5.5, Parent agrees to use its best efforts to take, or cause to be taken, any and all steps and to make, or cause to be made, any and all undertakings necessary to resolve, avoid or eliminate each and every impediment under any applicable Competition Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as promptly as practicable (and in any event, no later than the Outside Date), including (i) proposing, negotiating, committing to, and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture, licensing or disposition of any assets, properties or businesses of Parent or the Company or any of their respective Subsidiaries or (ii) accepting any operational restrictions or otherwise taking or committing to take actions that limit Parent's or any Parent Subsidiary's freedom of action with respect to, or its ability to retain, any of the assets, properties, licenses, rights, product lines, operations or businesses of Parent or the Company or any of their respective Subsidiaries in each case, as may be required in order to avoid the entry of, or to effect the lifting or dissolution of, any injunction, temporary restraining order, or other Order in any suit or Proceeding, which would otherwise have the effect of preventing or delaying the Closing, as applicable. If such efforts fail to resolve, avoid or eliminate each and every impediment under any applicable Competition Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur, then Parent shall, at the written request of the Company, use its reasonable best efforts to avoid, resist, resolve, or, if necessary, defend through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any Order (whether temporary, preliminary or permanent) that would prevent the Closing from occurring as promptly as practicable (and in any event, no later than the Outside Date). Notwithstanding the foregoing or any other provision of this Agreement, none of Parent, the Company or any of their respective Subsidiaries shall be required to agree to any sale, transfer, license, separate holding, divestiture or other disposition of, or to any prohibition of or any limitation on the acquisition, ownership, operation, effective control or exercise of full rights of ownership, or other modification of rights in respect of, any assets, properties or businesses of Parent or the Company or any of their respective Subsidiaries that, in each case, is not conditioned on the consummation of the Transactions. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 5.5 or elsewhere in this Agreement shall require Parent to take or agree to take any action with respect to any of its affiliates or any direct or indirect portfolio companies of investment funds advised or managed by one or more affiliates of Parent (in each case, other than the Company and its Subsidiaries), including selling, divesting, conveying, holding separate, or otherwise limiting its freedom of action with respect to any assets, rights, products, licenses, businesses, operations, or interest therein, of any such affiliates (other than the Company and its Subsidiaries) or any direct or indirect portfolio companies of investment funds advised or managed by one or more affiliates of Parent. Notwithstanding anything to the contrary contained in this Section 5.5, Parent shall have the right to determine and direct the strategy and process by which the parties shall seek required consents, approvals, clearances, waivers, waiting period expirations and terminations and removal of all impediments (including all elements of any proceeding or litigation and communications with any Governmental Entity).

          (c)   Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the consummation of the Merger. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

        5.6    Certain Notices.     From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Article 7, unless prohibited by applicable Law, each party shall give prompt notice to the other parties if any of the following occur: (a) receipt of any notice or other communication in writing from any Person alleging that the consent or approval of such Person is or may be required in connection with the Transactions; (b) receipt of any notice or other communication from any Governmental Entity or the NYSE (or any other securities market) in connection with the Transactions; or (c) such party becoming aware of the occurrence of an event that could prevent or delay beyond the Outside Date the consummation of the Transactions or that would reasonably be expected to result in any of the conditions to the Merger set forth in Article 6 not being satisfied. Any such notice pursuant to this Section 5.6 shall not affect any representation, warranty, covenant or agreement contained in this Agreement and any failure to make such notice (in and of itself) shall not be taken into account in determining whether the conditions set forth in Article 6 have been satisfied or give rise to any right of termination set forth in Article 7.

        5.7    Public Announcements.     So long as this Agreement is in effect, Parent and Merger Sub, on the one hand, and the Company, on the other, shall not issue any press release or make any public statement with respect to the Merger or this Agreement, including any broad-based employee communications, without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (a) as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or Governmental Entity to which the relevant party is subject, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance, (b) any public statement in response to questions from the press, analysts, investors or those attending industry conferences and/or disclosures in Company SEC Documents, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other party), or (c) with respect to any press release or other public statement by the Company permitted by Section 5.3. The press release announcing the execution and delivery of this Agreement shall be a joint release of, and shall not be issued prior to the approval of each of, the Company and Parent. The Company shall file a current report on Form 8-K with the SEC attaching its press release and copy of this Agreement as exhibits.

        5.8    Employee Benefit Matters.

          (a)   From and after the Effective Time and for the period ending on the first anniversary of the Closing Date (the "Covered Period"), Parent shall (i) provide or cause the Parent Subsidiaries, including the Surviving Corporation, to provide to each employee of the Company and its Subsidiaries immediately prior to the Effective Time (each a "Continuing Employee") who continues employment with Parent or any of the Parent Subsidiaries base compensation, target annual cash bonus opportunity and severance or termination benefits that are not less favorable than the base compensation, target annual cash bonus opportunity and severance or termination benefits provided to such Continuing Employee immediately prior to the Effective Time and (ii) provide or cause the Parent Subsidiaries, including the Surviving Corporation, to provide benefits (excluding equity award compensation or any transaction-based payments) to each Continuing Employee that, taken as a whole, have a value that is substantially comparable in the aggregate to the benefits provided to the Continuing Employees immediately prior to the Effective Time.

          (b)   With respect to benefit plans maintained by Parent or any of the Parent Subsidiaries, including the Surviving Corporation (including any vacation, paid time-off and severance plans), for all purposes, including determining eligibility to participate, level of benefits, vesting and benefit accruals, each Continuing Employee's service with the Company or any of its Subsidiaries shall be treated as service with Parent or any of the Parent Subsidiaries, including the Surviving Corporation to the same extent such service was recognized under a comparable Company Benefit Plan as of immediately prior to the Effective Time; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits and the foregoing service credit shall not apply with respect to any defined benefit plan.

          (c)   The Parent shall, or shall cause the Parent Subsidiaries (including the Surviving Corporation) to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of the Parent Subsidiaries in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Benefit Plan immediately prior to the Effective Time. The Parent shall, or shall cause the Parent Subsidiaries, including the Surviving Corporation, to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year's deductible and co-payment limitations under the relevant welfare benefit plans in which such Continuing Employee (and dependents) will be eligible to participate from and after the Effective Time.

          (d)   Without limiting the generality of Section 8.10, the provisions of this Section 5.8 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 5.8 shall create such rights in any such individuals. Nothing contained in this Agreement shall: (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or their respective affiliates from terminating the employment of any Continuing Employee at any time and for any reason; (ii) require the Company, Parent, the Surviving Corporation or any of their respective affiliates to continue any Company Benefit Plan or other employee benefit plans, programs or Contracts or prevent the amendment, modification or termination thereof; or (iii) amend any Company Benefit Plans or other employee benefit plans, programs or Contracts.

        5.9    Indemnification.

          (a)   From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless, and shall advance expenses as incurred to, to the fullest extent permitted under (i) the Company Charter, the Company Bylaws or similar organization documents in effect as of the date of this Agreement and (ii) any Contract of the Company or its Subsidiaries in effect as of the date of this Agreement, each present and former director and officer of the Company and its Subsidiaries and each of their respective employees who serves as a fiduciary of a Company Benefit Plan (in each case, when acting in such capacity) (each, an "Indemnitee" and, collectively, the "Indemnitees") against any costs or expenses (including reasonable attorneys' fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any Proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including in connection with this Agreement or the Transactions.

          (b)   Parent agrees that all rights to exculpation, indemnification or advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring prior to the Effective Time (including in connection with this Agreement or the Transactions) existing as of the Effective Time in favor of the current or former directors or officers of the Company or any of its Subsidiaries and each of their respective employees who serves as a fiduciary of a Company Benefit Plan as provided in its certificates of incorporation, bylaws or other organizational documents shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of no less than six years from the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect the exculpation, indemnification and advancement of expenses provisions of the applicable party's certificate of incorporation and bylaws or similar organization documents in effect as of the date of this

  Agreement or in any Contract of the Company or its Subsidiaries with any of their respective directors, officers or employees in effect as of the date of this Agreement, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors, officers or employees of the Company or its Subsidiaries; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any Proceeding pending or asserted or any claim made within such period shall continue until the final disposition of such Proceeding.

          (c)   For six years from and after the Effective Time, Parent shall cause the Surviving Corporation to maintain for the benefit of the current and former directors and officers of the Company, as of the date of this Agreement and as of the Closing Date, an insurance and indemnification policy that provides coverage for events occurring prior to the Closing Date (the "D&O Insurance") that is substantially equivalent to and in any event not less favorable in the aggregate than the existing policy of the Company, or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid by the Company prior to the date of this Agreement, which is set forth in Section 5.9(c) of the Company Disclosure Schedule. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if Parent or the Company (with Parent's written consent) purchases a prepaid "tail" policy prior to the Effective Time, which policy provides such directors and officers with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of this Agreement or the Transactions.

          (a)   In the event that either Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each case, Parent shall, and shall cause the Surviving Corporation to, cause proper provision to be made so that such successor or assign shall expressly assume the obligations set forth in this Section 5.9.

          (b)   The provisions of this Section 5.9 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification, expense advancement or contribution that any such individual may have under the Company Charter, the Company Bylaws or similar organization documents in effect as of the date of this Agreement or in any Contract of the Company or its Subsidiaries in effect as of the date of this Agreement. The obligations of Parent under this Section 5.9 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.9 applies unless (x) such termination or modification is required by applicable Law or (y) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.9 applies shall be third party beneficiaries of this Section 5.9).

          (c)   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or employees, it being understood and agreed that the indemnification provided for in this Section 5.9 is not prior to or in substitution for any such claims under such policies.

        5.10    Financing.

          (a)   Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to arrange and obtain the Financing as promptly as practicable following the date of this Agreement (but taking into account the Marketing Period) and to consummate the Financing on the Closing Date, including using reasonable best efforts with respect to the following:

              (i)  maintaining in effect the Commitment Letters and not permitting any amendment or modification to be made to, not consenting to any waiver of any provision or remedy under, and not replacing, the Commitment Letters, if such amendment, modification, waiver or replacement: (A) reduces the aggregate amount of the Financing (including by changing the amount of fees to be paid in respect of the Debt Financing or original issue discount in respect of the Debt Financing), (B) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of the Financing, (C) prevents or materially delays the Closing, (D) makes the funding of the Financing (or satisfaction of the conditions to obtaining the Financing) less likely to occur or (E) adversely impacts the ability of Parent to enforce its rights against other parties to the applicable Commitment Letter (provided, that (x) Parent may amend the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Commitment Letter as of the date hereof and (y) Parent shall disclose to the Company promptly its intention to amend, modify, waive or replace the Debt Commitment Letter, shall keep the Company reasonably apprised of the status and proposed terms and conditions thereof, and shall promptly furnish to the Company copies of any agreements or other documentation with respect to such amendment, modification, waiver or replacement);

             (ii)  causing the Equity Financing to be consummated upon satisfaction of the conditions contained in the Equity Commitment Letter;

            (iii)  satisfying (or seeking a waiver of) on a timely basis (taking into account the timing of the Marketing Period) all conditions to the Debt Financing and the Equity Financing that are within its control or subject to its influence;

            (iv)  negotiating, executing and delivering the definitive Debt Financing Documents that reflect the terms contained in the Debt Commitment Letter (including any "market flex" provisions related thereto) or on such other terms acceptable to Parent and the Financing Sources (but such other terms to be subject to the limitations on any amendment, modification, waiver or replacement of a Commitment Letter as set forth in Section 5.10(a)(i)) and providing copies thereof exchanged with the Financing Sources to the Company upon any reasonable request;

             (v)  enforcing its rights under the Commitment Letters in the event of a Financing Failure Event; and

            (vi)  timely prepare, with the assistance of the Company and the applicable Financing Sources, the marketing materials with respect to the Debt Financing (including with respect to timing, taking into account the expected timing of the Marketing Period) and commence the syndication and/or marketing activities contemplated by the Debt Commitment Letter.

          (b)   Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Financing. Parent shall give the Company prompt notice of (i) any material breach or repudiation, or any such written threatened breach or repudiation, by any party to the Commitment Letters of which Parent or its affiliates obtains Knowledge and (ii) receipt of any written notice or other written communication to Parent from any party to the Commitment Letters with respect to any actual or threatened breach, default (or any accusation of breach or default), termination or repudiation by any party to the Commitment Letters; provided, however, that in no event will Parent be under any obligation to disclose any information pursuant to clauses (i) or (ii) that is subject to attorney-client or similar privilege if Parent shall have used its reasonable best efforts to disclose such information in a way that would not waive such privilege.

          (c)   In the event any portion of the Debt Financing becomes unavailable on the terms and conditions set forth in the Debt Commitment Letter (including any related "market flex" terms) regardless of the reason therefor, including in connection with a Financing Failure Event (but other than due to the failure of a condition to the consummation of the Debt Financing resulting from a material breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement and as a result of which alternative financing sources are not otherwise then available), Parent shall, as promptly as practicable, (i) notify the Company of such unavailability and, to the Knowledge of Parent, the reasons therefor, and (ii) use its reasonable best efforts to obtain alternative financing ("Alternative Debt Financing") on terms and conditions no less favorable, in the aggregate, to Parent (as determined in the reasonable judgment of Parent) than those set forth in the Debt Commitment Letter (including any related "market flex" terms) in an amount, when added to the portion of the Financing being replaced that is still available, such that the aggregate funds available to Parent at Closing will be sufficient to pay the Closing Payments and otherwise consummate the transactions contemplated by this Agreement as promptly as practicable following the occurrence of such event and, when obtained, provide a copy of such Alternative Debt Financing commitment. In the event that Parent obtains Alternative Debt Financing pursuant to this Section 5.10(c), references to the "Debt Financing," the "Financing," the "Debt Commitment Letter" and the "Commitment Letters" (and other like terms in this Agreement) shall be deemed to be modified to refer to such Alternative Debt Financing.

        5.11    Debt Financing Cooperation.

          (a)   The Company shall use reasonable best efforts to provide, and shall cause its Subsidiaries to use reasonable best efforts to provide (or cause to be provided, including by using reasonable best efforts to cause their respective Representatives to provide) on a timely basis (taking into account the timing of the Marketing Period) such cooperation (including with respect to timeliness) in connection with the arrangement of the Debt Financing as is reasonably requested by Parent; provided, that the Company shall in no event be required to provide (or cause to be provided) such assistance that shall unreasonably interfere with its or its Subsidiaries' business operations. Such assistance shall include the following, each of which shall be at Parent's reasonable written request with reasonable prior notice and at Parent's sole cost and expense:

              (i)  participation by the senior management team of the Company in the marketing activities undertaken in connection with the marketing of the Debt Financing, including (A) preparation of bank information memoranda (including, to the extent necessary, an additional bank information memorandum that does not include material non-public information), lender presentations and other customary marketing and syndication materials used to arrange financings similar to the Debt Financing, (B) participation in due diligence sessions, (C) a reasonable number of meetings, presentations and other customary syndication activities with the actual and prospective Financing Sources, including direct contact between the senior management team and the other representatives of the Company and its Subsidiaries, on the one hand, and the actual and prospective Financing Sources, on the other hand and (D) execution and delivery of customary authorization letters contemplated by the Debt Commitment Letter; provided, that Parent will use reasonable best efforts to ensure that such letters expressly state that the Company shall not have any liability of any kind or nature in connection with their cooperation with arranging the Debt Financing, except for liability under the applicable definitive Debt Financing Documents executed on the Closing Date;

             (ii)  participation by senior management of the Company and applicable representatives in, and assistance with, the preparation of rating agency presentations and meetings with rating agencies;

            (iii)  delivery as promptly as reasonably practicable (taking into account the timing of the Marketing Period) to Parent and the applicable Financing Sources of the Financing Information and Financing Deliverables;

            (iv)  participation by senior management of the Company in the negotiation of the Debt Financing Documents, execution and delivery of definitive Debt Financing Documents and providing information necessary for the completion of any schedules thereto;

             (v)  reasonably facilitating the taking of collateral contemplated by the Debt Financing and the taking of all corporate actions by the Company and its Subsidiaries with respect to entering into such definitive Debt Financing Documents and otherwise necessary to permit consummation of the Debt Financing; and

            (vi)  delivering (or causing to be delivered) notices of prepayment (which notice may be conditioned upon the consummation of the Closing and other transactions contemplated hereunder (including the Financing)) within the time periods required by the relevant agreements governing the Funded Debt and obtaining the Payoff Letter at least three (3) Business Days prior to Closing;

  provided that (w) nothing in this Section 5.11 shall require any such action to the extent it would (1) unreasonably interfere with the business or operations of the Company or its Subsidiaries or require the Company or its Subsidiaries to agree to pay any fees, reimburse any expenses or give any indemnities, in any case prior to the Closing, for which Parent does not promptly reimburse or indemnify it, as the case may be, under this Agreement or (2) require the Company, any Company Related Party or their respective representatives or financing sources to (I) execute, deliver or enter into, or perform any agreement, document or instrument (except for the customary authorization letter referred to in clause (i)(D) above), including any commitment letter, with respect to any Financing prior to the Effective Time that is not contingent upon the consummation of Closing or that would be effective prior to the Effective Time, (II) commit to take any action (including entry into an agreement) that is not contingent upon the consummation of Closing or that would be effective prior to the Effective Time or (III) deliver any legal opinions or reliance letters in connection with the Debt Financing, (x) none of the board or its directors (or other similarly governing body) of the Company or its Subsidiaries shall be required to adopt resolutions approving the agreements, documents and instruments pursuant to which any Financing is obtained (except that the board of directors of Subsidiaries may adopt such resolutions derived from and based on (1) the authorizations (including appointment of directors and authorized officers) provided by Parent in its capacity as the direct or indirect controlling equity-holder of the Surviving Corporation and (2) resolutions adopted by the Surviving Corporation, and solely to the extent such Subsidiary resolutions are contingent upon the Closing or become effective after giving effect to the Effective Time), (y) the Company's obligations under this Section 5.11 shall be subject to the Financing Sources and their affiliates and their respective Representatives (as applicable) being bound by confidentiality agreements in accordance with customary market practice; and (z) none of the Company or any of its Subsidiaries shall be required to provide any information pursuant to this clause (a) to the extent it would result in the waiver of an attorney-client or similar privilege if the Company shall have used its reasonable best efforts to provide such information in a way that would not waive such privilege.

          (b)   Parent shall use reasonable best efforts to provide the Company sufficient time to review and comment on marketing materials used in connection with the arrangement of the Debt Financing prior to the dissemination of such materials to potential lenders or other counterparties to any proposed financing transaction (or filing with any Governmental Entity); provided, that the Company shall communicate in writing their comments, if any, to Parent and its counsel within a reasonable period of time under the circumstances and consistent with the time accorded to other participants who were asked to review and comment on such marketing materials.

          (c)   Parent shall indemnify and hold harmless the Company and its Subsidiaries, and each of their respective directors, officers, employees, agents and other Representatives, from and against any and all liabilities, costs or expenses suffered or incurred in connection with the arranging or obtaining of the Financing or any information, assistance or activities provided in connection therewith. Parent shall promptly, upon the request of the Company, reimburse the Company for any and all reasonable and documented out-of-pocket third party costs and expenses incurred by the Company or any of its Subsidiaries in connection with this Section 5.11.

          (d)   Parent acknowledges and agrees that obtaining the Financing is not a condition to Closing. Notwithstanding anything to the contrary herein, it is understood and agreed that the condition precedent set forth in Section 6.3(b), as applied to the Company's obligations under this Section 5.11, shall be deemed to be satisfied unless the Financing has not been obtained as a direct result of the Company's Willful and Material Breach of its obligations under this Section 5.11.

          (e)   The Company hereby consents to the reasonable use of the Company's logos in connection with the Debt Financing, provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or the reputation or goodwill thereof or associated therewith.

        5.12    Parent Agreements Concerning Merger Sub.     Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Merger Sub hereunder.

        5.13    Takeover Statutes.     If any state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote Shares (including any "control share acquisition," "fair price," "business combination" or other similar takeover Law) is, becomes or is deemed to be applicable to the Company, Parent or Merger Sub, the Merger, this Agreement, the Voting Agreement or any other Transactions, then the Company and the Company Board shall take all actions reasonably available to ensure that the Merger and the other transactions contemplated by this Agreement and the Voting Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on this Agreement, the Voting Agreement, the Merger and the other Transactions.

        5.14    Section 16 Matters.     Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Shares (including derivative securities with respect to Shares) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        5.15    Stockholder Litigation.     The Company shall give Parent a reasonable opportunity to participate in the defense or settlement of any Transaction Litigation (as defined below), consult with Parent with respect to the defense or settlement of such litigation and consider in good faith Parent's advice with respect to such Transaction Litigation, and no such settlement shall be agreed to without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). The Company shall promptly notify Parent, and Parent shall promptly notify the Company if it becomes aware, of any Proceeding commenced or threatened against the Company, Parent or any of their respective Subsidiaries or affiliates or directors relating to, in connection with or arising from the Merger or any other Transaction ("Transaction Litigation"), and shall keep the other party reasonably and promptly informed with respect to the status thereof. Notwithstanding anything to the contrary in this Section 5.15, any Proceeding relating to Dissenting Shares shall be governed by Section 2.3.

        5.16    Stock Exchange Delisting.     The Surviving Corporation shall cause the Company's securities to be de-listed from the NYSE and de-registered under the Exchange Act as promptly as practicable following the Effective Time, and prior to the Effective Time the Company shall reasonably cooperate with Parent with respect thereto.

ARTICLE 6
CONDITIONS TO CONSUMMATION OF THE MERGER

        6.1    Conditions to Obligations of Each Party Under This Agreement.     The respective obligations of each party to consummate the Merger shall be subject to the satisfaction (or waiver, if permissible under Law) at or prior to the Effective Time of each of the following conditions:

          (a)   The Company Stockholder Approval shall have been obtained.

          (b)   The consummation of the Merger shall not then be restrained, enjoined or prohibited by any Order (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other Governmental Entity and there shall not be in effect any Law enacted or promulgated by any Governmental Entity that prevents the consummation of the Merger.

          (c)   Any applicable waiting period, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

        6.2    Conditions to Obligations of the Company Under This Agreement.     The obligation of the Company to effect the Merger is further subject to the fulfillment (or waiver by the Company) of the following conditions:

          (a)   Each representation and warranty of Parent and Merger Sub contained in this Agreement, without giving effect to any qualifications as to materiality or Parent Material Adverse Effect or other similar qualifications contained therein, shall be true and correct at and as of the date of this Agreement and the Effective Time as though made at the Effective Time, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time), and except as has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Parent Material Adverse Effect.

          (b)   Parent and Merger Sub shall have performed or complied in all material respects with all covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Effective Time.

          (c)   Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by an executive officer of Parent, certifying to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

        6.3    Conditions to Obligations of Parent and Merger Sub Under This Agreement.     The obligations of Parent and Merger Sub to effect the Merger are further subject to the fulfillment (or waiver by Parent and Merger Sub) of the following conditions:

          (a)   (i) Each representation and warranty of the Company set forth in Section 3.2(a) shall be true and correct in all respects other than de minimis inaccuracies at and as of the date of this

  Agreement and as of the Effective Time, except for representations and warranties that relate to a specific date or time (which need only be true and correct other than de minimis inaccuracies as of such date or time); provided that any such de minimis inaccuracies would not reasonably be expected to result in additional costs, expenses, liabilities or payments in connection with the Transactions in excess of $1,000,000 in the aggregate, (ii) each representation and warranty of the Company set forth in Section 3.1, Section 3.3, Section 3.6(b) and Section 3.18 shall be true and correct at and as of the date of this Agreement and as of the Effective Time as though made at the Effective Time, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time) and (iii) each representation and warranty of the Company set forth in Article 3 other than those set forth in clause (i) and clause (ii), without giving effect to any qualifications as to materiality or Company Material Adverse Effect or other similar qualifications contained therein, shall be true and correct at and as of the date of this Agreement and as of the Effective Time as though made at the Effective Time, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time), except as has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Company Material Adverse Effect.

          (b)   The Company shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Closing Date.

          (c)   No Company Material Adverse Effect shall have occurred after the date of this Agreement.

          (d)   The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by an executive officer of the Company, certifying to the effect that the conditions set forth in Sections 6.3(a), 6.3(b) and 6.3(c) have been satisfied.

          (e)   The Company shall have delivered to Parent a statement in accordance with Treasury Regulations Sections 1.897-2(h) for purposes of satisfying the requirements of Treasury Regulations Section 1.1445-2(c)(3).

        6.4    Frustration of Closing Conditions.     Neither Parent nor Merger Sub may rely on the failure of any conditions set forth in Sections 6.1 or 6.3 to be satisfied if the primary cause of such failure was the failure of Parent or Merger Sub to perform any of its obligations under this Agreement. The Company may not rely on the failure of any conditions set forth in Sections 6.1 or 6.2 to be satisfied if the primary cause of such failure was the failure of the Company to perform any of its obligations under this Agreement.

ARTICLE 7
TERMINATION, AMENDMENT AND WAIVER

        7.1    Termination.     This Agreement may be terminated, and the Merger and the other transactions contemplated hereby may be abandoned, by action taken or authorized by the board of directors of the terminating party or parties (whether before or, subject to the terms hereof, after obtaining Company Stockholder Approval):

          (a)   By mutual written consent of Parent and the Company, by action of their respective boards of directors, at any time prior to the Effective Time;

          (b)   By either the Company or Parent, if the Company Stockholder Approval shall not have been obtained upon a vote taken at the Company Meeting duly convened therefor or any adjournment or postponement thereof;

          (c)   By either the Company or Parent, if any court of competent jurisdiction or other Governmental Entity of competent jurisdiction shall have issued an Order or taken any other action, in each case, permanently restraining, enjoining or otherwise prohibiting, prior to the Effective Time, the consummation of the Merger, and such Order or other action shall have become final and non-appealable, provided that the right to terminate this Agreement pursuant to this Section 7.1(c) shall be available only if the party seeking to terminate this Agreement shall have used its reasonable best efforts to resist, resolve or lift, as applicable, such Order and shall have otherwise complied with its obligations under Section 5.5 before asserting the right to terminate under this Section 7.1(c); provided, further, that this right of termination shall not be available to any party whose failure to comply with its obligations under this Agreement has been the primary cause of such Order or action;

          (d)   By either the Company or Parent if (i) the Effective Time shall not have occurred on or before February 9, 2017 (the "Outside Date"); provided, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party hereto whose material breach of any of its obligations under this Agreement has been the primary cause of the failure of the Effective Time to have occurred prior to the Outside Date;

          (e)   By Parent, at any time prior to the receipt of the Company Stockholder Approval, if (i) the Company Board shall have effected a Change of Board Recommendation, whether or not in compliance with Section 5.3 (it being understood and agreed that any written notice to Parent or Merger Sub of the Company's intention to make a Change of Board Recommendation prior to effecting such Change of Board Recommendation in accordance with Section 5.3(e) or 5.3(f) shall not result in Parent or Merger Sub having any termination rights pursuant to this Section 7.1(e)) or the Company shall have failed to include the Company Board Recommendation in the Proxy Statement, (ii) the Company or any of its Subsidiaries shall have entered into a merger agreement, acquisition agreement, transaction agreement, letter of intent or other similar agreement relating to an Acquisition Proposal or the Company Board shall have approved, authorized or recommended the Company or any of its Subsidiaries do any of the foregoing with respect to an Acquisition Proposal, (iii) an Acquisition Proposal has been publicly announced and the Company Board shall have failed to publicly affirm the Company Board Recommendation within ten (10) days of being requested in writing by Parent, or (iv) the Company Board fails to publicly recommend against any announced Acquisition Proposal within ten (10) days of being requested in writing by Parent or (v) the Company or any of its Subsidiaries shall have taken any action that constitutes a Willful and Material Breach of Section 5.3; provided, that Parent's right to terminate this Agreement pursuant to this Section 7.1(e) shall expire at 5:00 p.m. (New York City time) on the tenth (10th) Business Day following the date on which the event first permitting such termination occurred;

          (f)    By the Company, at any time prior to the receipt of the Company Stockholder Approval, if the Company Board determines to enter into a definitive agreement with respect to a Superior Proposal, but only if the Company shall have complied in all material respects with Section 5.3 with respect to such Superior Proposal; provided, however, that for the purpose of determining whether the Company shall have complied in all material respects with Section 5.3 in this Section 7.1(f), Section 5.3 shall be read without giving effect to qualifications of materiality set forth in Section 5.3; provided, further, that the Company shall prior to or concurrently with such termination pay the Company Termination Fee to or for the account of Parent (or its designee) pursuant to Section 7.3;

          (g)   By Parent, at any time prior to the Effective Time, if: (i) there has been a breach by the Company of its representations, warranties or covenants contained in this Agreement, in either case, such that any condition to the Merger contained in Sections 6.3(a) or 6.3(b) is not reasonably capable of being satisfied while such breach is continuing, (ii) Parent shall have delivered to the

  Company written notice of such breach and (iii) such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions in Sections 6.3(a) and 6.3(b) prior to the date this is at least three (3) Business Days prior to the Outside Date or at least 30 days shall have elapsed since the date of delivery of such written notice to the Company and such breach shall not have been cured in all material respects; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(g) if there has been any material breach by Parent or Merger Sub of its material representations, warranties or covenants contained in this Agreement, and such breach shall not have been cured in all material respects;

          (h)   By the Company, at any time prior to the Effective Time, if: (i) there has been a breach by Parent or Merger Sub of any of its representations, warranties or covenants contained in this Agreement, in either case, such that any condition to the Merger contained in Sections 6.2(a) or 6.2(b) is not reasonably capable of being satisfied while such breach is continuing, (ii) the Company shall have delivered to Parent written notice of such breach and (iii) such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions in Sections 6.2(a) or 6.2(b) prior to the date this is at least three (3) Business Days prior to the Outside Date or at least 30 days shall have elapsed since the date of delivery of such written notice to Parent and such breach shall not have been cured in all material respects; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(h) if there has been any material breach by the Company of its material representations, warranties or covenants contained in this Agreement, and such or breach shall not have been cured in all material respects; or

          (i)    By the Company if, following the Marketing Period, (i) all of the conditions set forth in Sections 6.1 and 6.3 have been satisfied at the time the Closing is required to have occurred pursuant to Section 1.2 (other than those conditions to Closing that by their terms or their nature are to be satisfied at the Closing, but subject to such conditions being satisfied assuming a Closing would occur), (ii) Parent fails to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.2, (iii) the Company has irrevocably confirmed to Parent in writing that if the Financing is funded, that it is prepared to consummate the Closing, and (iv) Parent fails to consummate the Closing within three (3) Business Days following delivery of such written confirmation by the Company to Parent.

        7.2    Effect of Termination.     In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail, and this Agreement shall forthwith become void and have no further force and effect (other than the first sentence of Section 5.2(b), and Sections 7.2, 7.3, 7.4 and 7.5 and Article 8, each of which shall survive termination of this Agreement), and, subject to the foregoing, there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective Subsidiaries, officers, directors, Representatives or affiliates, whether arising before or after such termination, based on, arising out of or relating to this Agreement or the negotiation, execution, performance or subject matter hereof (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise and whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of a party or another Person or otherwise); provided, that, subject to Sections 7.3, 7.4 and 7.5 (including the limitations on liability contained therein), nothing herein shall relieve the Company from liabilities or damages incurred or suffered as a result of a Willful and Material Breach of any representations, warranties, covenants or other agreements set forth in this Agreement prior to such termination. For the avoidance of doubt, the obligations imposed by (i) the Confidentiality Agreement upon the parties thereto and (ii) the Termination Equity Commitment Letter upon Parent and the Equity Investors shall, in each case, survive in accordance with their terms following any termination of this Agreement by either the Company or Parent as provided in Section 7.1.

        7.3    Company Termination Fee.

          (a)   The parties hereto agree that if this Agreement is terminated by Parent pursuant to Section 7.1(e) or the Company pursuant to Section 7.1(f), then the Company shall pay to Parent (or its designee) prior to or concurrently with such termination, in the case of a termination by the Company, or within two (2) Business Days thereafter, in the case of a termination by Parent, the Company Termination Fee. The "Company Termination Fee" means $84,500,000; provided, however, that if the Company terminates this agreement pursuant to Section 7.1(f) prior to the Solicitation Period End Date or otherwise with respect to an Exempted Person, then the Company Termination Fee means $28,000,000.

          (b)   The parties hereto agree that if (i) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b) or Section 7.1(d) or by Parent pursuant to Section 7.1(g), (ii) an Acquisition Proposal has been publicly announced or an Acquisition Proposal has otherwise become known to the Company after the date hereof and (A) in the event of a termination of this Agreement pursuant to Section 7.1(d) or Section 7.1(g), prior to such termination or (B) in the event of a termination of this Agreement pursuant to Section 7.1(b), prior to the Company Meeting, and (iii) either the Company consummates such Acquisition Proposal or enters into a definitive agreement with respect to such Acquisition Proposal within twelve (12) months after such termination and the transaction contemplated by such Acquisition Proposal is consummated, then the Company shall pay the Company Termination Fee to Parent (or its designee), no later than two (2) Business Days after the consummation of such Acquisition Proposal. For purposes of this Section 7.3(b), the term "Acquisition Proposal" shall have the meaning assigned to such term in Section 5.3(i)(i), except that the references to "15%" shall be deemed to be references to "50%".

          (c)   All payments under this Section 7.3 shall be made by wire transfer of immediately available funds to an account designated in writing by Parent, or in the absence of such designation, an account established for the sole benefit of Parent.

          (d)   Each of the parties acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement. For the avoidance of doubt, in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

          (e)   In circumstances where the Company Termination Fee is payable in accordance with Section 7.3(a) or Section 7.3(b), Parent's receipt of the Company Termination Fee (if received) from or on behalf of the Company shall be Parent's and Merger Sub's sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise) against the Company and its Subsidiaries and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees (collectively, the "Company Related Parties") for all losses and damages suffered as a result of the failure of the Merger or the other transactions contemplated by this Agreement to be consummated, for any breach or failure to perform hereunder or otherwise, and upon payment of such amount, no such Person shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby.

        7.4    Parent Termination Fee.

          (a)   The parties agree that (i) if this Agreement is terminated by the Company pursuant to Section 7.1(h) or Section 7.1(i) (or Section 7.1(d) in circumstances in which the Company could terminate this Agreement pursuant to Section 7.1(h) or Section 7.1(i)), then Parent shall pay to the Company, as promptly as reasonably practicable (and, in any event, within five (5) Business Days) following such termination, $124,000,000 (the "Parent Termination Fee").

          (b)   All payments under this Section 7.4 shall be made by wire transfer of immediately available funds to an account designated in writing by the Company, or in the absence of such designation, an account established for the sole benefit of the Company.

          (c)   Each of the parties acknowledges and agrees that the agreements contained in this Section 7.4 are an integral part of the transactions contemplated by this Agreement, the Parent Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate the Company and the Company Related Parties for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement, which amounts would otherwise be impossible to calculate with precision, and that without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement. For the avoidance of doubt, in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

          (d)   Notwithstanding anything to the contrary in this Agreement, if Parent or Merger Sub fails to effect the Closing by the date the Closing is required to have occurred pursuant to Section 1.2 or otherwise breaches this Agreement or fails to perform its obligations hereunder, then, (i) except for the right of the Company to seek an injunction or specific performance in accordance with Section 8.14, the sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise and whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of a party or another Person or otherwise) of the Company Related Parties against Parent, Merger Sub, the Equity Investors, the Financing Sources, each of their respective affiliates or any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling Persons, stockholders, members, managers, directors, officers, employees, agents, affiliates, Representatives or assignees or any former, current or future direct or indirect equity holder, general or limited partner, controlling Person, stockholder, member, manager, director, officer, employee, agent, affiliate, Representative or assignee of any of the foregoing (collectively, the "Parent Related Parties") for such failure or breach shall be the right of the Company to terminate this Agreement as provided (and solely to the extent provided) in Section 7.1(h) or Section 7.1(i) or Section 7.1(d) and following such termination, receive payment of the Parent Termination Fee pursuant to and solely to the extent required by Section 7.4(a), either directly from Parent or from the Equity Investors pursuant to the Termination Equity Commitment Letter, and (ii) following termination of this Agreement in accordance with Section 7.1(h) or Section 7.1(i) or Section 7.1 (d) and payment of the Parent Termination Fee pursuant to and solely to the extent required by Section 7.4(a), except with respect to any obligations of the Parent Related Parties under the Confidentiality Agreement, none of the Parent Related Parties will have any further liability or obligation to any of the Company Related Parties for any losses or damages suffered as a result of the failure of the Merger or the other transactions contemplated by this Agreement to be consummated, for any breach or failure to perform hereunder, or otherwise relating to or arising out of this Agreement or the transactions contemplated hereby (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise and whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of a party or another Person or otherwise).

          (e)   In the event that the Company terminates this Agreement in accordance with Section 7.1(h) or Section 7.1(i) or Section 7.1(d) and, pursuant to and solely to the extent required by Section 7.4(a), and Parent thereafter pays the Parent Termination Fee, then the Company agrees to cause any Proceeding pending in connection with this Agreement or any of the transactions contemplated hereby (including any Proceeding related to the Financing or the Termination Equity Commitment Letter, but except for any Proceeding with respect to the first sentence of Section 5.2(b)) by the Company or any of its affiliates, and to use its reasonable best efforts to cause any such Proceeding by any other Company Related Party against Parent or any other Parent Related Party, to be dismissed with prejudice promptly, and in any event within three (3) Business Days, after payment of the Parent Termination Fee pursuant to and solely to the extent required by Section 7.4(a). In no event shall the Company or any other Company Related Party seek any monetary damages from, or otherwise bring any Proceeding against, Parent or any other Parent Related Party in connection with this Agreement or any of the transactions contemplated hereby (including any Proceeding related to the Financing or the Termination Equity Commitment Letter), other than a Proceeding (i) to recover payment of the Parent Termination Fee payable pursuant to Section 7.4(a), (ii) for an injunction or specific performance in accordance with Section 8.14, or (iii) with respect to the first sentence of Section 5.2(b) . In no event shall the Company be entitled to seek an injunction or the remedy of specific performance of this Agreement other than in accordance with Section 8.14.

        7.5    Limitation on Recourse.     Other than with respect to (a) the right to specific performance of the Equity Commitment Letter to the extent permitted by and in accordance with Section 8.14 and the Equity Commitment Letter (any such claims under the Equity Commitment Letter, the "ECL Claims"), (b) recourse against the Equity Investors under the Termination Equity Commitment Letter to the extent permitted by and in accordance with the Termination Equity Commitment Letter, (c) the recourse rights of any party pursuant to the Confidentiality Agreement to the extent provided therein and (d) the recourse rights of any party under the Voting Agreement to the extent provided therein, any claim or cause of action under this Agreement may only be brought against Persons that are expressly named as parties, and then only with respect to the specific obligations set forth in this Agreement. Other than the ECL Claims, such recourse against the Equity Investors under the Termination Equity Commitment Letter to the extent permitted by and in accordance with the Termination Equity Commitment Letter, such recourse against a party under the Confidentiality Agreement and such recourse against a party under the Voting Agreement to the extent provided therein, no Company Related Party or Parent Related Party (other than the Company, Parent or Merger Sub, subject, in each case, to this Section 7.5 and Sections 7.3 and 7.4 (including the limitations on liability contained therein)) shall have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of the Company, Parent or Merger Sub or of or for any claim, investigation, or Proceeding, in each case under, based on, in respect of, or by reason of, this Agreement or the Transactions (including the breach, termination or failure to consummate such Transactions), in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable Proceeding, by virtue of any statute, regulation or applicable Laws or otherwise and whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of a party or another Person (including a claim to enforce the Debt Commitment Letter) or otherwise.

        7.6    Amendment.

          (a)   This Agreement may be amended by each of the Company, Parent and Merger Sub by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after receipt of the Company Stockholder Approval, no amendment may be made which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by the Company's stockholders unless the Company Stockholder Approval is obtained again with respect to the effectiveness of such amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          (b)   Notwithstanding anything to the contrary contained herein, Sections 7.4(d), 7.4(e), 7.5, 8.10, 8.12(d), 8.12(e) and this Section 7.6(b) (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of Sections 7.4(d), 7.4(e), 7.5, 8.10, 8.12(d), 8.12(e) and this Section 7.6(b)) may not be modified, waived or terminated in a manner that is materially adverse to the Financing Sources (taken as a whole) without the prior written consent of the Financing Sources.

        7.7    Waiver.     At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other with any of the agreements or covenants contained herein; provided, however, that after receipt of the Company Stockholder Approval, there may not be any extension or waiver of this Agreement which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by the Company's stockholders unless the Company Stockholder Approval is obtained again with respect to the effectiveness of such extension or waiver. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE 8
GENERAL PROVISIONS

        8.1    Non-Survival of Representations and Warranties.     None of the representations, warranties or covenants in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time except that this Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, which shall survive to the extent expressly provided for herein.

        8.2    Fees and Expenses.     Subject to Section 5.11(c), all Expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same.

        8.3    Notices.     Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in Person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (b) on the fifth Business Day after dispatch by registered or certified mail, (c) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):

        If to Parent or Merger Sub, addressed to it at:

    Emerald TopCo Inc.
    c/o EQT Partners Inc.
    1114 Avenue of the Americas, 45th Floor
    New York, NY 10036
    Fax: (917) 281-0845
    Attention:  Eric Liu
                        Kasper Knokgaard
    Email:  Eric.Liu@eqtpartners.com
                 Kasper.Knokgaard@eqtpartners.com

        with a copy to (for information purposes only):

    Simpson Thacher & Bartlett LLP
    2475 Hanover Street
    Palo Alto, CA 94304
    Tel: (650) 251-5000
    Fax: (650) 251-5002
    Attention: Robert Langdon
    Email: robert.langdon@stblaw.com

    and

    Simpson Thacher & Bartlett LLP
    425 Lexington Avenue
    New York, NY 10017
    Tel: (212) 455-2000
    Fax: (212) 455-2502
    Attention: Patrick J. Naughton
    Email: pnaughton@stblaw.com

    If to the Company, addressed to it at:

    Press Ganey Holdings, Inc.
    401 Edgewater Pl., Ste. 500
    Wakefield, MA 01880
    Tel: 781-295-5000
    Fax: 866-542-1521
    Attention: Devin J. Anderson, General Counsel & Corporate Secretary
    Email: devin.anderson@pressganey.com

        with a copy to (for information purposes only):

    Latham & Watkins LLP
    885 Third Avenue
    New York, NY 10022
    Tel: (212) 960-1200
    Fax: (212) 751-4864
    Attention:  Howard A. Sobel
                        Jennifer S. Perkins
    Email:  howard.sobel@lw.com
                 jennifer.perkins@lw.com

        8.4    Certain Definitions.     For purposes of this Agreement, the term:

        "Acceptable Confidentiality Agreement" means a confidentiality agreement that contains confidentiality provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement; provided, that any such confidentiality agreement need not contain provisions that would prohibit the making of, or the consummation of the transactions contemplated by, an Acquisition Proposal; provided, further, that any confidentiality agreement entered into by the Company with a third party after May 1, 2016 but prior to the date of this Agreement regarding the consideration by such third party of a possible negotiated transaction with the Company shall be deemed an "Acceptable Confidentiality Agreement."

        "affiliate" means, as to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person; provided, however, that any "portfolio company" (as such term is customarily understood among institutional private equity investors) of any investment fund affiliated with any Person shall not be considered an "affiliate" of such Person.

        "beneficial ownership" (and related terms such as "beneficially owned" or "beneficial owner") has the meaning set forth in Rule 13d-3 under the Exchange Act.

        "Business Day" means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated by applicable Law to close.

        "Closing Payments" means the payment in full of (a) the Merger Consideration (other than with respect to Cancelled Shares or Dissenting Shares and the amount to be paid pursuant to the last two sentences of Section 2.2(a)), (b) all Funded Debt pursuant to its terms, (c) all costs, fees and expenses incurred by Parent or Merger Sub in connection with (a) and (b) (including any Debt Financing Fees), (d) all amounts required to be paid by Parent pursuant to Section 2.4(a) and Section 2.4(b) at the Closing and (e) any other amounts required to be paid by Parent in connection with the consummation of the transactions contemplated hereby to which it is a party and to pay all related fees and expenses of Parent and Merger Sub.

        "Code" means the United States Internal Revenue Code of 1986, as amended.

        "Company Material Adverse Effect" means (i) any change, event, effect, condition, occurrence or development (an "Effect") that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that Effects occurring after the date hereof arising out of, resulting from or attributable to the following shall not constitute a Company Material Adverse Effect, and shall not otherwise be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur, except that Effects with respect to clauses (a), (b) and (c) of the below shall be so considered to the extent such Effect disproportionately impacts the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the same industry: (a) changes in applicable Laws, GAAP or the interpretation or enforcement thereof, in each case, after the date hereof, (b) changes in general economic, business, labor or regulatory conditions, or changes in securities, credit or other financial markets, including interests rates or exchange rates, in the United States or globally, or changes generally affecting the industries (including seasonal fluctuations) in which the Company or its Subsidiaries operate in the United States or globally, (c) changes in global or national political conditions (including the outbreak or escalation of war (whether or not declared), military action, sabotage or acts of terrorism), changes due to natural disasters or changes in the weather or changes due to the outbreak or worsening of an epidemic, pandemic or other health crisis, (d) actions or omissions required of the Company under this Agreement or taken or not taken at the written request of, or with the written consent of, Parent or any of its affiliates, (e) the announcement, pendency or consummation of this Agreement and the Merger, including the identity of, or the effect of any fact or circumstance relating to, Parent or any of its affiliates or any communication by Parent or any of its affiliates regarding plans, proposals or projections with respect to the Company, its Subsidiaries or their employees (including any impact on the relationship of the Company or any its Subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, lenders, employees or partners); provided, however, the exceptions in this clause (e) shall not apply with respect to the reference to Company Material Adverse Effect of the representations and warranties contained in Section 3.4 (and in Section 6.3(a) and Section 7.1(g) to the extent related to such portions of such representation), (f) the initiation or pendency of any Transaction Litigation, including any Proceeding arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the Transactions, (g) changes in the trading price or trading volume of Shares or any suspension of trading, provided that the underlying cause of such failure (unless such underlying cause would otherwise be excepted from this definition) be taken into account in determining whether a Company Material

Adverse Effect has occurred or (h) any failure by the Company or any of its Subsidiaries to meet any revenue, earnings or other financial projections or forecasts, provided that the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred or (ii) any Effect that prevents or materially impairs or delays the consummation of the Merger.

        "Company Material Intellectual Property" means the Intellectual Property that is owned or licensed by the Company or any of its Subsidiaries and that is material to the business of the Company and its Subsidiaries.

        "Company Owned Intellectual Property" means Company Material Intellectual Property that is owned by the Company or any of its Subsidiaries.

        "Competition Laws" means applicable supranational, national, federal, state, provincial or local Law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolizing or restraining trade or lessening competition in any other country or jurisdiction, including the HSR Act, the Sherman Act, the Clayton Act, and the Federal Trade Commission Act, in each case, as amended and other similar competition or antitrust laws of any jurisdiction other than the United States.

        "Continuing Obligations" means contingent obligations that survive the termination of the Credit Documents for which no claim has been asserted or which is not then due and owing.

        "Contract" or "Contracts" means any of the agreements, arrangements, contracts, leases (whether for real or personal property), powers of attorney, notes, bonds, mortgages, indentures, deeds of trust, loans, evidences of indebtedness, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, purchase and sale orders and other legal commitments to which in each case a Person is a party or to which any of the properties or assets of such Person or its Subsidiaries are subject.

        "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of capital stock or other Equity Interests, as trustee or executor, by Contract or credit arrangement or otherwise.

        "Credit Agreement" means that certain Credit Agreement, dated as of July 31, 2015, by and among the Company, as borrower, certain subsidiaries of the Company party thereto, as guarantors, Barclays Bank plc, as administrative agent and collateral agent, and the other agents, lenders and parties party thereto, as amended, restated, supplemented, modified and/or amended and restated from time to time.

        "Credit Documents" means the Credit Agreement and the "Loan Documents" (as defined in the Credit Agreement).

        "Debt Commitment Letter" means the debt commitment letter, dated as of the date of this Agreement, among Merger Sub, Credit Suisse Securities (USA) LLC, Credit Suisse AG, Citigroup Global Markets Inc., Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, together with any related fee letter (with fee amounts, pricing and certain terms of the market flex redacted), in each case, as amended, supplemented or replaced in accordance with this Agreement, pursuant to which the Financing Sources party thereto have agreed to provide or cause to be provided the debt financing set forth therein for the purposes of financing the transactions contemplated hereby, including the Closing Payments.

        "Debt Financing" means the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letter (including any related "market flex" terms).

        "Debt Financing Documents" means the definitive documentation with respect to the Debt Financing required to be entered into pursuant to the Debt Commitment Letter, including, without limitation, one or more credit or other agreements, as well as any pledge and security documents and other definitive financing documentation.

        "Debt Financing Fees" means (a) all costs, fees and expenses payable in connection with the Debt Financing and (b) all costs, fees, expenses, prepayment penalties, breakage fees and other exit fees payable in connection with the payment of the Funded Debt.

        "Environmental Claims" means any Proceeding, investigation, order, demand, allegation, accusation or notice (written or oral) by any Person or entity alleging actual or potential liability arising out of or relating to any Environmental Laws, Environmental Permits or the presence in, or Release into, the environment of, or exposure to, any Hazardous Materials, but shall not include any claims relating to products liability.

        "Environmental Laws" means any and all federal, state, provincial, local or foreign Laws, and all rules or regulations promulgated thereunder, regulating or relating to Hazardous Materials, pollution, protection of the environment (including ambient air, surface water, ground water, land surface, subsurface strata, wildlife, plants or other natural resources), and/or the protection of health and safety of persons from exposures to Hazardous Materials.

        "Environmental Permits" means any permit, certificate, registration, notice, approval, identification number, license or other authorization required under any applicable Environmental Law.

        "Equity Commitment Letter" means the equity commitment letter, dated as of the date of this Agreement, between Parent and the investment funds named therein, naming Company as an express third party beneficiary and pursuant to which such investment funds have committed to invest or cause to be invested, directly or indirectly, in the equity capital of Parent the amount set forth therein for the purposes of financing the transactions contemplated hereby, including the Closing Payments.

        "Equity Financing" means the equity financing incurred or to be incurred pursuant to the Equity Commitment Letter.

        "Equity Interest" means any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Expenses" includes all expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and all other matters related to the transactions contemplated by this Agreement.

        "Financing" means the Equity Financing and the Debt Financing.

        "Financing Deliverables" means (a) a customary perfection certificate and other customary closing certificates or other documents reasonably requested by Parent and required in connection with the Debt Financing, (b) at least four (4) Business Days prior to the Closing Date, documentation and other information reasonably requested at least nine (9) Business Days prior to the Closing Date by the

Financing Sources under applicable "know-your-customer" and anti-money laundering rules and regulations, (c) a solvency certificate signed by the chief financial officer or person performing similar functions of the Company or its Subsidiaries required to be delivered to the Financing Sources pursuant to paragraph 11 of Exhibit D to the Commitment Letter and (d) such other financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by Parent (and, in each case, that is (i) customarily needed for syndicated bank financings and (ii) readily available to the Company and its Subsidiaries), including in connection with the preparation by Parent of customary pro forma financial information and customary marketing materials with respect to the Debt Financing, including those required to be furnished to the Financing Sources pursuant to paragraph 6 of Exhibit D of the Debt Commitment Letter.

        "Financing Failure Event" means any of the following: (a) the commitments with respect to all or any portion of the Financing expiring or being terminated; (b) for any reason, all or any portion of the Financing becoming unavailable and such portion is reasonably required to fund the payment of the Closing Payments on the Closing Date; or (c) a material breach or repudiation by any party to the Commitment Letters.

        "Financing Information" means the unaudited consolidated balance sheet and statements of operations and cash flows of the Company as at the end of each fiscal quarter (other than the fourth fiscal quarter in any fiscal year) ended subsequent to June 30, 2016 and ended at least 45 days prior to the Closing Date to the extent required to be furnished to the Financing Sources pursuant to paragraph 5 of Exhibit D of the Debt Commitment Letter.

        "Financing Parties" means the Financing Sources and their respective affiliates, members, managers, directors, officers, employees, agents, representatives or assignees.

        "Financing Sources" means the Persons that are party to, and have committed to provide or arrange all or any part of the Debt Financing pursuant to the Debt Commitment Letter and/or any additional or replacement lender, arranger, bookrunner, syndication agent or other entity acting in a similar capacity for the Debt Financing or any Alternative Debt Financing (but excluding, for the avoidance of doubt, any other Parent Related Party).

        "Funded Debt" means all indebtedness of the Company and its Subsidiaries for borrowed money pursuant to the Credit Agreement outstanding as of the Closing, together with all accrued but unpaid interest thereon as of the Closing, and all prepayment penalties, breakage fees and other exit fees paid or payable in the event that such indebtedness is to be repaid as of the Closing.

        "GAAP" means generally accepted accounting principles, as applied in the United States.

        "Government Contract" means any prime contract, subcontract, purchase order, task order, delivery order, teaming agreement, joint venture agreement, strategic alliance agreement, basic ordering agreement, pricing agreement, letter contract or other similar written arrangement of any kind, between the Company or any of its Subsidiaries, on the one hand, and (a) any Governmental Entity, (b) any prime contractor of a Governmental Entity in its capacity as a prime contractor or (c) any subcontractor at any tier with respect to any contract of a type described in clauses (a) or (b) above, on the other hand. A task or delivery order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.

        "Governmental Entity" means any national, federal, state, county, municipal, local or foreign government, or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative or prosecutorial functions of or pertaining to government.

        "Hazardous Materials" means any pollutants, chemicals, contaminants or any other toxic, infectious, carcinogenic, reactive, corrosive, ignitable, flammable or otherwise hazardous substance or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under, or any other substance that could result in liability pursuant to, any applicable Environmental Laws, including any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.

        "Healthcare Laws" mean all foreign, federal, state, and local healthcare Laws applicable to the Company or any of its Subsidiaries, whether criminal or civil, that are generally applicable to providers and suppliers of health care items and services including: (i) HIPAA; (ii) Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute), including the Stark Law; (iii) Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); (iv) the Federal Trade Commission Act, the Federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)); (v) all criminal laws relating to healthcare fraud and abuse, including 18 U.S.C. §§ 286 and 287, and the healthcare fraud criminal provisions under HIPAA (42 U.S.C. §1320d et seq.); (vi) the False Claims Act (31 U.S.C. §§ 3729—3733); (vii) the Civil Monetary Penalties law (42 U.S.C. § 1320a-7a); (viii) the exclusion laws (42 U.S.C. § 1320a-7); (ix) federal, state and local licensure, permit, registration, and regulatory requirements; (x) the Federal Controlled Substances Act, 21 U.S.C. §§ 801 et seq. and all rules and regulations of the United States Drug Enforcement Administration; (xi) the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq., including requirements for maintaining effective controls against theft, loss or diversion of Regulated Products, current Good Manufacturing Practices, and similar standards of the United States Food and Drug Administration, including provisions incorporated into the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq., such as the Safe Medical Device Act of 1990 (Public Law 101-629) and the Medical Device Amendments of 1992 (Public Law 102-300), and the Prescription Drug Marketing Act of 1987 (Public Law 100-293) and the Prescription Drug Amendments of 1992 (Public Law 102-353), and, in each case, the respective regulations promulgated thereunder, along with any related state laws and regulations including any such rules and regulations of the state boards of pharmacy, state boards of wholesaling, state departments of health and state controlled substance agencies, and state laws governing the licensing of wholesaler-distributors of medical products, third-party logistics providers, compilation, maintenance and transfer of prescription drug pedigrees, or requirements for authorized distributors of record and secondary distributors; (xii) the False Statements Relating to Health Care Matters Act, 18 U.S.C. §1035; (xiii) the Health Care Fraud Act, 18 U.S.C. §1347; (xiv) the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; (xv) the Anti-Kickback Act of 1986, 41 U.S.C. §§ 51-58, and all rules and regulations of the United States Food and Drug Administration; (xvi) the Patient Protection and Affordable Care Act, Public Law 111-148; (xvii) all comparable foreign, federal, state and local Laws for any of the foregoing; and (xviii) all rules, interpretations, standards, orders, decrees and regulations promulgated pursuant to any of the foregoing by any Governmental Entity, each as amended from time to time.

        "HIPAA" means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the regulations promulgated thereunder by the U.S. Department of Health and Human Services at 45 C.F.R. Parts 160 and 164 (as each may be amended from time to time).

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

        "Intellectual Property" means all intellectual property rights in any jurisdiction, including all: (a) patents and patent applications; (b) trademarks, service marks, trade dress, logos, slogans, brand names, trade names, Internet domain names and corporate names (whether or not registered), and other indicia of origin, and all applications and registrations in connection therewith; (c) all copyrights (whether or not published), and all applications and registrations in connection therewith; (d) intellectual property rights in Software Programs; (e) mask works and industrial designs, and all applications and registrations in connection therewith; and (f) trade secrets and other intellectual property rights in confidential and proprietary information (including intellectual property rights, if any, in inventions, ideas, research and development information, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, research records, test information, financial, marketing and business data, customer and supplier lists, algorithms and information, pricing and cost information, business and marketing plans and proposals, and databases and compilations of data).

        "IRS" means the United States Internal Revenue Service.

        "Knowledge" means (a) when used with respect to the Company, the actual knowledge of the individuals listed in Section 8.4(a) of the Company Disclosure Schedule and (b) when used with respect to Parent or Merger Sub, the actual knowledge of the officers and directors of Parent and Merger Sub.

        "Law" means any applicable federal, national, provincial, state, municipal, foreign, multi-national and local laws (including common law), statutes, ordinances, decrees, rules, regulations or Orders of any Governmental Entity, in each case, having the force of law.

        "Lien" means any mortgage, deed of trust, hypothecation, lien, encumbrance, pledge, charge, security interest, right of first refusal, right of first offer, adverse claim, restriction on transfer, covenant or option.

        "Marketing Period" means the first period of seventeen (17) consecutive Business Days throughout which (i) Parent and its Financing Sources shall have all of the Financing Information (provided that Parent is deemed to have the Financing Information as of the date of this Agreement and any delivery of additional Financing Information in accordance with the definition thereof within the time period specified therein shall not cause such seventeen (17) Business Day period to recommence beginning with the date of delivery of such Financial Information) and (ii) the conditions set forth in Section 6.1 shall be satisfied (other than those conditions to Closing that by their terms or their nature are to be satisfied at the Closing, but subject to such conditions being satisfied assuming a Closing would occur) and nothing has occurred and no condition shall exist that would cause any of the conditions set forth in Section 6.3 to fail to be satisfied assuming Closing were to be scheduled for any time during such seventeen (17) consecutive Business Day period; provided, however, that if the conditions set forth in clauses (i) and (ii) have been satisfied except for the condition set forth in Section 6.1(a), such seventeen (17) consecutive Business Day period shall begin prior to the Company Meeting but in no event shall such period end prior to the third (3rd) Business Day prior to the Company Meeting; provided, however, that notwithstanding the foregoing (v) the Marketing Period shall not commence prior to September 6, 2016, (w) November 24, 2016 and November 25, 2016 shall not constitute Business Days for purposes of such seventeen (17) consecutive Business Day period (but such exclusion shall not restart such period), (x) if such seventeen (17) consecutive Business Day period has not ended on or prior to December 16, 2016, then such period shall not start until January 3, 2017 and (y) if, after the date of this Agreement and prior to the completion of the Marketing Period, Deloitte & Touche LLP shall have withdrawn its audit opinion with respect to any of the financial statements contained in the Company SEC Documents, including Company SEC Documents filed after the date hereof, then the Marketing Period shall not be deemed to commence unless and until a new unqualified audit opinion is issued with respect to such financial statements by Deloitte & Touche LLP or another independent accounting firm reasonably acceptable to Parent; provided, further, that if the Company shall in good faith reasonably believe that the Marketing Period has commenced and that it has provided the Financing Information, the Company may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the Company shall be deemed to have complied with clause (i) unless Parent in good faith reasonably believes that either the Marketing Period has not commenced or that the Company has not completed the delivery of the Financing Information, and, within three (3) Business Days after the delivery of such notice by the Company, Parent delivers a written notice to the Company to that effect (stating, if applicable, with specificity why the Marketing Period has not commenced or which Financing Information the Company has not been delivered); provided, further, that the Marketing Period shall end (x) upon the occurrence of a Successful Syndication (as defined in the Debt Commitment Letter as in effect on the date hereof) or (y) on any earlier date that is the date on which the Debt Financing is consummated.

        "NYSE" means the New York Stock Exchange.

        "Order" means any judgment, order, decision, writ, injunction, decree or arbitration award.

        "Parent Material Adverse Effect" means any Effect that prevents or materially impairs or delays the consummation of the Merger.

        "Permitted Liens" means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been established to the extent required by GAAP on the financial statements of the Company and its Subsidiaries, (b) Liens in favor of landlords, vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens or encumbrances arising by operation of Law in the ordinary course of business for amounts not yet due and payable, (c) non-exclusive licenses of Intellectual Property, (d) (i) matters of record, (ii) Liens that would be disclosed by a current, accurate survey or physical inspection of such real property, (iii) applicable building, zoning and land use regulations, and (iv) other imperfections or irregularities in title, charges, restrictions and other encumbrances that, in each case, do not materially impair or interfere with the use, occupancy or operation of the Company Leased Real Property to which they relate, (e) Liens arising under the Credit Documents, (f) Liens described in Section 8.4(b) of the Company Disclosure Schedule and (g) such other Liens which would not, individually or in the aggregate, interfere materially with the ordinary conduct of the business of the Company and its Subsidiaries as currently conducted or materially detract from the use, occupancy, value or marketability of the property affected by such Lien.

        "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

        "Proceedings" means all actions, suits, claims, complaints, inquiries or proceedings, in each case, by or before any Governmental Entity.

        "Proxy Statement" means the proxy statement relating to the adoption and approval of this Agreement by the Company's stockholders.

        "Release" means disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, escaping or emptying into or upon the indoor or outdoor environment, including any soil, sediment, subsurface strata, surface water, groundwater, ambient air, the atmosphere or any other media.

        "Representatives" means, with respect to a Person, such Person's directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents, Financing Sources and other representatives.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Software Programs" means computer programs (whether in source code, object code or other form), including any and all software implementations of algorithms, models and methodologies, and all documentation, including user manuals and training materials, related to any of the foregoing.

        "Subsidiary" of Parent, the Company or any other Person means any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be

(either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the capital stock or other Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity, or otherwise owns, directly or indirectly, such capital stock or other Equity Interests that would confer control of any such corporation, limited liability company, partnership, joint venture or other legal entity, or any Person that would otherwise be deemed a "subsidiary" under Rule 12b-2 promulgated under the Exchange Act.

        "Tax Return" means any report, return (including information return), claim for refund, election, estimated tax filing or declaration required to be filed or actually filed with a Governmental Entity, including any schedule or attachment thereto, and including any amendments thereof.

        "Taxes" means all taxes, fees, levies, duties, tariffs, imposts, payments in lieu and other charges in the nature of a tax or any other similar fee, charge, assessment or payment imposed by any Governmental Entity, including, without limitation, income, franchise, windfall or other profits, gross receipts, real property, personal property, sales, use, goods and services, net worth, capital stock, business license, occupation, commercial activity, customs duties, alternative or add-on minimum, environmental, escheat or unclaimed property, payroll, employment, social security, workers' compensation, unemployment compensation, excise, estimated, withholding, ad valorem, stamp, transfer, registration, value-added, transactional and gains tax, and any interest, penalty, fine or additional amounts imposed in respect of any of the foregoing.

        "Third Party" shall mean any Person other than Parent, Merger Sub and their respective affiliates.

        "Treasury Regulations" means regulations promulgated under the Code by the IRS.

        "Willful and Material Breach" means a material breach that is a consequence of an act undertaken by the breaching party, or the failure by the breaching party to take an act it is required to take under this Agreement, with knowledge that the taking or failure to take of such act would, or would reasonably be expected to, cause a breach of this Agreement.

        8.5    Terms Defined Elsewhere.     The following terms are defined elsewhere in this Agreement, as indicated below:

"Acquisition Proposal"	Section 5.3(i)(i)
"Agreement"	Preamble
"Alternative Debt Financing"	Section 5.10(c)
"Book-Entry Shares"	Section 2.2(b)(ii)
"Cancelled Shares"	Section 2.1(b)
"Certificate of Merger"	Section 1.2
"Certificates"	Section 2.2(b)(i)
"Change of Board Recommendation"	Section 5.3(b)
"Closing"	Section 1.2
"Closing Date"	Section 1.2
"Commitment Letters"	Section 4.5
"Company"	Preamble
"Company Benefit Plan"	Section 3.11(a)
"Company Board"	Recitals
"Company Board Recommendation"	Section 3.3(b)
"Company Bylaws"	Section 3.1
"Company Charter"	Section 3.1
"Company Disclosure Schedule"	Article 3
"Company Equity Plan"	Section 2.4(c)
"Company Leased Real Property"	Section 3.14(a)

"Company Material Contracts"	Section 3.16(b)
"Company Meeting"	Section 5.4(b)
"Company Option"	Section 2.4(a)
"Company Performance Award"	Section 2.4(b)
"Company Preferred Stock"	Section 3.2(a)
"Company Registered Intellectual Property"	Section 3.17(a)
"Company Related Parties"	Section 7.3(e)
"Company Restricted Share"	Section 2.4(b)
"Company SEC Documents"	Section 3.5(a)
"Company SEC Financial Statements"	Section 3.5(c)
"Company Stockholder Approval"	Section 3.3(c)
"Company Termination Fee"	Section 7.3(a)
"Confidentiality Agreement"	Section 5.2(b)
"Continuing Employee"	Section 5.8(a)
"Covered Period"	Section 5.8(a)
"D&O Insurance"	Section 5.9(c)
"DGCL"	Recitals
"Dissenting Shares"	Section 2.3
"ECL Claims"	Section 7.5
"Effect"	Section 8.4
"Effective Time"	Section 1.2
"Equity Investors"	Recitals
"Exempted Person"	Section 5.3(i)(iv)
"Indemnitee"	Section 5.9(a)
"Intervening Event"	Section 5.3(i)(iii)
"Legacy Restricted Shares"	Section 3.2(a)
"Merger"	Recitals
"Merger Consideration"	Section 2.1(a)
"Merger Sub"	Preamble
"Outside Date"	Section 7.1(d)
"Parent"	Preamble
"Parent Disclosure Schedule"	Article 4
"Parent Related Parties"	Section 7.41.1(d)
"Parent Subsidiary"	Section 4.3(a)
"Parent Termination Fee"	Section 7.4(a)
"Paying Agent"	Section 2.2(a)
"Payoff Letter"	Section 2.6
"Permits"	Section 3.10
"Sanctions"	Section 3.9(c)(ii)
"Shares"	Recitals
"Service Provider"	Section 3.11(a)
"Solicitation Period End Date"	Section 5.3(a)
"Superior Proposal"	Section 5.3(i)(ii)
"Surviving Corporation"	Section 1.1(a)
"Termination Equity Commitment Letter"	Recitals
"Transaction Litigation"	Section 5.15
"Transactions"	Section 1.1(a)
"Voting Agreement"	Recitals

        8.6    Headings.     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        8.7    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        8.8    Entire Agreement.     This Agreement (together with the Exhibits, Parent Disclosure Schedule and Company Disclosure Schedule, the Termination Equity Commitment Letter and the other documents delivered pursuant hereto), the Equity Commitment Letter, the Voting Agreement and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein or therein, are not intended to confer upon any other Person any rights or remedies hereunder or thereunder.

        8.9    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        8.10    No Third Party Beneficiaries.     This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and assigns, and nothing in this Agreement, express or implied, other than pursuant to Sections 5.9 and 5.11(c), is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that the Financing Sources shall be express third party beneficiaries of and have the right to enforce Sections 7.4(d),7.4(e), 7.5, 7.6(b), 8.10, 8.12(d) and 8.12(e).

        8.11    Mutual Drafting; Interpretation.     Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation." As used in this Agreement, references to a "party" or the "parties" are intended to refer to a party to this Agreement or the parties to this Agreement. Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits," "Annexes" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement. All references in this Agreement to "dollars" or "$" are intended to refer to U.S. dollars. Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive. As used in this Agreement, the words "hereof," "herein," "hereby," "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any Contract or Law defined or referred to herein means any such Contract or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. For the purposes of Article III of this Agreement, the term "made available", with respect to any document or item made available to Parent and its Representatives, shall mean such document or item has been made available to Parent and its Representatives in the electronic data room maintained by the Company on or before 24 hours immediately prior to the date of this Agreement.

        8.12    Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

          (a)   This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

          (b)   Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court. Each of the parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

          (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12(c).

          (d)   Notwithstanding anything herein to the contrary, but subject to Section 8.12(e) below, each party agrees (i) that any action of any kind or nature, whether at law or equity, in contract, in tort or otherwise, against a Financing Source in connection with this Agreement, the Debt Financing or the transactions contemplated hereby or thereby shall be brought exclusively in any New York state or federal court sitting in the Borough of Manhattan and each party submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (ii) that service of process, summons, notice or document by registered mail addressed to it at its address provided in Section 8.3 shall be effective service of process against it for any such action brought in any such court, (iii) to waive and hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Proceeding in any such court, (iv) that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law, (v) that the Laws of the State of New York shall govern any such Proceeding and (vi) to irrevocably waive and hereby waives any right to a trial by jury in any such action to the same extent such rights are waived pursuant to Section 8.12(c).

          (e)   Notwithstanding anything herein to the contrary, the Company (and any of its stockholders, partners, members, affiliates, directors, officers, employees, representatives or agents) hereby waives any rights or claims against any Financing Parties and any of their affiliates and any of such entities' or their affiliates' respective former, current or future general or limited partners, shareholders, managers, members, directors, officers, employees, representatives or agents, in connection with this Agreement or the Debt Financing Commitments, whether at law or equity, in contract, in tort or otherwise; provided that the foregoing waiver and release shall not apply to any rights, claims or causes of action that the Company or any of its affiliates or other equityholders may have against any Financing Party (a) in its capacity as agent, lender, swingline lender or issuing bank under the Credit Agreement, or (b) for breach of any nondisclosure agreement that any Financing Party may have entered into with the Company or its affiliates.

        8.13    Counterparts.     This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

        8.14    Specific Performance.

          (a)   The parties hereto agree that if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and accordingly, subject to the limitations set forth in Section 8.14(b) and in this Section 8.14(a), prior to termination of this Agreement, (i) the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek specific performance of the terms hereof, (ii) the parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (iii) the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at Law. The Company's or Parent's pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled. Notwithstanding the foregoing, in no event shall the Company or any of the other Company Related Parties have the right to seek or obtain money damages or expense reimbursement (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise and whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of a party or another Person or otherwise) from Parent, Merger Sub or any of the other Parent Related Parties other than the right of the Company to seek payment of the Parent Termination Fee solely to the extent payable pursuant to Section 7.4(a) and subject to the limitations set forth in this Agreement and the Termination Equity Commitment Letter.

          (b)   Notwithstanding the foregoing provisions of Section 8.14(a), it is explicitly agreed that, prior to termination of this Agreement, the Company shall be entitled to seek specific performance of Parent's obligations to cause the Equity Financing to be funded in accordance with the terms of the Equity Commitment Letter in order to fund the transactions contemplated hereby and to consummate the transactions contemplated by this Agreement, including by demanding Parent to fully enforce the terms of the Equity Commitment Letter against the investment funds party thereto and Parent's rights thereunder, solely if, following the Marketing Period, (i) all of the conditions set forth in Sections 6.1 and 6.3 have been satisfied or waived at the time the Closing is required to have occurred pursuant to Section 1.2 (other than those conditions to Closing that by their terms or their nature are to be satisfied at the Closing, but subject to such conditions being satisfied assuming a Closing would occur), (ii) Parent fails to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.2, (iii) the Debt Financing has been funded or the Financing Sources have confirmed in writing to Parent or the Company that the Debt Financing will be funded at the Closing if the Equity Financing is funded at the Closing, and (iv) the Company has delivered an irrevocable written notice to Parent stating that, if Parent performs its obligations hereunder and the Equity Financing and Debt Financing are funded, then the Closing will occur. Notwithstanding anything to the contrary contained herein, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance pursuant to this Section 8.14 to consummate the transactions contemplated by this Agreement and payment of the Parent Termination Fee; provided, that, the parties acknowledge and agree that the provisions set forth in Section 7.4 shall not be construed to diminish or otherwise impair in any respect the Company's right to seek specific performance prior to the termination of the Agreement in accordance with Section 7.1. For the avoidance of doubt, in no event shall the Company be entitled to enforce or seek to enforce specifically the Parent's right to cause the Equity Financing to be funded or to consummate the Merger if the Debt Financing has not been funded (or will not be funded at the Closing if the Equity Financing is funded at the Closing).

[Signature page follows]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers or managers thereunto duly authorized.

Parent:
EMERALD TOPCO, INC.
By:	/s/ ETHAN WAXMAN
	Name:	Ethan Waxman
	Title:	President
Merger Sub:
EMERALD BIDCO, INC.
By:	/s/ ETHAN WAXMAN
	Name:	Ethan Waxman
	Title:	President

[Signature Page to Agreement and Plan of Merger]

The Company:
PRESS GANEY HOLDINGS, INC.
By:	/s/ DEVIN J. ANDERSON
	Name:	Devin J. Anderson
	Title:	General Counsel and Corporate Secretary

[Signature Page to Agreement and Plan of Merger]

 EXHIBIT A

FORM OF
VOTING AGREEMENT

 FORM OF COMPANY STOCKHOLDER VOTING AGREEMENT

        THIS STOCKHOLDER VOTING AGREEMENT (hereinafter referred to as this "Agreement") is made and entered into as of August 9, 2016 by and between Emerald TopCo, Inc., a Delaware corporation ("Parent"), on the one hand, and the undersigned stockholders (collectively, the "Stockholders" and each individually, a "Stockholder") of Press Ganey Holdings, Inc., a Delaware corporation (the "Company"), on the other hand.

        WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and Emerald BidCo, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time, the "Merger Agreement"), dated as of the date hereof, pursuant to which Merger Sub will be merged with and into the Company (the "Merger"), with the Company being the surviving entity of such Merger and a wholly owned subsidiary of Parent on the terms, and subject to the conditions, set forth in the Merger Agreement;

        WHEREAS, as of the date hereof, the Stockholders are the beneficial owners (for purposes of this Agreement, "beneficial owner" (including "beneficially own" and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) of the number of Shares (as defined in the Merger Agreement) set forth opposite such Stockholder's name on Schedule I hereto (such Shares, together with any other Equity Interests (as defined in the Merger Agreement) of the Company, the power to dispose of or the voting power over which is acquired by the Stockholder during the period from and including the date hereof through and including the Expiration Date, collectively, the "Subject Shares"); and

        WHEREAS, as a condition to and as an inducement to Parent's willingness to enter into the Merger Agreement, the Stockholders have agreed to enter into this Agreement and vote their Subject Shares as described herein.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

        SECTION 1.    Certain Definitions.     Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

          (a)   "Constructive Sale" shall mean, with respect to any Subject Shares, a short sale with respect to such Subject Shares, entering into or acquiring an offsetting derivative contract with respect to such Subject Shares, entering into or acquiring a future or forward contract to deliver such Subject Shares, or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such Subject Shares.

          (b)   "Expiration Date" shall mean the earliest to occur of (i) the Effective Time, (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article VII of the Merger Agreement, (ii) any change to the terms of the Merger Agreement that reduces the amount or value of, or changes the type of, consideration payable to the Stockholders and (iii) the mutual written agreement of each of the parties hereto to terminate this Agreement.

          (c)   "Transfer" shall mean, with respect to any Subject Shares, the direct or indirect assignment, sale, transfer, tender (into a tender offer, exchange offer or otherwise), pledge, hypothecation, or the grant, creation or suffrage of a Lien upon, or the gift, placement in trust, or the Constructive Sale or other disposition (including by merger or any other conversion into

a-1

  securities or other consideration) of such Subject Shares (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or any change in the record or beneficial ownership of such Subject Shares, and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

        SECTION 2.    Transfer of Shares.

          (a)   Transfer of Shares.    Each Stockholder hereby agrees that at all times during the period commencing on the date hereof until the Expiration Date, such Stockholder shall not cause or permit, or commit or agree to cause or permit, any Transfer of any of such Stockholder's Subject Shares; provided, however, this Section (2)(a) shall not prohibit a Transfer of any of such Stockholder's Subject Shares to any affiliate of such Stockholder, so long as the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement in form and substance reasonably satisfactory to Parent; provided further, that such Stockholder shall remain liable for any failure by such affiliate to so perform under this Agreement.

          (b)   Transfer of Voting Rights.    Except as otherwise permitted by this Agreement, each Stockholder hereby agrees that, at all times commencing on the date hereof until the Expiration Date, each Stockholder shall not deposit, or permit the deposit of, any of such Stockholder's Subject Shares in a voting trust, grant any proxy or power of attorney in respect of such Stockholder's Subject Shares, enter into any voting agreement or similar arrangement, commitment or understanding with respect to such Stockholder's Subject Shares or otherwise commit any act that could restrict or affect such Stockholder's legal power or right to vote, or exercise a written consent with respect to, the Subject Shares.

          (c)   Any Transfer or other action taken or effected in violation of this Section 2 shall be void ab initio and of no force or effect.

        SECTION 3.    Agreement to Vote Shares.     Until the Expiration Date, at every meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, each Stockholder agrees (solely in its capacity as a stockholder of the Company) that it shall, or shall cause its nominee holder of record on any applicable record date to, vote the Subject Shares that such Stockholder is entitled to vote at any applicable regular or special meeting of the stockholders of the Company or deliver a written consent in respect of such Stockholder's Subject Shares:

          (a)   in favor of (i) adoption of the Merger Agreement and approval of the Merger, (ii) each of the actions contemplated by the Merger Agreement in respect of which approval of the Company's stockholders is requested, and (iii) any proposal or action in respect of which approval of the Company's stockholders is requested that could reasonably be expected to facilitate the Merger and the other transactions contemplated by the Merger Agreement; and

          (b)   against (i) any proposal or action that would constitute a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Stockholders under this Agreement or that reasonably would be expected to prevent, impede, frustrate, interfere with, materially delay or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, (ii) any Acquisition Proposal or any proposal relating to an Acquisition Proposal, (iii) any stock purchase agreement or other agreement relating to a merger, consolidation, combination, sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries, reorganization,

a-2

  recapitalization, dissolution, liquidation or winding up of or by the Company or any of its Subsidiaries (other than the Merger Agreement) and (iv) any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company Charter or Bylaws;

provided that the foregoing voting covenants shall apply solely to actions taken by each Stockholder in its capacity as a stockholder of the Company, and solely with respect to such matters to the extent the approval of the Company's stockholders is required or requested of the Company's stockholders, and no Stockholder shall have any obligations or restrictions with respect to such matters in any other capacity or in any other context; provided further, that except as expressly set forth in Section 3(a) and Section 3(b), each Stockholder shall not be restricted from voting (or abstaining from voting) or acting by written consent with respect to any other matter presented to the stockholders of the Company.

        Prior to the Expiration Date, each Stockholder covenants it shall not enter into any understanding or agreement with any Person to vote or give instructions with respect to such Stockholder's Subject Shares, shall not grant a proxy, consent or power of attorney with respect to such Stockholder's Subject Shares and shall not take any action that would make any representation or warranty of such Stockholder contained in this Agreement untrue or incorrect or preventing or disabling such Stockholder from performing any of its obligations under this Agreement, in each case, in any manner inconsistent with Section 3(a) or Section 3(b).

        Until the Expiration Date, in the event that any meeting of the stockholders of the Company is held with respect to any of the matters specified in Section 3(a) above (and at every adjournment or postponement thereof), each Stockholder covenants that it shall, or shall cause the holder of record of such Stockholder's Subject Shares on each record date relevant to such a stockholder vote with respect to such specified matters to, appear at such meeting or otherwise cause such Stockholder's Subject Shares that are eligible to be voted at such stockholder meeting to be counted as present thereat for purposes of establishing a quorum.

        Each Stockholder agrees that the obligations of such Stockholder specified in this Section 3 shall not be affected by any Change of Board Recommendation; provided, however, in the event of a Change of Board Recommendation with respect to an Intervening Event made in compliance with the Merger Agreement, solely in connection with a vote that is subject to Section 3(a), the obligation of each Stockholder to vote its Subject Shares in the manner set forth in Section 3(a) shall be modified such that such Stockholder shall vote (or cause to be voted), in person or by proxy, all of such Stockholder's Subject Shares in a manner that is proportionate to the manner in which all Shares (other than the Shares voted by such Stockholder) which are voted in respect of such matter, are voted.

        SECTION 4.    No Ownership Interest.     Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of, or with respect to, any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and this Agreement shall not confer any right, power or authority upon Parent or any other Person (a) to direct the Stockholders in the voting of any of the Subject Shares, except as otherwise specifically provided herein, or (b) in the performance of any of the Stockholders' duties or responsibilities as officers or directors, as applicable, of the Company.

        SECTION 5.    No Solicitation of Acquisition Proposals.     Each Stockholder hereby represents and warrants that such Stockholder has read Section 5.3 of the Merger Agreement. In addition, each Stockholder, solely in such Stockholder's capacity as a stockholder of the Company, agrees that neither it nor any of its affiliates (excluding the Company and its Subsidiaries) nor any of its and their respective directors, officers or employees shall, and each Stockholder shall direct and use its reasonable best efforts to cause its and its affiliates'(excluding the Company and its Subsidiaries) Representatives not to, directly or indirectly, take any action that would violate Section 5.3 of the Merger Agreement if such Stockholder were deemed a "Representative" of the Company for purposes

a-3

of such Section 5.3 of the Merger Agreement; provided that to the extent that the Company is permitted to take any action and/ or not prohibited from taking any action pursuant to Section 5.3, such Stockholder also shall be so permitted and/or not prohibited; provided, further, the foregoing shall not serve to limit or restrict any actions taken by such Stockholder in any capacity other than as stockholder of the Company. Each Stockholder shall notify Parent promptly (and in any event within 24 hours) in the event that such Stockholder receives any Acquisition Proposal or an inquiry that could reasonably be expected to lead to any Acquisition Proposal; provided, however, no Stockholder shall be required to provide such notice unless and to the extent that the Company would be required to provide notice to Parent pursuant to Section 5.3 of the Merger Agreement if such Acquisition Proposal or inquiry had been received by the Company at such time.

        SECTION 6.    No Solicitation of Employees.     From the date of this Agreement until the two (2) year anniversary of the date of the Closing, each Stockholder and its affiliated investment funds shall not, and shall not knowingly cause any of the companies that are controlled by or invested in by such Stockholder or any of its affiliated investment funds, directly or indirectly, solicit (other than through general advertisements or executive searches not specifically directed at the Company or any of its Subsidiaries or any of their respective employees) or hire, or attempt to solicit (other than through general advertisements or executive searches not specifically directed at the Company or any of its Subsidiaries or any of their respective employees) or hire, any individual listed on Schedule II to this Agreement, unless at the time of such solicitation or hiring, such Person had ceased to be an employee of the Company or any of its Subsidiaries (or any of their respective successors) for at least six (6) months prior to the time of such solicitation or hiring.

        SECTION 7.    No Appraisal.     Each Stockholder (i) knowingly, voluntarily, intentionally, unconditionally and irrevocably waives and agrees not to exercise any rights (including, without limitation, under Section 262 of the Delaware General Corporation Law) to demand appraisal of any of the Subject Shares or rights to dissent from the Merger that such Stockholder may have (collectively, "Appraisal Rights") or to receive notice of any right to seek Appraisal Rights in connection with the Merger; (ii) agrees not to commence, participate in or voluntarily aid in any way any claim or proceeding to seek (or file any petition related to) Appraisal Rights in connection with the Merger; and (iii) agrees not to commence, participate in or voluntarily aid in any way, and will take all actions necessary to opt out of, any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Representatives or successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the transactions contemplated thereby; provided, that the foregoing covenants shall not be deemed a consent to or waiver of any rights of the Stockholder for any breach of this Agreement, the Merger Agreement, the Equity Commitment Letter and the Termination Equity Commitment Letter by Parent or its affiliates.

        SECTION 8.    Confidentiality.

          (a)   From the date of this Agreement until the five (5) year anniversary of the date of Agreement, each Stockholder agrees, and agrees to cause its affiliated investment funds to and to instruct its and their Representatives to, keep confidential all nonpublic information in their possession regarding the Company and its Subsidiaries (the "Confidential Information"); provided, however, that such Stockholders, their affiliated investment funds and their respective Representatives shall not be required to maintain as confidential any Confidential Information that (a) becomes generally available to the public other than as a result of disclosure (x) by such Person or any of their respective affiliates or Representatives or (y) to the knowledge of such Person and its Representatives, by any other Person in violation of an obligation or duty of confidentiality to the Company or (b) such Person is required pursuant to the terms of a valid order issued,

a-4

  promulgated or entered by or with any Governmental Entity of competent jurisdiction or any applicable Law to disclose to such Governmental Entity (provided, that with respect to this clause (b), such Person shall (i) to the extent legally permissible, prior to the disclosing of any Confidential Information, provide Parent with prompt notice of such order and provide commercially reasonable assistance and cooperation with all efforts of Parent, Merger Sub, the Surviving Corporation or any of their respective Subsidiaries in obtaining a protective order or other remedy (at Parent's sole cost and expense) and (ii) disclose such Confidential Information only to the extent required by such order or Law and request confidential treatment thereof).

          (b)   Promptly following the Closing (and in any event within ten (10) days) each Stockholder shall (and shall instruct its and its affiliated investment funds' Representatives to) either (at its option) return to Parent or destroy (and confirm in writing to Parent by an authorized officer supervising such destruction) all copies or other reproductions of Confidential Information, in its possession or the possession of any of its affiliated investment funds and shall not retain any copies or other reproductions, in whole or in part, of such materials. Notwithstanding the foregoing, the Stockholders, their affiliated investment funds and their respective Representatives may retain copies of Confidential Information in accordance with internal policies and procedures to comply with applicable Law or professional standards or a bona fide document retention program and will only be required to destroy electronic versions to the extent reasonably practical. All Confidential Information that is not returned or destroyed, shall remain subject to the confidentiality and use provisions of this Section 8 notwithstanding any provision hereof to the contrary.

        SECTION 9.    Representations, Warranties and Other Agreements of Stockholders.     Each Stockholder hereby represents and warrants to Parent as of the date hereof and, as applicable, covenants, that:

          (a)   (i) such Stockholder is the beneficial owner of, and has good, valid and marketable title to, the Subject Shares set forth opposite its name on Schedule I, (ii) such Stockholder or its affiliates has sole voting power, and sole power of disposition, in each case either individually or through such Stockholder's representatives, with respect to all of its Subject Shares, (iii) the Subject Shares owned by such Stockholder are all of the equity securities of the Company owned, either of record or beneficially, by such Stockholder as of the date hereof, (iv) the Subject Shares owned by such Stockholder are free and clear of all Liens, other than Permitted Liens, any Liens created by this Agreement, the underlying agreements pursuant to which such shares were issued or as imposed by applicable securities Laws and (v) such Stockholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Subject Shares.

          (b)   such Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement applicable to such Stockholder;

          (c)   such Stockholder shall not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Entity, which alleges that (i) the execution and delivery of this Agreement by the Stockholder and the granting of any proxies to be delivered in connection with the execution of the Merger Agreement, or (ii) the approval of the Merger Agreement by the Company Board, breaches any fiduciary duty of the Company Board or any member thereof or such Stockholder or any other Stockholder;

          (d)   the execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice of or the passage of time or both) under any applicable Law, any of such Stockholder's certificate of incorporation, bylaws or equivalent governing documents or any contract to which such

a-5

  Stockholder is a party or which is binding on such Stockholder or such Stockholder's Subject Shares, and will not result in the creation of any Lien on any of such Stockholder's Subject Shares;

          (e)   this Agreement has been duly executed by such Stockholder and constitutes the valid and legally binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity;

          (f)    the execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity by such Stockholder, (i) except for any applicable requirements, if any, of the Exchange Act, and (ii) except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of such Stockholder's obligations under this Agreement in any material respect;

          (g)   such Stockholder agrees that, in the event of any stock split, stock dividend or distribution, or any change in the Subject Shares by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the term "Subject Shares" shall be deemed to refer to and include such Subject Shares as well as all shares distributed in such stock dividends and distributions and any securities into which or for which any or all of such Subject Shares may be changed or exchanged or which are received in such transaction, and such Stockholder agrees, while this Agreement is in effect, to promptly (and in any event within twenty-four hours) notify Parent of the number of any new Subject Shares, if any, acquired by such Stockholder or any of its affiliates after the date hereof; and

          (h)   such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein.

        SECTION 10.    Consent.     Each Stockholder on behalf of itself only consents to and authorizes the Company, Parent and their respective affiliates to (and Parent authorizes the Stockholder to) (a) publish and disclose in the Proxy Statement, any current report of the Company on Form 8-K and any other documents required to be filed with the SEC or any regulatory authority in connection with the Merger Agreement, such Stockholder's identity and ownership of Subject Shares and the nature of such Stockholder's commitments, arrangements and understandings under this Agreement and (b) file this Agreement as an exhibit to the extent required to be filed with the SEC or any regulatory authority relating to the Merger.

        SECTION 11.    Stockholder Capacity.     To the extent that any Stockholder or any of its affiliates or Representatives is an officer or director of the Company or any of the Company's Subsidiaries, nothing in this Agreement shall be construed as preventing or otherwise affecting any actions taken or not taken by such Person in its capacity as an officer or director of the Company or any of the Company's Subsidiaries or from fulfilling the duties and obligations of such office (including the performance of obligations required by the fiduciary duties of such Person acting in its capacity as an officer or director of the Company or any of the Company's Subsidiaries), and none of such actions (or determinations not to take any action) in such other capacities shall be deemed to constitute a breach of this Agreement.

        SECTION 12.    Merger Agreement.     Each Stockholder hereby acknowledges and agrees to the last two sentences of Section 2.2(a) of the Merger Agreement, including the treatment of such Stockholder's Subject Shares.

a-6

        SECTION 13.    Termination.     Notwithstanding anything to the contrary provided herein, this Agreement and any undertaking or waiver granted by the Stockholders hereunder automatically shall terminate and be of no further force or effect as of the Expiration Date; provided that (i) Section 16 and, if the Merger is consummated, Section 7, Section 8, Section 12 and Section 14 shall survive any termination or expiration of this Agreement, (ii) any such termination shall not relieve any party from liability for any Willful and Material Breach of its obligations hereunder prior to such termination, and (iii) each party will be entitled to any remedies at law or in equity to recover its losses arising from any such pre-termination breach.

        SECTION 14.    Release.     Effective as of the Closing, each Stockholder hereby fully and unconditionally releases, acquits and forever discharges the Company and its Subsidiaries and each of their respective past, present and future successors, predecessors, assigns, employees, agents, partners, members, subsidiaries, equityholders, parent companies, controlling Persons, other affiliates (corporate or otherwise) and legal representatives, including its past, present and future officers and directors, solely in their capacities as such, and any past, present and future successors, predecessors, assigns, employees, agents, partners, members, subsidiaries, equityholders, parent companies, controlling Persons, other affiliates (corporate or otherwise) and legal representatives, including past, present and future officers and directors of any of the foregoing, solely in their capacities as such (together, the "Released Parties"), from any and all manner of actions, causes of actions, claims, debts, obligations, demands, liabilities, damages, costs, losses, expenses (including attorneys' and other professional fees and expenses), compensation or other relief, whether known or unknown, matured or unmatured, contingent or otherwise, whether in law or equity, arising out of, relating to, accruing from or in connection with, (a) such Stockholder's ownership of Shares and/or other equity interests in the Company or any of its Subsidiaries, (b) the Merger, any provision of the Merger Agreement or the transactions contemplated thereby (other than with respect to such Released Party's respective rights under the Merger Agreement, including pursuant to Section 2.2 thereof), (c) any appraisal rights or rights to dissent from the Merger, or (d) any claims alleging a breach of duty on the part of the Company or any officer, director or equityholder of the Company prior to the Closing Date (clauses (a) through (d), collectively, "Released Claims"), and agrees not to commence or participate in, and to take all actions necessary to opt out of any class in, any class action with respect to any Released Claims. For the avoidance of doubt, nothing in this paragraph shall affect any right to indemnification or advancement of expenses in favor of, or limitation of liability of, a current or former director of the Company or any of its Subsidiaries. It is the intention of the parties that this Agreement shall, at the Effective Time, be effective as a full and final accord and satisfaction, and release of the Released Claims, and that the releases herein extend to any and all claims of whatever kind or character, known or unknown. Accordingly, in furtherance of this intention, the Stockholders expressly waive any and all rights under Section 1542 of the Civil Code of the State of California (or any similar law, provision or statute of any other jurisdiction or authority) which states in full as follows:

        A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

        SECTION 15.    Further Assurances.

          (a)   Each of the parties hereto shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as any other party reasonably may deem necessary or appropriate to carry out and effectuate the purpose and intent of this Agreement.

          (b)   Each Stockholder agrees, while this Agreement is in effect, to notify Parent promptly in writing of the number and description of any Subject Shares acquired by such Stockholder after the date hereof which are not set forth on Schedule I hereto.

a-7

        SECTION 16.    Miscellaneous.

          (a)    Expenses.    All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          (b)    Waiver.    Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of any other party's obligations to comply with its representations, warranties, covenants and agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder (or any delay in asserting any such breach) shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder or in any other context.

          (c)    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          (d)    Assignment; Benefit.    Except as expressly permitted by the terms hereof, no party may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of each other party hereto, except that Parent may assign its rights, interest, or obligations hereunder to any of its affiliates so long as Parent continues to remain primarily liable for all such rights, interest, and obligations. Any attempted assignment without such prior written approval shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to, and shall not be deemed to, confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, or to create any agreement of employment with any Person or otherwise create any third party beneficiary hereto; provided that the Surviving Corporation shall be an express third party beneficiary of Section 12 of this Agreement, entitled to specifically enforce the provisions set forth therein.

          (e)    Amendments.    This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          (f)    Specific Performance; Injunctive Relief.    The parties agree that irreparable damage would occur to Parent in the event that any provision of this Agreement were not performed by the Stockholders in accordance with the specific terms hereof, and that Parent shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Parent is entitled at law or in equity. Each Stockholder agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief to enforce the covenants and obligations contained herein on the basis that Parent has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and Parent shall not be required to post a bond or other security in connection with any such order or injunction.

a-8

          (g)    Governing Law.    This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

          (h)    Jurisdiction and Venue.    Each of the Stockholders and Parent hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such proceeding in any such court. Each of the Stockholders and Parent agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 16(l) shall be deemed effective service of process. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

          (i)    Waiver of Trial by Jury.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16(i).

          (j)    No Agreement Until Transaction Documents Executed.    Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute, or be deemed to evidence, a contract, agreement, arrangement or understanding between the parties hereto unless (i) the Merger Agreement is executed and delivered by all parties thereto and (ii) this Agreement is executed and delivered by all parties hereto.

          (k)    Limitation on Recourse.    Section 7.5 of the Merger Agreement shall apply to this Agreement mutatis mutandis.

          (l)    Notices.    Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in Person or sent by facsimile transmission

a-9

  (provided confirmation of facsimile transmission is obtained), (b) on the fifth Business Day after dispatch by registered or certified mail, (c) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):

    if to Parent, to:

    Emerald TopCo, Inc.
    c/o EQT Partners Inc.
    1114 Avenue of the Americas, 45th Floor
    New York, NY 10036
    Fax: (917) 281-0845
    Attention: Eric Liu
                       Kasper Knokgaard
    Email: Eric.Liu@eqtpartners.com and Kasper.Knokgaard@eqtpartners.com with a copy (which shall not constitute notice) to:

    Simpson Thacher & Bartlett LLP
    2475 Hanover Street
    Palo Alto, CA 94304
    Tel: (650) 251-5000
    Fax: (650) 251-5002
    Attention: Robert Langdon
    Email: robert.langdon@stblaw.com

    and

    Simpson Thacher & Bartlett LLP
    425 Lexington Avenue
    New York, NY 10017
    Tel: (212) 455-2000
    Fax: (212) 455-2502
    Attention: Patrick J. Naughton
    Email: pnaughton@stblaw.com

    If to the Stockholders: to the Stockholders' address for notice set forth on Schedule I attached hereto:

    with a copy (which shall not constitute notice) to:

    Latham & Watkins LLP
    885 Third Avenue
    New York, NY 10022
    Tel: (212) 960-1200
    Fax: (212) 751-4864
    Attention: Howard A. Sobel
                       Jennifer S. Perkins
    Email:        howard.sobel@lw.com
                       jennifer.perkins@lw.com

          (m)    Counterparts.    This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by

a-10

  all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

          (n)    Interpretation.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation." As used in this Agreement, the words "hereof," "herein," "hereby," "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, unless otherwise specifically indicated, including (in the case of agreements or instruments) by valid waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted assigns and successors.

[Remainder of page intentionally left blank]

a-11

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

EMERALD TOPCO, INC.
By:
Name:
Title:

[Signature Page to Voting Agreement]

STOCKHOLDERS
[Vestar Entities]

EXHIBIT B

FORM OF
CERTIFICATE OF INCORPORATION
OF SURVIVING CORPORATION

 Exhibit B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

of

PRESS GANEY HOLDINGS, INC.

        FIRST.    The name of the Corporation is Press Ganey Holdings, Inc.

        SECOND.    The registered office and registered agent of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware, 19808.

        THIRD.    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL") or any successor statute.

        FOURTH.    The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $0.01 per share (the "Common Stock").

        FIFTH.    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors, acting by majority vote, is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

        SIXTH.    Unless and except to the extent that the Bylaws of the Corporation shall so require, election of directors of the Corporation need not be by written ballot.

        SEVENTH.    To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders. Neither the amendment nor repeal of this Article EIGHTH, nor the adoption of any provision of this Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director of the Corporation existing at the time of such amendment, repeal, adoption or modification.

        EIGHTH.    The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL, and the restrictions contained in Section 203 of the DCGL shall not apply to the Corporation.

        NINTH.    (a) The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, including any appeal (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, other fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans or public service or charitable organizations, whether the basis of such claim or proceeding is alleged actions or omissions in any such capacity or in any other capacity while serving as a director, officer, trustee, partner, member, employee, other fiduciary or agent thereof, against all expense and liability and loss suffered and expenses reasonably incurred by such Covered Person in enforcing the provisions of this paragraph (a)

b-1

of paragraph NINTH (including attorney's fees, and disbursements, court costs, damages, fines, amounts paid or to be paid in settlement, and excise taxes or penalties). Notwithstanding the foregoing sentence, except for claims for indemnification (during the pendency of the disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify and hold harmless a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the board of directors of the Corporation. Any amendment, repeal or modification of this paragraph (a) of paragraph NINTH shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

        (b)   The rights to indemnification and advancement of expenses conferred by paragraph (a) of this paragraph NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute (including the DGCL), any other provision of this Certificate of Incorporation of the Corporation, the Bylaws of the Corporation, any agreement, any vote of stockholders or the disinterested directors or otherwise.

        TENTH.    If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

b-2

EXHIBIT C

FORM OF BYLAWS
OF SURVIVING CORPORATION

(see attached)

 Exhibit C

PRESS GANEY HOLDINGS, INC.

BY-LAWS

ARTICLE I

MEETINGS OF STOCKHOLDERS

        Section 1.    Place of Meeting and Notice.     Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

        Section 2.    Annual and Special Meetings.     Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors.

        Section 3.    Notice.     Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

        Section 4.    Quorum.     At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

        Section 5.    Voting.     Except as otherwise provided by law, all matters submitted to a meeting of stockholders shall be decided by affirmative vote of a majority of the Corporation's issued and outstanding capital stock present in person or by proxy.

ARTICLE II

DIRECTORS

        Section 1.    Number, Election and Removal of Directors.     The number of Directors that shall constitute the Board of Directors shall not be less than one or more than fifteen. The first Board of Directors shall consist of two Directors. Thereafter, within the limits specified above, the number of Directors shall be determined by the Board of Directors or the stockholders. The Directors shall be elected by the stockholders at their annual meeting. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders. A Director may be removed with or without cause by the stockholders.

        Section 2.    Meetings.     Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting.

        Section 3.    Quorum.     One-third of the total number of authorized Director seats shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the

c-1

Certificate of Incorporation of the Corporation or these By-Laws, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

        Section 4.    Committees.     The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, including, without limitation, an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act as the absent or disqualified member.

ARTICLE III

OFFICERS

        The officers of the Corporation shall consist of a President and a Secretary, and such other additional officers with such titles as the Board of Directors shall determine, all of which shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

ARTICLE IV

INDEMNIFICATION

        Section 1.    Right to Indemnification.     Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as an employee or agent of the Corporation or as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware (the "DGCL"), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), and any other penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation (or has ceased to serve, at the request of the Corporation, as an employee or agent of the Corporation or as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan) and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this ARTICLE IV with respect to proceedings to enforce rights to indemnification or advancement of expenses, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or

c-2

part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized in the first instance by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1 of this ARTICLE IV shall be a contract right and shall include the obligation of the Corporation to pay, to the fullest extent permitted by law, the expenses incurred in defending any such proceeding in advance of its final disposition (an "advancement of expenses"); provided, however, that an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification and advancement of expenses to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification and advancement of expenses of directors and officers.

        Section 2.    Procedure for Indemnification.     If a claim for indemnification under this ARTICLE IV (which may only be made following the final disposition of such proceeding) is not paid in full within sixty days after the Corporation has received a claim therefor by the indemnitee, or if a claim for any advancement of expenses under this ARTICLE IV is not paid in full within thirty days after the Corporation has received a statement or statements requesting such amounts to be advanced (provided that the indemnitee has delivered the undertaking contemplated by Section 1 of this ARTICLE IV), the indemnitee shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification or advancement of expenses, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by law. It shall be a defense to any action by a director or officer for indemnification or the advancement of expenses (other than an action brought to enforce a claim for the advancement of expenses where the undertaking required pursuant to Section 1 of this ARTICLE IV, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, a committee thereof, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents of the Corporation for whom indemnification and advancement of expenses is provided pursuant to Section 1 of this ARTICLE IV shall be the same procedure set forth in this Section 2 for directors or officers of the Corporation, unless otherwise set forth in the action of the Board of Directors providing indemnification and advancement of expenses for such employees or agents of the Corporation.

        Section 3.    Insurance.     The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

c-3

        Section 4.    Service for Subsidiaries.     Any person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned directly or indirectly by the Corporation (a "subsidiary" for this ARTICLE IV) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

        Section 5.    Reliance.     To the fullest extent permitted by law, persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnification, advancement of expenses and other rights contained in this ARTICLE IV in entering into or continuing such service. To the fullest extent permitted by law, the rights to indemnification and to the advancement of expenses conferred in this ARTICLE IV shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

        Section 6.    Other Rights; Continuation of Rights to Indemnification.     The rights to indemnification and to the advancement of expenses conferred in this ARTICLE IV shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, these Bylaws or under any statute, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification and to the advancement of expenses under this ARTICLE IV shall be deemed to be a contract between the Corporation and each indemnitee who serves or served in such capacity at any time while this ARTICLE IV is in effect. Any repeal or modification of this ARTICLE IV or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such indemnitee or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

        Section 7.    Merger or Consolidation.     For purposes of this ARTICLE IV, references to the "Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE IV with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

        Section 8.    Savings Clause.     If this ARTICLE IV or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification or advancement of expenses under Section 1 of this ARTICLE IV as to all expense, liability and loss (including attorneys' fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, and any other penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses is available to such person pursuant to this ARTICLE IV to the fullest extent permitted by any applicable portion of this ARTICLE IV that shall not have been invalidated and to the fullest extent permitted by applicable law.

c-4

 ARTICLE V

GENERAL PROVISIONS

        Section 1.    Notices.     Whenever any statute, the Certificate of Incorporation or these By-Laws require notice to be given to any Director or stockholder, such notice may be given in writing by mail, addressed to such Director or stockholder at his address as it appears in the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to Directors may also be given by telegram.

        Section 2.    Fiscal Year.     The fiscal year of the Corporation shall be fixed by the Board of Directors.

***************************

c-5

 Appendix B

Section 262 of the General Corporation Law of the State of Delaware

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

 Appendix C

745 Seventh Avenue
New York, NY 10019
United States

August 9, 2016

Board of Directors
Press Ganey Holdings, Inc.
401 Edgewater Place
Suite 500
Wakefield, MA 01880

Members of the Board of Directors:

        We understand that Press Ganey Holdings, Inc. (the "Company") intends to enter into a transaction (the "Proposed Transaction") with Emerald TopCo, Inc., a Delaware corporation ("Parent"), and Emerald Bidco, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") (together the "Acquiror"), pursuant to which (i) Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the "Merger"), and (ii) each share of common stock, par value $0.01 per share, of the Company (each, a "Share" and collectively, the "Shares") issued and outstanding will be converted into the right to receive $40.50 per Share in cash (the "Merger Consideration"). Pursuant to Section 2.2(a) of the Agreement, an aggregate amount of $50 million of the aggregate Merger Consideration that would otherwise be paid to the holders of the Subject Shares (as defined in the Agreement) in accordance with Section 2.2(b) of the Agreement will be distributed without interest in accordance with the terms set forth on Schedule I of the Agreement, as to which we express no opinion. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger by and among Parent, Merger Sub and the Company dated as of August 9, 2016 (the "Agreement"). The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.

        We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the Merger Consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Merger Consideration to be offered to the stockholders of the Company in the Proposed Transaction. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage.

        In arriving at our opinion, we reviewed and analyzed: (1) the Agreement, dated as of August 9, 2016, and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016 and June 30, 2016; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company; (4) a trading history of the Company's common stock from May 21, 2015, the date of the Company's initial public offering, to August 8, 2016, and a comparison of that trading history with those of other companies that we deemed relevant; (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; (7) the results of our efforts to solicit indications of interest from third parties with respect to a sale of the Company; and (8) published estimates of independent research analysts with respect to the future financial performance and price targets for the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the dale of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.

        We have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We are expressing no opinion with respect to the form or allocation of the aggregate Merger Consideration payable pursuant to the Agreement among the holders of the shares of common stock of the Company. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

        Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Merger Consideration to be offered to the stockholders of the Company in the Proposed Transaction is fair to such stockholders.

        We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking services for the Company in the past and have received customary fees for such services. Specifically, in the past two years, we have performed the following investment banking and financial services: (i) having acted as left lead arranger and joint bookrunner on the Company's $184 million term loan A refinancing;

(ii) having acted as lead left bookrunner on the Company's $223 million initial public offering; (iii) having acted as sole lead Arranger and sole bookrunner on the Company's $35 million senior secured term loan; and (iv) having acted as sole lead arranger and sole bookrunner on the Company's $391 million senior secured term loan.

        We and our affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to EQT Partners AB, an affiliate of Parent and Merger Sub, and certain of its portfolio companies and affiliates and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to EQT Partners AB and certain of its portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunner and/or lender for EQT Partners AB and certain of its portfolio companies and affiliates in connection with the financing for various acquisition transactions; and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaking by EQT Partners AB and certain of its portfolio companies and affiliates.

        In addition, we and our affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to Vestar Capital Partners ("Vestar"), and certain of its portfolio companies and affiliates and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to Vestar and certain of its portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunner and/or lender for Vestar and certain of its portfolio companies and affiliates in connection with the financing for various acquisition transactions; and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaking by Vestar and certain of its portfolio companies and affiliates.

        Barclays Capital Inc., its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, Vestar and Acquiror for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

        This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vole with respect to the Proposed Transaction.

Very truly yours,

/s/ BARCLAYS CAPITAL INC.

BARCLAYS CAPITAL INC.

 Appendix D

200 West Street | New York, NY 10282-2198
Tel: 212-902-1000 | Fax: 212-902-3000

Goldman
Sachs

PERSONAL AND CONFIDENTIAL

August 9, 2016

Board of Directors
Press Ganey Holdings, Inc.
401 Edgewater Place, Suite 500
Wakefield, MA 01880

Ladies and Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to the holders (other than Emerald TopCo, Inc. ("Parent") and its affiliates), of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Press Ganey Holdings, Inc. (the "Company") of the $40.50 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of August 9, 2016 (the "Agreement"), by and among, Parent, Emerald Bidco, Inc., a wholly owned subsidiary of Parent, and the Company. Pursuant to Section 2.2(a) of the Agreement, an aggregate amount of $50 million of the aggregate Merger Consideration (as defined in the Agreement) that would otherwise be paid to the holders of the Subject Shares (as defined in the Agreement) in accordance with Section 2.2(b) will be distributed without interest in accordance with the terms set forth on Schedule I of the Agreement, as to which we express no opinion.

        Goldman, Sachs & Co. and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman, Sachs & Co. and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates, including EQT Partners AB ("EQT Partners"), and third parties, including Vestar Capital Partners ("Vestar") and its affiliates and portfolio companies, and certain funds affiliated with Vestar which are significant shareholders of the Company, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the "Transaction"). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and/or may receive, compensation, including having acted as joint bookrunner with respect to an initial public offering of 8,900,000 Shares in May 2015; and as joint lead arranger and joint bookrunner with respect to the Company's credit agreement consisting of a term loan (aggregate principal amount $185,000,000) and a revolving credit facility (aggregate principal amount $75,000,000) in July 2015. We also have provided certain financial advisory and/or underwriting services to EQT Partners and/or its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor to a fund affiliated with

EQT Partners, in connection with its acquisition of Bureau Van Dijk in September 2014; as joint bookrunner with respect to an initial public offering of 45,652,174 shares of XXL Sport and Villmark AS, a portfolio company of EQT Partners, in October 2014; as joint bookrunner with respect to a public offering of 2-1/8% Senior Unsecured Medium Term Notes due 2024 (aggregate principal amount EUR 700,000,000) and 1-1/8% Senior Unsecured Medium Term Notes due 2020 (aggregate principal amount EUR 500,000,000) by ISS AS, a portfolio company of EQT Partners, in November 2014; as joint bookrunner with respect to a secondary public offering of 94,999,990 shares of Select Service Partner by a fund affiliated with EQT Partners in May 2015; as financial advisor to a fund affiliated with EQT Partners, in connection with its acquisition of Nordic Aviation Capital in August 2015; and as financial advisor to EQT Services (UK) Limited, an affiliate of EQT Partners, in connection with its announced acquisition of Bilfinger's Building and Facility business in June 2016. We also have provided certain financial advisory and/or underwriting services to Vestar and/or its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as co-manager with respect to a public offering of 4-1/4% Senior Notes due 2024 (aggregate principal amount $250,000,000) by Symetra Financial Corporation, a portfolio company of Vestar, in July 2014; and as financial advisor to Tervita Corporation, a portfolio company of Vestar, in connection with the divestiture of Tervita LLC from Tervita Corporation in February 2015. We may also in the future provide financial advisory and/or underwriting services to the Company and its affiliates and EQT Partners, Vestar and their respective affiliates and portfolio companies for which our Investment Banking Division may receive compensation. Affiliates of Goldman, Sachs & Co. also may have co-invested with Vestar, EQT Partners and their respective affiliates from time to time and may have invested in limited partnership units of affiliates of Vestar, EQT Partners and their respective affiliates from time to time and may do so in the future.

        In connection with this opinion, we have reviewed, among other things, the Agreement; the Company's Registration Statement on Form S-1, including the prospectus contained therein dated April 6, 2015; the annual report to stockholders and Annual Report on Form 1O-K of the Company for the year ended December 31, 2015; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the "Forecasts"). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the healthcare information technology services industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

        For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the

Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

        Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the $40.50 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the form or allocation of the aggregate consideration payable pursuant to the Agreement, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $40.50 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $40.50 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ GOLDMAN, SACHS & CO.

GOLDMAN, SACHS & CO.

 Appendix E

FORM OF COMPANY STOCKHOLDER VOTING AGREEMENT

        THIS STOCKHOLDER VOTING AGREEMENT (hereinafter referred to as this "Agreement") is made and entered into as of August 9, 2016 by and between Emerald TopCo, Inc., a Delaware corporation ("Parent"), on the one hand, and the undersigned stockholders (collectively, the "Stockholders" and each individually, a "Stockholder") of Press Ganey Holdings, Inc., a Delaware corporation (the "Company"), on the other hand.

        WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and Emerald BidCo, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time, the "Merger Agreement"), dated as of the date hereof, pursuant to which Merger Sub will be merged with and into the Company (the "Merger"), with the Company being the surviving entity of such Merger and a wholly owned subsidiary of Parent on the terms, and subject to the conditions, set forth in the Merger Agreement;

        WHEREAS, as of the date hereof, the Stockholders are the beneficial owners (for purposes of this Agreement, "beneficial owner" (including "beneficially own" and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) of the number of Shares (as defined in the Merger Agreement) set forth opposite such Stockholder's name on Schedule I hereto (such Shares, together with any other Equity Interests (as defined in the Merger Agreement) of the Company, the power to dispose of or the voting power over which is acquired by the Stockholder during the period from and including the date hereof through and including the Expiration Date, collectively, the "Subject Shares"); and

        WHEREAS, as a condition to and as an inducement to Parent's willingness to enter into the Merger Agreement, the Stockholders have agreed to enter into this Agreement and vote their Subject Shares as described herein.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

        SECTION 1.    Certain Definitions.     Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

          (a)   "Constructive Sale" shall mean, with respect to any Subject Shares, a short sale with respect to such Subject Shares, entering into or acquiring an offsetting derivative contract with respect to such Subject Shares, entering into or acquiring a future or forward contract to deliver such Subject Shares, or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such Subject Shares.

          (b)   "Expiration Date" shall mean the earliest to occur of (i) the Effective Time, (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article VII of the Merger Agreement, (ii) any change to the terms of the Merger Agreement that reduces the amount or value of, or changes the type of, consideration payable to the Stockholders and (iii) the mutual written agreement of each of the parties hereto to terminate this Agreement.

          (c)   "Transfer" shall mean, with respect to any Subject Shares, the direct or indirect assignment, sale, transfer, tender (into a tender offer, exchange offer or otherwise), pledge, hypothecation, or the grant, creation or suffrage of a Lien upon, or the gift, placement in trust, or the Constructive Sale or other disposition (including by merger or any other conversion into securities or other consideration) of such Subject Shares (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or any change in the record or beneficial ownership of such Subject Shares, and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

        SECTION 2.    Transfer of Shares.

          (a)    Transfer of Shares.    Each Stockholder hereby agrees that at all times during the period commencing on the date hereof until the Expiration Date, such Stockholder shall not cause or permit, or commit or agree to cause or permit, any Transfer of any of such Stockholder's Subject Shares; provided, however, this Section (2)(a) shall not prohibit a Transfer of any of such Stockholder's Subject Shares to any affiliate of such Stockholder, so long as the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement in form and substance reasonably satisfactory to Parent; provided further, that such Stockholder shall remain liable for any failure by such affiliate to so perform under this Agreement.

          (b)    Transfer of Voting Rights.    Except as otherwise permitted by this Agreement, each Stockholder hereby agrees that, at all times commencing on the date hereof until the Expiration Date, each Stockholder shall not deposit, or permit the deposit of, any of such Stockholder's Subject Shares in a voting trust, grant any proxy or power of attorney in respect of such Stockholder's Subject Shares, enter into any voting agreement or similar arrangement, commitment or understanding with respect to such Stockholder's Subject Shares or otherwise commit any act that could restrict or affect such Stockholder's legal power or right to vote, or exercise a written consent with respect to, the Subject Shares.

          (c)   Any Transfer or other action taken or effected in violation of this Section 2 shall be void ab initio and of no force or effect.

        SECTION 3.    Agreement to Vote Shares.     Until the Expiration Date, at every meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, each Stockholder agrees (solely in its capacity as a stockholder of the Company) that it shall, or shall cause its nominee holder of record on any applicable record date to, vote the Subject Shares that such Stockholder is entitled to vote at any applicable regular or special meeting of the stockholders of the Company or deliver a written consent in respect of such Stockholder's Subject Shares:

          (a)   in favor of (i) adoption of the Merger Agreement and approval of the Merger, (ii) each of the actions contemplated by the Merger Agreement in respect of which approval of the Company's stockholders is requested, and (iii) any proposal or action in respect of which approval of the Company's stockholders is requested that could reasonably be expected to facilitate the Merger and the other transactions contemplated by the Merger Agreement; and

          (b)   against (i) any proposal or action that would constitute a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Stockholders under this Agreement or that reasonably would be expected to prevent, impede, frustrate, interfere with, materially delay or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, (ii) any Acquisition Proposal or any proposal relating to an Acquisition Proposal, (iii) any stock purchase agreement or other agreement relating to a merger, consolidation, combination, sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any of its Subsidiaries (other than the Merger Agreement) and (iv) any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company Charter or Bylaws;

provided that the foregoing voting covenants shall apply solely to actions taken by each Stockholder in its capacity as a stockholder of the Company, and solely with respect to such matters to the extent the approval of the Company's stockholders is required or requested of the Company's stockholders, and no Stockholder shall have any obligations or restrictions with respect to such matters in any other capacity or in any other context; provided further, that except as expressly set forth in Section 3(a) and Section 3(b), each Stockholder shall not be restricted from voting (or abstaining from voting) or acting by written consent with respect to any other matter presented to the stockholders of the Company.

        Prior to the Expiration Date, each Stockholder covenants it shall not enter into any understanding or agreement with any Person to vote or give instructions with respect to such Stockholder's Subject Shares, shall not grant a proxy, consent or power of attorney with respect to such Stockholder's Subject Shares and shall not take any action that would make any representation or warranty of such Stockholder contained in this Agreement untrue or incorrect or preventing or disabling such Stockholder from performing any of its obligations under this Agreement, in each case, in any manner inconsistent with Section 3(a) or Section 3(b).

        Until the Expiration Date, in the event that any meeting of the stockholders of the Company is held with respect to any of the matters specified in Section 3(a) above (and at every adjournment or postponement thereof), each Stockholder covenants that it shall, or shall cause the holder of record of such Stockholder's Subject Shares on each record date relevant to such a stockholder vote with respect to such specified matters to, appear at such meeting or otherwise cause such Stockholder's Subject Shares that are eligible to be voted at such stockholder meeting to be counted as present thereat for purposes of establishing a quorum.

        Each Stockholder agrees that the obligations of such Stockholder specified in this Section 3 shall not be affected by any Change of Board Recommendation; provided, however, in the event of a Change of Board Recommendation with respect to an Intervening Event made in compliance with the Merger Agreement, solely in connection with a vote that is subject to Section 3(a), the obligation of each Stockholder to vote its Subject Shares in the manner set forth in Section 3(a) shall be modified such that such Stockholder shall vote (or cause to be voted), in person or by proxy, all of such Stockholder's Subject Shares in a manner that is proportionate to the manner in which all Shares (other than the Shares voted by such Stockholder) which are voted in respect of such matter, are voted.

        SECTION 4.    No Ownership Interest.     Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of, or with respect to, any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and this Agreement shall not confer any right, power or authority upon Parent or any other Person (a) to direct the Stockholders in the voting of any of the Subject Shares, except as otherwise specifically provided herein, or (b) in the performance of any of the Stockholders' duties or responsibilities as officers or directors, as applicable, of the Company.

        SECTION 5.    No Solicitation of Acquisition Proposals.     Each Stockholder hereby represents and warrants that such Stockholder has read Section 5.3 of the Merger Agreement. In addition, each Stockholder, solely in such Stockholder's capacity as a stockholder of the Company, agrees that neither it nor any of its affiliates (excluding the Company and its Subsidiaries) nor any of its and their respective directors, officers or employees shall, and each Stockholder shall direct and use its reasonable best efforts to cause its and its affiliates'(excluding the Company and its Subsidiaries) Representatives not to, directly or indirectly, take any action that would violate Section 5.3 of the

Merger Agreement if such Stockholder were deemed a "Representative" of the Company for purposes of such Section 5.3 of the Merger Agreement; provided that to the extent that the Company is permitted to take any action and/ or not prohibited from taking any action pursuant to Section 5.3, such Stockholder also shall be so permitted and/or not prohibited; provided, further, the foregoing shall not serve to limit or restrict any actions taken by such Stockholder in any capacity other than as stockholder of the Company. Each Stockholder shall notify Parent promptly (and in any event within 24 hours) in the event that such Stockholder receives any Acquisition Proposal or an inquiry that could reasonably be expected to lead to any Acquisition Proposal; provided, however, no Stockholder shall be required to provide such notice unless and to the extent that the Company would be required to provide notice to Parent pursuant to Section 5.3 of the Merger Agreement if such Acquisition Proposal or inquiry had been received by the Company at such time.

        SECTION 6.    No Solicitation of Employees.     From the date of this Agreement until the two (2) year anniversary of the date of the Closing, each Stockholder and its affiliated investment funds shall not, and shall not knowingly cause any of the companies that are controlled by or invested in by such Stockholder or any of its affiliated investment funds, directly or indirectly, solicit (other than through general advertisements or executive searches not specifically directed at the Company or any of its Subsidiaries or any of their respective employees) or hire, or attempt to solicit (other than through general advertisements or executive searches not specifically directed at the Company or any of its Subsidiaries or any of their respective employees) or hire, any individual listed on Schedule II to this Agreement, unless at the time of such solicitation or hiring, such Person had ceased to be an employee of the Company or any of its Subsidiaries (or any of their respective successors) for at least six (6) months prior to the time of such solicitation or hiring.

        SECTION 7.    No Appraisal.     Each Stockholder (i) knowingly, voluntarily, intentionally, unconditionally and irrevocably waives and agrees not to exercise any rights (including, without limitation, under Section 262 of the Delaware General Corporation Law) to demand appraisal of any of the Subject Shares or rights to dissent from the Merger that such Stockholder may have (collectively, "Appraisal Rights") or to receive notice of any right to seek Appraisal Rights in connection with the Merger; (ii) agrees not to commence, participate in or voluntarily aid in any way any claim or proceeding to seek (or file any petition related to) Appraisal Rights in connection with the Merger; and (iii) agrees not to commence, participate in or voluntarily aid in any way, and will take all actions necessary to opt out of, any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Representatives or successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the transactions contemplated thereby; provided, that the foregoing covenants shall not be deemed a consent to or waiver of any rights of the Stockholder for any breach of this Agreement, the Merger Agreement, the Equity Commitment Letter and the Termination Equity Commitment Letter by Parent or its affiliates.

        SECTION 8.    Confidentiality.

          (a)   From the date of this Agreement until the five (5) year anniversary of the date of Agreement, each Stockholder agrees, and agrees to cause its affiliated investment funds to and to instruct its and their Representatives to, keep confidential all nonpublic information in their possession regarding the Company and its Subsidiaries (the "Confidential Information"); provided, however, that such Stockholders, their affiliated investment funds and their respective Representatives shall not be required to maintain as confidential any Confidential Information that (a) becomes generally available to the public other than as a result of disclosure (x) by such Person or any of their respective affiliates or Representatives or (y) to the knowledge of such Person and its Representatives, by any other Person in violation of an obligation or duty of confidentiality to the Company or (b) such Person is required pursuant to the terms of a valid order issued, promulgated or entered by or with any Governmental Entity of competent jurisdiction or any applicable Law to disclose to such Governmental Entity (provided, that with respect to this clause (b), such Person shall (i) to the extent legally permissible, prior to the disclosing of any Confidential Information, provide Parent with prompt notice of such order and provide commercially reasonable assistance and cooperation with all efforts of Parent, Merger Sub, the Surviving Corporation or any of their respective Subsidiaries in obtaining a protective order or other remedy (at Parent's sole cost and expense) and (ii) disclose such Confidential Information only to the extent required by such order or Law and request confidential treatment thereof).

          (b)   Promptly following the Closing (and in any event within ten (10) days) each Stockholder shall (and shall instruct its and its affiliated investment funds' Representatives to) either (at its option) return to Parent or destroy (and confirm in writing to Parent by an authorized officer supervising such destruction) all copies or other reproductions of Confidential Information, in its possession or the possession of any of its affiliated investment funds and shall not retain any copies or other reproductions, in whole or in part, of such materials. Notwithstanding the foregoing, the Stockholders, their affiliated investment funds and their respective Representatives may retain copies of Confidential Information in accordance with internal policies and procedures to comply with applicable Law or professional standards or a bona fide document retention program and will only be required to destroy electronic versions to the extent reasonably practical. All Confidential Information that is not returned or destroyed, shall remain subject to the confidentiality and use provisions of this Section 8 notwithstanding any provision hereof to the contrary.

        SECTION 9.    Representations, Warranties and Other Agreements of Stockholders.     Each Stockholder hereby represents and warrants to Parent as of the date hereof and, as applicable, covenants, that:

          (a)   (i) such Stockholder is the beneficial owner of, and has good, valid and marketable title to, the Subject Shares set forth opposite its name on Schedule I, (ii) such Stockholder or its affiliates has sole voting power, and sole power of disposition, in each case either individually or through such Stockholder's representatives, with respect to all of its Subject Shares, (iii) the Subject Shares owned by such Stockholder are all of the equity securities of the Company owned, either of record or beneficially, by such Stockholder as of the date hereof, (iv) the Subject Shares owned by such Stockholder are free and clear of all Liens, other than Permitted Liens, any Liens created by this Agreement, the underlying agreements pursuant to which such shares were issued or as imposed by applicable securities Laws and (v) such Stockholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Subject Shares.

          (b)   such Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement applicable to such Stockholder;

          (c)   such Stockholder shall not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Entity, which alleges that (i) the execution and delivery of this Agreement by the Stockholder and the granting of any proxies to be delivered in connection with the execution of the Merger Agreement, or (ii) the approval of the Merger Agreement by the Company Board, breaches any fiduciary duty of the Company Board or any member thereof or such Stockholder or any other Stockholder;

          (d)   the execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice of or the passage of time or both) under any applicable Law, any of such Stockholder's certificate of incorporation, bylaws or equivalent governing documents or any contract to which such Stockholder is a party or which is binding on such Stockholder or such Stockholder's Subject Shares, and will not result in the creation of any Lien on any of such Stockholder's Subject Shares;

          (e)   this Agreement has been duly executed by such Stockholder and constitutes the valid and legally binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity;

          (f)    the execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity by such Stockholder, (i) except for any applicable requirements, if any, of the Exchange Act, and (ii) except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of such Stockholder's obligations under this Agreement in any material respect;

          (g)   such Stockholder agrees that, in the event of any stock split, stock dividend or distribution, or any change in the Subject Shares by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the term "Subject Shares" shall be deemed to refer to and include such Subject Shares as well as all shares distributed in such stock dividends and distributions and any securities into which or for which any or all of such Subject Shares may be changed or exchanged or which are received in such transaction, and such Stockholder agrees, while this Agreement is in effect, to promptly (and in any event within twenty-four hours) notify Parent of the number of any new Subject Shares, if any, acquired by such Stockholder or any of its affiliates after the date hereof; and

          (h)   such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein.

        SECTION 10.    Consent.     Each Stockholder on behalf of itself only consents to and authorizes the Company, Parent and their respective affiliates to (and Parent authorizes the Stockholder to) (a) publish and disclose in the Proxy Statement, any current report of the Company on Form 8-K and any other documents required to be filed with the SEC or any regulatory authority in connection with the Merger Agreement, such Stockholder's identity and ownership of Subject Shares and the nature of such Stockholder's commitments, arrangements and understandings under this Agreement and (b) file this Agreement as an exhibit to the extent required to be filed with the SEC or any regulatory authority relating to the Merger.

        SECTION 11.    Stockholder Capacity.     To the extent that any Stockholder or any of its affiliates or Representatives is an officer or director of the Company or any of the Company's Subsidiaries, nothing in this Agreement shall be construed as preventing or otherwise affecting any actions taken or not taken by such Person in its capacity as an officer or director of the Company or any of the Company's Subsidiaries or from fulfilling the duties and obligations of such office (including the performance of obligations required by the fiduciary duties of such Person acting in its capacity as an officer or director of the Company or any of the Company's Subsidiaries), and none of such actions (or determinations not to take any action) in such other capacities shall be deemed to constitute a breach of this Agreement.

        SECTION 12.    Merger Agreement.     Each Stockholder hereby acknowledges and agrees to the last two sentences of Section 2.2(a) of the Merger Agreement, including the treatment of such Stockholder's Subject Shares.

        SECTION 13.    Termination.     Notwithstanding anything to the contrary provided herein, this Agreement and any undertaking or waiver granted by the Stockholders hereunder automatically shall terminate and be of no further force or effect as of the Expiration Date; provided that (i) Section 16 and, if the Merger is consummated, Section 7, Section 8, Section 12 and Section 14 shall survive any termination or expiration of this Agreement, (ii) any such termination shall not relieve any party from liability for any Willful and Material Breach of its obligations hereunder prior to such termination, and (iii) each party will be entitled to any remedies at law or in equity to recover its losses arising from any such pre-termination breach.

        SECTION 14.    Release.     Effective as of the Closing, each Stockholder hereby fully and unconditionally releases, acquits and forever discharges the Company and its Subsidiaries and each of their respective past, present and future successors, predecessors, assigns, employees, agents, partners, members, subsidiaries, equityholders, parent companies, controlling Persons, other affiliates (corporate or otherwise) and legal representatives, including its past, present and future officers and directors, solely in their capacities as such, and any past, present and future successors, predecessors, assigns, employees, agents, partners, members, subsidiaries, equityholders, parent companies, controlling Persons, other affiliates (corporate or otherwise) and legal representatives, including past, present and future officers and directors of any of the foregoing, solely in their capacities as such (together, the "Released Parties"), from any and all manner of actions, causes of actions, claims, debts, obligations, demands, liabilities, damages, costs, losses, expenses (including attorneys' and other professional fees and expenses), compensation or other relief, whether known or unknown, matured or unmatured, contingent or otherwise, whether in law or equity, arising out of, relating to, accruing from or in connection with, (a) such Stockholder's ownership of Shares and/or other equity interests in the Company or any of its Subsidiaries, (b) the Merger, any provision of the Merger Agreement or the transactions contemplated thereby (other than with respect to such Released Party's respective rights under the Merger Agreement, including pursuant to Section 2.2 thereof), (c) any appraisal rights or rights to dissent from the Merger, or (d) any claims alleging a breach of duty on the part of the Company or any officer, director or equityholder of the Company prior to the Closing Date (clauses (a) through (d), collectively, "Released Claims"), and agrees not to commence or participate in, and to take all actions necessary to opt out of any class in, any class action with respect to any Released Claims. For the avoidance of doubt, nothing in this paragraph shall affect any right to indemnification or advancement of expenses in favor of, or limitation of liability of, a current or former director of the Company or any of its Subsidiaries. It is the intention of the parties that this Agreement shall, at the Effective Time, be effective as a full and final accord and satisfaction, and release of the Released Claims, and that the releases herein extend to any and all claims of whatever kind or character, known or unknown. Accordingly, in furtherance of this intention, the Stockholders expressly waive any and all rights under Section 1542 of the Civil Code of the State of California (or any similar law, provision or statute of any other jurisdiction or authority) which states in full as follows:

        A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

        SECTION 15.    Further Assurances.

          (a)   Each of the parties hereto shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as any other party reasonably may deem necessary or appropriate to carry out and effectuate the purpose and intent of this Agreement.

          (b)   Each Stockholder agrees, while this Agreement is in effect, to notify Parent promptly in writing of the number and description of any Subject Shares acquired by such Stockholder after the date hereof which are not set forth on Schedule I hereto.

        SECTION 16.    Miscellaneous.

          (a)    Expenses.    All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          (b)    Waiver.    Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of any other party's obligations to comply with its representations, warranties, covenants and agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder (or any delay in asserting any such breach) shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder or in any other context.

          (c)    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          (d)    Assignment; Benefit.    Except as expressly permitted by the terms hereof, no party may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of each other party hereto, except that Parent may assign its rights, interest, or obligations hereunder to any of its affiliates so long as Parent continues to remain primarily liable for all such rights, interest, and obligations. Any attempted assignment without such prior written approval shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to, and shall not be deemed to, confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, or to create any agreement of employment with any Person or otherwise create any third party beneficiary hereto; provided that the Surviving Corporation shall be an express third party beneficiary of Section 12 of this Agreement, entitled to specifically enforce the provisions set forth therein.

          (e)    Amendments.    This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          (f)    Specific Performance; Injunctive Relief.    The parties agree that irreparable damage would occur to Parent in the event that any provision of this Agreement were not performed by the Stockholders in accordance with the specific terms hereof, and that Parent shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Parent is entitled at law or in equity. Each Stockholder agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief to enforce the covenants and obligations contained herein on the basis that Parent has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and Parent shall not be required to post a bond or other security in connection with any such order or injunction.

          (g)    Governing Law.    This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

          (h)    Jurisdiction and Venue.    Each of the Stockholders and Parent hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such proceeding in any such court. Each of the Stockholders and Parent agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 16(l) shall be deemed effective service of process. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

          (i)    Waiver of Trial by Jury.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16(i).

          (j)    No Agreement Until Transaction Documents Executed.    Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute, or be deemed to evidence, a contract, agreement, arrangement or understanding between the parties hereto unless (i) the Merger Agreement is executed and delivered by all parties thereto and (ii) this Agreement is executed and delivered by all parties hereto.

          (k)    Limitation on Recourse.    Section 7.5 of the Merger Agreement shall apply to this Agreement mutatis mutandis.

          (l)    Notices.    Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in Person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (b) on the fifth Business Day after dispatch by registered or certified mail, (c) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):

    if to Parent, to:

    Emerald TopCo, Inc.
    c/o EQT Partners Inc.
    1114 Avenue of the Americas, 45th Floor
    New York, NY 10036
    Fax: (917) 281-0845
    Attention:  Eric Liu
                        Kasper Knokgaard
    Email: Eric.Liu@eqtpartners.com and Kasper.Knokgaard@eqtpartners.com with a copy (which shall not constitute notice) to:

    Simpson Thacher & Bartlett LLP
    2475 Hanover Street
    Palo Alto, CA 94304
    Tel: (650) 251-5000
    Fax: (650) 251-5002
    Attention: Robert Langdon
    Email: robert.langdon@stblaw.com

    and

    Simpson Thacher & Bartlett LLP
    425 Lexington Avenue
    New York, NY 10017
    Tel: (212) 455-2000
    Fax: (212) 455-2502
    Attention: Patrick J. Naughton
    Email: pnaughton@stblaw.com

    If to the Stockholders: to the Stockholders' address for notice set forth on Schedule I attached hereto:

    with a copy (which shall not constitute notice) to:

    Latham & Watkins LLP
    885 Third Avenue
    New York, NY 10022
    Tel: (212) 960-1200
    Fax: (212) 751-4864
    Attention: Howard A. Sobel
                       Jennifer S. Perkins
    Email:         howard.sobel@lw.com
                       jennifer.perkins@lw.com

          (m)    Counterparts.    This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

          (n)    Interpretation.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation." As used in this Agreement, the words "hereof," "herein," "hereby," "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, unless otherwise specifically indicated, including (in the case of agreements or instruments) by valid waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted assigns and successors.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

EMERALD TOPCO, INC.
By:
Name:
Title:

[Signature Page to Voting Agreement]

STOCKHOLDERS
VESTAR CAPITAL PARTNERS V, L.P.
By:	VESTAR ASSOCIATES V, L.P., its General Partner
By:	VESTAR MANAGERS V LTD., its General Partner
By:
Name:
Title:
VESTAR CAPITAL PARTNERS V-A, L.P.
By:	VESTAR ASSOCIATES V, L.P., its General Partner
By:	VESTAR MANAGERS V LTD., its General Partner
By:
Name:
Title:
VESTAR CAPITAL PARTNERS V-B, L.P.
By:	VESTAR ASSOCIATES V, L.P., its General Partner
By:	VESTAR MANAGERS V LTD., its General Partner
By:
Name:
Title:

VESTAR EXECUTIVES V, L.P.
By:	VESTAR ASSOCIATES V, L.P., its General Partner
By:	VESTAR MANAGERS V LTD., its General Partner
By:
Name:
Title:

[Signature Page to Voting Agreement]

VESTAR CO-INVEST V, L.P.
By:	VESTAR MANAGERS V LTD., its General Partner
By:
Name:
Title:
VESTAR INVESTORS V, L.P.
By:	VESTAR MANAGERS V LTD., its General Partner
By:
Name:
Title:

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. PRESS GANEY HOLDINGS, INC. 401 EDGEWATER PLACE SUITE 500 WAKEFIELD, MA 01880 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For 0 Against 0 Abstain 0 1Adoption of the Merger Agreement. To consider and vote on the proposal, which we refer to as the merger proposal, to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated August 9, 2016, which we refer to as the merger agreement, by and among Press Ganey, Emerald TopCo, Inc., a Delaware corporation, which we refer to as Parent, and Emerald BidCo, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Parent, which we refer to as Merger Sub. For 0 Against 0 Abstain 0 3 Advisory Vote Regarding Merger-Related Named Executive Officer Compensation. To consider and vote on the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to Press Ganey's named executive officers in connection with the merger, which we refer to as the merger-related named executive officer compensation proposal. 0 0 0 2Adjournment of the Special Meeting. To consider and vote on the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, which we refer to as the adjournment proposal. NOTE: The proxies named on the reverse side may vote, in their discretion, upon any other matters that may properly be brought before the meeting or any adjournment or postponement thereof. Yes 0 No 0 Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000300076_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com PRESS GANEY HOLDINGS, INC. Special Meeting of Stockholders October 19, 2016 at 9:00 a.m. ET This proxy is solicited by the Board of Directors The undersigned hereby appoints Norman W. Alpert, Patrick T. Ryan, and Devin J. Anderson, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all of the shares of common stock of PRESS GANEY HOLDINGS, INC., which we refer to as the Company or Press Ganey, that the undersigned is entitled to vote, and, in their discretion to vote upon such other matters properly brought before the Special Meeting of Stockholders, which we refer to as the Special Meeting, to be held at the Sheraton Wakefield Boston Hotel & Conference Center, 1 Audubon Road, Wakefield, Massachusetts, 01880, at 9:00 a.m. ET on October 19, 2016 and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at such meeting. The undersigned also acknowledges receipt of the Notice of Special Meeting and the Proxy Statement. The undersigned hereby revokes any other proxy previously granted for the Special Meeting. Each share of common stock of the Company has one vote. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR proposals 1, 2 and 3 listed on the reverse side of this card. Simply sign, date and return this proxy. If this proxy is not returned and you do not grant a proxy electronically over the Internet or by telephone or you do not attend the Special Meeting to vote in person, then the shares of the common stock of the Company that you own will not be voted or counted for purposes of determining whether a quorum is present at the Special Meeting. Please be sure to sign on the reverse side of this card exactly as your name appears above the signature line. Continued and to be signed on reverse side 0000300076_2 R1.0.1.25